Putnam
Retirement
Plans:
Basic Plan
Document

Putnam Standard Profit
Sharing Plan - "Keogh"

Putnam Standard Profit
Sharing and 401 (k) Plan

Putnam Standard Money
Purchase Pension Plan - "Keogh"

Putnam Variable Profit Sharing
and 401 (k) Plan

Putnam Variable Money
Purchase Pension Plan


                            Boston  London  Tokyo

Contents I. Putnam Basic Plan Document

Article I: Introduction                                                   2
Article II: Definitions                                                   2
Article III: Participation                                                6
Article IV: Contributions                                                 7
Article V: Cash or Deferred Arrangement
under Section 401(k) (CODA)                                               9
Article VI: Limitations on Allocations                                   15
Article VII: Eligibility for Distribution of Benefits                    17
Article VIII: Vesting                                                    18
Article IX: Payment of Benefits                                          19
Article X: Joint and Survivor Annuity
Requirements                                                             20
Article XI: Minimum Distribution Requirements                            22
Article XII: Withdrawals and Loans                                       25
Article XIII: Trust Fund and Investments                                 26
Article XIV: Insurance Policies                                          27
Article XV: Top-Heavy Plans                                              28
Article XVI: Administration of the Plan                                  30
Article XVII: Trustee and Insurance Trustee                              31
Article XVIII: Amendment                                                 33
Article XIX: Termination of Plan and Trust                               34
Article XX: Transfers from Other Qualified
Plans; Mergers                                                           35
Article XXI: Miscellaneous                                               35

II. IRS Opinion Letters

The Putnam Standard Profit sharing and
401(k) Plan Opinion Letter                                               38

The Putnam Standard Money Purchase
Pension Plan Opinion Letter                                              39

The Putnam Variable Profit Sharing and
401 (k) Plan Opinion Letter                                              40

Putnam Variable Money Purchase Pension
Plan Opinion Letter                                                      41

I. Putnam Basic Plan Document



Article I: Introduction                                                   2

Article II: Definitions                                                   2

Article III: Participation                                                6

Article IV: Contributions                                                 7

Article V: Cash or Deferred Arrangement
under Section 401 (k) (CODA)                                              9

Article VI: Limitations on Allocations                                   15

Article VII: Eligibility for Distribution of Benefits                    17

Article VIII: Vesting                                                    18

Article IX: Payment of Benefits                                          19

Article X: Joint and Survivor Annuity
Requirements                                                             20

Article XI: Minimum Distribution Requirements                            22

Article XII: Withdrawals and Loans                                       25

Article XIII: Trust Fund and Investments                                 26

Article XIV: Insurance Policies                                          27

Article XV: Top-Heavy Plans                                              28

Article XVI: Administration of the Plan                                  30

Article XVII: Trustee and Insurance Trustee                              31

Article XVIII: Amendment                                                 33

Article XIX: Termination of Plan and Trust                               34

Article XX: Transfers from Other Qualified
Plans; Mergers                                                           35

Article XXI: Miscellaneous                                               35

The Putnam Basic Plan Document


ARTICLE 1:
Introduction

By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan
Document, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries.

ARTICLE II:
Definitions

The terms defined in Sections 2.1 through 2.50 appear generally throughout the document. Sections 2.51 through 2.63 and Article V contain definitions of terms used only in a CODA or in a Variable Plan which permits nondeductible Participant Contributions pursuant to Section 5.9 and Section 10.4 contains additional definitions related to distributions from the Plan. Articles VI and XI contain additional definitions of terms used only in those Articles.

2.1 Account means any of, and Accounts means all of, a Participant's Employer contribution Account, Participant
Contribution Account, Rollover Account, and if the Plan contains a CODA, the accounts maintained for the Participant pursuant to
Article V.

2.2 Affiliated Employer, for purposes of the Plan other than
Article VI, means the Employer and a trade or business, whether or not incorporated, which is any of the following:

(a) A member of a group of controlled corporations (within the meaning of Section 414(b) of the Code) which includes the Employer; or

(b) A trade or business under common control (within the meaning of Section 414(c) of the Code) with the Employer; or

(c) A member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer; or

(d) An entity otherwise required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

In a Variable Plan, in addition to the  Employer, any Affiliated
Employer may adopt the Plan for the benefit of its Employees by executing a Plan Agreement.

For purposes of Article VI only, the definitions in paragraphs
(a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by Section 415(h) of the Code."

2.3 Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.

2.4 Base Contribution Percentage means the percentage so specified in the Plan Agreement.

2.5 Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with
Section 7.2 and Articles 10 and 11.

2.6 CODA means a cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, adopted as part of a profit sharing plan.

2.7 Code means the Internal Revenue Code of 1986, as amended.

2.8 Compensation means all of an Employee's compensation determined in accordance with the definition elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under sections 6041(d), 6051(a)(3), and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
Code).

2.9 Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.3, the first date on which he performs an Hour of Service after his return to employment.

2.10 Deductible Employee Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded amounts contributed by him to the Plan on a tax-deductible basis under prior law, and the income, expenses, gains and losses thereon.

2.11 Disabled means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

2.12 Earned Income means a Self-Employed Individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under Section 404 of the Code, and (ii) the deduction allowed to the Employer under Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.13 Earnings, effective for all Plan Years beginning after December 31, 1988, means the first $200,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code) of the sum of the Compensation and the Earned Income received by an Employee during a Plan Year. In determining the Earnings of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the Integration Level), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. if a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2.14 Effective Date means the date so designated in the Plan Agreement. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with
Section 1140 of the Tax Reform Act of 1986.

2.15 Eligibility Period means a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service; provided that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting an Eligibility Period, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000.

2.16 Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-employed Individual and an Owner-Employee.

2.17 Employer means the Employer named in the Plan Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.

2.18 Employer Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer (other than contributions pursuant to Article 5), Forfeitures by former Participants (if the Plan provides for reallocation of Forfeitures), amounts reapplied under Section 6.1(d), and the income, expenses, gains and losses incurred thereon.

2.19 ERISA means the Employee Retirement Income Security Act of
1974, as amended.

2.20 Excess Earnings means a Participant's Earnings in excess of the Integration Level of the Plan.

2.21 Forfeiture means a nonvested amount forfeited by a former Participant in a Variable Plan, pursuant to Section 8.3; or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5; or a Qualified Matching Contribution or Employer Matching Contribution forfeited pursuant to Section 5.8.

2.22 Hour of Service means each hour described in paragraphs (a),
(b), (c), (d) or (e) below, subject to paragraphs (f) and (g) below.

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated
Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

(b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence in not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Each hour during an Authorized leave of Absence. Such hours shall be credited at the rate of a customary full work week for an Employee.

(e) Solely for purposes of determining whether a One-Year Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the fours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that Period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

(f) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment, or as otherwise specified in the Plan Agreement.

(g) If the Employer maintains the plan of a predecessor employer, service for the predecessor Employer shall be treated as service for the Employer.

2.23 Insurance Trustee means the person named in the Plan
Agreement as Insurance Trustee, and any successor thereto.

2.24 Integration Level means the Earnings amount selected by the Employer in the Plan Agreement.

2.25 Investment Company means an open-end registered investment company for which Putnam Financial Services, Inc., or its affiliate acts a principal underwriter, or for which The Putnam Management Company, Inc., or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.

2.26 Investment Company Shares means shares issued by an Investment Company.

2.27 Investment Products means any of the investment products specified by the Employer in accordance with Section 13.2, fro the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be accepted in writing by Putnam for availability under the Plan. The term "Investment Products" does not include any Policy selected pursuant to Article XIV.

2.28 Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the
Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.
The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.8) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing; (1) a nonintegrated Employer contribution rate of at least 10 percent of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.

2.29 One-Year Eligibility Break means an Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting an Eligibility Period, that number shall be substituted for 500.

2.30 One-Year Vesting Break means a Plan Year during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for the 500 the number of Hours of Service specified in any regulations for the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a Year of Service, that number shall be substituted for 500.

2.31 Owner-Employee means the sole proprietor of an Affiliated
Employer that is a sole proprietorship, or a partner owning more than 10 percent of either the capital or profits interest of an Affiliated Employer that is a partnership.

2.32 Participant means each Employee who has met the requirements for participation in Article III.

2.33 Participant Contribution Account means an account maintained on the books of the plan, in which are recorded non deductible contributions by a Participant in accordance with Section 4.2(e) or a similar provision in effect under the Plan or a predecessor plan for periods before the first Plan Year beginning after December 31, 1986, and any income, expenses, gains or losses incurred thereon.

2.34 Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document as set forth herein, together with any and all amendments and supplements thereto.

2.35 Plan Administrator means the Employer or its appointee pursuant to Section 16.1.

2.36 Plan Agreement means the separate agreement entered into between the Employer and the Trustee (and the Insurance Trustee, if any) and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.

2.37 Plan Year means the period of 12 consecutive months specified by the Employer in the Plan Agreement; provided that if the Effective Date is not the first day of the Employer's taxable year, the initial Plan Year shall begin on the Effective Date and end on the last day of the Employer's taxable year.

2.38 Policy means an ordinary life insurance, term insurance, retirement income or endowment policy or an individual or group annuity contract issued by a life insurance company in connection with the Plan, or an interest therein. An ordinary life insurance policy within the meaning of this definition provides non-decreasing death benefits and non-increasing premiums.

2.39 Putnam means Putnam Financial Services, Inc., or a company affiliated with it which Putnam Financial Services, Inc. has designated as its agent to perform specified actions or procedures in connection with the prototype Plan.

2.40 Qualified Participant means (i) in a Standard Plan, any Participant who is an active Employee on the last day of the Plan Year in question or who is credited with more than 500 Hours of Service during the Plan Year in question or whose Retirement or death occurred during the Plan Year in question; and (ii) in a Variable Plan, any Participant who meets the requirements specified by the Employer in the Plan Agreement. If the Plan is not adopted to replace an existing plan, this Section 2.40 is effective on the Effective Date. If the Plan replaces an existing plan, this Section 2.40 is effective on the first day of the first Plan Year that begins after December 31, 1988, or if later, on the Effective Date, and the provision of the existing plan that this Section 2.40 replaces shall continue to apply until that time.

2.41 Recordkeeper means the person or entity designated by the Employer in the Plan Agreement to perform the duties described in
Section 16.4, and any successor thereto.

2.42 Retirement means ceasing to be an Employee in accordance with Section 7.1.

2.43 Rollover Account means an account established for an Employee who makes a rollover contribution to the Plan pursuant to Section 4.5.

2.44 Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or Business had no net profits for the taxable year.

2.45 Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of
Section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under Section 318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer.

2.46 Social Security Wage Base means the maximum amount considered as wages under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.

2.47 Standard Plan means a Plan adopted by execution of a Putnam
Standard Profit Sharing Plan Agreement #001 (including such a
Plan with a CODA) or a Putnam Standard Money Purchase Pension
Plan Agreement #002.

2.48 Trust and Trust Fund means the trust fund established under
Section 13.1.

2.49 Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.

2.50 Valuation Date means (i) for a Standard Plan, each business day, and (ii) for a Variable Plan, the last day of each Plan
Year, and such other dates as the Employer may designate by written agreement with the Recordkeeper.

2.51 Variable Plan means a Plan adopted by execution of a Putnam
Variable Profit Sharing Plan Agreement #003 or a Putnam Variable
Money Purchase Pension Plan Agreement #004.

2.52 Year of Service means a Plan Year in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a Year of Service, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.

(a) Service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18;

(b) Service completed during a period in which the Employer did not maintain the Plan or any predecessor plan (as defined under regulations prescribed by the Secretary of the Treasury).

The following definitions apply only to cash or deferred arrangements under Section 401(k)(CODA) and to Variable Plans which permits nondeductible Participant contributions pursuant to
Section 5.9:

2.53 Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 5.2.

2.54 Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral
Agreement or other deferral mechanism.

2.55 Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's Elective
Deferrals and the income, expenses, gains and losses incurred thereon.

2.56 Employer Matching contribution means a contribution made by the Employer (i) to the Plan pursuant to Section 5.,8 or (ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are defined in Section 401(m)(4) of the Code.

2.57 Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer Matching
Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.

2.58 Highly Compensated Employee means any highly compensated active Employee or highly compensated former Employee, as defined in this Section 2.58. For this purpose, the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year; provided, however, that in a Variable Plan for which the Plan Year is the calendar year, the current Plan Year shall be both the "determination year" and the "look-back year" if the Employer so elects in the Plan Agreement.

A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and among the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

If during a determination year or look-back year an Employee is a family member of either a 5 percent owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5 percent owner or top-ten highly compensated Employee. For purposes of this Section 2.58, family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.59 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

2.60 Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated in proportion to a Participant's Elective Deferrals or Participant Contributions, as specified by the Employer in the Plan Agreement; (ii) is fully vested at all times, and (iii) is distributable only in accordance with Section 5.13.

2.61 Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified
Matching Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

2.62 Qualified Nonelective Contribution means a contribution
(other than an Employer Matching contribution or Qualified
Matching Contribution) made by the Employer, that: (i) a Participant may no elect to receive in cash until it is distributed from the plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 5.13.

2.63 Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

ARTICLE III:
Participation

3.1 Initial Participation.  An Employee shall become a
Participant in the Plan as of the first day of the month in which he first satisfies the age and service requirements specified by the Employer in the Plan Agreement, or as of the Effective Date, whichever is later; provided, however, that:

(a) If the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

(b) Unless the Employer specifies otherwise in the Plan Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States, or (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives if retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement specifically provides for coverage by the Plan or involves as an employee representative an organization more than one-half of whose members are Employees who are owners, officers or executives of the Employer) shall not participate in the Plan; and

(c) If the Plan is a Variable Plan and is not adopted as an amendment of a predecessor plan of the Employer, all Employees on the Effective Date shall become Participants on the Effective
Date; if the Employer so elects in the Plan Agreement; and

(d) If the Plan is a Variable Plan, (i) only Employees in the eligible classes specified by the Employer in the Plan Agreement shall participate in the Plan; and (ii) eligible Employees will begin participation on the entry date specified in the Plan Agreement.

Notwithstanding paragraphs (c) and (d), the Plan must comply with the coverage and participation rules of Sections 410(b) and 401(a)(26) of the Code and the regulations thereunder.

3.2 Special Participation Rule. With respect to a Standard Plan, or a Variable Plan in which the Employer has specified full and immediate vesting in the Plan Agreement, and Employee who incurs a One-Year Eligibility Break before completing the number of Eligibility Periods required under Section 3.1 shall not thereafter be credited with any Eligibility Period completed before the One-Year Eligibility Break.

3.3 Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again become an Employee, if (i) his Employer Contribution Account of Employer Matching Account had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.

3.4 Changes in Classification (Variable Plans Only). If a Participant in a Variable Plan ceases to be a member of a classification of Employees eligible to participate in the Plan, but does not incur a One-Year Eligibility Break, he will continue to b e credited with Eligibility Periods while he remains an Employee, and he will resume participation as of the date on which he again becomes a member of a classification of Employees eligible to participate in the Plan. If such a Participant incurs a One-Year Eligibility Break, Section 3.3 will apply.

If an Employee who is not a member of a classification of Employees eligible to participate in the Plan satisfies the age and service requirements specified in the Plan Agreement, he will begin to participate immediately upon becoming a member of an eligible classification.

3.5 Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this
Section 3.5, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

(a) own the entire interest in an unincorporated trade or business, or

(b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in such partnership.

For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employees are considered to control within the meaning of the preceding sentence.

ARTICLE IV:
Contributions

4.1 Provisions Applicable to All Plans.

(a) Payment and Crediting of Employer Contributions. the Employer shall pay to the order of the Trustee the aggregate contribution to the Trust Fund (other than the premium payments on any Policy) for each Plan Year. Each contribution shall be accompanied by written instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.

(b) Responsibility for Premium Payments. Contributions to be applied to the payment of the premiums on any Policy shall be paid by the Employer directly to the insurer in cash. In determining the amount of any premium due under any Policy with respect to any Participant, the Employer and the Insurance Trustee may rely conclusively upon information furnished by the provider of the Policy. For purposes of Sections 4.2(a), 4.3(a) and Article 5, all Employer contributions used to pay premiums on Policies shall be treated as contributions made to the appropriate Participant's Employer contribution Account. If the Employer omits any premium payment or makes any mistake concerning a premium payment, neither the Employer nor the Insurance Trustee shall have any liability in excess of the premium to be paid.

(c) Time for Payment. The aggregate of all contributions with respect to a Plan Year shall be transferred in accordance with paragraphs (a) and (b) no later than the due date (including extensions) for filing the Employer's federal income tax return for that Plan Year.

(d) Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.

(e) Establishments of Accounts. the employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the Participant: Deductible Employee Contribution Account, Employer Contribution Account, Participant Contribution Account, and rollover Account; and in a Plan with a CODA, Elective Deferral Account, Qualified Nonelective Account, Qualified Matching Account and Employer Matching Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.

(f) Restoration of Accounts (Variable Plans Only). Notwithstanding any other provision of the Pan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless or whether the contribution is currently deductible by the Employer under Section 404 of the Code. Forfeitures shall be considered available for allocation pursuant to Sections 4.2, 4.3, and 5.8 in a Plan Year only after all necessary restoration of Accounts has been accomplished.

4.2 Provisions Applicable Only to Profit Sharing Plans.

(a) Amount of Annual Contribution. The Employer will contribute for each Plan Year an amount determined accordance with the formula specified by the Employer in the Plan Agreement, less any amount reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404 of the Code. In a Variable Plan, if the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring a Plan Year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer contribution for purposes of paragraphs (b) and (c).

(b) Allocation of Contributions: General Rule. As of the last day of each Plan Year, the Employer's contribution (and any amounts reapplied under Section 6.1(d) for the Plan Year shall be allocated among the Employer Contribution Accounts of Qualified Participants in proportion to their Earnings. This general rule does not apply to a Plan that is integrated with Social Security or to allocations in a CODA.

(c) Plans Integrated with Social Security. If the Employer elects in the Plan Agreement an allocation formula integrated with Social Security, Employer contributions (and any amounts reapplied under Section 6.1(d)) shall be allocated as of the last day of the Plan Year, as follows:

(1) Top-Heavy Integration Formula. If the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, or if the Employer has specified in the Plan Agreement that this paragraph (1) will apply whether or not the Plan is Top-Heavy, then:

(a) First, among the Employer Contribution Accounts of all
Qualified Participants, in the ratio that each Qualified
Participant's Earnings bears to all Qualified Participants'
Earnings. The total amount allocated in this manner shall be equal to 3% of all Qualified Participants' Earnings (or, if less, the entire amount to be allocated).

(b) Next, among the Employer Contribution Accounts of all
Qualified Participants who have Excess Earnings, in the ration that each Qualified Participant's Excess Earnings bears to all Qualified Participants' Excess Earnings (or, if less, the entire amount remaining to be allocated).

(c) Next, among the Employer Contribution Accounts of all Qualified Participants, in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants; Earnings and Excess Earnings. the total amount allocated in this manner shall not exceed the lesser of (i) the sum of all Participants' Earnings and Excess Earnings multiplied by the Top-Heavy Maximum Disparity Percentage determined under subparagraph (1)(E), or (ii) the entire amount remaining to be allocated.

(d) Finally, any mount remaining shall be allocated among he
Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

(e) The Top-Heavy Maximum Disparity Percentage shall be the lesser of (i) 2.7% or (ii) the applicable percentage from Table A on page 9.

If the Plan's Integration Level is equal to the Social Security
Wage Base, the Top-Heavy Maximum Disparity Percentage is 2.7%.

(2) Non-Top-Heavy Integration Formula. If the Plan is not required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, and the Employer has not specified in the Plan Agreement that paragraph
(1) will apply whether or not the Plan is Top-Heavy, then:

(a) An amount equal to (i) the Maximum Disparity Percentage determined under subparagraph (2)(C) multiplied by the sum of all Qualified Participants' Earnings and Excess Earnings, or (ii) if less, the entire amount to be allocated, shall be allocated among the Employer contribution Amounts of all Participants in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings.

(b) Any amount remaining after the allocation in paragraph (2)(A) shall be allocated among the Employer contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

(c) the Maximum Disparity percentage shall be the lesser of (i)
5.7% or (ii) the applicable percentage from Table B on page 9.

If the Plan's Integration Level is equal to the Social Security
Wage Base, the Maximum Disparity Percentage is 5.7%.

(3) In this Section 4.2, Earnings means Earnings as defined in
Section 2.13.

(d) Allocation of Forfeitures. Forfeitures shall be allocated among the Employer Contribution Amounts of all Qualified Participants in accordance with paragraph (b) or (c), whichever applies to Employer contributions. Forfeitures may b allocated pursuant to paragraphs (c)(1)(B), (c)(1)(C) and (c)(2)(A) only to the extent that the limitation described therein has not been fully utilized by the allocation of Employer contributions and amounts reapplied under Section 6.1(d).

(e) Participant Contributions. Except in the case of a Variable Plan in which the Employer has provided in the Plan Agreement for nondeductible Participant contributions, the Plan will accept no such contributions for any Plan Year beginning after the Plan Year in which the Employer adopts this Plan. Nevertheless, a Participant Contribution Account shall be maintained in any Plan which accepted nondeductible Participant contributions for any Plan Year beginning after December 31, 1986, and such contributions, together with any matching contributions (as defined in Section 401(m)(4) of the Code), shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code. Rules applicable to Participant contributions to a Variable Plan in Plan Years beginning after the adoption of this Plan are set froth in Section 5.9. All Participant Contribution Accounts will be fully vested at all times.

4.3 Provisions Applicable Only to Money Purchase Pension Plans.

(a) Amount of Annual Contributions. The Employer will contribute for each Plan Year an amount described in paragraph (b) or (c) below, whichever is applicable, less any amounts reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404(c) of the Code. In a Variable Plan, if the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer contribution for purposes of paragraphs (b) and (c).

(b) Allocation of Contributions: General Rule. The Employer shall contribute an amount equal to the product of the Earnings of all Qualified Participants and the Base Contribution Percentage, and the contribution shall be allocated as of the last day of the Plan Year among the Employer Contribution Accounts of all Qualified Participants in the ratio that the Earnings of each Qualified Participant bears to the Earnings of all Qualified Participants. This general rule does not apply to a plan that is integrated with Social Security.

(c) Plans Integrated with Social Security. If the Employer has elected in the Plan Agreement to integrate the Plan with Social Security, the Employer shall contribute an amount equal to the sum of the following amounts, and the contribution shall be allocated as of the last day of the Plan Year as follows:

(1) To the Employer Contribution Account of each Qualified
Participant, an amount equal to the product of the Base
Contribution Percentage and his Earnings, and

(2) To the Employer Contribution Account of each Qualified
Participant who has Excess Earnings, the product of his Excess
Earnings, and the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph (d).

(3) The Base Contribution Percentage shall be no less than three percent in either of the following circumstances: (i) any Plan Year of a Standard Plan for which the Plan Agreement does not specify that the Employer will perform annual Top-Heavy testing,, or (ii) any Plan Year in which the plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15.

(d) The Money Purchase Maximum Disparity Percentage is equal to the lesser of (i) 5.7% or (ii) the applicable percentage from Table C on this page.

If the Plan's Integration level is equal to the Social Security
Wage Base, the Money Purchase Maximum Disparity Percentage is
5.7%.

(e) In this Section 4.3, Earnings means Earnings as defined in
Section 2.13.

(f) Separate Allocation of Forfeitures. If the Employer has not elected in the Plan Agreement to use Forfeitures to reduce the amount of its contributions, Forfeitures shall be allocated among the Employer Contribution Accounts of all Qualified Participants in proportion to their earnings.

4.4 Paired Plans. An Employer may adopt as paired pans Putnam Standard Profit Sharing Plan (Plan Agreement #001) and Putnam Standard Money Purchase Pension Plan (Plan Agreement #002). Only one of the two paired plans may be integrated with Social Security. In any Plan Year in which Putnam Standard paired plans are top-heavy, each non-key employee who is eligible to participate in both plans will have allocated to his Account in the Putnam Standard Money Purchase Pension Plan a minimum contribution that meets the requirements of Section 12.3.

4.5 Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of Section 408(m) of the Code) acceptable to the Trustee representing qualified rollover amounts under Sections 402,403, or 408 of the code. Amounts so contributed shall be credited to a Rollover Account for the Participant.

4.6 No Deductible Employee contributions. The Plan Administrator shall not accept deductible employee contributions for a taxable year beginning after December 31, 1986. In the event that the Plan is adopted as an amendment of a plan which previously accepted such contributions for any Participant, the Employer will establish and maintain (or cause to be established and maintained) a separate account in which shall be recorded the amount of such contributions and the income, expenses, gains and losses incurred thereon. Such an account shall be nonforfeitable at all times and shall in no event be used to pay premiums on any life insurance policy. Subject to Article 10, Joint and Survivor Annuity Requirements, the Participant may withdraw any part of such an account at any time upon written request to the Plan Administrator.

Table A
If the Plan s Integration Level is more than:
$0
The greater of $10,000 or 20% of the Social Security Wage Base
80% of the Social Security Wage Base

But not more than:
The greater of $10,000 or 20% of the social Security Wage Base
80% of the social Security Wage Base
Less than the Social Security Wage Base

The applicable percentage is:
2.7%
1.3%
2.4%

Table B
If the Plan s Integration Level is more than:
$0
The greater of $10,000 or 20% of the Social Security Wage Base
80% of the Social Security Wage Base

But not more than:
The greater of $10,000 or 20% of the social Security Wage Base
80% of the social Security Wage Base
Less than the Social Security Wage Base

The applicable percentage is:
5.7%
4.3%
5.4%

Table C
If the Plan s Integration Level is more than:
$0 The greater of $10,000 or 20% of the Social Security Wage Base
80% of the Social Security Wage Base

But not more than:
The greater of $10,000 or 20% of the social Security Wage Base
80% of the social Security Wage Base
Less than the Social Security Wage Base

The applicable percentage is:
5.7%
4.3%
5.4%

ARTICLE V:
Cash or Deferred Arrangement under Section 401(k)(CODA)

5.1 Applicability; Allocations. this Article 5 applies to any profit sharing plan for which the Employer has elected in the Plan Agreement to include a CODA. The Employer may specify in the Plan Agreement that contributions will be made to the Plan only under the CODA, or that contributions may be made under
Section 4.2 as well as under the CODA. Allocations to Participants' Accounts of contributions made pursuant to this
Article 5 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case no later than as of the last day of the Plan Year for which the contributions were made.

5.2 CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement form which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant.. The following rules will govern Elective
Deferrals:

(a) Subject to the limits specified in the Plan Agreement and set forth in Section 5.3, a Deferral Agreement may apply to any amount or percentage of either or both of the Earnings payable to a Participant in each regular payroll period of the Employer, or one or more bonuses payable to a Participant from time to time as specified by the Employer.

(b) In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. no Deferral Agreement may become effective retroactively.

(c) A Participant may modify his Deferral Agreement by competing and returning to the Plan Administrator a new Deferral Agreement form as of any of the dates specified in the Plan Agreement, and any such modification will become effective as described in paragraph (b).

(d) A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan Administrator, and any such termination will become effective as described in paragraph (b).

5.3 Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the taxable year, a Participant's Elective Deferrals for purposes of this Section 5.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in Section 401(h)(1)(B) of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. The amount of Elective Deferrals of a Participant who receives a hardship distribution pursuant to Section 5.14 shall be reduced, for the taxable year next following the distribution, by the amount of Elective Deferrals made in the taxable year of the hardship distribution.

5.4 Distribution of Excess Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in Section
5.3 that are incredible in a Participant's gross income under
Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 5.4 . A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

To the extent that the return to a Participant of his Elective
Deferrals would reduce an Excess Amount (as defined in Section
6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

5.5 Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 5.11. the Employer may cause the Plan to satisfy the ADP or ACP test or both test for a Plan Year by any of the following methods or by any combination of them:

(a) By the distribution of Excess Contributions in accordance with Section 5.7, or the distribution of Excess Aggregate
Contributions in accordance with Section 5.12, or both;

(b) In a Variable Plan that permits all Participants to make
Participant Contributions, by recharacterization of Excess
Contributions in accordance with Section 5.10; or

(c) If the Employer has so elected in the Plan Agreement, by making Qualified Nonelective Contributions or Qualified Matching
Contributions or both, in accordance with the Plan Agreement and this Section 5.5.

5.6 Actual Deferral Percentage Test Limit.  The Actual Deferral
Percentage (hereinafter "ADP") for Participants who are Highly
Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ADP for Participant who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated employees by more than two percentage points.

The following special rules shall apply to the computation of the
ADP:

(c) Actual Deferral Percentage means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant s Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year the Participant s Earnings for that portion of the Plan Year during which he was eligible to participant in the Plan). Employer contributions on behalf of any Participant shall include: (i) his Elective Deferrals, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Average contribution Percentage test described in Section 5.11 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); and (ii) if the Employer has elected to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test; and (iii) if the Employer has elected to make Qualified Matching Contributions, such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(d) In the event that the Plan satisfies the requirement of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirement s of such sections of the Code only if aggregated with the Plan, then this Section 5.6 shall be applied by determining the ACP of Employees as if all such plans were a single plan. For Plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(e) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two or more CODAs described in Section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA.

(f) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) and the Compensation for the Plan Year of his Family Members (as defined in section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

(g) For purposes of the ADP test, Elective Deferrals , Qualified
Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12 moth period immediately following the Plan Year to which those contributions relate.

(h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified
Nonelective Contributions and Qualified Matching Contributions, or both, used in satisfying the test.

(i) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.7 Distribution of Excess Contributions. "Excess Contributions" means, with respect to any Plan Year, the excess of:

(a) The aggregate amount of employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for the Plan Year, over

(b) The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year; provided, however, that in the case of a Variable Plan in which the Employer has elected in the Plan agreement to re characterize Excess contributions pursuant to Section 5.10, distribution shall be made pursuant to this Section 5.7 to the extent that excess contributions are not so recharacterized. If such excess amounts are distributed more than two an one-half months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to ten percent of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations under that Section. Excess Contributions (including any amounts recharacterized in accordance with Section 5.10) shall be treated as Annual Additions under the Plan.

the income or loss allocable to Excess Contributions is the income or loss allocable to the Participant s Elective Deferral Account (and, if applicable, his Qualified Nonelective Account or Qualified Matching Account or both) for the Plan Year multiplied by a faction, the numerator of which is the Participant s Excess Contributions for the year and the denominator of which is the Participant s account balance attributable to Elective Deferrals (and Qualified Nonelective contributions or Qualified Matching Contributions, or both, if any of these are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account.

5.8 Matching Contributions. If so specified in the Plan Agreement, the Employer will make Matching Contributions to the Plan in accordance with the Plan Agreement, but no Matching Contribution shall be made with respect to an Elective Deferral that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution or an Excess Amount (as defined in Section 6.5(f)); or with respect to a Participant contribution that is returned to a Participant because it represents an Excess Aggregate Contribution or an Excess Amount (as defined in Section 6.5(f); and if a Matching Contribution has nevertheless been made with respect to such an Elective Deferral or Participant contribution, the Matching Contribution shall become a Forfeiture as of the end of the Plan Year of which it was contributed, notwithstanding any other provision of the Plan.

(a)Employer Matching Contribution (Variable Plans Only).
Matching Contributions will be allocated among the employer Matching Accounts of Participants in proportion to their Elective Deferrals or their Participant Contributions, as specified by the Employer in the Plan Agreement. Employer Matching Accounts shall become vested According to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be fully vested upon the Participant s Retirement (or, if earlier, his fulfillment of he requirements for early retirement, if any, or attainment of the normal retirement age specified in the Plan Agreement), his death during employment with an Affiliated Employer, an in accordance with Section 19.3. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section
8.3. Forfeitures of Employer Matching Accounts for a Plan Year shall be applied to reduce the total Employer Matching Contribution for the Plan Year, or allocated among the Employer Matching Accounts of Participants in addition to the Employer Matching Contribution for the Plan Year, as elected by the Employer in the Plan Agreement.

(b) Qualified Matching Contributions. Qualified Matching Contributions will be allocated among the Qualified Matching contribution Accounts of Participant as specified by the Employer in the Plan Agreement. In a Standard Plan, a Qualified Matching Contribution forfeited pursuant to the first sentence of this
Section 5.8 will be applied to reduce the aggregate Matching Contributions otherwise required of the Employer.

5.9 Participant Contributions (Variable Plans Only). If so specified in the Plan Agreement for a Variable Plan, a Participant may make nondeductible Participant contributions to the Plan in accordance with the Plan Agreement and subject to the terms and conditions of this Article 5. Participant Contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contribution Accounts will be fully vested at all times.

5.10 Recharacterization of Excess Contributions (Variable Plans
Only). Provided that the Plan Agreement permits all Participants to make Participant Contributions, the Employer may treat a Participant's Excess Contributions to a Variable Plan as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Participant Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals.
Amounts may not be recharacterized by a highly compensated Employee to the extent that a recharacterized amount in combination with other Participant contributions made by that Employee would exceed any stated limit under the Plan on Participant Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated employee is informed in writing by the Employer of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for his tax year in which the Participant would have received them in cash.

5.11 Average Contribution Percentage Test Limit and Aggregate Limit. the Average Contribution Percentage (hereinafter "ACP") for Participants who are High Compensated Employees for each Plan year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan year multiplied by two(2), provided that the ACP for Participants who are Highly compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

The following rules shall apply to the computation of the ACP:
(c) Average Contribution Percentage means the average of the Contribution Percentages of the Eligible Participants in a group.

(d) Contribution Percentage means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan).

(e) Contribution Percentage Amounts means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. If the Employer has elected in the Plan Agreement to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ACP test shall be included in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(f) Eligible Participant means any Employee who is eligible to make a Participant Contribution (or an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage), or to receive an Employer Matching Contribution (or a Forfeiture thereof) or a Qualified Matching contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if he made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

(g) Aggregate Limit means the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year of the CODA, and (ii) the lesser of 200 percent of, or two plus, the lesser of the ADP or ACP.

(h) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both test s exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

(i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA.

(j) In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section 5.10 shall be applied by determining the contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

(k) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Compensation of the Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

(l) For purposes of the ACP test, Participant Contributions are considered to have been made in the Plan Year in which they were contributed to the Trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

(m) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified
Nonelective Contributions or Qualified Matching Contributions, or both, used in the ACP test.

(n) The determination and treatment of the Contribution
Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.12 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Play Year. Excess Aggregate Contributions shall be allocated to Participants whoa re subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If excess amounts attributable to Excess Aggregate Contributions are distributed more than two and on-half months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to ten percent of the excess amount will be imposed on the Employer maintaining the Plan. j Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Participant Contribution Account, Employer Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test), and, if applicable, Qualified Nonelective Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year.

Forfeitures of Excess Aggregate Contributions shall either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Plan Agreement.

Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a prorata basis form the Participant's Participant Contribution Account, Employer Matching Account, and Qualified Matching Account (and, if applicable, the Participant's Qualified Nonelective Account or Elective Deferral Account, or
both).

Excess Aggregate Contributions means, with respect to any Plan
Year, the Excess of:

(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually mad on behalf of Highly Compensated Employees for the Plan Year, over

(b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

Such determination shall be made after first detraining Excess
Elective Deferrals pursuant to Section 5.4, and then determining
Excess Contributions pursuant to Section 5.7.

5.13 Restriction on Distributions. No distribution may be made from a Participant's Elective Deferral Account, Qualified
Nonelective Account or Qualified Matching Account until the occurrence of one of the following events:

(a) The Participant's Disability, death or termination of employment with the Affiliated Employer;

(b) Termination of the Plan without the establishment of another defined contribution plan;

(c) If the Plan is a profit sharing plan, the Participant's attainment of age 591/2 (if the Employer has elected in the Plan
Agreement t permit such distributions); or

(d) In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of (i) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or (ii) the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 5.14. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements.

5.14 Hardship Distributions. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Employer may permit a distribution from his Elective Deferral Account (and, in a Variable Plan, from his Employer Matching Account). The terms and conditions of Section 12.2 and the special vesting rule contained in Section 8.4 shall apply to hardship distributions from an Employer Contribution Account or and Employer Matching Account. The further terms of this Section
5.14 shall apply to hardship distributions from an Elective Deferral Account. No hardship distribution shall be made from a Qualified Nonelective Account or Qualified Matching Account.

(a) The maximum amount that may be distributed on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship distribution.

(b) Hardship distributions shall be permitted only on account of the following financial needs:

(1) Expenses for medical care described in section 213(d) of the Code for the Participant, his spouse, children, and dependents, or necessary for these persons to obtain such care;

(2) Purchase of the principal residence of the Participant
(excluding regular mortgage payments);

(3) Payment of tuition and related educational fees for the upcoming 12 months of postsecondary education for the Participant, his spouse, children, or dependents; or

(4) Payments necessary to prevent the Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

(c) Hardship distributions shall be subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code, to the same extent that those requirements apply to a Participant pursuant to Section 10.1.

(d) A hardship distribution will be made to a Participant only upon satisfaction of the following conditions:

(1) The Participant has obtained all nontaxable loans and all distributions other than hardship distributions available to him form all plans maintained by the Affiliated Employers;

(2) The hardship distribution does not exceed the amount of the Participant's financial need as described in paragraph (b) plus any amounts necessary to pay federal, state, and local income taxes and penalties reasonably anticipated to result from the distribution;

(3) All plans maintained by the Affiliated Employers provide that the Participant's Elective Deferrals and Participant contributions will be suspended for a period of 12 months following his receipt of a hardship distribution; and

(4) All plans maintained by the Affiliated Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship distribution will not exceed the applicable limit under Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship distribution.

5.15 Special Effective Dates. If the Plan is adopted as an amendment of an existing plan, the provisions of Sections 5.3 and
Section 5.7 through 5.11 are effective as of the first day of the first Plan Year beginning after December 31, 1986.

ARTICLE VI:
Limitations on Allocations

6.1 No Additional Plan. If the Participant doe not participate in and has never participated in another qualified plan, or a welfare benefit fund, (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in
Section 6.5(a), maintained by an Affiliated Employer:

(a) The amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year will to exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.

(b) Before determining a Participant's actual Section 415 compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's Section 415
Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation
Year will be determined on the basis of the Participant's actual
Section 415 compensation for the Limitation Year.

(d) If pursuant to paragraph 6.1(c), or as a result of the reallocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:

(1) any nondeductible voluntary Participant Contributions and Elective Deferrals, to the extent they would reduce the Excess
Amount, will be returned to the Participant.

(2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

6.2 Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides and Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:

(a) the annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation year. If the annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, an the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans an funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit fund in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

(b) Before determining a Participant's actual Section 415
Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).

(c) As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will b determined on the basis of the Participant's actual Section 415
Compensation for the Plan Year.

(d) If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

(e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under the is and all the other qualified Master or Prototype defined contribution plans.

(f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).

6.3 Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in the Plan Agreement.

6.4 Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.

6.5 Definitions

(a) Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

(1) Employer contributions;

(2) For any Limitation Year beginning after December 31, 1986, after-tax Employee contributions;

(3) Forfeitures;

(4) Amounts allocated after March 31, 1984, to any individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;

(5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to past-retirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419(d)(3) of the Code, under a welfare benefit fund as defined in
Section 419(e) of the Code, maintained by an Affiliated Employer;
and

(6) In a Plan that includes a CODA, Excess Elective Deferrals,
Excess Contributions (including recharacterized Elective
Deferrals) and Excess Aggregate Contributions.

For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. any rollover contribution will not be considered an Annual Addition.

(b) Section 415 Compensation means, for a self-employed person, his Earned Income; and for any other Participant, his "Form W-2 earnings" as defined in Section 2.8, if the Employer has elected in item 4 of the Plan Agreement a definition of compensation based on "Form W-2 earning"; or if the Employer has not so elected, his wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to , commissions paid salesmen, compensation for services o the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following:

(1) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified Employee pension plan t the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensations;

(2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is not longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Participant).

For purposes of applying the limitations of this Article 6,
Section 415 Compensation for a Limitation year is the Section 415 compensation actually paid or includible in gross income during such Limitation Year.

(c) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under al the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Limitation Year under Sections 415(b) and (d) of the Code, or 140 percent of the Participant's Highest Average Compensation including any adjustments under Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986,. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(d) Defined Contribution Dollar Limitation means $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

(e) Defined Contribution Faction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions Attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts as defined in Section 415(1)(2) of the Code), and the denominator of which is the sum of the Maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plans was maintained by any Affiliated employer). The Maximum Annual Additions in any Plan Year is the lesser of 125 percent of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35 percent of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would by computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May, 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.

(f) Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual
Additions.

(g) Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the period of 12 consecutive months specified as the Limitation Year in the Plan Agreement.

(h) Limitation Year means the period of 12 consecutive months specified in the Plan Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new Limitation year must begin on a date within the Limitation Year in which the amendment is made.

(i) Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal
Revenue Service.

(j) Maximum Annual Additions, which is the maximum annual addition that my be contributed or allocated to a Participant's account under the plan for any Limitation year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25 percent of the Participant's Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415 (1)(1) or Section 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined contribution Dollar Limitation multiplied by the following fraction:

number of months in the short Limitation Year
12

(k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

(1) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

(2) The Participant's Section 415 Compensation for the current
Limitation year and all other relevant factors used to determine benefits under the plan will remain constant for al future
Limitation Years.

ARTICLE VII:
Eligibility for Distribution of Benefits

7.1 Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) in a Variable Plan, fulfilled the requirement for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled, will constitute his Retirement. In a Variable Plan, upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement the participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. In a Variable Plan, a Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any) is specified in the Plan Agreement) but before satisfying the age requirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.

7.2 Death. If a Participant dies before the distribution of his Accounts has bee complete, his Beneficiary will be entitled to distribution of benefits in accordance with Article 9. In a Variable Plan, a Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.

A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently complete and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant in a profit sharing plan may designate a Beneficiary other an his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be change without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquish the consent to a specific beneficiary. the marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

7.3 Other Termination of Employment. A Participant whose employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with
Article 9, of benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.

ARTICLE VIII:
Vesting

8.1 Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:

(a) General Rule. A Participant's Deductible Employee Contribution Account, Participant Contribution Account and Rollover Account, and in a Standard Plan, all of his Accounts, shall be fully vested at all times. The vested portion of his Employer Contribution Account in a Variable plan shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement (or, if the Plan has become top-heavy, the vesting schedule determined under Section 15.5), to the number of Years of Service credited to the Participant as of the end of the Plan Year in which his employment terminates.

(b)Special Rules for CODA. In a Plan that includes a CODA, a Participant's Elective Deferral Account, Qualified Nonelective Account, and Qualified Matching Account shall be fully vested at all times. The vested portion of his Employer Matching Account in a Variable Plan shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement (or, if the Plan has become top-heavy, the vesting schedule determined under Section 15.5), to the number of Years of Service credited to the Participant as of the end of the Plan Year in which his employment terminates.

(c) Retirement. In a Variable Plan, all of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of early retirement age (if any) or the normal retirement age elected by the Employer in the Plan Agreement.

For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his accounts, the undistributed portion shall be held in a separate account which shall be invested pursuant to Section 13.3 and shall share in earning and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

8.2 Vesting of Accounts of Returned Former Employees (Variable
Plans Only). the following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-Year Vesting Breaks and then returns to employment with an Affiliated Employer:

(a) If the Participant incurred fewer than five consecutive
One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has competed one Year of Service following his return to employment.

(b) If the Participant incurred five or more consecutive One-Year
Vesting Breaks, the:

(1) No Year of Service competed after his return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year
Vesting Break;

(2) Years of Service completed before he incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting break, and (ii) until he has completed one Year of Service following his return to employment; and

(3) Separate sub-accounts will be maintained for the Participant's pre-break and post-break Employer Contribution
Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.

8.3 Forfeiture of Non-Vested Amounts (Variable Plans Only). The portion of a former Employee's Accounts that has not become vested under Section 8.1 shall become a Forfeiture in accordance wit the following rules, and shall be reallocated in accordance with Section 4.2 or 4.3 or Article 5 (whichever applies) no later than the end of the Plan Year in which it becomes a Forfeiture.

(a) If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with
Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of the Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, he shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.

(b) Right of Payment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored tot he amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs 5 consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution . Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(f).

(c) If No Distribution Is Made. If no distribution (or deemed distribution) is made to a Participant before he incurs five consecutive One-year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year that constitutes his fifth consecutive One-year Vesting Break.

(d) Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earning s and losses of the Trust Fund pursuant tot Section 13.4 in the same manner as the Accounts of active Participants.

(e) Accumulated Deductible Contribution. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of Section 72(o)(5)(BB) of the Code.

8.4 Special Rule in the Event of a Withdrawal (Variable Plans
Only). If a withdrawal pursuant to Section 12.2 or 12.3 is made from a participant's Employer contribution Account or Employer Matching Account before the Account is fully vested, and the Participant may increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:

X = P(AB + D) - D
For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

8.5 Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects he computation of a Participant's vested percentage, or is deemed amended by an automatic change to a top-heavy vesting schedule pursuant to Article 15, each Participant who has competed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing files with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hours of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service " for "three years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.

ARTICLE IX:
Payment of Benefits

9.1 Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to
Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and
Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

(a) The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan Agreement);
or

(b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(c)The Participant's employment wit the Affiliated Employers terminates.

A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article 10) to consent to a Distribution while a benefit is "immediately distributable" within the meaning of Section 9.2 shall be considered an election to defer commencement of payment. In a Variable Plan, if the Employer has so specified in the Plan Agreement, the vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion, derived from Employer and Employee contributions, does not exceed $3,500. Commencement of distributions in any case shall be subject to Section 9.4.

9.2 Restriction on Immediate Distributions. A Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.

(a) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(b) Notwithstanding paragraph (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1 (b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), a Participant';s account balance may be distributed to the Participant or transferred to another defined contribution plan (other than an Employee stock ownership plan as defined in Section 4975(e)(7) of the Code) maintained by an Affiliated Employer, without the Participant's consent. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.

9.3 Optional Forms of Distribution. If at the time a Participant first becomes entitled t a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sum in cash. Subject to the preceding sentence and to the rule of
Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:

(a) A lump sum payment in cash or in kind or in a combination of both;

(b) A series of installments over a period certain that meets the requirements of Article 11; or

(c) A nontransferable annuity contract, purchased for a commercial provider, with terms complying with the requirements of Article 11; provided, however, that an annuity for the life of any person shall be available as an optional form of distribution in a Profit Sharing Plan only if the Employer has so elected in the Plan Agreement.

(d) In the event that the Plan is adopted as an amendment to an existing plan, each optional form of distribute available under the existing plan shall be made available under the Plan through the purchase of an appropriate annuity contract in accordance with paragraph (c).

9.4 Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of a written order from the Employer certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's written order. The Trustee shall be fully protected in acting upon the written directions of the Employer in making benefit distributions, and shall have not duty to determine the rights or benefits of any person under the Plan or to inquire in to the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished written instructions as to the assets to be converted to cash for the purposes of making payment.

9.5 Lost Distributee. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. such restoration will be made, first, from the Amman of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to
Section 4.1(f). In a Standard Plan, a Forfeiture occurring under this Section 9.5 shall be reallocated as though it were an Employer contribution.

9.6 Direct Rollovers. This Section 9.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 9.6, the following definitions shall apply:

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is on e of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 410(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.
ARTICLE X:
Joint and Survivor Annuity Requirements

10.1 Applicability.

(a) Generally. The provisions of Sections 10.2 thorough 10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in Section 10.6.

(b) Exception for Certain Profit Sharing Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant in a profit sharing plan if: (i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is not surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant in a profit sharing plan if the Plan:

(1) Is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirement of Sections 401(a)(11) and 417 of the Code; or

(2) Is adopted as an amendment of a plan that did not qualify for the exception in this paragraph (b) before the amendment was adopted.

For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

(c) Exception for Certain Amounts.  The provisions of Sections
10.2 through 10.5 shall not apply to any distribution mad on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the
Code).

10.2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified election within the 90-day period ending on the Annuity Staring Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.

10.3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Staring Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in
Section 414(p0 of the Code.

10.4 Definitions.  The following definitions apply:

(a) Election Period means the period beginning on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first of the Plan Year in which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. any new waiver on or after that date shall be subject to the full requirements of this article.

(b) Earliest Retirement Age means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.

(c) Qualified Election means a waiver of a Qualified Joint and survivor Annuity or a Qualified Preretirement Survivor Annuity. any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public., Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be change d without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no souse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form o f Benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. a revocation of a prior waiver may be made by a Participant without the consent of the spouse at anytime before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.

(d) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50 percent.

(e) Annuity Starting Date means he first day of the first period for which an amount is paid as an annuity (or any other form).

(f) Vested Account Balance means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollover), whether vested before or upon death, including the proceeds of insurance contracts, if any on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.

10.5 Notice Requirements. In the case of a Qualified Joint and Survivor annuity, no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified and Joint Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse, and (iv) the right to make and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

In the case of a Qualified Preretirement survivor Annuity, within the applicable period for a Participant the Plan Administrator provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
(ii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation . If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

10.6 Transitional Rules.

(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding sections of this Article 10, must be given the opportunity to elect to have those sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.

(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this section 10.6.

(c0 The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate
Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.

(d) Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, an any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:

(1) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(i) begins to receive payments under the Plan on or after normal retirement age; or

(ii) dies on or after normal retirement age while still working for the Employer; or

(iii) begins to receive payments on or after the qualified early retirement age; or

(iv) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirement for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless they Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(2) Election of early survivor annuity. A participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins o the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.

(3) For purposes of this Section 10.6, qualified early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month not beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.

ARTICLE XI:
Minimum Distribution Requirements

11.1 General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan.

Unless otherwise specified, the provisions of this Article 11 apply to calendar years beginning after December 31, 1984. All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the proposed regulations.
11.2 Required Beginning Date. The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

(a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(b) Transitional Rules. The required beginning date of a Participant who attains age 70 /2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

(1) Non-5-percent Owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70 1/2 occurs.

(2) 5-percent Owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

(i) the calendar year in which the Participant attains age 70
1/2, or

(ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

The required beginning date of a Participant who is not a 5-percent owner, who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(c) Rules for 5-percent Owners. A Participant is treated as a 5-percent owner for purposes of this Section 11.2 if he is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at nay time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2, or any subsequent Plan Year. Once distributions have begun to a 5-percent owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.

11.3 Limits on Distribution Periods.  As of the first
Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:

(a) the life of the Participant,

(b) the life of the Participant and his Designated beneficiary,

(c) a period certain not extending beyond the Life Expectancy of the Participant, or

(d) a period certain not extending beyond the Joint and Last survivor Expectancy of the Participant and his Designated
Beneficiary.

Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with Section
401(a)(9) of the Code and the regulations issued thereunder
(including proposed regulations, until the adoption of final regulations) and Section 7.2.

Distribution Calendar Year means a calendar year for which a minimum distribution is required under Section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

Life Expectancy and Joint and Last Survivor Expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.

11.4 Determination of Amount To Be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs (a) through
(d) apply to distributions in forms other than the purchase of an annuity contract.

(a) If a Participant's Benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

(b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

(c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations Section 1.401(a)(9)-2.

(d) the minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(e) If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).

Applicable Life Expectancy means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. the applicable calendar year shall be the first Distribution Calendar Year, an if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

Participant's Benefit means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of date in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribute Calendar Year is made in the second Distribution Calendar Year on or before the required Beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year hall be treated as if it had been made in the immediately preceding Distribute Calendar Year.

1.5 Death Distribution Provisions.

(a) Distribution Beginning before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the participant' death.

(b) Distribution Beginning after Death. If the Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to he extent that an election is made to receive distributions in accordance with (1) or (2) below:
(1) If any portion of he Participant's interest is payable to a Designated Beneficiary, distributions may be mad over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

(2) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of
(i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this
Section 11.5 by the time of this death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section
11.5 or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does to elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the souse begin , the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

(d) For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(e) For the purposes of this Section 11.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (c) above is applicable the date distribution is required to begin to the surviving spouse pursuant to paragraph(b) above). If distribution in the form of an annuity contract described in
Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

11.6 Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of Article 10, Joint and Survivor Annuity Requirement, distribution on behalf of any Participant, including a 5-percent owner, may be made in accordance with al of the following requirements (regardless of when such distribution commences):

(a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.
(b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed of, if the Employee is deceased, by a Beneficiary of the Employee.

(c) The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and as made before January 1, 1984.

(d) The Employee had accrued a benefit under the plan as of December 31, 1983.

(e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distributor will commence, the period over which distributions will be made, an din the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribute under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not name in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substation or addition does not alter the peered over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&AJ-2 and Q&AJ-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

ARTICLE XII:
Withdrawals and Loans

12.1 Withdrawals from Participant Contribution Accounts. Subject to the requirements of Article 10, a Participant may upon written notice to the Employer withdraw any amount from his Participant Contribution Account. A withdrawn amount may not be repaid to the Plan. No forfeiture will occur solely as a result of an Employee's withdrawal of Participant contributions.

12.2 Withdrawals on Account of Hardship (Profit Sharing Plans
Only). If the employer has so elected in the Plan Agreement for a profit sharing plan, upon a Participant's written request the Plan Administrator may permit a withdrawal fro the vested portion of the Participant's Accounts on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated Employees. In a Standard Plan with a Code, if hardship withdrawals are permitted from both the Employer Contribution Account and the Elective Deferral Account, they shall be made first from a participant's Employer Contribution Account and thereafter from a Participant's Elective Deferral Account, subject to the additional requirements set forth in Section 5.14. In a Standard Plan, the requirements of Section 5.14(b), (c),
(d)(1) and (d)(2) shall also apply to hardship distributions from a Participant's Employer contribution Account. In a Variable Plan with a CODA, if hardship withdrawals are permitted from more than one of the Elective Deferral Account, Employer Matching Account, and Employer contribution Account , they shall be made first from a Participant's Employer contribution Account, and thereafter from the Employer Matching Account, and finally from the Elective Deferral Account, subject to the additional requirement of Section 5.14. A withdrawn amount may not be repaid to the Plan.
12.3 Withdrawals after Reaching Age 59 1/2 (Profit Sharing Plans
Only). If so specified by the Employer in the Plan Agreement, a Participant who has reached age 59 1/2 may upon written request to the Employer withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.

12.4 Loans (Variable Plans Only). If the Employer has so elected in the Plan Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions:

(a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section 12.4 and to such reasonable additional rules and regulations as the Plan Administrator may establish for the orderly operation of the program.

(b) A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator.
Applications shall be approved or denied by the Plan
Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

(c) Loans shall be made to all Participants and Beneficiaries on a reasonable equivalent basis. Loans shall not be made available to highly compensated Employees (as defined in Section 414(q) of the Code) in amount greater than the amount made available to other employees (relative to the borrower s Account balance).
(d) Loans must be adequately secured by assignment of fifty percent (50%) of the Participant s entire right, title, and interest in and to the Trust fund, evidenced by the Participant s collateral promissory not for the amount of the loan payable to the order of the Trustee.

(e) Loans must bear a reasonable interest rate comparable tot he rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer s geographical area.

(f) The period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period shall not exceed ten years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

(g) To the extent that t Participant would be required under
Article 10 to obtain the consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant s spouse shall be required for the u se of the Account as security for a loan. The spouse s consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant.
a new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.

(h) If valid spousal consent has been obtained in accordance with
Section 12.4(g), then notwithstanding any other provision of the Plan the portions of the Participant s account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant s vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by fist reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(i) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant s Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with Article 9 or Section 5.13.

(j) No loan shall be made to an Owner-Employee or a Shareholder-Employee.

(k) No loan to any Participant or Beneficiary can be made tot he extend that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.

(l) Loans shall be considered investments directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.

12.5 Procedure; Amount Available.
Withdrawals and loans shall be made subject to the terms and condition applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant s Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.

ARTICLE XIII:
Trust Fund and Investments

13.1 Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participant and Beneficiaries and defraying the reasonable expenses of administering the Plan and no such assets shall ever revert to the Employer, except that:

(a) contributions made by the Employer by mistake of fact may be returned to the Employer within one (1) year of the date of payment.

(b) contributions that are conditioned on their deductibility under the Code may be returned to the Employer within one (1) year of the disallowance of the deduction,

(c) contributions that are conditioned on the initial qualification of the Plan under the Code may be returned to the Employer within one (1) year after such qualification is denied by determination of the Internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer s federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and

(d) amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant s Account in accordance with Article 6.

All Employer contributions under the Plan other than those made pursuant to Section 4.1(f) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code.

13.2 Management of Trust Fund. Except to the extent of any investment in Policies pursuant to Article 14, the assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing. The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets.

13.3 Investment Instructions. Except as Article 14 may apply, all amounts held in the Trust Fund under the Plan shall be invested in Investment Products. If the Employer has elected in the Plan Agreement to make investment decisions for the Plan, investment instructions as to the Employer Contribution Accounts, Employer Matching Accounts, Qualified Matching Accounts, and Qualified Nonelective Contribution Accounts shall be the fiduciary responsibility of the Employer, and each of such Accounts shall have a pro rata interest in all assets of the Trust (other than life insurance policies under Article 14) to which the Employer s instructions apply. If the Employer has not elected to make investment decisions for the Plan, then assets of the Trust shall be invested solely in accordance with the instructions of the Participant w to whose Accounts they are allocable, as delivered by the Employer to Putnam in accordance with its service agreement with the Employer, if any. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the service agreement, if any, between the Employer and Putnam. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accepted by Putnam at any Valuation Date. To the extent the assets of the Trust are to be invested solely in accordance with the instructions of the Participants, the Plan is intended to constitute a plan described in section 404 (cc) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c-1. In such case, the Employer shall be responsible for providing the Participant with all information required to be given pursuant to ERISA section 404(c) and Title 29 of the Code of Federal Regulations section 2550.404c-1.

In the event that the Employer adopts a Putnam prototype plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more Investment Products to serve as the sole investments for all Participants Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment, instructions as to existing assets of the Plan cannot be carried out, not can distributions be made from the Plan except to the extent permitted under the terms of the service agreement between the Employer and Putnam. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.

Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments thus selected, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contributions shall be invested until clear instructions are received in the default option set forth in the service agreement between the Employer an Putnam or if no such option is so set forth, in Putnam Daily Dividend Trust. neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

13.4 Valuation of the Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated amount the Accounts of Participants.
Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant s Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant s Account, the earnings, losses and expenses pertaining o that investment shall be allocated among all Participants Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant s Accounts shall be adjusted pursuant to this Section 13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.

13.5 Distributions on Investment Company Shares.  Subject to
Section 9.3, all dividends and capital gains or other distributions received on any Investment company Shares credited to Participant s Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the elections of the shareholder in additional share or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.

13.6 Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to Participants in a Standard Plan, and to the Employer in a Variable Plan, copies of any notices of shareholders meetings, proxies and proxy-soliciting material, prospectuses and the annual or other reports to shareholders, with respect to Investment Company Shares held in the Trust Fund. the Trustee shall act in accordance with directions received fro such Participants or Employer, as the case may be, with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.

13.7 Investment Manager (Variable Plans Only). The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

ARTICLE XIV:
Insurance Policies

14.1 Purchase of Insurance Products. At the time of establishment of the Plan, the Employer shall purchase for each Participant such Policy or Policies, if any, as a Participant shall request and annually thereafter such additional Policies as a Participant shall request, subject to the limitations of
Section 14.2. All Policies shall have the same day and month of issue, insofar as reasonably possible. The premiums on all Policies shall be paid at the same intervals (for example, annually, semi-annually, quarterly or monthly) but the interval may be changed with respect to all Policies from time to time.

14.2 Limitation on Premiums. the premiums paid for Policies in respect of any Participants shall be limited so that premiums paid on any ordinary insurance Policies (that is, Policies with both nonincreasing premiums and nondecreasing death benefits) on the life of the Participant shall be 49 percent or less of the Employer s total contributions for the Participant (and Forfeitures allocated and amounts reapplied to his Employer Contribution Account), and premiums paid on term insurance Policies on the life of the Participant shall be less than 25 percent of such amount; provided that if both ordinary life insurance Policies and term Policies are purchased for any Participant, the total premiums on term Policies plus one-half the premiums on ordinary life Policies shall be less than 25 percent of such amount. If at any time the total premiums to be paid by the Employer for a Participant shall equal or exceed the above limitations, then the life insurance coverage of that Participant shall be reduced so that the total premiums shall not equal or exceed the limitations. The required reduction shall be made by changing all or a portion of the life insurance on the Participant to paid-up life insurance or by canceling all or a portion of any term life insurance.

14.3 Policy Options. At the election of the Participant covered hereunder, a Policy may contain a waiver of premium disability benefit provision or a provision for additional indemnity in the event of accidental death, or both, if available on the type of Policy selected and if permitted by the insurer.

14.4 Insurability. If any Participant who has elected that a Policy be purchased is found by the insurer not to be insurable at standard rates, the Employer shall, if permitted by the rules of the insurer, purchase a similar Policy which provides a lesser death benefit and which can be purchased for the same premium.

14.5 Dividends on Policies. Dividends payable on any Policy shall be applied tot he purchase of additional benefits under the Policy unless the Participant requests that they be applied in reduction of premiums.

14.6 Trustee of Policy. The Insurance Trustee shall apply for an be the owner of each Policy purchased under the terms of the Plan. Each Policy must provide that proceeds will be payable to the Insurance Trustee; however, the Insurance Trustee shall be required t pay over all such proceeds to the Participant s Designated Beneficiary in accordance with the distribution provisions of the Plan including, without limitation, Section
10.3. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any Policy purchased hereunder, the Plan provisions shall control.

14.7 Obligations with Respect to Policies. Except as may be otherwise provided in any conditional or dinging receipt issued by an insurer, there shall be no coverage and no death benefit payable under any Policy to be purchased from such insurer until such Policy shall have been delivered and the premium therefor
shall have been paid.   The Employer and the Insurance Trustee
shall not have any responsibility as to the effectiveness of any Policy purchased from an insurer, nor shall either of them have any liability or obligation to pay any amount to any Participant or his beneficiary by reason of any failure or refusal by the insurer to make such payment.

14.8 Distribution of Proceeds on Participant s Death. In the event of the death of a Participant before the conversion provided for in Section 14.9, there shall be payable to the beneficiary named in any Policy on his life the benefits provided by the terms of such Policy.

14.9 conversion of Policies. Except as provided in Section 19.3, if any Policies of a Participant ( other than retirement income, endowment or annuity Policies) are held for his benefit at the time distribution is to commence, the Policies may be converted by the Insurance Trustee into cash, paid to the Trustee, credited to the Employer contribution Account of the Participant, invested in accordance whit the written instructions of the Employer ( and if no such instructions have been given or if such instructions are not clear, invested in Investment Company Shares in the same proportion as the most recent contributions to the Participant s Accounts) and distributed pursuant to Article 9, subject to the terms and conditions of Article 10. Retirement income, endowment or annuity Policies will be distributed directly to the Participant at the time distribution is to commence.

14.10 Conflict with Policies. In the event of any conflict between the terms of the Plan and the terms of any Policies hereunder, the Plan provisions shall control.

14.11 Insurance Loans to Owner-Employees. If an Owner-Employee or Shareholder-Employee receives, either directly or indirectly, any amount from an Insurer as a loan under a Policy, the amount so received shall be considered a distribution under the Plan. Any assignment or pledge (or agreement to assign or pledge) by an Owner-Employee or Shareholder-Employee of any interest in the Plan shall be considered a distributions of such interest.

ARTICLE XV:
 Top-Heavy Plans

15.1 Superseding Effect. For any Plan Year beginning after December 31, 1983, in which Plan is determined to be a Top-Heavy Plan under Section 15.2(b), the provisions of this Article 15 will supersede any conflicting provisions in the Plan or the Plan Agreement. These provisions will be deemed applicable to a Standard Plan at all times, unless the Employer has affirmatively elected in the Plan Agreement to perform top-heavy testing annually.

15.2 Definitions. For purposes of this Article 13, the terms below shall be defined as follows:

(a) key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (1) an officer of the Employer having annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code; (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee s gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date, and the four preceding Plan
Years.   The determination of who is a key Employee will be made
in accordance with Section 416(i)(1) of the code and the Regulations thereunder.

(b) Top-Heavy: The Plan is Top-Heavy for a Plan Year beginning after December 31, 1983, if any of the following conditions exists:

(1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

(3) If his Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy
Ratio for the Permissive Aggregation group exceeds 60 percent.

(c) Top-Heavy Ratio means the following:

(1) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(2) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balance under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees, as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator an denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

(3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant(a) who is a not a Key Employee but who was a Key Employee in a prior Plan Year, or (b) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. when aggregating plans, the value of account balances and accrued benefits will be calculated whit reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(d) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e) Required Aggregation Group means: (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.

(g) Valuation Date means the last day of the Plan Year.

(h) Present Value means present value based only on the interest and mortality rates specified in any defined benefit plan maintained by the Employer and set forth in the Plan Agreement.

15.3 Minimum Allocation.
(a) Except as otherwise provided in paragraphs (c) and (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant s Earnings, or in the case here the Employer has not defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee s Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer s contributions and Forfeitures for the Plan Year because of (1) the Participant s failure to be credited with at least 1,000 Hours of Service, or
(2) the Participant s failure to make mandatory Employee contributions to the Plan, or (3) the Participant s receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-key employees shall be taken into account for purpose of satisfying the requirement of this Section 15.3(a).

(b) For purposes of computing the minimum allocation. Earnings will mean Earnings as defined in Section 2.13 of the Plan.

(c) The provision in paragraph (a) above shall not apply to any Participant who was to employed by the Employer on the last day of the Plan Year.

(d) The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

(e) The minimum allocation required (to the extend required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Sections 411(a)(3)(B) or (D) of the Code.

15.4 Earnings Limitation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of a Participant s annual Earnings shall be taken into account for purposes of determining Employer contributions under the Plan.

15.5 Minimum Vesting Schedules (Variable Plans Only).  For any
Plan Year in which this Plan is Top-Heavy and any subsequent Plan
Year, a minimum vesting schedule will automatically apply to the Plan, as follows:

(a) If the Employer has selected in the Plan Agreement as the Plan s regular vesting schedule the Tree Year Cliff, Five Year Graded or Six Year Graded schedule, then the schedule selected in the Plan Agreement shall continue to apply for any Plan Year to which this Section 15.5 applies.

(b) If the Employer has selected in the Plan Agreement as the Plans regular vesting schedule the Five Year Cliff schedule, then the Three Year Cliff schedule shall apply in any Plan Year to which this Section 15.5 applies.

(c) If the Employer has selected in the Plan Agreement as the Plan s regular vesting schedule the Seven Year Graded schedule, then the Six Year Graded schedule shall apply in any Plan Year to which this Section 15.5 applies.

(d) If the Employer has selected in the Plan Agreement as the Plan s regular vesting schedule a schedule other than those described in paragraphs (a), (b) and (c), then the schedule specified by the Employer in the Plan Agreement for this purpose shall apply in any Plan Year to which this Section 15.5 applies.

The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, to reduction in a Participant s nonforfeitable percentage may occur in the event the Plan s status as Top-Heavy changes for any Plan Year. However, the vested portion of the Employer Contribution Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy will be determined without regard to this Section 15.5.

15.6 Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction in Article 6 shall each be computed using 100 percent of the dollar limitations specified in Sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125 percent. In a Variable Plan, the foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90 percent and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying Section 416(h)(2) of the Code.

ARTICLE XVI:
Administration of the Plan

16.1 Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator s duties and responsibilities may be delegated to a person appointed by the Employer or a committee established for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for he operations of the Plan in accordance with its terms. The Pan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator in carrying out its responsibilities under the Plan , may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.

16.2 Claims Procedure. Claims for participation in or distribution under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated t all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:

(a) setting forth the reason for the denial,

(b) making reference to pertinent Plan provisions.

(c) describing any additional material or information from the claimant which is necessary and why, and

(d) explaining the claim review procedure set forth herein.

Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

16.3 Employer s Responsibilities. The Employer shall be responsible for:

(a) Keeping record of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;

(b) Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;

(c) Timely preparation and distribution of disclosure materials required by ERISA;

(d) Providing notice to interested parties as required by Section
7476 of the Code;

(e) Retention of records for periods required by law; and

(f) Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.

16.4 Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:

(a) To keep and regularly furnish to the Employer a detailed statement of each Participant s Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

(b) To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer to prepare such returns, reports or forms as the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor;

all as may be more fully set forth in a service agreement executed by the Employer and the Recordkeeper. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.

16.5 Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer s adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.

ARTICLE XVII:
Trustee and Insurance Trustee

17.1 Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

(a) To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

(b) If this is a Variable Plan and Putnam and the Trustee have consented thereto in writing, to invest without limit in stock of the Employer or any affiliated company;

(c) To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trust and without liability on the part of such purchasers to see to the application of the purchase money;

(d) To hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

(e) To follow the directions of an investment manager appointed pursuant to Section 13.7;

(f) To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund:

(g) Upon the written direction of or through the Employer, to vote in person or by proxy (in accordance with Section 13.6 and, in the case of stock of the Employer, at the direction of the Employer) with respect to all securities that are part of the Trust Fund;

(h) To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the Plan;

(i) Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and

(j) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or nay part thereof.

17.2 Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor the Insurance Trustee nor any of their respective agents shall have any responsibility for:

(a) Determining the correctness of the amount of any contribution for the sole collection or payment of contributions, which shall be the sole responsibility of the Employer;

(b) Loss or breach caused by any Participant s exercise of control over his Accounts, which shall be the sole responsibility of the Participant;

(c) Loss or breach caused by the Employer s exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;

(d) Sums paid to an insurer or the validity of any Policy or the accuracy of information provided by an insurer, which shall be the sole responsibility of the insurer;

(e) Performance of any other responsibilities not specifically allocated to them under the Plan.

17.3 Fees and Expenses. The Trustee s fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.

17.4 Reliance on Employer. The Trustee and its agents (and the Insurance Trustee, if any) shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to he terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall to inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instruction received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.

17.5 Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. I making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonably considers necessary.
17.6 Advice of Counsel. The Trustee and the Insurance Trustee may each consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to their respective rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee or the Insurance Trustee, as the case may be, hereunder in accordance with the opinion of such counsel.

17.7 Accounts. The Trustee shall keep full accounts of all receipts and disbursement which pertain to investments in Investment Products, and the Trustee and the Insurance Trustee shall each keep accounts of such other transactions as it is required to perform hereunder. Within a reasonable time following the close of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, each shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection t the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee or the Insurance Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties shall be the Trustee, the Insurance Trustee, the Employer and persons to whom an account is required by law to be rendered.

17.8 Access to Records. The Trustee and the Insurance Trustee shall give access to their respective records with respect to the Plan at reasonable times and on reasonable notice to any persona required by law to have access to such records.

17.9 successors. any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.

17.10 Persons Dealing With Trustee or Insurance Trustee. No person dealing with the Trustee or the Insurance Trustee shall be bound to see to the application of any money or property paid or delivered to such party or to inquire into the validity or propriety of any transactions.

17.11 Resignation and Removal; Procedure. The Trustee or the Insurance trustee may resign at any time by giving 60 days written notice to the Employer and to Putnam. The Employer may remove the Trustee or the Insurance Trustee at any time by giving 60 days written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee, the Insurance Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice hereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.

17.12 Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such fees, taxes and expenses shall be paid over to its successor. The Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.

17.13 Action of Insurance Trustee Following Resignation or Removal. when the Insurance Trustee s resignation or removal becomes effective, the Insurance Trustee shall perform all acts necessary to transfer ownership of the Policies to its successor. If no successor has accepted appointment, the Policies shall be held and owned by the Employer acting as Insurance Trustee until a successor is appointed.

17.14 Effect of Resignation or Removal. Resignation or removal of the Trustee or the Insurance Trustee shall to terminate the Trust. In the event of any vacancy in the position of Trustee (or, in a Plan having amounts invested in Policies, the position of Insurance Trustee), whether the vacancy occurs because of the resignation or removal of the Trustee (or the Insurance Trustee) the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee or the Insurance Trustee, as the case may be, and Employer may agree in writing to postpone the effective date of the Trustee or the Insurance Trustee s resignation or removal, the Trustee or Insurance Trustee may apply t a court of competent jurisdiction for such appointment of cause the Trust to be terminated, effective as of the date specified by the Trustee or Insurance Trustee, as the case may be, in writing delivered to the Employer. Each successor trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee or Insurance Trustee, as the case may be, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee or Insurance Trustee.

17.15 Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.

17.16 Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of this Plan nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained the Plan.

17.17 Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless (i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act, of such party or omission to act, in good faith and without gross negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any questions arising under the Plan.

ARTICLE XVIII:
Amendment

18.1 General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under
Section 412 (d) of the Code) other than
(a) a change in an election made in the Plan Agreement,

(b) amendments stated in the Plan Agreement which allow the Plan to satisfy Section 415 and to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or

(c) model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated a individually designed, the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all person having or claiming any interest hereunder, provided, that the Employer shall not have the power:

(1) To amend the Plan in such a manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

(2) To amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant s accrued benefit, except that Participant s Account balance may be reduced to the extent permitted under Section 412(c)(80 of the Code. For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant s accrued benefit if it has the effect of reducing his Account balance, or of electing an optional form of benefit with respect to amount attributable to contributions made performed before the adoption of the amendment; or

(3) To amend the Plan so as to decrease the portion of a Participant s Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

(4) To amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

18.2 Delegation of Amendment Power. The Employer and all sponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Financial Services, Inc., the power to amend the Plan (including the power to amend this Section 18.2 to name a successor to which such power of amendment shall be delegated), for he purpose of adopting amendments which are certified to Putnam Financial Services, Inc., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Financial Services, Inc., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Financial Services, Inc., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment mad by Putnam Financial Services, Inc., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.

ARTICLE XIX:
Termination of the Plan and Trust

19.1 General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have not obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and Insurance Trustee, without any liability whatsoever for any such discontinuance or termination.

19.2 Events of Termination. The Plan will terminate upon the happening of any of the following events:

(a) Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;

(b) Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;

(c) Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;

(d) the institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or

(e) Delivery of notice as provided in Section 19.1.

19.3 Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 19.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant s Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee and the Insurance Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the events of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust assets to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to
Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee and the Insurance Trustee will be relieved from their obligations under the Trust, and no Participant or other person will have any further claim thereunder.

19.4 Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under Section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under Section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer s federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.
ARTICLE XX:
Transfers from Other Qualified Plans; Mergers

20.1 General. Notwithstanding any other provision hereof, subject to he approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the
Plan) except that insurance policies held in respect of such other plan shall be transferred tot he Insurance Trustee as trustee if the Employer so determines. Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto.

20.2 Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 201. to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall e treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.

20.3 Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.

ARTICLE XXI:
Miscellaneous

21.1 Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.

21.2 No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the purchase of Policies, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, the Trustee, or the Insurance Trustee, or the Insurance Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.

21.3 Distributions Exclusively From Plan.  Participants and
Beneficiaries shall look solely to the assets held in the trust and any Policies purchased pursuant to the Plan for the payment of any benefits under the Plan.

21.4 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a Qualified domestic relations order within the meaning of Section 414(p) of the Code. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator.

21.5 Provision of Information.  The Employer, Trustee and
Insurance Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.

21.6 no Prohibited Transactions. The Employer, Trustee, and Insurance Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by Section 4975 of the Code and any rules or regulations with respect thereto.

21.7 Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts.

21.8 Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.

II. IRS Opinion Letters

II. IRS Opinion Letters
Putnam Standard Profit Sharing and 401(k) Plan
Opinion Letter 38

Putnam Standard Money Purchase Pension Plan
Opinion Letter 39

Putnam Variable Profit Sharing and 401(k) Plan
Opinion Letter 40

Putnam Variable Money Purchase Pension Plan
Opinion Letter 41

Putnam
Retirement
Plans:
Plan Agreements
for the Simplified
Retirement Plans


Putnam Profit Sharing Plan (Keogh)

Putnam Money Purchase Pension Plan (Keogh)

Putnam Profit Sharing and 401(k) Plan


Boston*London*Tokyo

Contents

Part I: Summary of Plan Services

Summary of Plan Services                                 2

Part II: Adopting a Simplified Putnam Retirement Plan

Step-by-Step Guide to Establishing a
Putnam Profit Sharing Plan (Keogh)                       4

Step-by-Step Guide to Establishing a
Putnam Money Purchase Pension
Plan (Keogh)                                             5

Step-by-Step Guide to Establishing a
Putnam Profit Sharing and 401(k) Plan                    6

Suggested Form of Board Resolution
for a New Plan                                           7

Putnam Plan Agreement #001                               9

Putnam Plan Agreement #002                               19

Instructions for Completing and Distributing
Notice to Interested Parties                             27

Notice to Interested Parties                             29

Plan Investment Form                                     33

Part III: Questions and Answers about the
Simplified Putnam Retirement Plans

General Comments                                         39

Key Definitions                                          40

Contributions                                            41

Plan Investments                                         45

Plan Distributions                                       45

Top-Heavy Testing                                        46

Plan Administration                                      47

Glossary of Terms                                        49

Part I: Summary of Plan Services

Summary of Plan Services                                 2
Summary of Plan Services

Putnam will provide the following administrative services listed below for each of the Simplified Putnam Retirement Plans.

A. Plan Installation/Maintenance:

1 Putnam will provide the initial SUMMARY PLAN DESCRIPTION to the Employer for the Employer s completion, review, approval and submission to the Department of Labor and distribution to the Plan Participants and Beneficiaries.

2 Putnam will provide the NOTICE TO INTERESTED PARTIES (page 29 of this booklet) for the Employer s completion, review, approval and distribution to the Plan Participants.

3 Putnam will provide the Employer any PLAN AMENDMENTS necessary to comply with changes required by law.

B. Employer and Employee Reports

1 Putnam will process Employer authorization for hardship withdrawals, if applicable, benefit payments, and investment change elections pursuant to Employer instructions in accordance with the Plan.

2 Putnam will allocate contributions to Participant accounts pursuant to Employer instructions in accordance with the Plan.

3 Putnam will provide Consolidated Quarterly Statements and confirmations of each fund transaction to Participants.

4 Putnam will provide the Employer with assistance with the preparation of a Summary Annual Report for distribution to Plan
Participants.

5 Putnam will provide the Employer with a 401(k) Plan Group
Investment Report, if applicable.

6 Putnam will provide the Employer with sample administrative forms.

7 Putnam will provide the Employer with a Form 5500 kit with instructions to assist the Employer with preparation of the applicable Form 5500 for filing with the IRS.

8 Putnam will provide the Employer with an information kit to assist the Employer in performing an annual TEFRA Top-Heavy Test, if applicable.*

9 Putnam will provide the Employer with an informational kit to assist the Employer in performing a Plan Year-end 401(k) Actual
Deferral Percentage Test, if applicable.*

10 Putnam will process Plan distributions, including preparation and mailing of IRS Forms 1099-R. Plan distributions include all payments to Participants and Beneficiaries, and payments to the Employer or its designee.

*Putnam will not be responsible for providing information necessary for aggregating tests with other plans maintained by the Employer or plans maintained by other companies under the same controlled group of companies or affiliated service group.

Part II: Adopting a Simplified Putnam Retirement Plan

Step-by-Step Guide to Establishing a
Putnam Profit Sharing Plan (Keogh)                       4

Step-by-Step Guide to Establishing a
Putnam Money Purchase Pension
Plan (Keogh)                                             5

Step-by-Step Guide to Establishing a
Putnam Profit Sharing and 401(k) Plan                    6

Suggested Form of Board Resolution
for a New Plan                                           7

Putnam Plan Agreement #001                               9

Putnam Plan Agreement #002                               19

Notice to Interested Parties                             29

Plan Investment Form                                     33

Step-by-Step Guide to Establishing a Putnam Profit Sharing Plan
(Keogh)

1 Contact Putnam or your investment dealer to order Employee
Enrollment Kits and the appropriate fund prospectuses for each of your employees. If you already have a retirement plan and will be transferring assets to Putnam, please request the Plan
Transfer Booklet.

2 Before adopting the Putnam Plan, corporate employers must pass a Board Resolution. A suggested Form of Board Resolution for New Plan is on page 7. (If you are transferring from your current plan, please see the Suggested Form of Board Resolution provided in the Plan Transfer Booklet.)

3 Complete Plan Agreement #001 on pages 9-18. (You do not need to complete Item 12 of Plan Agreement #001 when adopting a Putnam Profit Sharing Plan.) If you wish to adopt a Paired Putnam Profit Sharing and Money Purchase Pension Plan, you must also complete Plan Agreement #002.

4 Complete and post the Notice to Interested Parties on page 29.

5 Enroll your employees. Each eligible employee must receive an employee enrollment kit and Buyer s Guides (prospectuses) for the Putnam funds that are being offered through your plan. All eligible employees should return a signed enrollment form to you.

6 Complete the Plan Investment Form on pages 33-37 using the employee enrollment forms.

7 Send the following items to Putnam Investor Services, ATTN:
Investment Processing, P.O. Box 2701, Boston, MA  02208:

* Board Resolution
* Plan Agreement #001
* Employee Enrollment Forms
* Plan Investment Form
* Check payable to Putnam Fiduciary Trust Company for initial contribution and annual participant fee

Be sure to keep copies of these forms for your files.

8 Putnam will review your Plan Agreement for acceptance. (Putnam must accept this Agreement in order for you to receive future amendments to the plan.) Putnam will provide you with a Summary Plan Description and Your Putnam Retirement Plan Kit. This kit contains the administrative forms associated with the operation of a Putnam plan.
Step-by-Step Guide to Establishing a Putnam Money Purchase
Pension Plan (Keogh)

1 Contact Putnam or your investment dealer to order Employee
Enrollment Kits and the appropriate fund prospectuses for each of your employees. If you already have a retirement plan and will be transferring assets to Putnam, please request the Plan
Transfer Booklet.

2 Before adopting the Putnam Plan, corporate employers must pass a Board Resolution. A suggested Form of Board Resolution for New Plan is on page 7. (If you are transferring from your current plan, please see the Suggested Form of Board Resolution provided in the Plan Transfer Booklet.)

3 Complete Plan Agreement #002 on pages 19-26. (If you wish to adopt a Paired Putnam Profit Sharing and Money Purchase Pension
Plan, you must also complete Plan Agreement #001.

4 Complete and post the Notice to Interested Parties on page 29.

5 Enroll your employees. Each eligible employee must receive an employee enrollment kit and Buyers Guides (prospectuses) for the Putnam funds that are being offered through your plan. All eligible employees should return a signed enrollment form to you.

6 Complete the Plan Investment Form on pages 33-37 using the employee enrollment forms.

7 Send the following items to Putnam Investor Services, ATTN:
Investment Processing, P.O. Box 2701, Boston, MA  02208:

* Board Resolution
* Plan Agreement #002
* Employee Enrollment Forms
* Plan Investment Form
* Check payable to Putnam Fiduciary Trust Company for initial contribution and annual participant fee

Be sure to keep copies of these forms for your files.

8 Putnam will review your Plan Agreement for acceptance. (Putnam must accept this Agreement in order for you to receive future amendments to the plan.) Putnam will provide you with a Summary Plan Description and Your Putnam Retirement Plan Kit. This kit contains the administrative forms associated with the operation of a Putnam plan.

Step-by-Step Guide to Establishing a Putnam Profit Sharing and
401(k) Plan

1 Contact Putnam or your investment dealer to order Employee
Enrollment Kits and the appropriate fund prospectuses for each of your employees. If you already have a retirement plan and will be transferring assets to Putnam, please request the Plan
Transfer Booklet.

2 Before adopting the Putnam Plan, corporate employers must pass a Board Resolution. A Suggested Form of Board Resolution for New Plan is on page 7. (If you are transferring from your current plan, please see the Suggested Form of Board Resolution provided in the Plan Transfer Booklet.)

3 Complete Plan Agreement #001 on pages 9-18.

4 Complete and post the Notice to Interested Parties on page 29.

5 Enroll your employees. Each eligible employee must receive an employee enrollment kit and Buyers Guides (prospectuses) for the Putnam funds that are being offered through your plan. All eligible employees should return a signed enrollment form to you.

6 Based on the information provided in your employee s Salary Reduction Agreements, perform the preliminary 401(k) Actual Deferral Percentage Test which is described on page 43 of this booklet. Once you are sure that your plan meets the Actual Deferral Percentage Test, begin payroll deduction procedures.

7 Complete the Plan Investment Form on pages 33-37 using the employee enrollment forms.

8 Send the following items to Putnam Investor Services, ATTN:
Investment Processing, P.O. Box 2701, Boston, MA  02208:

* Board Resolution
* Plan Agreement #001
* Employee Enrollment Forms
* Plan Investment Form
* Check payable to Putnam Fiduciary Trust Company for initial contribution and annual participant fee

Be sure to keep copies of these forms for your files.

9 Putnam will review your Plan Agreement for acceptance. (Putnam must accept this Agreement in order for you to receive future amendments to the plan.) Putnam will provide you with a Summary Plan Description and Your Putnam Retirement Plan Kit. This kit contains the administrative forms associated with the operation of a Putnam plan.

For Corporate Employers Only
Suggested Form of Board Resolution for New Plan

THE UNDERSIGNED  certifies that he/she is Secretary of      ,
a corporation organized and existing under the laws of the State of
                                                            ,
and that the following resolutions were adopted at a meeting of the Board of Directors of the Corporations called and held on the day of _______ , 19_______, and that the same have not been amended or rescinded and are in full force and effect:

RESOLVED, that this Board authorizes and directs the proper officers of this Corporation in the name an on behalf of this Corporation to execute and deliver a Plan Agreement in the form now before this meeting, adopting, effective as of ______, 19____ , the Putnam _________________ Plan (insert type of plan);

FURTHER RESOLVED, that this Board authorizes and directs the proper officers of this Corporation to do all such acts and things as they, in their discretion and with advice of counsel, find necessary or desirable to carry out the Plan, including making contributions out of funds of the Corporation in accordance with the Plan Agreement;

FURTHER RESOLVED, that ______________ is appointed as Trustee to serve in accordance with the terms and conditions of the Plan, commencing on the effective date as designated in the foregoing resolution:

FURTHER RESOLVED, that this Board authorizes and empowers any one of the following officers of this Corporation (insert designated officers): ___________________________________________
to represent this Corporation in all transactions with the Trustee under the terms and conditions of the Plan, and in the name of and on behalf of this Corporation to give all notices and instructions to the Trustee which are necessary or desirable to carry out the Plan, and to receive all communications for the Trustee pursuant thereto;

FURTHER RESOLVED, that the President of this Corporation is authorized and directed to submit an application to the Internal Revenue Service for a determination that the Plan qualifies under the provisions of Section 401 of the Internal Revenue Code of 1986, as amended.
(Note: IRS filing will not be necessary for most adopters of the Putnam Standard Plans.)
THE UNDERSIGNED further certifies that the following are the names and authentic signatures of the officers of the Corporation referred to in the foregoing resolution. (Insert designated officers.)

Title                  Name                       Signature
____________________       ________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the corporate seal of the Corporation this ____________ day of___________, 19__________.

Secretary
_______________________________________

(Corporate Seal)

Plan Agreement #001
Putnam Standard Profit Sharing and 401(k) Plan

This is the Plan Agreement for a Putnam prototype profit sharing plan with optional Section 401(k) provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

Putnam Retirement Plan Services
P.O. Box 2701
Boston, Ma  02208
Phone:  1-800-662-0019

By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan document #01, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Standard Profit Sharing and 401(k) Plan.

All Employers complete items 1-11 below. Employers who wish to adopt Section 401(k) provisions also complete item 12.

1.  Business Information
A. Business Name

B. Business Address
Street                 City/State                 Zip Code
Phone                                             SIC Code
Person for Putnam to Contact

C. Federal Tax Identification Number

D. Form of Organization (check one):
_____Sole Proprietorship        _____Corporation
_____Partnership                _____SCorporation
E. Taxable Year of Business:
_____Calendar Year              _____Fiscal year ending on_____

1
Provide the Information requested about the Employer.

2. Plan Information

A. Plan Year The Plan Year of your Plan will be the same as the Taxable Year of your Business shown in 1.E. above. If you change the Taxable Year of your Business, the Plan Year will change accordingly. The Plan Year will also be your Plan s Limitation Year for purposes of the contribution limitation rules in Article 6 of the Plan.

B. Effective Date of Adoption of Plan.
Are you adopting this Plan to replace an existing plan?
_____Yes                        _____No

If you answered Yes in 2.B. above, the Effective Date of your adoption of this Plan will be the first day of the current Plan
Year.  Please complete the following:

Name of the plan you are replacing
Original Effective Date of the plan you are replacing

If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the later of the first day of the current Plan Year, or the first day your Business began.

The Effective Date is (month/day/year)

2B
Complete this section only if the adoption of this plan is an amendment to an existing plan. When signed, this document becomes the official plan agreement, superseding any previously signed plan agreements.

NOTE: If you are adopting this Plan to replace an existing plan, certain retroactive dates shall apply to comply with the Tax
Reform Act of 1986, provided that you adopt this Plan before the end of the 1994 Plan year.

3. Eligibility for Plan Participation (Plan Section 3.1)

NOTE: Refer to the Affiliated Employer Determination section in the Putnam Retirement Planning, Easy-to-Follow Instructions
Booklet.

Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.

A. Classes of Eligible Employees The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.

The following employees will be eligible to participate in the
Plan:
_____Members of the following collective bargaining unit(s) (give names of unions)
_____Nonresident aliens with no U.S. source income



B. Age Requirement (check one)
_____No minimum age required for participation
_____Employees must reach age_______(not over 21)to participate

3B
Complete 3B to establish the age required (if any) before an employee can become a Plan Participant.

C. Service Requirements

1. To become eligible, an employee must complete (check one)
_____No minimum service requirement.  Skip the rest of this part
C if you select this rule.
_____One Eligibility Period
_____Two Eligibility Periods (may not be chosen if you adopt
Section 401(k) provisions under item 12)

An Eligibility Period is the 12 month period beginning on an employee s first day of work, and anniversaries of that day.

2. To receive credit for an Eligibility Period, an employee must complete during that period at least (check one)
_____1,000 Hours of Service
_____Hours of Service (may not exceed 1,000)

3C
Complete 3C1 and 3C2 to establish the service required (if any) before an employee can become a Plan Participant.

NOTE: A plan may not condition eligibility to participate in the plan on more than two years of service, and may require two years of eligibility service only if the plan provides for full and immediate vesting after two years of service.

3. Hours of Service will be credited to employees by the
following method (check one)
_____Actual hours for which an employee is paid
_____Any employee who has one actual paid hour in the following period will be credited with the number of Hours of Service
indicated (check one):
_____Day(10 Hours of Service)   _____Week(45 Hours of Service)
_____Semi-monthly payroll period (95 Hours of Service)
_____Month (190 Hours of Service)

Complete 3C3 to indicate how Hours of Service will be measured.

NOTE: An employee begins participation as of the first day of the month in which he first fulfills the eligibility requirements you have selected. If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

4. Compensation (Plan Section 2.8)

Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check one)

_____Form W-2 earnings as descried in Section 2.8 of the Plan
_____Form W-2 earnings as described in Section 2.8 of the Plan plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax-sheltered 403(b) arrangement, Section 457 deferred compensation plan or contributions described in
Section 414(h)(2) that are picked up by a governmental employer.
_____All compensation included in the definition of Section 415 Compensation in Section 6.5(b) of the Plan
_____All compensation included in the definition in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax-sheltered 403(b) arrangement, Section 457 deferred compensation plan or contributions described in Section 414(h)(2) that are picked up by a governmental employer.

4
Complete this section to define plan compensation for employees other than owner-employees or self-employed individuals. For owner-employees and self-employed individuals, compensation is earned income  as defined in Section 2.12 of the Basic Plan
Document.

5. Contributions (Plan Sections 4.1 and 4.2)

A. Profit Limitation  Will your contributions to the Plan be limited to the current and accumulated profits of your Business?
(check one)
_____Yes                        _____NO

5
NOTE: Refer to the Contribution Limits Worksheet contained in a separate booklet for a detailed explanation of contribution limits.

You may limit Plan contributions to the profits of your business, but you are not required to do so. Employer Contributions under this plan include profit sharing contributions, Elective
Deferrals, Qualified Nonelective Contributions and Qualified
Matching Contributions.

If you will make contributions only under the Section 401(k) provisions in item 12 of this Plan Agreement, skip the rest of this part 5.

B. Amount  The Employer will contribute to the Plan for each Plan
Year (check one)
_____An amount chosen by the Employer from year to year
_____% (not more than 15%) of the Earnings of all Qualified
Participants for the Plan Year

Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless his employment terminates before the last day of the Plan Year for reasons other than his death or Retirement, and he is not credited with more than 500 Hours of Service in the Plan Year.

C. Allocation to Qualified Participants Contributions under paragraph B will be shared by Qualified Participants in proportion to their Earnings, unless you check the following space to indicate that your Plan will be integrated with Social Security, as explained on page 41. You must choose the Top-Heavy Integration Formula unless you elect to perform annual top-heavy testing for your Plan.
_____Contributions will be shared according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document in every Plan Year, whether or not the Plan is top-heavy.
_____Contributions will be shared according to the Top-Heavy Integration Formula in Section 4.2(c)(1) of the Basic Plan Document only in Plan Years in which the Plan is top-heavy. In all other Plan Years, contributions will be shared according to the Non-Top-Heavy Integration Formula in Section 4.2(c)(2) of the Basic Plan Document.

Complete 5B and 5C only if you wish to increase the amount of contributions allocated to Participants who earn more than the stated amount, by integrating your plan with Social Security.
See page 41 for more information.

NOTE: If you maintain any other qualified plan in addition to this Plan, only one plan may be integrated with Social Security.
If you integrate this Plan with Social Security, see also the top-heavy provisions in item 10.


D. Integration Level  The Integration Level will be (check one)
_____The Social Security Wage Base in effect at the beginning of the Plan Year.
_____% (not more than 100%) of the Social Security Wage Base in effect at the beginning of the Plan Year.
_____$_____(not more than the Social Security Wage Base).

5D
Complete 5D only if you have elected in 5C to integrate your plan with Social Security. See page 41 for more information.

6. Investments (Plan Sections 13.2 and 13.3)

The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to life insurance policies selected under Plan Article 14, if any). All Investment Products must be sponsored, underwritten or managed by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts, unless the Employer elects differently in part B below. Investment instructions may be changed on any business day.

A.  Available Investment Products (Plan Section 13.2)  The
following investments will be available under the Plan (check one)
_____Any Putnam funds            _____Other Investment Products

In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in Putnam Daily Dividend Trust until instructions are received in good order, and the Employer will be deemed to have selected Putnam Daily Dividend Trust as an available Investment Product for that purpose.

6A
If you wish to offer Putnam Capital Manager a variable annuity issued by Hartford with underlying funds managed by Putnam through your plan, please call Putnam for more information, 1-800-662-0019.

B. Instructions (Plan Section 13.3) Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam by the Employer. Check below only if the Employer will make investment decisions under the Plan.
_____The Employer will make investment decisions.

6B
Place a check mark in the blank if the Employer will direct the investment of Employer Contributions. If you do not check the blank, the Plan provides that each Participant will direct the investment of Employer Contributions allocated to the Employee s account.

7. Distributions and Withdrawals.

A. Retirement Distributions.

1. Retirement Age (Plan Section 7.1) Normal retirement age will be _____ (not over the lesser of 65 or any mandatory retirement age enforced by the Employer).

2. Annuities (Plan Section 9.3)  Will your Plan permit a
Participant to select a life annuity form of distribution?  You must check Yes if this Plan replaces an existing Plan that
permits distributions in life annuity form. (check one)
_____Yes                         _____No

7A
Enter the age (no later than 65) when an Employee may retire from the service of the Employer.

B.  Hardship Distributions (Plan Section 12.2)  Will your Plan permit hardship distributions from Employer Contribution
Accounts?  You must check Yes if this Plan replaces an existing
Plan that permits hardship distributions. (check one)
_____Yes                         _____No

C. Withdrawals after Age 59 1/2 (Plan Section 12.3) Will your Plan permit employees over age 59 1/2 to withdraw amounts upon request? You must check Yes if this Plan replaces an existing Plan that permits withdrawals after age 59 1/2. (check one)
_____Yes                         _____No

8.  Other Plans

You must complete this section if you maintain or ever maintained another qualified plan (other than a Putnam Money Purchase Pension Plan under Plan Agreement #002) in which any Participant in this Plan is (or was) a participant or could become a participant, or if you maintain a welfare benefit fund (as defined in section 419(e) of the Code) or an individual medical account (as defined in section 415(1)(2) of the Code) under which amount are treated as annual additions with respect to any Participant in this Plan.

8
Skip this item 8 if the Plan is the only qualified plan your Business has ever had.

The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

A. If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one)
_____The provisions of Section 6.2 of the Plan will apply as if the other plan were a master or prototype plan.
_____The plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.
_____
_____

B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of Article 6 in the manner you describe below:
_____
_____

If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan, for purposes of computing the top-heavy ratio:
Interest rate:_____%
Mortality table

8A and 8B
Complete 8A only if the Employer maintains or ever maintained any other defined contribution plan (other than a master or prototype plan) or any other defined benefit plan.

Complete 8B only if the Employer maintains or ever maintained a defined benefit plan.

If any of these factual situations exist, the Employer should consult with an attorney or actuary. Failure to complete this section when applicable may adversely affect the tax-qualified status of the Plan.

NOTE: Your description under A or B above must not leave the selection of a method to your discretion from year to year.

9. Vesting

All Accounts are fully vested at all times.

10. Top-Heavy Provisions (Plan Section 15.3)

Federal tax laws require certain plans, called top-heavy plans, to provide a minimum contribution for every non-key employee covered by the plan. Whether a plan is top-heavy is determined by an annual test, explained on page 46. If the plan s regular contribution provisions already meet or exceed the top-heavy minimum contribution, no additional action is required when the plan is top-heavy, so there is no need to perform annual testing. If the plan s regular contribution provisions do not already meet or exceed the top-heavy minimum contribution, annual testing must be performed, and, if the plan proves to be top-heavy, an additional contribution must be made.

Your Plan s regular contribution provisions will meet or exceed the top-heavy minimum, and you will not need to perform annual testing, if any of the following applies:

(a) You will make contributions only under item 5 of this Plan
Agreement (no Section 401(k)), and your Plan is not integrated with Social Security; or

(b) Your Plan is integrated with Social Security and you have specified the Top-Heavy Integration Formula in item 5.C; or

(c) You will make contributions under item 12 (Section 401(k)), and you have specified in item 12.C. a Qualified Nonelective
Contribution of at least 3% on behalf of all Participants; or

(d) You will make contributions under item 5 and item 12 (Section
401(k)), and you have specified in item 5.B a contribution of at least 3% of Earnings that will not be integrated with Social
Security; or

(e) You maintain paired Putnam plans, or you maintain any other qualified plan that automatically provides a minimum top-heavy contribution or benefit for every non-key employee covered by this Plan.

NOTE: If you maintain a defined benefit plan in additions to this Plan, you cannot rely on categories (a) through (d).

If you fit into any of the above categories, STOP HERE. You do not need to perform annual top-heavy testing.

If you do not fit into any of the above categories, then unless you check this item 10 to indicate that you will perform annual top-heavy testing for your Plan, the requirement of a minimum contribution for each non-key employee, contained in Plan Section 15.3, will apply to your Plan at all times. If you check this item 10, Section 15.3 will apply only in Plan Years when you Plan fails the top-heavy test.
_____The Employer will perform annual top-heavy testing for the Plan.

11. Plan Administrator (Plan Section 16.1)

You may appoint a person or a committee to serve as Plan
Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify
Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

The initial Plan Administrator will be (check one)
_____This person:
_____A committee composed of these people:
__________
__________
__________

12.  Section 401(k) Plan Provisions (Plan Article 5)

12
Complete item 12 below if your Plan will allow employees to elect pre-tax contributions under Section 401(k) of the Code. If you will make contributions to the Plan only under item 12, see also the top-heavy provisions in item 10.

A. Elective Deferrals (Plan Section 5.2)

1. A Participant may make Elective Deferrals in an amount not to exceed (check one)
_____% of his Earnings (not more than 15%)
_____$_____(specify a dollar amount in each payroll period)

12A1
Complete section 12 only if you are adopting a Putnam Profit
Sharing and 401(k) Plan.  If you are adopting a Putnam Profit
Sharing Plan (Keogh), go to section 13.

By the option selected in 12A1, the Employee s Elective Deferral will be limited to a stated percentage of annual pay, or a stated amount for each pay period. You must state a percentage or an amount, as applicable.

NOTE: Elective Deferrals may not exceed the annual dollar limit under Section 402(g) of the Internal Revenue Code.

2. A Participant may begin to make Elective Deferrals, or change the amount of his Elective Deferrals, as of the following dates
(check one):
_____First business day of each month (monthly).
_____First business day of the first, fourth, seventh and tenth months of the Plan Year (quarterly).

_____First business day of the first and sixth months of the Plan
Year (semiannually).
_____First business day of the Plan Year only (annually).

12A2
Complete this section by designating the periods during which employee elections to make Elective Deferral contributions will be permitted, the date such an election will become effective, the periods during which modifications can be made to employees Elective Deferral elections and the date such a modification will take effect.

3. May Participants make Elective Deferrals of bonuses?
_____Yes                         _____No

12A3
If this option is checked, Employees will be entitled to contribute as Elective Deferrals to the Plan a percentage of (or an amount from) bonuses that would otherwise be paid in cash.

B. Qualified Matching Contributions (Plan Section 2.60)

12B
Skip this part B if you will not make Qualified Matching
Contributions.

1. Qualified Matching contributions will be made with respect to (check one)
_____Elective Deferrals by all Participants
_____Elective Deferrals only by Non-Highly Compensated
Participants

12B1
If this section is checked, the Employer will make Qualified Matching contributions (i.e., contributions that match employee Elective Deferrals and that can be used to assist in satisfying the special 401(k) non-discrimination test). These contributions must be fully vested at all times and must be subject to the distribution restrictions described in Section 5.13 of the Basic Plan Document. You must designate the class of employees on whose behalf Qualified Matching Contributions will be made.

2. The amount of Qualified Matching Contributions made with respect to a Participant will be:

(Check the provision desired and fill in the % blank(s) in the provision you check. If you wish to determine the amount of Qualified Matching Contributions from year to year instead of specifying a fixed percentage, write V for variable in the % blank at the beginning of each provision you check.)
_____% of his Elective Deferrals
_____% of his Elective Deferrals that do not exceed _____% of his Compensation.

12B2
By completing this section, the Employer determines the degree to which Qualified Matching Contributions will match the Employees Elective Deferrals. Check one blank and provide the appropriate information for the sentence following the one that you check.

C. Qualified Nonelective Contributions (Plan Section 2.62)

12C
Skip this part C if you will not make Qualified Nonelective
Contributions.

If this section is checked, the Employer will be entitled to make
 Qualified Nonelective Contributions to the Plan, as described in Section 2.62 of the Basic Plan Document. These contributions can assist the Employer in meeting the special 401(k) non-discrimination test. If you complete 1, you must also check 2 (and provide percentage limits where appropriate), to determine the amount of Qualified Nonelective Contributions to be made. See page 42 for more information.

Note: If you wish to avoid annual testing to determine whether your Plan is top-heavy, you may need to select a Qualified Nonelective Contribution of at least 3% for all Participants, because Elective Deferrals and Qualified Matching Contributions for non-key employees do not count toward the top-heavy minimum contribution requirement. See item 10 for more information.

1. Qualified Nonelective Contributions will be made on behalf of (check one):
_____All Participants
_____Only Participants who are not Highly Compensated Employees

2. The amount of Qualified Nonelective Contributions for a Plan Year will be (check one):
_____% (not over 15%) of the Earnings of Participants on whose behalf Qualified Nonelective Contributions are made
_____An amount determined by the Employer, to be shared in proportion to Compensation by Participants on whose behalf Qualified Nonelective Contributions are made

D. Hardship Distributions from 401(k) Accounts (Plan Sections
12.2 and 5.14)  Will your Plan permit hardship distributions from
Elective Deferral Accounts? (check one)
_____Yes                         _____No

13.  Reliance on Opinion Letter

You may rely on the opinion letter issued by the National Office of the Internal Revenue Service for this Plan, and avoid filing an application for an IRS determination letter, only if you never maintain or maintained at any time any other plan, except a Putnam Standard Money Purchase Pension Plan under Plan Agreement #002.

If you even maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate account for key employees, as defined in section 419A(d)(3) of the Code; or an individual medical account, as defined in section 415(1)(2) of the Code) in addition to this plan (other than a Putnam Standard Money Purchase Pension Plan under Plan Agreement #002), you may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that your Plan is qualified under Section 401 of the Internal Revenue Code. If you adopt or maintain multiple plans and you wish to obtain reliance that your plan(s) are qualified, you should apply to the appropriate Key District Director of Internal Revenue for a determination letter.

Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #001 may be used only in conjunction with Putnam s basic plan document
#01.

13
Employers should review this section carefully. The adoption of the Putnam Standard Profit Sharing Plan should be reviewed with your legal counsel and tax advisor.

Employers Adoption of Putnam Standard Profit Sharing Plan

The Employer named below hereby adopts a PUTNAM STANDARD PROFIT SHARING PLAN, and appoints ___________ to serve as Trustee of the Plan. The Employer agrees to pay the fees as determined by completing the Plan Investment Form, in accordance with the terms of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then-current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be a Putnam Standard Profit Sharing Plan upon Putnam s acceptance of this Plan Agreement.

Employer signature(s) to adopt Plan:
_____
Date of signature:

Provide a signature form an authorized representative of the Employer

Please print name(s) of authorized person(s) signing above:
_________                        Phone:
                                 Phone:

A new Plan must be signed by the last day of the Employer s
Taxable Year in which the Plan is to be effective.

Dealer Information (to be completed by investment dealer)
Name of Investment Dealer
Name and No. of Investment Dealer/Representative
Name and No of Branch Office
Signature of Investment Dealer/Representative
Authorized Dealer Signature
Representative Phone Number

Acceptance of Trustee

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A. Putnam Fiduciary Trust Company, Trustee
By _______________________________

B. Other Trustee
By _________________________   Trustees Tax I.D. Number __
(Trustee)
Address of Trustee ______________________________________
Person for Putnam to Contact ____   Phone ____________________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company.

NOTE: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Standard Profit
Sharing Plan.

C. Appointment and Acceptance of Insurance Trustee

1. Appointment to:
Name of Insurance Trustee ________________________________

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee:
By ___________________________________________________
(Authorized Signature)

2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.
By _________________________     Trustee s Tax I.D. Number _____
Address of Insurance Trustee ______________________________
Person for Putnam to Contact ____ Phone ____________________

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam investment
Products).

Acceptance by Putnam

Putnam hereby accepts this Employer s Plan as a prototype established under the Putnam Defined Contribution Retirement Plan and Trust Agreement.

Putnam Mutual Funds Corp.
By ___________________________________________________

Plan Agreement #002
Putnam Standard Money Purchase Pension Plan

This is the Plan Agreement for a Putnam prototype money purchase pension plan. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified.
You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

Putnam Retirement Plan Services
P.O. Box 2701
Boston, MA  02208
Phone: 1-800-662-0019

By executing this Plan Agreement, the Employer establishes a money purchase pension plan and trust upon the terms and conditions of Putnam Basic Plan Document #01, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Standard Money Purchase Pension Plan.

1.  Business Information

A. Business Name

B. Business Address
Street                       City/State              Zip Code
Phone                        SIC Code
Person for Putnam to Contact

C. Federal Tax Identification Number

D. Form of Organization (check one):
_____Sole proprietorship        _____Corporation
_____Partnership                _____S Corporation
E. Taxable Year of Business:
_____Calendar Year              _____Fiscal year ending on:_____

1
Provide the information requested about the Employer.

2. Plan Information

Plan Year The Plan Year of your Plan will be the same as the Taxable Year of your Business shown in 1.E. above. If you change the Taxable Year of your Business, the Plan Year will change accordingly. The Plan Year will also be your Plan s Limitation Year for purposes of the contribution limitation rules in Article 6 of the Plan.

A. Effective Date of Adoption of Plan.
Are you adopting this Plan to replace an existing plan?
_____Yes                        _____No

If you answered Yes in 2.A. above, the Effective Date of your adoption of this Plan will be the first day of the current Plan
Year.  Please complete the following:

Name of the plan you are replacing:
Original Effective Date of the plan you are replacing:

If you answered No in 2.A. above, the Effective Date of your adoption of this Plan will be the later of the first day of the current Plan Year, or the first day your Business began.

The Effective Date is (month/day/year)

2A
Complete this section only if the adoption of this plan is an amendment to an existing Plan. When signed, this document becomes the official plan agreement, superseding any previously signed plan agreements.

NOTE: If you are adopting this Plan to replace an existing Plan, certain retroactive dates shall apply to comply with the Tax
Reform Act of 1986, provided that you adopt this Plan before the end of the 1994 Plan year.

3. Eligibility for Plan Participation (Plan Section 3.1)

Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.

A. Classes of Eligible Employees The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S. source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.

The following employees will be eligible to participate in the
Plan:
_____Members of the following collective bargaining unit(s) (give names of unions)
_____Nonresident aliens with no U.S. source income

NOTE: Refer to the Affiliated Employer Determination section in the Putnam Retirement Planning, Easy-to-Follow Instructions booklet.


B. Age Requirement (check one)
_____No minimum age required for participation
_____Employees must reach age_______(not over 21) to participate

3B
Complete 3B to establish the age required (if any) before an employee can become a Plan Participant.

C. Service Requirements

1. To become eligible, an employee must complete (check one)
_____No minimum service requirement.  Skip the rest of this part
C if you select this rule.
_____One Eligibility Period
_____Two Eligibility Periods

An Eligibility Period is the 12 months beginning on an employees first day of work, and anniversaries of that day.

2. To receive credit for an Eligibility Period, an employee must complete during that period at least (check one)
_____1,000 Hours of Service
_____Hours of Service (may not exceed 1,000)

3C1 and 3C2
Complete 3C1 and 3C2 to establish the service required (if any) before an Employee can become a Plan Participant.

NOTE: A plan may not condition eligibility to participate in the plan on more than two years of service and may require two years of eligibility service only if the plan provides for full and immediate vesting after two years of service.

3. Hours of Service will be credited to employees by the
following method (check one)
_____Actual hours for which an employee is paid
_____Any employee who has one actual paid hour in the following period will be credited with the number of Hours of Service
indicated (check one):
_____Day(10 Hours of Service)   _____Week(45 Hours of Service)
_____Semi-monthly payroll period (95 Hours of Service)
_____Month (190 Hours of Service)

3C3
Complete 3C3 to indicate how Hours of Service will be measured.

NOTE: An employee begins participation as of the first day of the month in which he first fulfills the eligibility requirements you have selected. If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

4. Compensation (Plan Section 2.8)

Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check one)

_____Form W-2 earnings as descried in Section 2.8 of the Plan
_____Form W-2 earnings as described in Section 2.8 of the Plan plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax-sheltered 403(b) arrangement, Section 457 deferred compensation plan or contributions described in
Section 414(h)(2) that are picked up by a governmental employer.
_____All compensation included in the definition of Section 415 Compensation in Section 6.5(b) of the Plan
_____All compensation included in the definition of section 415 compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax-sheltered 403(b) arrangement, Section 457 deferred compensation plan or contributions described in Section 414(h)(2) that are picked up by a governmental employer.

4
Complete this section to determine Plan compensation for Employees other than owner-employees or self-employed individuals. For owner-employees and self-employed individuals, Compensation is earned income as defined in Section 2.12 of the Basic Plan Document.

5. Contributions (Plan Section 4.3)

A. Amount  The Employer will contribute to the Plan for each Plan
Year this Base Contribution Percentage _____ (not more than 25%) of the Earnings of all Qualified Participants for the Plan Year.

Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless his employment terminates before the last day of the Plan Year for reasons other than his death or Retirement, and he is not credited with more than 500 Hours of Service in the Plan Year.

5
NOTE: Refer to the Contribution Limits Worksheet contained in a separate booklet for a detailed explanation of contribution limits.

Enter the percentage of Compensation required to be contributed to the Plan each year. The contribution cannot exceed 25% of Compensation paid to all Participants during the Plan Year. If you accept both this Plan and a profit sharing plan, the combined
percentages for the two must not exceed 25% of Compensation.   If
you wish to integrate your Plan, skip 5A and complete 5B and 5C.

B. Allocation to Qualified Participants Contributions will be shared by Qualifed Participants in proportion to their Earnings, unless you check the following space to indicate that your Plan will be integrated with Social Security, as explained on page 41. _____The Plan will be integrated with Social Security, and the Base Contribution Percentage will be _____% (not less than 3% unless you will perform annual top-heavy testing for your Plan).

C. Integration Level The Integration Level will be (check one) _____The Social Security Wage Base in effect at the beginning of the Plan Year.
_____% (not more tan 100%) of the Social Security Wage Base in effect at the beginning of the Plan Year.
_____$_____ (not more than the Social Security Wage Base).

5B and 5C
Complete 5B and 5C only if you wish to increase the amount of contributions allocated to Participants who earn more than a stated amount by integrating your plan with Social Security. See page 41 for more information.

NOTE: If you maintain any other qualified plan in addition to this Plan, only one plan may be integrated with Social Security.
If you integrate this Plan with Social Security, see also the top-heavy provisions in item 10.

6. Investments (Plan Sections 13.2 and 13.3)

The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to life insurance policies selected under Plan Article 14, if any). All Investment Products must be sponsored, underwritten or managed by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts, unless the Employer elects differently in part B below. Investment instructions may be changed on any business day.

A.  Available Investment Products (Plan Section 13.2)  The
following investments will be available under the Plan (check one)
_____Any Putnam funds            _____Other Investment Products

In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in Putnam Daily Dividend Trust until instructions are received in good order, and the Employer will be deemed to have selected Putnam Daily Dividend Trust as an available Investment Product for that purpose.

6A
If you wish to offer Putnam Capital Manager a variable annuity issued by Hartford with underlying funds managed by Putnam through your plan, please call Putnam for more information, 1-800-662-0019.

B. Instructions (Plan Section 13.3) Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam by the Employer. Check below only if the Employer will make investment decisions under the Plan.
_____The Employer will make investment decisions.

6B
If you place a check mark in the blank the Employer will direct the investment of Employer contributions. If you do not check the blank, the Plan provides that each Participant will direct the investment of Employer contributions allocated to his account.

7. Retirement Age (Plan Section 7.1)

Normal retirement age will be _____ (not over the lesser of 65 or any mandatory retirement age enforced by the Employer).

7
Enter the age (no later than 65) when an Employee may retire from the service of the Employer.


8.  Other Plans

You must complete this section if you maintain or ever maintained another qualified plan (other than a Putnam Profit Sharing Plan under Plan Agreement #001) in which any Participant in this Plan is (or was) a participant or could become a participant, or if you maintain a welfare benefit fund (as defined in section 419(e) of the Code) or an individual medical account (as defined in section 415(1)(2) of the Code) under which amounts are treated as annual additions with respect to any Participant in this Plan.

8
Skip this item 8 if the Plan is the only qualified plan your Business has ever had.

The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

A. If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one)
_____The provisions of Section 6.2 of the Plan will apply as if the other plan were a master or prototype plan.
_____The plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.
_____
_____

B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of Article 6 in the manner you describe below:
_____
_____

If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan, for purposes of computing the top-heavy ratio:
Interest rate:_____%
Mortality table:_________________________________________

8A and 8B
Complete 8A only if the Employer maintains or ever maintained any other defined contribution plan (other than a master or prototype plan) or any other defined benefit plan.

Complete 8B only if the Employer maintains or ever maintained a defined benefit plan.

If any of these factual situations exist, the Employer should consult with an attorney or actuary. Failure to complete this section when applicable may adversely affect the tax-qualified status of the Plan.

NOTE: Your description under A or B above must not leave the selection of a method to your discretion from year to year.

9. Vesting

All Accounts are fully vested at all times.

10. Top-Heavy Provisions (Plan Section 15.3)

Federal tax laws require certain plans, called top-heavy plans, to provide a minimum contribution for every non-key employee covered by the plan. Whether a plan is top-heavy is determined by an annual test, explained on page 46. If the plan s regular contribution provisions already meet or exceed the top-heavy minimum contribution, no additional action is required when the plan is top-heavy, so there is no need to perform annual testing. If the plan s regular contribution provisions do not already meet or exceed the top-heavy minimum contribution, annual testing must be performed, and, if the plan proves to be top-heavy, an additional contribution must be made.

Your Plan s regular contribution provisions will meet or exceed the top-heavy minimum, and you will not need to perform annual testing, if any of the following applies:

(a) Your Plan is not integrated with Social Security; or

(b) Your Plan is integrated with Social Security and you have specified in item 5.B. a Base Contribution Percentage of at least
3%; or

(c) You maintain any other qualified plan that automatically provides a minimum top-heavy contribution or benefit for every non-key employee covered by this Plan.

NOTE: If you maintain a defined benefit plan in addition to this Plan, you cannot rely on categories (a) or (b).

If you fit into any of the above categories, STOP HERE. You do not need to perform annual top-heavy testing.

If you do not fit into any of the above categories, then unless you check this item 10 to indicate that you will perform annual top-heavy testing for your Plan, the requirement of a minimum contribution for each non-key employee, contained in Plan Section 15.3, will apply to your Plan at all times. If you check this item 10, Section 15.3 will apply only in Plan Years when you Plan fails the top-heavy test.
_____The Employer will perform annual top-heavy testing for the Plan.

11. Plan Administrator (Plan Section 16.1)

You may appoint a person or a committee to serve as Plan
Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify
Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

The initial Plan Administrator will be (check one)
_____This person:
_____A committee composed of these people:
__________
__________
__________

12.  Reliance on Opinion Letter

You may rely on the opinion letter issued by the National Office of the Internal Revenue Service for this Plan, and avoid filing an application for an IRS determination letter, only if you never maintain or maintained at any time any other plan, except a Putnam Standard Profit Sharing Plan under Plan Agreement #001.

If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate account for key employees, as defined in section 419A(d)(3) of the Code; or an individual medical account, as defined in section 415(1)(2) of the Code) in addition to this plan (other than a Putnam Standard Profit Sharing Plan under Plan Agreement #001), you may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that your Plan is qualified under Section 401 of the Internal Revenue Code. If you adopt or maintain multiple plans and you wish to obtain reliance that your plan(s) are qualified, you should apply to the appropriate Key District Director of Internal Revenue for a determination letter.

Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #002 may be used only in conjunction with Putnam s basic plan document
#01.

12
Employers should review this section carefully. Adoption of the Plan should be reviewed with your legal counsel and tax advisor.

Employers Adoption of Putnam Standard Money Purchase Pension Plan

The Employer named below hereby adopts a PUTNAM STANDARD MONEY PURCHASE PENSION PLAN, and appoints ___________ to serve as Trustee of the Plan. The Employer agrees to pay the fees as determined by completing the Plan Investment Form, in accordance with the terms of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then-current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be a Putnam Money Purchase Pension Sharing Plan upon Putnam s acceptance of this Plan Agreement.

Employer signature(s) to adopt Plan:
_____
Date of signature:

Provide a signature from an authorized representative of the Employer.

Please print name(s) of authorized person(s) signing above:
_________                        Phone:
                                 Phone:

A new Plan must be signed by the last day of the Employer s
Taxable Year in which the Plan is to be effective.

Dealer Information (to be completed by investment dealer)

Name of Investment Dealer ________________________________
Name and No. of Investment Dealer/Representative ______________ Name and No. of Branch Office ______________________________
Signature of Investment Dealer/Representative ________________ Authorized Dealer Signature _______________________________
Representative Phone Number ______________________________

Acceptance of Trustee

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A. Putnam Fiduciary Trust Company, Trustee
By ___________________________________________________

B. Other Trustee ________________________________________
By (Trustee) _________________   Trustee s Tax I.D. Number _____

Address of Trustee ______________________________________
Person for Putnam to Contact ____  Phone ____________________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company.

NOTE: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Standard Money
Purchase Pension Plan.

C. Appointment and Acceptance of Insurance Trustee

1. Appointment to:
Name of Insurance Trustee ________________________________

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee
By (Authorized Signature)


2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.
By                                 Trustee s Tax I.D. Number
Address of Insurance Trustee
Person for Putnam to Contact       Phone

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam Investment
Products).

Acceptance by Putnam

Putnam hereby accepts this Employer s Plan as a prototype established under the Putnam Defined Contribution Retirement Plan and Trust Agreement.

Putnam Mutual Funds Corp.
By ___________________________________________________

Instructions for Completing and Distributing Notice to Interested
Parties

You must distribute the completed Notice to Interested Parties no less than 7 days and no more than 21 days after you sign the Plan Agreement for your Putnam Plan. For your current employees, you may simply post a copy of the Notice on a bulletin board or other space customarily used for announcements to your employees. If you adopt your Putnam Plan as an amendment to an existing plan, individuals who are not current employees but are entitled to benefits under your existing plan (for example, vested former employees or beneficiaries of deceased employees) should be sent a copy of the Notice by first class mail no less than 10 days and no more than 24 days after you sign your Putnam Plan Agreement.

Portions of the Notice must be completed by you as described below.

Item 1  Enter the name of your business.
Item 2  Enter the name of your plan.
Item 3 Enter the final digit of the plan number you have chosen for your plan. If this is the first plan you have ever adopted for your business, or if you have adopted the Putnam Plan as an amendment of your only existing plan, the correct number is 001. If your business has one or more other tax qualified retirement plans that were adopted before this plan, and you have not adopted the Putnam Plan as an amendment to any plan, the correct number for his plan is the next higher number after the number(s) of your existing plan(s); for example, 002 or 003. Enter the appropriate IRS opinion letter number. If you have adopted the Profit Sharing and 401(k) Plan, enter D240174a, if you have adopted the Money Purchase Pension Plan, D240175a.
Item 4 Enter the name and address of your business and the nine-digit tax identification number assigned to your business for federal income tax and employment tax reporting; for example, 04-0010023.
Item 5 If you have appointed a committee or a particular person as plan administrator, enter the name(s) and address of the person(s) appointed. If you have not selected a plan administrator enter the word "Employer."
Item 6 Enter the minimum number of years of service and minimum age required for eligibility to participate in your plan, as selected by you in the Plan Agreement. If you selected no minimum requirement, enter "0".
Item 7 Select from the attached address chart on page 28 the address of the IRS Key District office that applies to you, and enter that address in the space provided.
Item 8 If you have fewer than 100 employees, enter the number equal to 10% of your employees, rounded up. For example, if you have 12 employees, enter "2." If you have 100 or more employees, enter "10."
Item 9 Calculate the dates that are 45, 55, 75 and 90 days after the date you signed the Plan Agreement. Enter these dates in the blanks as marked on the Notice.
Item 13  Enter the name of your business.

IRS DISTRICT
Albany, August, Boston, Brooklyn,
Buffalo, Burlington, Hartford,
Manhattan, Portsmouth, Providence
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
P.O. Box 1680, GPO
Brooklyn, NY  11202

IRS DISTRICT
Baltimore, District of Columbia, Newark, Philadelphia,
Pittsburgh, Richmond, Wilmington, any U.S. possession or foreign country
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
P.O. Box 17010
Baltimore, MD  21203

IRS DISTRICT
Cincinnati, Cleveland, Detroit, Indianapolis, Louisville,
Parkersburg
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
P.O. Box 3159
Cincinnati, OH  45201

IRS DISTRICT
Albuquerque, Austin, Cheyenne, Dallas, Denver, Houston, Oklahoma
City, Phoenix, Salt Lake City, Wichita
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
Mail code 4950 DAL
1100 Commerce Street
Dallas, TX  75242

IRS DISTRICT
Atlanta, Birmingham, Columbia, Ft. Lauderdale, Greensboro,
Jackson, Jacksonville, Little Rock, Nashville, New Orleans
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
P.O. Box 941
Atlanta, GA  30370

IRS DISTRICT
Honolulu, Laguna Niguel, Las Vegas, Los Angeles, San Jose
KEY DISTRICT OFFICE
Internal Revenue Service
EP Application Receiving
Room 5127
P.O. Box 536
Los Angeles, CA  90053-0536

IRS DISTRICT
Aberdeen, Chicago, Des Moines, Fargo, Helena, Milwaukee, Omaha,
St. Louis, St. Paul, Springfield
KEY DISTRICT OFFICE
Internal Revenue Service
EP/EO Division
230 S. Dearborn
DPN 20-6
Chicago, IL  60604

IRS DISTRICT
Sacramento, San Francisco
KEY DISTRICT OFFICE
Internal Revenue Service
EP Application Receiving
Stop SF 4446
P.O. Box 36001
San Francisco, CA  94102

IRS DISTRICT
Anchorage, Boise, Portland, Seattle
KEY DISTRICT OFFICE
Internal Revenue Service
EP Application Receiving
P.O. Box 21224
Seattle, WA  98111

Notice to Interested Parties

1.  Notice to: All Employees of ______________________________
The employer named above has adopted the plan described in this notice, and had provided this notice as part of the automatic plan qualification process prescribed by the Internal Revenue Service.

2.  Name of Plan: ________________________________________

3.  Plan Number: 00_______
     Opinion Letter No.______

4.  Name and address of Plan Sponsor:
     Employer's Tax Identification No.: ________________________
5.  Name of Plan Administrator:
______
______

6. The employees eligible to participate under the Plan are those who have reached at least _____ years of age and completed at least _____ years of service.
In addition, the following classifications of employees are included:

7.  Address of Key District Director having jurisdiction of Plan:
___
____
_____
_____Members of the following collective bargaining unit(s)(give names of unions):
_____
_______
_____Nonresident aliens with no U.S. source of income.

Requests for Comments by the Department of Labor

8. It is not contemplated that the Plan will be submitted to the Internal Revenue Service for an advanced determination as to whether or not it meets the qualification requirements of Section
401 or 403(a) of the Internal Revenue Code.

9. The Internal Revenue Service has not issued a determination letter with respect to the qualification of this Plan, which is a standardized prototype plan sponsored by Putnam Mutual Funds Corp. Plans in this category generally are entitled to automatic qualification and are not required to seek a determination letter.

Rights of Interested Parties
10.  You have the right to submit to the IRS Key District
Director at the above address, either individually or jointly with other interested parties, your comments as to whether this Plan meets the qualification requirements of the Internal Revenue
Code.

You may instead, individually or jointly with other interested parties, request the Department of Labor to submit comments on your behalf to the Key District Director regarding qualification of the Plan. If the Department declines to comment on all or some of the matters you raise, you may individually or jointly (if your request was made to the Department jointly) submit your comments on these matters directly to the IRS Key District Director.

11. The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of ten employees or ten percent of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this Plan is _____ . If you request the Department to comment, your request must be in writing and must specify the matters upon which comments are requested, and must also include:

(1) The information contained in items 2 through 5 of this Notice; and

(2) the number of persons needed for the Department to comment.

A request to the Department to comment should be addressed as follows:

Assistant Secretary
Pension and Welfare Benefit Administration
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, D.C.  20216

Attn:  3001 Comment Request

Comments to the Internal Revenue Service

12. Comments submitted by you to the IRS Key District Director must be in writing and received by him by _____ , 199_____ (75 days after Plan adoption). However, if there are matters that you request the Department of Labor to comment upon on your behalf, and the Department declines, you may submit comments on these matters to the Key District Director to be received by him within 15 days from the time the Department notifies you that it will not comment on a particular matter, or by ____ , 199_____ (75 days after Plan adoption), whichever is later, but in no event later than ___, 199__(90 days after Plan adoption). A request to the Department to comment on your behalf must be received by it by _____ , 199_____ (45 days after Plan adoption) if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by _____ , 199_____ (55 days after Plan adoption) if you wish to waive that right.

Additional Information

13. Detailed instructions regarding the requirements for notification of interested parties may be found in sections 16, 17 and 18 of Revenue Procedure 91-10. Additional information concerning this application (including an updated copy of the Plan and related trust and copies of section 16 of Revenue Procedure 91-10) are available at the offices of ______________ during the hours of 9:00 a.m. to 5:00 p.m. for inspection and copying. (There may be a nominal charge for copying and/or mailing.)

NOTE: Section 17 of Revenue Procedure 94-6 is included to provide plan participants with additional information.

Section 17 of Revenue Procedure 94-6

WHAT RIGHTS TO NOTICE AND COMMENT DO INTERESTED PARTIES HAVE?
* 01 Persons who qualify as interested parties under section 1.7476-1(b) of the regulations, have the following rights:
(1)  To receive notice, in accordance with section 18 below, that there will be filed an application for an advance determination regarding the qualification of plans described in sections 401, 403(a), 409 and 4975(e)(7) of the Code, or, with respect to plans described in section 7.05 above, to receive notice, in accordance with section 19 below, of the adoption or amendment of such plans;
(2) To submit written comments with respect to the qualification of such plans to the Internal Revenue Service;
(3) To request the Department of Labor to submit a comment to the Service on behalf of the interested parties; and
(4) To submit written comments to the Service on matters with respect to which the Department of Labor was requested to comment but declined.

* 02 comments submitted by interested parties must be received by the Key District Director by the 45th day after the date on which the application for determination is received by the Key District Director (see section 17.03 and 17.04 for filing deadlines where the Department of Labor has been requested to comment). Such comments must be in writing, signed by the interested parties or by an authorized representative of such parties (as provided in section 9.01(7) of Rev. Proc. 91-4), addressed to the Key District director to whom the application for determination was submitted, and contain the following information:
(1) The names of the interested parties making the comments;
(2) The name and taxpayer identification number of the applicant for a determination:
(3) The name of the plan, the plan identification number, and the name of the plan administrator;
(4) Whether the parties submitting the comment are:
(a) Employees eligible to participate under the plan,
(b) Employees with accrued benefits under the plan, or former employees with vested benefits under the plan,
(c) Beneficiaries of deceased former employees who are eligible to receive or are currently receiving benefits under the plan,
(d) Employees not eligible to participate under the plan.
(5) The specific matters raised by the interested parties on the question of whether the plan meets the requirements for qualification involving sections 401 and 403(a) of the Code, and how such matters relate to the interests of the parties making the comment; and
(6) The address of the interested party submitting the comment (or if a comment is submitted jointly by more than one party, the name and address of a designated representative) to which all correspondence, including a notice of the Service's final determination with respect to qualification, should be sent.
(The address designated for notice by the Service will also be used by the Department of Labor in communicating with the parties submitting a request for comment.) The designated representative may be one of the interested parties submitting the comment or an authorized representative. If two or more interested parties submit a single comment and one person is not designated in the comment as the representative for receipt of correspondence, a notice of determination mailed to any interested party who submitted the comment shall be notice to all the interested parties who submitted the comment for purposes of section 7476(b)(5) of the Code.

* 03 A request to the Department of Labor to submit to the Key District Director a comment pursuant to section 3001(b)(2) of the Employee Retirement Income Security Act of 1974 (ERISA) must be made in accordance with the following procedures:
(1) The request must be received by the Department of Labor by the 25th day after the day the application is received by the Key District Director. However, if the parties requesting the Department to submit a comment wish to preserve the right to comment to the Key District Director in the event the Department declines to comment, the request must be received by the Department by the 15th day after the application is received by the Key District Director.
(2) The request to the Department of Labor to submit a comment to the Key District Director must:
(a) Be in writing;
(b) Be signed as provided in section 17.02 above;
(c) Contain the names of the interested parties requesting the Department to comment and the address of the interested party or designated representative to whom all correspondence with respect to the request should be sent. See also section 17.02(6) above;
(d) Contain the information prescribed in section 17.02(2), (3),
(4), above;
(e) Contain the address of the Key District Director to whom the application was or will be submitted;
(f) Contain a statement of the specific matters upon which the Department's comment is sought, as well as how such matters relate to the interested parties making the request; and
(g) Be addressed as follows:
Deputy Assistant Secretary
Pension and Welfare Benefits
Administration
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, D.C. 20210
Attention: 3001 Comment Request

04 If a request described in 17.03 is made and the Department of Labor notifies the interested parties making the request that it declines to comment on a matter concerning qualification of the plan which was raised in the request, the parties submitting the request may still submit a comment to the Key District Director on such matter. The comment must be received by the later of the 45th day after the day the application for determination is received by the Key District Director or the 15th day after the day on which notification is given by the Department that it declines to submit a comment on such matter. (See section 17.07 for the date of notification.) In no event may the comment be received later than the 60th day after the application for determination was received. Such a comment must comply with the requirements of section 17.02 and include a statement that the comment is being submitted on matters raised in a request to the Department upon which the Department declined to comment.

05 For rules regarding the confidentiality of contents of written comments submitted by interested parties to the Service pursuant to section 17.02 or 17.04, see section 601.201(o)(5) of the Statement of Procedural Rules.

06 For rules regarding the availability to the application of copies of all comments on the application submitted pursuant to section 17.01(1), (2), or (3) of this revenue procedure, see section 601.201(o)(5) of the Statement of Procedural Rules.

07 An application for an advance determination, a comment to the Key District Director, or a request to the Department of Labor shall be deemed made when it is received by the Key District Director, or the Department. Notification by the Department that it declines to comment shall be deemed given when it is received by the interested party or designated representative. The notice described in section 18.01 below shall be deemed given when it is given in person, posted as prescribed in the regulations under section 7476 of the Code, or received through the mail. In any case where such an application, comment, request, notification, or notice is sent by mail, it shall be deemed received as of the date of the postmark (or if sent by certified or registered mail, the date of certification or registration), if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. However, if such an application, comment, request, notification, or notice is not received within a reasonable period from the date of postmark, the immediately preceding sentence shall not apply.

Plan Investment Form
Simplified Putnam Retirement Plans

Please use this form to indicate your plan's initial investment in the Putnam Family of Funds, listing only one source of contribution per page.

1. Employer                        Phone No. (    )
Address
City/State/Zip
Employer's Name (Please Print)
Authorized Employer Signature

2. Type of Simplified Putnam Retirement Plan (check one)
_____ Putnam Profit Sharing Plan (Keogh)
_____ Putnam Money Purchase Pension Plan (Keogh)
_____ Paired Putnam Profit Sharing and Money Purchase Pension
Plan (Keogh)
_____ Putnam Profit Sharing and 401(k) Plan

Note: If you have a Paired Putnam Profit Sharing and Money Purchase Pension Plan, you have two plans involving separate Plan contributions. Check this option and complete two Plan Investment Forms. To do this, make a copy of this Form, complete it accordingly and send both Forms with the plans' initial contribution checks. Remember, you only need to include one participant fee in one of your Plan contribution checks.

3.  Dealer Representative          Phone No. (    )
Dealer Firm
Branch Location
Representative's Signature

4.  Participant Fee: $10.00 X _______ = ___________________
                                   Number of
Participants                       Annual Participant Fee

Total Check Amount:

Annual Participant Fee             $ __________
Employer Contribution              $ __________
(from final page)

TOTAL                                            $ __________

NOTE: Minimum contribution: $500 per plan; $25 per participant account. This plan does not allow for employee voluntary after-tax contributions.

The following Putnam funds are available for retirement plan accounts. Please use these fund codes, listing only one fund per line, when completing the Plan Investment Form.

A26  Putnam Adjustable Rate U.S. Government Fund
A08  Putnam Convertible Income-Growth Trust
A0A  Putnam Daily Dividend Trust
A43  Putnam Dividend Growth Fund
A29  Putnam Diversified Income Trust
B0H  Putnam Energy-Resources Trust
A44  Putnam Europe Growth Fund
A02  The Putnam Fund for Growth and Income
A01  The George Putnam Fund of Boston
A18  Putnam Global Governmental Income Trust
A05  Putnam Global Growth Fund
A16  Putnam Federal Income Trust
A0L  Putnam Health Sciences Trust
A10  Putnam American Government Income Fund
A0D  Putnam High Yield Trust
A15  Putnam High Yield Advantage Fund
A04  Putnam Income Fund
A0U  Putnam New Opportunities Trust
A03  Putnam Investors Fund
A0C  Putnam Equity/Income Fund
A19  Putnam OTC Emerging Growth Fund
A0Y  Putnam U.S. Government Income Trust
A06  Putnam Vista Fund
A07  Putnam Voyager Fund

In addition to Putnam mutual funds, retirement investments may be made through the Putnam Capital Manager (PCM), a variable annuity. The PCM investment options are listed below. (Please call Putnam if you wish to use PCM in your retirement plan.)

      PCM Fixed Account
      PCM Money Market Account
      PCM U.S. Government and High Quality Bond Fund
      PCM High Yield Fund
      PCM Growth and Income Fund
      PCM International Equities Fund, a global fund
      PCM Voyager Fund
      PCM Multi-Strategy Fund

Profit Sharing Plan Contributions

Employer                           Date

(Please list only one fund per line. Continue on an additional sheet if necessary.)

Participant                 Participant      Investment     Employer
Name       Social Security  Fund Selected    Profit Sharing Plan
           Number           (Please list only Contribution
                            one fund per line)

___________                 ______________   __________     $__________
___________                 ______________   __________       __________

            Total Profit Sharing Plan Contributions:  $ _____________

Money Purchase Pension Plan Contributions

Employer Date

(Please list only one fund per line. Continue on an additional sheet if necessary.)

Participant Participant Investment Employer
Name Social Security Fund Selected Money Purchase
 Number (Please list only Pension Plan
                      one fund per line)  Contribution

___________           _________           __________     $__________
___________           _________           __________      __________


Total Money Purchase Pension Plan Contributions:   $  ___________

Employee 401(k) Contributions

Employer   Date

(Please list only one fund per line. Continue on an additional sheet if necessary.)

Participant Participant Investment
Name     Social Security Fund               Selected Employee
         Number          (Please list only  401(k)
                         one fund per line) Contribution

________ ____________    __________         $__________
________ ____________    __________           __________


         Total 401(k) Contributions:  $  _____________

Part III: Questions and Answers about the Simplified Putnam
Retirement Plans

General Comments 39
Key Definitions 40
Contributions 41
Plan Investments 45
Plan Distributions 45
Top-Heavy Testing 46
Plan Administration 47
Glossary of Terms 49

Questions and Answers about the Simplified Putnam Retirement
Plans

While Putnam cannot give you legal or tax advice, our professionals have prepared these Questions and Answers to assist you in selecting among the many options presented in the Putnam Plan Agreements #001 and #002. If you have questions after reviewing them, consult your investment dealer or call Putnam Retirement Plan Services at 1-800-662-0019.

Please remember that these Questions and Answers are only a general guide to help you make decisions in consultation with your legal and tax advisors.

I.  General Comments

Q-1.  Why should I adopt a Putnam Plan?

A-1. Simplified Putnam Retirement Plans offer you and your Employees the opportunity to make retirement contributions on a tax-favored basis. The benefits to your business are twofold. First, a retirement plan will help you attract and retain good employees. Second, your Plan will qualify for tax-favored treatment. The tax laws generally do not allow employers to deduct wages until an employee includes those wages in income. But an employer can deduct its qualified retirement plan contributions when they are made, even though employees will not have to report those amounts as taxable income until the plan later distributes benefits. In the meantime, the plan contributions accumulate earnings tax-deferred.

Q-2.  What documents do I need?

A-2.  (1) A Putnam Basic Plan Document and
(2) A Putnam Plan Agreement #001 (Standard Profit Sharing (Keogh) and Standard Profit Sharing and 401(k) Plan) or Putnam Plan
Agreement #002 (Standard Money Purchase Pensions Plan (Keogh)).

Q-3.  What are these documents for?

A-3. The Putnam Basic Plan Document contains the general rules for maintaining a Putnam Retirement Plan, and allows you to make certain choices for your own plan. You indicate your choices when you complete Putnam Plan Agreement #001 (for the Profit Sharing Plan (Keogh) or the Profit Sharing and 401(k) Plan) or #002 (for the Money Purchase Pension Plan Keogh).

Q-4. Do terms beginning with capital letters have special meanings?

A-4. Both the Putnam Basic Plan Document and the Plan Agreements contain terms that begin with capital letters because they have special definitions in the Basic Plan Document. These Questions and Answers also contain terms that begin with a capital letter because they have a special definition, either here or in Article 2 of the Basic Plan Document. All of these terms are defined in the Glossary of Terms at the end of these Questions and Answers.

When the term "item" is used in these Questions and Answers, it refers to the numbered and lettered items to be completed in Putnam Plan Agreement #001 or #002.


II.  Key Definitions

Q-5.  What is an Affiliated Employer for purposes of the Plan?
(Item 3.A)

A-5. The term Affiliated Employer includes the business that is adopting or amending a Putnam plan, and any businesses related to that business as part of:

* a "controlled group of corporations," as defined in Internal
Revenue Code Section 414(b),
* a group of businesses under "common control," as defined in Internal Revenue Code Section 414(c), or
* an "affiliated service group," as defined in Internal Revenue
Code Section 414(m).

Generally, businesses that have 80% or more common ownership are Affiliated Employers, and businesses with as little as 10% common ownership may form an affiliated service group if one of them regularly performs services for or with the other. Your close relatives generally are considered to own any interest in a business that you own, and vice versa, for purposes of these rules. Please read the Affiliated Employers Worksheet (contained in a separate booklet) and consult your attorney or tax advisor if you suspect your business falls within any of the categories mentioned above.

Q-6. How many Hours of Service should I specify as the minimum requirement for an Eligibility Period? (item 3.C.2)

A-6. You may not require an Employee to complete more than 1,000 Hours of Service during the 12 months following his date of hire (or anniversaries of that date) in order to be credited with an Eligibility Period. Because 1,000 Hours of Service over 12 months equals approximately 20 hours per week, your election of the 1,000-hour option will prevent Employees who normally work less than 20 hours per week from becoming participants in your Plan. On the other hand, you could completely avoid counting Hours of Service by entering "1" in item 3.C.2 as the Hours of Service requirement. In that case, an individual who is paid for one Hour of Service will be credited with that Eligibility Period. You may require, in item 3.C.1, that an employee remain employed for one or two Eligibility Periods before he begins to participate in your Plan. (One Eligibility Period maximum for Elective Deferrals.)

Q-7.  How should "Compensation" be defined for purposes of my
Plan? (Item 4)

A-7. The definition of Compensation you choose will affect the amount you contribute to the Plan for you Employees. As a basic measure, you may elect either Form W-2 wages or the amount treated as compensation for purposes of Code Section 415, which is described in Section 6.5(b) of the Basic Plan Document. (The principal difference is that Form W-2 wages include all reimbursements for moving expenses, while the Code Section 415 amount includes reimbursements for moving expenses only if the reimbursed amount is not deductible by the Employee.)

The term Earnings refers to both the Compensation paid to an Employee and the earned income of a self-employed worker. The Earnings of a self-employed worker include only his earned income from the trade or business with respect to which the Plan is established, and do not include contributions to the Plan (to the extent deductible under Code Section 404). See Section 2.13 of the Basic Plan Document.

The definition of Compensation that you choose in the Plan Agreement will not affect the calculation of certain limits in the tax laws, for which special definitions apply regardless of the definition in the Plan. For an explanation of these limits and special definitions, see the Contribution Limits Worksheet contained in a separate booklet.

Profit Sharing and 401(k) Plans Only:

Both of the basic measures of compensation exclude any pre-tax contributions made by the Employee under a cafeteria (flexible compensation) plan, 401(k) plan, SARSEP, 403(b) plan, Section 457 deferred compensation plan or contributions described in Section 414(h)(2) that are "picked up" by a governmental employer. You may choose to add back these pre-tax amount for purposes of your Putnam Plan. For example, suppose Employee A has Form W-2 wages of $25,000, and he makes Elective Deferrals of $2,000 under a Putnam Profit Sharing and 401(k) Plan. If your business makes an Employer Contribution equal to 3% of each Plan Participant's Earnings, Employee A's allocation will be $750 (3% of 25,000) if the Plan counts only Form W-2 wages as Earnings, but $810 (3% of $27,000) if the Elective Deferral is added back.

Q-8. Is there a limit on the amount of Earnings my Plan may take into account during a Plan Year?

A-8. Yes. Regardless of the definition of Earnings you choose in item 4, for Plan Years beginning after December 31, 1993, only the first $150,000 of any Employee's Gross Earnings (including any pre-tax contributions) counts for your 1994 Plan Year for purposes of your Putnam Plan. The calculation is made on the basis of your Plan Year specified in item 2.A., which may or may not be the calendar year. If your Plan Year contains less than 12 months (for example, if you did not establish your Plan as of the first day of the Plan Year), you must limit each Employee's Earnings to the portion of the $150,000 limit that corresponds to the portion of 12 months represented by your Plan Year. The ceiling will be adjusted periodically for inflation.

If your business employs the spouse or child (under age 19) of a 5% owner of the business, or of one of its ten most highly compensated employees, the combined Earnings of the spouse or child and those of the 5% owner or highly compensated employee may not exceed the current dollar limit.


III.  Contributions

Q-9.  What does it mean to "integrate" my Plan with Social
Security? (Item 5.C and D of Plan Agreement #001, and Item 5.B and C of Plan Agreement #002).

A-9. Generally, a Profit Sharing Plan or Money Purchase Pension Plan must allocate Employer Contributions pro rata according to the Earnings of Participants. For example, if the Earnings of all Participants total $200,000 for a given year, a Participant who earns $20,000 will be entitled to 10% ($20,000/$200,000) of the Employer Contribution.

Integration represents a narrow exception to that general rule. By integrating, a plan may allocate extra contributions to Employees who have Earnings in excess of the Social Security Wage Base ("Wage Base"). This extra allocation is allowed because Social Security calls for no employer FICA tax payments on an employee's income in excess of the Wage Base, and thus prevents individuals who earn above the Wage Base from accruing Social Security retirement benefits in the same proportion to total pay as those earning below the Wage Base.

Q-10.  How does integration work?

A-10. Section 4.2(c) of the Basic Plan Document sets forth the Integration Formula according to which Employer Contributions will be allocated among participants in an integrated Plan.
Under that formula, the amount of Earnings at which a plan begins to make extra allocations is called its Integration Level.

A related term is Excess Earnings, which means the amount of a Participant's Earnings above in Integration Level. For example, if a plan has an Integration Level of $16,000, an Employee whose Earnings are $20,000 a year has Excess Earnings of $4,000. Remember, the term Earnings includes amounts above and below the Integration Level.

Putnam has designed its Integration Formula to adjust automatically each year so that the percentage of the extra Employer Contribution allocated in proportion to Excess Earnings is the maximum allowed by law. In general, the percentage rate of extra Employer Contributions allocated on the basis of Excess Earnings cannot exceed the percentage rate allocated on the basis of total Earnings, or 5.7% of Excess Earnings, whichever is less.

For example, if your Plan requires an Employer Contribution sufficient to provide all Participants an allocation of 3% of their total Earnings, it may also allocate to the accounts of Participants who earn more than the Integration Level an extra amount equal to no more than 3% of their Excess Earnings. Thus, a Participant with Earnings of $20,000 will get a regular allocation of $600. If the Integration Level of the Plan is $16,000, he will also get an extra allocation of $120. On the other hand, if the Integration Formula results in an allocation to all Participants of an amount in excess of 5.7% of their total Earnings, the extra amount allocated to the Accounts of Participants who earn more than the Integration Level may not be more than 5.7% of their Excess Earnings.

Q-11. How should I choose my Plan's Integration Level? (Item 5.D of Plan Agreement #001, and Item 5.C of Plan Agreement #002)

A-11. You may select an Integration Level from among the three alternatives listed. The first choice presented is the Wage Base, which is adjusted annually to keep pace with the cost of living. Over recent years, the Wage Base has risen steadily:

Year 1991 1992 1993 1994
Wage Base $53,400 $55,500 $57,600 $60,600

By defining your Plan's Integration Level as the Wage Base, or as a percentage of the Wage Base (the second option listed), you will build in an annual increase that you can expect to reflect the annual increase in pay levels. If instead you select a fixed dollar amount as your Integration Level (the third option), your formula is simpler, but it does not provide any hedge against annual wage inflation.

To Maximize the extra allocations to Employees you want to benefit through integration, the Integration Level should be set as close as possible to the highest Earnings of the Participants you want to exclude from sharing in extra contributions. For example, suppose that your work force breaks down as follows for 1994:
Class of Employee  Executives  Supervisors Rank and File
Earnings Range    Over $65,000   $30,000-$45,000 Under $20,000

If you want to make extra allocations only to your executives, the Wage Base ($60,600 for 1994) would be appropriate. An
Integration Level equal to 50% of the Wage Base ($30,300 for
1994) would extend the benefits of integration to your supervisors as well as executives.

Q-12.  What types of contributions should I choose for my Profit
Sharing and 401(k) Plan? (Items 5 and 12 of Plan Agreement #001)

A-12. The various types of employer and employee contributions that may be made to your Putnam Profit Sharing and 401(k) Plan are described below.

Employer Contributions (Item 5).

Your business may make contributions in a discretionary amount that can vary from year to year, or you may specify a formula that will be used to calculate every year's contributions (for example, 5% of pay for the year). Generally, every Employee's share of each Employer Contribution will equal the percentage that his Earnings bear to the total Earnings of all Participants. Alternatively, you may elect to "integrate" your Plan with Social Security. Item 5.C presents this choice, and Q&A-9 and Q&A-10 explain how integration works.

Elective Deferrals (Item 12.A).

These contributions are often called 401(k) or before-tax contributions, because an Employee's taxable income will be reduced by the amount he chooses to contribute as an Elective Deferral. An active Employee under age 59 1/2 may withdraw elective Deferrals only in the event of financial hardship, and then only if you check "Yes" for item 12.D.

Qualified Matching Contributions (Item 12.B).

Qualified Matching Contributions cannot be withdrawn while a Participant remains an active Employee. You may use Qualified Matching Contributions to help your Plan pass the ADP Test, and thereby increase the Elective Deferrals allowed for Highly Compensated Employees. See Q&A-19.

Qualified Nonelective Contributions (Item 12.C).

Qualified Nonelective Contributions are subject to the same distribution restrictions as Qualified Matching Contributions. You may use Qualified Nonelective Contributions to help your Plan pass the ADP Test, and thereby increase the Elective Deferrals allowed for your Highly Compensated Employees. See Q&A-19.

Q-13. Are there any overall limits on the amount that may be contributed to my Plan each year?

A-13. Yes, there are two different limits. For a detailed explanation, refer to the Contribution Limits Worksheet contained in a separate Booklet.

The first rule limits your overall contribution to the Plan for each Plan Year to the amount your business is allowed to deduct under section 404 of the Internal Revenue Code (see Section
4.2(a) of your Basic Plan Document).

The deduction limit for Profit Sharing Plans is 15% of the total Earning paid during the Plan Year to all Plan Participants, excluding Elective Deferrals. For purposes of the 15% Profit Sharing Plan deduction limit, all of the following types of contributions are aggregated:
* Employer Contributions
* Qualified Matching contributions
* Qualified Nonelective Contributions
* Elective Deferrals

The deduction limit for Money Purchase Pension Plans is 25% of the total Earnings paid during the Plan Year to all Plan
Participants.

The second overall Plan contribution limit applies on a Participant-by-Participant basis. This limit provides generally that the Annual Additions (as defined in the next paragraph) to each Participant's Account for a Plan Year may not exceed the lesser of:
* 25% of the Participant's Earnings, excluding Elective Deferrals and pre-tax contributions under a cafeteria (flexible compensation) plan, SARSEP, 403(b) annuity or account, or a
Section 457 deferred compensation plan, or
* $30,000.

The following types of contributions are considered to be Annual
Additions: Employer Contributions, Qualified Matching
Contributions, Qualified Nonelective Contributions, and Elective
Deferrals. Rollover Contributions and investment earnings of all kinds are not Annual Additions.

The Annual Additions limit applies on a combined basis to all plans of a single business, and to all plans of any businesses that would meet the definition of Affiliated Employers (in Q&A-3) if "50%" were substituted for "80%."

Q-14. What is the deadline for making employer contributions for a Plan Year?

A-14. In order to deduct the contributions your business makes for a Plan Year, the contributions must be paid to the Trustee no later than the due date (including any applicable extension) for filing the tax return for the taxable year of your business that corresponds to the Plan Year. In addition, ERISA requires that Elective Deferrals to a 401(k) plan be paid to the Trustee as soon as practicable after they are made or withheld, and in any event within 90 days.

Q-15. For a Putnam Profit Sharing and 401(k) Plan, what is the current dollar limit on the amount of a Participant's annual
Elective Deferrals, and how is that amount determined? (Item 12.A of Plan Agreement #001)

A-15. For calendar year 1994, the dollar limit is $9,240. This amount is revised annually by the Internal Revenue Service to reflect the cost-of-living adjustments, and is published in an IRS announced issued early each year. The limits for the past four years have been as follows:

Year 1991 1992 1993 1994
Deferral Limit $8,475 $8,728 $8,994 $9,240

For the current limit, please call Putnam Retirement Plan
Services at 1-800-662-0019.

Q-16.  Is there any other limit on the amount of Elective
Deferrals that my Employees may make?

A-16. No, for your Non-Highly Compensated Employees ("NHCEs"). Yes, for your Highly Compensated Employees ("HCEs"), because the amount of their Elective Deferrals is subject to a second limit under the ADP Test contained in Section 401(k) of the Internal Revenue Code.

"ADP," an abbreviation of the term "actual deferral percentage," means the average of the percentages of Earnings that a group of Employees contribute in the form of Elective Deferrals during the Plan Year. For example, suppose Widget Company's Plan covers two HCEs, who earn $75,000 and $100,000 respectively during the 1991 Plan Year. If the first HCE makes total Elective Deferrals of $7,500 for the year, his deferral percentage equals 10% ($7,500 deferred divided by $75,000 Earnings). If the other HCE makes no Elective Deferrals, her deferral percentage equals 0%. The actual deferral percentage, or ADP, for the HCEs as a group equals the average of 10% and 0%, or 5%. The same method applies when you calculate the ADP of your NHCEs.

For each Plan Year, the ADP of your HCEs cannot exceed the ADP of your NHCEs by more than a certain percentage. That percentage varies as shown below:

Actual ADP of NHCE Group
1%     2%     3%     4%     5%     6%     8%     10%     12%
14%     16%

Maximum ADP of HCE Group
2%     4%     5%     6%     7%     8%     10%     2.5%  15%
17.5%   20%

For example, the ADP of Widget's two HCEs was 5%. According to the above chart, the ADP of Widget's NHCEs must be at least 3% in order for Widget's Plan to satisfy the ADP test.

Suppose the ADP of Widget's NHCEs was only 1%. The ADP of its HCEs would then be capped at 2%. If the ADP of Widget's HCEs exceeded 2% as of the end of the Plan Year being tested, Widget would have to reduce that ADP to 2% by following one of the two methods described in Q&A-18.

The precise rules for ADP testing are set forth in Section 5.6 of your Basic Plan Document and a separate booklet. To protect the qualified status of your Plan, your Plan Administrator is responsible for performing the ADP Test each year to ensure that the ADP of your HCEs falls within the limits described above.
The ADP Worksheet will guide you, step-by-step, through performance of this test.

Q-17.  Who is a Highly Compensated Employee?

A-17.  Your Highly Compensated Employees ("HCEs") include any
Employee described in Section 2.58 of the Basic Plan Document.
The HCE Worksheet contained in a separate booklet will help you identify your HCEs. Any Employee who is not an HCE is a Non-Highly Compensated Employee ("NHCE").

Q-18.  What if my Plan fails the ADP Test for a Plan Year?

A-18. If the ADP for HCEs for a Plan Year exceeds the maximum allowed under the ADP Test, then the difference between the ADP for HCEs and the ADP for NHCEs must be reduced by either lowering the ADP for HCEs, or raising the ADP for NHCEs, or both.

To lower the ADP for HCEs, your Plan may refund sufficient Elective Deferrals to HCEs to bring their ADP down to the level that satisfies the ADP Test. Amounts refunded within the first 2-1/2 months after the end of a Plan Year, and the income attributable to the refunded Excess Contributions, will be included in the contributing HCEs' gross income in the taxable year when the Excess Contributions were made (not the year when the distribution occurs). Exception: If the total amount of Excess Contributions refunded to a Participant is less than $100, the refunded amount is taxable in the year of distribution. If the refunds are not made until after the 2-1/2 month deadline, the refunded amount and income will be taxable in the year of distribution. Section 5.4 of your Basic Plan Document sets forth the rules for calculating the income attributable to Excess Contributions by HCEs.

Your business must take action to make the necessary refunds within 2-1/2 months after the Plan Year ends in order to avoid paying a nondeductible 10% excise tax on the Excess Contributions. If the excess is not corrected within 12 months after the Plan Year ends, the Elective Deferral portion of your Plan will be disqualified.

An alternative way to correct a failed ADP Test is to raise the ADP of the NHCE group to the required level by making Qualified Nonelective Contributions for allocation to NHCEs only (see item 12.C.1). These contributions must be made by the due date (including extensions) for the Employer's tax return for its fiscal year that corresponds to the Plan Year to which the ADP Test applies.

Q-19.  How may Qualified Nonelective Contributions ("QNECs") and
Qualified Matching Contributions help my Plan pass the ADP Test for a Plan Year?

A-19. QNECs and Qualified Matching Contributions may be counted as Elective Deferrals by NHCEs in the ADP Test.


IV. Plan Investments

Q-20. Who should direct the investment of Employer contributions to my Plan? (Item 6.B)

A-20. If your Plan is a 401(k) Plan, Participants always control the investment of Elective Deferrals themselves. With respect to all other contributions to a Profit Sharing or Money Purchase Pension Plan, you may choose in item 6.B of your Plan Agreement to make investment decisions for those contributions yourself.

If you elect to direct your Plan's investments, you may be held personally liable for losses or for an inadequate rate of return. On the other hand, if you do not elect this option, the Plan provides that your Employees will direct the investment of all assets in their accounts. The Plan has been drafted to take advantage of the provisions of ERISA Section 404(c)1 if you choose. Generally you cannot be held responsible for the performance of the Plan's investments directed by Participants and Beneficiaries in an ERISA Section 404(c) plan, provided that:

(1) Participants and Beneficiaries may choose from at least three diversified categories of investments, designated by you, having materially different risk and return characteristics;
(2) Participants and Beneficiaries may change their investment instructions at least once in any three-month period, and more frequently if any investment with comparatively high market volatility is offered under the Plan; and
(3) You provide Participants and Beneficiaries with sufficient information concerning the Plan's investment alternatives, such as prospectuses. Please call Putnam Retirement Plan Services at 1-800-662-0019 for more information regarding these requirements.

Even if your Plan complies with the requirements described above for an ERISA Section 404(c) plan, you remain responsible for selecting and monitoring on an on-going basis the group of investments that will be available under the Plan, and for directing the investment of the account of a Participant or Beneficiary who gives no directions himself or who is legally incompetent. Putnam mutual funds and the separate investment portfolios available under PCM annuity contracts are considered "look-through" investments that provide diversification within a risk and return category, even for small accounts in a Plan. Of course, your Plan may offer more than three choices of investments.


V.  Plan Distributions

Q-21.  Should my Profit Sharing and 401(k) Plan permit
Participants to choose life annuities as a form of distribution?
(Item 7.A.2 of Plan Agreement #001)

(Note: All Money Purchase Pension Plans are required to include life annuities as a form of distribution.)

A-21. The life annuity option presented in item 7.A.2 allows Participants to use their Account balances to purchase an annuity contract such as the Putnam Capital Manager variable annuity. Under the annuity contract, a Participant will receive monthly payments for the remainder of his life, or for the Participant's life and that of another person. If a Participant who is married at the time of separation from service chooses a life annuity, then the Participant's spouse must give notarized, written consent to the election of any form of distribution other than a "joint and survivor" annuity providing income for the spouse's life, after the death of the Participant (see Article 11 of the Basic Plan Document). Spousal consent will also be required for any subsequent hardship distribution.

If you are adopting your Putnam Plan as a replacement for a prior plan under which Participants had an option to receive their benefits in the form of a life annuity, you must check "Yes" for item 7.A.2.

Q-22.  What rules apply if my Profit Sharing (Keogh) or Profit
Sharing and 401(k) Plan permits hardship distributions to Participants? (Items 7.B and 12.D of Plan Agreement #001)

(Note: Money Purchase Pension Plans are not allowed to make hardship distributions.)

A-22. Section 5.14 of the Basic Plan Document sets forth the precise standards for making hardship distributions to Employees from Putnam's Profit Sharing Plans.

Generally, an applicant for a hardship distribution must fulfill two conditions to the satisfaction of the Plan Administrator.
The purpose for the hardship distribution must be one of the following: (1) paying medical expenses of the Participant and his family, (2) making a down payment or paying closing costs for purchasing the Participant's primary residence, (3) paying tuition for the upcoming 12 months of post-secondary education for the Participant or his immediate family, or (4) paying an amount necessary to prevent the Participant's eviction form his
principal residence, or foreclosure of the mortgage on it.   In
addition, the amount distributed must be limited to the amount of the expense that creates the hardship (plus taxes generated by the distribution), and in a Profit Sharing and 401(k) Plan the amount of a hardship distribution from any source other than the Employer Contribution Account cannot exceed the aggregate amount of Elective Deferrals he has made after December 31, 1988, plus the balance credited to the Participant's Elective Deferral Account as of December 31, 1988. Earnings that accrue on Elective Deferrals after that date may not be distributed on account of hardship.

Q-23. What income tax withholding rules apply to distributions from the Plan?

A-23. If a Participant's Account distributions will continue over a period of at least 10 years in substantially equal installments, the Participant may elect whether to have federal income tax withheld. If the Account will be distributed in any other form -- such as a single payment -- then the Plan must withhold federal income tax from the distribution unless the Participant elects to have the distribution transferred directly to an individual retirement account (IRA) or to another employer's qualified retirement plan. Each Participant who is entitled to a Plan distribution should receive the Special Tax Notice explaining the choices the Participant has with respect to income tax withholding. A copy of the Special Tax Notice is available by contacting ***** at 1-800-622-0019.


VI.  Top-Heavy Testing

Q-24.  Can I avoid annual top-heavy testing of my Plan? (Item
10).

A-24. Yes, if you design the Plan to operate as though it is always top-heavy. To do that, you must select in item 5 of your Plan Agreement a contribution formula that meets the following requirements:

 If your Plan is a Profit Sharing Plan (Keogh), either leave item 5.C blank, or check the first blank in item 5.C.
If your Plan is a Profit Sharing and 401(k) Plan, either complete the second blank in item 5.B with a percentage that is at least 3% AND leave item 5.C blank, or complete the first blank in item 12.C.2 with a percentage that is at least 3%.
If your Plan is a Money Purchase Pension Plan, either complete item 5.A and leave items 5.B and 5.C blank, or leave item 5.A blank and complete the second blank in item 5.B with a percentage that is at least 3%.

Q-25.  What is a top-heavy Plan? (Item 10).

A-25. Your Plan will be top-heavy for a Plan Year it its Top-Heavy Ratio exceeds 60%. Q&A-26 explains how to compute the Top-Heavy Ratio. The determination of whether your plan is top-heavy must be made separately for each Plan Year, because the top-heavy status of your Plan can change from Plan Year to Plan Year.

Q-26.  How is the Top-Heavy Ratio calculated?

A-26. The Top-Heavy Ratio is a fraction, determined for a Plan Year, based on the Account balances in all qualified defined contribution plans of your business as of the last day of the preceding Plan Year. (In the first Plan Year of your Plan, these determinations are made as of its last day.) The numerator of the Top-Heavy Ratio fraction equals the sum of the Account balances of your Key Employees, as defined in Q&A-27. The denominator of the Top-Heavy Ratio fraction equals the sum of the Account balances of all of your Employees (including Key Employees). For purposes of determining the numerator and denominator of the Top-Heavy Ratio fraction, any part of any Account balance which has been distributed to a Participant in the five-year period ending on the calculation date is added back to the Participant's Account.

Q-27.  Who is a Key Employee?

A-27. A person is a Key Employee of a business (corporation or unincorporated form) if he owns certain amounts of the business or has relatively large Gross Earnings from the business. Gross Earnings means Earnings plus Elective Deferrals plus any pre-tax contributions made by the Employee under a cafeteria (flexible compensation) plan, 401(k) plan, SARSEP, 403(b) plan, or a
Section 457 deferred compensation plan.

Your Key Employees for 1994 include any individual who, during your Plan Year beginning in 1994, falls into at least one of the following categories:

 receive more than $59,400 in Gross Earnings and is an officer of your business.
 receives more than $30,000 in Gross Earnings, and is one of the ten (or fewer) Employees who own the largest employee-owned interests in your business.
 owns at least a 5% interest in your business.
 receives more than $150,000 in Gross Earnings and owns at least a 1% interest in your business.

Your Key Employees for 1994 also include anyone who was a Key
Employee in any of the previous four Plan Years.

The IRS annually adjusts the dollar amounts listed above according to cost-of-living increases. For the most current amounts, call Putnam Retirement Plan Services at 1-800-662-0019.


any Employee who is not a Key Employee is a Non-Key Employee.

Q-28.  What are the consequences if my Plan is Top-Heavy? (Item
10)

A-28. As explained in item 10 of your Plan Agreement, for any Plan Year in which your Plan is top-heavy, each Non-Key Employee who is employed on the last day of the Plan Year must have allocated to his account an Employer Contribution equal to the lesser of:

(1) 3% of his Earnings, or

(2) the highest percentage of Earnings allocated to any Key
Employee (including the Key Employees' Elective Deferrals, if any).

See the Top-Heavy Worksheet contained in a separate booklet for a detailed explanation.

Q-29. Does this mean the contribution rules of my Plan may change form year to year, depending on whether it is top-heavy?

A-29. Yes, unless you design the Plan to operate as though it is always top-heavy, as described in Q&A-24.


VII.  Plan Administration

Q-30.  Whom should I appoint to be my Plan Administrator? (Item
11)

A-30. The person or entity you appoint as Plan Administrator bears legal responsibility for the operation of your Plan. A plan's administrator is a "fiduciary" under federal law, and is therefore subject to duties of prudence and loyalty to the Plan when acting as Plan Administrator. Frequently, the business that adopts a Plan acts in this capacity, although you may instead name a committee or individual by resolution or vote of the board of directors.

The Plan Administrator has authority to interpret the provisions of the Plan and apply them to specific situations, a such as whether an Employee has become eligible to participate. All decisions of the Plan Administrator must follow the written rules of the Plan and must apply uniformly to all Participants in similar circumstances.

Q-31. Do I have to obtain a special fidelity bond from an insurance company for my Plan?

A-31. Yes, federal law requires a bond insuring the Plan against any fraud or dishonesty which may be committed by you or any of your officers or Employees who have access to the Plan's assets.
Often the bond coverage can be obtained as a rider to your existing business insurance.

Q-32. Should I submit my Plan to the Internal Revenue Service for a determination letter?

A-32. The Internal Revenue Service has issued a favorable opinion letter as to the form of the Putnam Basic Plan Document, Plan Agreement #001, and Plan Agreement #002. This letter shows that Putnam's plan documents include all the terms required to qualify for tax-favored treatment under Section 401(a) of the Internal Revenue Code (see Q&A-1). You do not need to submit your Putnam Plan to the Internal Revenue Service, provided that:

(1) you make only the choices presented in the Plan Agreement and do not modify the Plan in any other way; and
(2) your business does not now have, and never has had, any other plan except for a Putnam paired plan, as explained in Q&A-33.
Note: if you adopt a Putnam Plan as an amendment to an existing plan of the same type (profit sharing or money purchase), the existing plan is not an "other" plan for this purpose.

If you now maintain or you have ever maintained any other plan except your Putnam Plan or a Putnam paired plan, you must file IRS Form 5307, "Application for Determination for Adopters of Master or Prototype, Regional Prototype or Volume Submitter Plans," with the Internal Revenue Service no later than the last day of your first Plan Year that begins after December 31, 1991.

Please keep in mind that, even if you take the above steps, Putnam's opinion letter and your Plan's own determination letter do not control whether or not your Plan complies in operation with the Internal Revenue Code requirements described in the Putnam Basic Plan Document and Plan Agreement. Compliance in operation is your responsibility. We have prepared these Questions and Answers to assist you, but there is no substitute for individual attention to your particular situation. Therefore, we strongly encourage you to consult with your legal and tax advisors.

Q-33.  What are Putnam paired plans?

A-33. Putnam paired plans are specially designed so that you can adopt both a Profit Sharing Plan and a Money Purchase Pension Plan, and not be required to submit either Putnam plan to the Internal Revenue Service for a determination letter. A Putnam Standard Money Purchase Pension Plan may be paired with either a Putnam Standard Profit Sharing Plan (Keogh) or a Putnam Standard Profit Sharing and 401(k) Plan. Only one of two paired plans may be integrated with Social Security. If paired plans are top-heavy, the top-heavy minimum contributions will be made in the Money Purchase Pension Plan.

You might choose to adopt paired plans if you want to provide a minimum contribution every year (such as 5% of Earnings), but you also want to have the flexibility of making contributions greater than 15% of Earnings when your business has an especially profitable year. For example, if you adopt a Money Purchase Pension Plan with an annual contribution equal to 10% of Earnings and a Profit Sharing Plan with a discretionary contribution that varies from year to year, your business could contribute and deduct 10% of Earnings to the Money Purchase Pension Plan in any year regardless of profits or losses, but could also contribute and deduct up to 25% of Earnings in a profitable year (10% in the Money Purchase Pension Plan and 15% in the Profit Sharing Plan). Alternatively, you could use paired plans in order to have both a fixed rate of annual employer contributions (in a Money Purchase Pension Plan) and permit optional 401(k) contributions (in a Profit Sharing and 401(k) Plan).

Part VIII. Glossary of Terms

Account:  All of a Participant s accounts.  Basic Plan Document.
(BPDsection2.1)

ADP Test: A test limiting the Elective Deferrals that may be made on behalf of HCEs. (BPD5.6)

Affiliated Employer: A member of a controlled group of corporations, or trades or businesses under common control, or an affiliated service group, with your business. (BPD2.2)

Annual Additions:  All of the following:  Elective Deferrals,
Employer Contributions, Qualified Matching Contributions, and
Qualified Nonelective Contributions.  (BPD Article 6)

Actual Deferral Percentage Test:  See ADP Test.

Compensation:  Whatever amount you designate in item 4. (BPD2.8)

Earnings: Compensation of an employee or earned income of a self-employed worker, as limited (for 1994) to $150,000. Call
Putnam Retirement Plan Services 1-800-662-0019 for the current limit. (BPD2.13)

Elective Deferrals: Before-tax contributions made pursuant to an Employee s salary reduction agreement, according to the terms you select in item 12.A of your Plan Agreement. (BPD2.54)

Eligibility Period: The 12-month periods beginning on an Employees first day of work and anniversaries of that date.
(BPD2.15)

Employee:  An individual who performs services for your business.
(BPD2.16)

Employer Contributions: Contributions made pursuant to item 5 of your Plan Agreement. (BPD2.18)

ERISA: The Employee Retirement Income Security Act of 1974, a federal law governing employee benefits, as amended from time to time. (BPD2.19)

Family Member: An Employees spouse, children, grandchildren, parents or grandparents, and the spouse of an Employee s child or grandchild.

A Family Member of an Employee who is one of the 10 highest paid
Employees or is a 5% owner is not considered separately from the Employee for purposes of determining who are HCEs. (BPD2.58)

Fidelity Bond: A bond, obtained from an insurance company, that protects the Plan against loss from the dishonesty of persons who handle contributions or distributions.

Gross Earnings: Earnings plus Elective Deferrals plus any other pre-tax contributions to a cafeteria (flexible compensation) plan, SARSEP or 403(b) plan.

Highly Compensated Employee (HCE):  Generally, one who:

Received more than $99,000 in Gross Earnings in the 1994 Plan Year or $96,368 the previous Plan Year.
Received more than $66,000 in Gross Earnings in the 1994 Plan Year or $64,245 the previous Plan Year, and was in the top-paid 20% of your Employees.
Received more than $59,400 in Gross Earnings in the 1994 Plan Year or $57,821 the previous Plan Year, and acted as an officer of your business.
Owned at least a 5% interest in your business in the 1994 or 1993
Plan Year.
These compensation limits are adjusted annually. Please call Putnam Retirement Plan Services at 1-800-662-0019 for the current limits.

Hour of Service: Generally, any hour for which an Employee is paid or entitled to payment. (BPD2.22)

Integration Level:  The level of Earnings selected in item 5.
Participants who earn in excess of the Integration Level receive an extra share of Employer Contributions. (BPD2.24)

Key Employee: Generally, an Employee who during the current Plan Year falls into one of the following categories or was a Key Employee during any of the previous four years:
Received more than $59,400 in Gross Earnings and acted as an officer of the business.
Received more than $30,000 in Gross Earnings and was one of 10 Employees who owned the largest employee-owned interests in your business.
Owned at least a 5% interest in your business.
Received more than $150,000 in Gross Earnings and owned at least a 1% interest in your business. (BPD 15.2(a))
These compensation limits are adjusted annually. Please call Putnam Retirement Plan Services at 1-800-345-4000 for the current limits.

Non-Key Employee:  An Employee who is not a Key Employee.
(BPD15.2(a))

Officer: For both corporate and non-corporate entities, officer includes any person who performs officer-like functions.

Participant: An Employee who has satisfied the eligibility requirements specified in item 3 of your Plan Agreement.
(BPD2.32)

Plan: Your Putnam Profit Sharing Plan (Keogh), Putnam Profit
Sharing and 401(k) Plan or Putnam Money Purchase Pension Plan
(Keogh). (BPD2.34)

Plan Administrator:  The entity you appoint in item 11.  The Plan
Administrator has responsibility for enforcing the terms of the Plan. (Q&A-29; BPD2.35 and 16.1)

Plan Year:  Your Plans 12-month reporting year, as selected in item 2.A of your Plan Agreement. (BPD2.37)

Qualified Matching Contributions:  Contributions made pursuant to item 12.B. (BPD2.60)

Qualified Nonelective Contributions: Contributions made pursuant to item 12.C. (BPD2.62)

Top-Heavy Plan: A plan subject to special contribution rules because Key Employees Accounts hold 60% or more of Plan assets.
(BPD15.3)

Top-Heavy Ratio: The ratio of Key Employees Account balances to total assets of the Plan, used to determine whether a plan is top-heavy. (BPD15(c))

Wage Base: The maximum amount considered as wages for purposes of Social Security (FICA) tax, as in effect on the first day of the Plan Year. (BPD2.46)

                                                          DRAFT OF 10/15/93

                   PUTNAM PROFIT SHARING AND 401(K) PLAN

                            PLAN AGREEMENT #001


This is the Plan Agreement for a Putnam prototype profit sharing plan with optional Section 401(k) provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                    Putnam Dedicated Corporate Services
                            One Adams Place E2B
                             Quincy, MA  02169
                          Phone:  1-800-752-9894

                               *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. This Plan Agreement must be accepted by Putnam in order for the Employer to receive future amendments to the Putnam Profit Sharing and 401(k) Plan.

                               *  *  *  *  *

All Employers complete items 1-13 below. Employers who wish to adopt Section 401(k) provisions also complete item 14.

1. Business Information. The Employer adopting this Plan is:


         a.        Business Name:      ____________________________________


         b.        Business Address:   _____________________________


                             ________________________SIC Code:      _______

                             _______________________________

              Person for Putnam to Contact:      __________________________

              Phone:  __________________________

         c.   Federal Tax Identification Number:  __________________

         d.        Form of Organization (check one):


              _____      Sole proprietorship         _____  Corporation

              _____      Partnership             _____  S Corporation

         e.        Taxable Year of Business:


              ______     Calendar Year

              ______     Fiscal year ending on      _______________________

2.            Plan Information.


         a.        Plan Year.  Check one:


              _____      The Plan Year will be the
                         same as the Taxable Year  of
                         the Business shown in 1.E.
                         above.  If the Taxable Year
                         of the  Business changes, the
                         Plan Year will change
                         accordingly.

              _____ The Plan Year will be the period of 12 months beginning on the first day of __________________________ (month) and ending on the last day of
                         __________________________ (month).

                   The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in Article 6 of the Plan.

                   If your Plan Year is the calendar year, do you wish to make the "calendar year election" for identifying your Highly Compensated Employees?

                   _____  Yes

                   _____  No

         b.        Effective Date of Adoption of Plan.


              Are you adopting this Plan to replace an existing plan?

              _____  Yes

              _____  No

              If you answered Yes in 2.B. above, the Effective Date of your adoption of this Plan will be the first day of the current Plan Year. Please complete the following:

               ____________________________________________________________
                         Name of the plan you are replacing


               ____________________________________________________________
              Original Effective Date of the plan you are replacing

              If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began).

                         The Effective Date is:     _______________________
                                                 month/day/year

3.            Eligibility for Plan Participation (Plan Section 3.1).
              Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.


         a. Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.


              The following employees will be eligible to participate in the Plan:

              _____      Members of the following collective
                         bargaining unit(s) (give names of unions):

           ________________________________________________________________

           ________________________________________________________________

           ________________________________________________________________

              _____      Nonresident aliens with no U.S.-source
                         income

         b.        Age Requirement (check and complete one):


              _____      No minimum age required for participation

              _____ Employees must reach age __ (not over 21) to participate

         c.        Service Requirements.


              i.         To become eligible, an employee must
                         complete (choose one):


                   _____ a.  No minimum service required.  Skip
                             the rest of this part C.

                   _____ b.  One 6-month Eligibility Period

                   _____ c.  One 12-month Eligibility Period

                   _____ d.  Two 12-month Eligibility Periods
                             (may not be chosen if you adopt
                             either Section 401(k) provisions
                             under item 14 or a vesting schedule
                             other than the first choice under
                             item 8.A, which provides for 100%
                             full and immediate vesting).

              ii. A 6-month Eligibility Period is a 6 month period beginning either on an employee's first day of work with the Employer, or on the date 6 months following the employee's first day of work and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date. If the Employer acquires a business, will the Eligibility Period for employees of the acquired business be the 12-month period beginning on the first day of work for the acquired business and anniversaries of that date (or the 6 month period beginning on the first day of work for the acquired business, the date 6 months following the first day of work and anniversaries of those dates, if applicable)?


                   _____  Yes

                   _____  No

              iii.


                   a. To receive credit for a 6-month Eligibility Period, an employee must complete during it at least:

                   _____ 500 Hours of Service

                   _____ _____________ Hours of Service
                         (under 500)

                   Note: If you adopt a 6-month Eligibility Period, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12-month consecutive month period following the first day of work.

                   b. To receive credit for a 12-month Eligibility Period, an employee must complete during it at least:

                   _____ 1,000 Hours of Service

                   _____ _____________ Hours of Service
                         (under 1,000)

              iv.        Hours of Service will be credited to
                         employees by the following method (check one):


                   _____ a.  Actual hours for which an employee
                             is paid

                   _____ b.  Any employee who has one actual
                             paid hour in the following period
                             will be credited with the number of
                             Hours of Service indicated (check
                             one):

                             _____     Day (10 Hours of Service)

                             _____     Week (45 Hours of Service)

                             _____     Semi-monthly payroll period
                                       (95 Hours of Service)

                             _____     Month (190 Hours of Service)

Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

              v. Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):


                   _____ The first day of the month in which he
                         fulfills the requirements

                   _____ The first of the following dates
                         occurring after he fulfills the
                         requirements (or, if earlier, the first
                         day of the first Plan Year that begins
                         after the date he fulfills the
                         requirements) (check one):

                   _____ The first day of any month (monthly).

                   _____     The first day of the first, fourth,
                             seventh and tenth months in a Plan Year
                             (quarterly).

                   _____ The first day of the first month and
                         the seventh month in a Plan Year
                         (semiannually).

         d. (For New Plans Only) Will all Employees be required to meet the age and service requirements specified in B and C above?


              _____      Yes

              _____ No; all Employees on the Effective Date will be eligible as of the Effective Date, even if they have not met the age and service requirements.

4. Compensation (Plan Section 2.8). Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check one):


         _____ Form W-2 earnings as defined in Section 2.8 of the Plan

         _____ Form W-2 earnings as defined in Section 2.8 of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code
                   Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer

5.            Contributions (Plan Sections 4.1 - 4.3).


         a. Profit Limitation. Will Employer contributions to the Plan be limited to the current and accumulated profits of your Business? Check one:


              _____      Yes

              _____      No

              If you will make contributions only under the Section 401(k) provisions in item 14 of this Plan Agreement, skip the rest of this part 5.

         b. Amount. The Employer will contribute to the Plan for each Plan Year (check one):


              _____ An amount chosen by the Employer from year to year

              ______     ____% of the Earnings of all Qualified
                         Participants for the Plan Year

              If you checked (2) above, will Forfeitures for a Plan Year be applied to reduce the amount of the contribution otherwise required?

              _____      Yes

              _____      No

              If you check No, Forfeitures will be allocated as though they were additional Employer Contributions.

         c.        Allocations to Participants


              1. Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or Retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

              2. Integration with Social Security. Contributions under paragraph B will be shared by Qualified
                   Participants in proportion to their Earnings, unless you check one of the spaces below.

              _____ Each Qualified Participant's share will be a uniform dollar amount.

              _____ Contributions will be shared according to the Top-Heavy Integration Formula in Section 4.2(d)(1) of the Basic Plan Document in every Plan Year, whether or not the Plan if top-heavy.

              _____ Contributions will be shared according to the Top-Heavy Integration Formula in Section 4.2(d)(1) of the Basic Plan Document only in Plan Years in which the Plan is top-heavy. In all other Plan Years, contributions will be shared according to the Non-Top-Heavy Integration Formula in Section 4.2(d)(2) of the Basic Plan Document.

              3. Integration Level. (Complete only if you have elected in 5C2 to integrate your Plan with Social Security). The Integration Level will be (check one):

              ____ The Social Security Wage Base in effect at the
                   beginning of the Plan Year.

              ____ __% (not more than 100%) of the Social Security
                   Wage Base in effect at the beginning of the Plan
                   Year.

              ____ $__________ (not more than the Social Security
                   Wage Base).

         D.   Participant Contributions.  Will your Plan allow
              Participants to make after-tax contributions?
                        Yes

                         No

6. Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to life insurance policies selected under Plan
              Article 14, if any). All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.


         a.        Available Investment Products (Plan Section
                   13.2). The following investments will be available under the Plan (check one):


              _____      The group of Putnam funds selected by the
                         Employer and communicated to Participants in
                         writing.  A current list of the funds
                         selected by the Employer from time to time
                         shall be kept with the records of the Plan.
                         The initial list of funds is as follows:
           ________________________________________________________________
           ________________________________________________________________
           ________________________________________________________________
           ________________________________________________________________
           ________________________________________________________________
              ______     Putnam Fiduciary Trust Company GIC Fund

              ______     Other Investment Products (as defined in
                         Section 2.26 of the Plan)
In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, in Putnam Daily Dividend Trust) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, Putnam Daily Dividend Trust) as an available Investment Product for that purpose.

         b. Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan.


              _____      The Employer will make investment decisions.

         c.        Changes.  Investment instructions may be changed
                   (check one):


              _____      on any Valuation Date (daily)

              _____      on the first day of any month (monthly)

              _____      on the first day of the first, fourth,
                         seventh and tenth months in a Plan Year
                         (quarterly)

         d. Voting of Employer Stock. Section 13.8 of the Plan provides that Employer Stock held as an investment under the Plan will be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of Employer Stock to the extent described in Section 13.8. Check below only if Participants will direct the voting of Employer Stock.


              _____      Participants are hereby appointed named
                         fiduciaries for the purpose of voting of Employer Stock in accordance with Section 13.8.

7.            Distributions and Withdrawals.


         a.        Retirement Distributions.


              i.         Normal Retirement Age (Plan Section 7.1).
                         Normal retirement age will be _______ (not over the lesser of 65 or any mandatory retirement age enforced by the Employer).


              ii. Early Retirement (Plan Section 7.1). Check and complete the item below only if you want Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:


                   _____ Early retirement will be permitted at
                         age ____ with at least ________ Years
                         of Service.

              iii. Annuities (Plan Section 9.3). Will your Plan permit a Participant to select a life
                         annuity form of distribution?   You must
                         check Yes if this Plan replaces an existing
                         Plan that permits distributions in life
                         annuity form.  Check one:


                   _____ Yes

                   _____ No

         b. Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions from Employer Contribution Accounts? You must check Yes if this Plan replaces an existing Plan that permits hardship distributions. Check one:


              _____      Yes

              _____      No

         c.        Withdrawals after Age 59half (Plan Section 12.3).
                   Will your Plan permit employees over age 59half to withdraw amounts upon request? You must check
                   Yes if this Plan replaces an existing Plan that permits withdrawals after age 59half. Check one:


              _____      Yes

              _____      No

8.            Vesting.


         a. Time of Vesting. The provision checked below will determine a Participant's vested percentage in his Employer Contribution Account and, if you adopt the Section 401(k) provisions in item 14 and will make Employer Matching Contributions, his Employer Matching Contribution Account (check one):


              _____ 100% vesting immediately upon participation in the Plan. If you check this option, skip the rest of this part 8.

              _____      Six Year Graded Schedule:

                   Vested Percentage        20%  40% 60%   80%  100%

                   Years of Service         2    3   4     5    6

               _____     Three Year Cliff Schedule:

                   Vested Percentage        0%   100%

                   Years of Service         0-2  3

              _____      Other Schedule (must be at least as
                         favorable as Six Year Graded Schedule or
                         Three Year Cliff Schedule):

                   Vested Percentage        __%  __% __%   __%  __%

                   Years of Service         ___  ___ ___   ___  ___

         b. Service. Skip this part B if your Plan will include all of an employee's service in determining his Years of Service for vesting.


              Years of Service for vesting will exclude (check one or more):

              _____ Service before the Effective Date of the Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan

              _____ Service before the Plan Year in which an employee reached age 18

              _____      Service for a business acquired by the
                         Employer, before the date of acquisition

         c. Hours of Service. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):


              _____      1,000 Hours of Service

              _____      ___________________ Hours of Service
                   (under 1,000)

         d.        Year of Service Measuring Period (Plan Section
                   2.49). The periods of 12 months used for measuring Years of Service will be (check one):


              _____      Plan Years

              _____      12-month Eligibility Periods

Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

9. Loans. Will your Plan permit loans to employees from their Accounts?


         _____     Yes

         _____     No

10. Automatic Distribution of Small Accounts (Plan Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?


         _____  Yes

         _____     No

Note: The time for distribution cannot be left to the discretion of the Employer or the Plan Administrator. If you check No above, small accounts will be distributable at the time selected by the Participant.

11.           Top-Heavy Minimum Contributions (Plan Section 15.3).
              For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee). Neither Elective Deferrals, nor Employer Matching Contributions nor Qualified Matching Contributions for a non-key employee may be taken into account for purposes of this requirement.


         Skip paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.

         a. If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan (check one):


              The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in:

              _____      This Plan

              _____      The plan named here:  ______________________

         b. (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan
                   Section 15.4.  Specify your election by
                   completing the statement below:


              The Employer will provide an increased (specify contribution or benefit)
              __________________________________ in its (specify
              defined contribution or defined benefit)
              ______________________ plan as required under Plan
              Section 15.4.

12. Other Plans. Skip this item 12 if the Plan is the only qualified plan your Business has ever had. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.


         The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

         a. If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):


              _____ The provisions of Section 6.2 of the Plan will apply as if the other plan were a master or prototype plan.

              _____ The plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

          _________________________________________________________________

          _________________________________________________________________

         B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
              Article 6 in the manner you describe below:

          _________________________________________________________________

          _________________________________________________________________

Note: Your description under A or B above must not leave the selection of a method to your discretion from year to year.

13.           Administration.


         a. Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan
                   Administrator.


              The initial Plan Administrator will be (check one):

              _____      This person:
                         _______________________________

              _____      A committee composed of these people:

           ________________________________________________________________

           ________________________________________________________________

           ________________________________________________________________

         b. Recordkeeper (Plan Section 16.3). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and you.


              The initial Recordkeeper will be:

              _______________________________________________________
              Name

              _______________________________________________________
              Address

Complete item 14 below if your Plan will allow employees to elect pre-tax contributions under Section 401(k) of the Code.

14.           Section 401(k) Plan Provisions (Plan Article 5).


         a.        Elective Deferrals (Plan Section 5.2).


              i. A Participant may make Elective Deferrals in an amount not to exceed (check one):


                   _____     (a) ___% of his Earnings

                   _____ (b) $_______ (specify a dollar
                             amount) for each payroll
                             period

Note: Elective Deferrals may not exceed the annual dollar limit under Section 402(g) of the Internal Revenue Code.

              ii.        A Participant may begin to make Elective
                         Deferrals, or change the amount of his
                         Elective Deferrals, as of the following
                         dates (check one):


                   _____ First business day of each month
                         (monthly).

                   _____ First business day of the first,
                         fourth, seventh and tenth months of the
                         Plan Year (quarterly).

                   _____ First business day of the first and
                         seventh months of the Plan Year
                         (semiannually).

                   _____ First business day of the Plan Year
                         only (annually).

              iii. May Participants make Elective Deferrals of bonuses?


                   _____ Yes

                   _____ No

Note: You may choose to make Employer Matching Contributions or Qualified Matching Contributions, or neither, or both. Qualified Matching Contributions are always fully vested and cannot be distributed from the Plan before a Participant reaches age 59half or leaves employment. They will be used, to the extent needed, to help the Plan pass the ADP test explained on page __ of the Q &
As. Employer Matching Contributions are subject to the vesting schedule elected in item 8 of this Plan Agreement, and can be withdrawn during employment in the event of financial hardship
(as defined in Section 12.2 of the Plan) if you so elect in part
F below.

         b.        Employer Matching Contributions (Plan Section
                   5.8).  Skip this part B if you will not make
                   Employer Matching Contributions.


              i.         The Employer will contribute and will
                         allocate to each Participant's Employer
                         Matching Account an amount equal to:


                   (Check the provision(s) desired, and fill in the % blank(s) in each provision you check. If you wish to determine the amount of Employer Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check.)

                   _____ ___% of Elective Deferrals

                   _____ ___% of Elective Deferrals that do not
                         exceed ___% of Earnings

                   _____ ___% of Elective Deferrals that do not
                         exceed ___% of Earnings plus
                             ___% of Elective Deferrals that do not
                             exceed ___% of Earnings

                   _____ ___% of Elective Deferrals that do not
                         exceed ___% of Earnings plus
                             ___% of Elective Deferrals that do not
                             exceed ___% of Earnings plus
                             ___% of Elective Deferrals that do not
                             exceed ___% of Earnings

              ii.        Will forfeited Employer Matching
                         Contributions be applied to reduce the total contribution specified in B.(1) above?


                   _____ Yes

                   _____ No

                   If you check No, forfeited Employer Matching
                   Contributions will be allocated as though they were additional Employer Matching Contributions.

         c.        Qualified Matching Contributions (Plan Section
                   2.58).  Skip this part C if you will not make
                   Qualified Matching Contributions.


              i. Qualified Matching Contributions will be made with respect to (check one):


                   _____ Elective Deferrals by all Participants

                   _____ Elective Deferrals only by Non-Highly
                         Compensated Participants

              ii.        The amount of Qualified Matching
                         Contributions made with respect to a
                         Participant will be:


                   (Check the provision desired and fill in the % blank(s) in the provision you check. If you wish to determine the amount of Qualified Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check.)

                   _____ ___% of his Elective Deferrals

                   _____ ___% of his Elective Deferrals that do
                         not exceed ___% of his Earnings

                   _____ ___% of his Elective Deferrals that do
                         not exceed ___% of Earnings, plus ___%
                         of Elective Deferrals that do not
                         exceed ___% of Earnings

                   _____ ___% of his Earnings

         d. Qualified Nonelective Contributions (Plan Section 2.60): Skip this part D if you will not make
                   Qualified Nonelective Contributions.


              i. Qualified Nonelective Contributions will be made on behalf of (check one):


              _____      All Participants

              _____      Only Participants who are not Highly
                         Compensated Employees

              ii.        The amount of Qualified Nonelective
                         Contributions for a Plan Year will be (check one):


                   _____ ___% (not over 15%) of the Earnings of
                         Participants on whose behalf Qualified
                         Nonelective Contributions are made

                   _____ An amount determined by the Employer
                         from year to year, to be shared in
                         proportion to Earnings by Participants
                         on whose behalf Qualified Nonelective
                         Contributions are made

Note: Qualified Nonelective Contributions will be used, to the extent needed, to help the Plan pass the ADP test, explained on page __ of the Q & As.

         e. ACP Test. Every plan that has after-tax Participant Contributions, Employer Matching Contributions or Qualified Matching Contributions must pass an annual test called the ACP test, which is explained on page __ of the Q & As. Elective Deferrals and Qualified Nonelective Contributions will be used to help the Plan pass the ACP test, to the extent needed.


         f. Hardship Distributions from 401(k) Accounts (Plan Sections 12.2 and 5.14).

              i. Will your Plan permit hardship distributions from Elective Deferral Accounts? Check one:


                   _____ Yes

                   _____ No

              ii. If your Plan has Employer Matching Contributions, will it permit hardship distributions from Employer Matching Accounts? You must check Yes if this Plan replaces an existing plan that permits hardship distributions. Check one:


                   _____ Yes

                   _____ No

15. Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in
              Section 419A(d)(3) of the Code; or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.


         The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Section 401(a)(4), 401(a)(17), 401(1), 401(a)(5), 410(b) and 414(s)
         of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

         Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #001 may be used only in conjunction with Putnam's basic plan document #05.

                               *  *  *  *  *

                       EMPLOYER'S ADOPTION OF PUTNAM
                      PROFIT SHARING AND 401(k) PLAN

The Employer named below hereby adopts a PUTNAM PROFIT SHARING AND 401(k) PLAN, and appoints __________________ to serve as Trustee of the Plan. (Note: you may appoint a trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission.) The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Profit Sharing and 401(k) Plan only upon Putnam's acceptance of this Plan Agreement.

Employer signature(s) to adopt Plan:                 Date of
                                                     signature:

         _________________________________________________________________


          _________________________________________________________________

Please print name(s) of authorized person(s) signing above:


          _________________________________________________________________

Phone:____________________


          _________________________________________________________________

Phone:____________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                       INVESTMENT DEALER INFORMATION

Firm:     _________________________________________________________________


Branch:    ________________________________________________________________


Address:  _________________________________________________________________

Registered Representative:   ___________________________________
                         Name

                         _________________________________________
                         Phone

                               *  *  *  *  *

                           ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.       Putnam Fiduciary Trust Company, Trustee

By:       _________________________________________________________________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company. Note: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Profit Sharing and 401(k) Plan.

B.       _________________________________, Trustee

By:      _________________________________  Trustee's Tax I.D.
                                            Number          _______________
              (Trustee)

          _________________________________________________________________
Address of Trustee

Person for Putnam to Contact: ________________________________


                                                                P
                                                                h
                                                                o
                                                                n
                                                                e
                                                                :
                                                                _______________

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam Investment
Products).

C.       Appointment and Acceptance of Insurance Trustee

1.       Appointment to:

          _________________________________________________________________
Name of Insurance Trustee

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee:

          By:______________________________________________________________
         (Authorized Signature)

2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.

            By:_____________________________________     Trustee's Tax I.D.
Number  _________________

          _________________________________________________________________
Address of Insurance Trustee

Person for Putnam to Contact: ________________________________
 Phone:                                                     _______________

                               *  *  *  *  *

                           ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.


By:      ______________________________

                                                          DRAFT OF 10/18/93

                        PUTNAM MONEY PURCHASE PLAN

                            PLAN AGREEMENT #002


This is the Plan Agreement for a Putnam prototype money purchase plan. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                    Putnam Dedicated Corporate Services
                            One Adams Place E2B
                             Quincy, MA  02169
                          Phone:  1-800-752-9894

                               *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a money purchase plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. THIS PLAN AGREEMENT MUST BE ACCEPTED BY PUTNAM IN ORDER FOR THE EMPLOYER TO RECEIVE FUTURE AMENDMENTS TO THE PUTNAM MONEY PURCHASE PLAN.

                               *  *  *  *  *



16. Business Information. The Employer adopting this Plan is:


         a.        Business Name:      ____________________________________


         b.        Business Address:   ______________________________


                   _______________________________   SIC Code:       ______

                   _______________________________

              Person for Putnam to Contact:      __________________________

              Phone:  __________________________

         c.        Federal Tax Identification Number:  _____________

         d.        Form of Organization (check one):


              _____      Sole proprietorship         _____  Corporation

              _____      Partnership             _____  S Corporation

         e.        Taxable Year of Business:


              ______     Calendar Year

              ______     Fiscal year ending on     ________________________

17.           Plan Information.


         a.        Plan Year.  Check one:


              _____      The Plan Year will be the
                         same as the Taxable Year  of
                         the Business shown in 1.E.
                         above.  If the Taxable Year
                         of the  Business changes, the
                         Plan Year will change
                         accordingly.

              _____ The Plan Year will be the period of 12 months beginning on the first day of __________________________ (month) and ending on the last day of
                         __________________________ (month).

                   The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in Article 6 of the Plan.

                   If your Plan Year is the calendar year, do you wish to make the "calendar year election" for identifying your Highly Compensated Employees?

                   _____  Yes

                   _____  No

         b.        Effective Date of Adoption of Plan.


              Are you adopting this Plan to replace an existing plan?

              _____  Yes

              _____  No

              If you answered Yes in 2.B. above, the Effective Date of your adoption of this Plan will be the first day of the current Plan Year. Please complete the following:

              _____________________________________________________________
                         Name of the plan you are replacing


             ______________________________________________________________
              Original Effective Date of the plan you are replacing


              If you answered No in 2.B. above, the Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began).

                         The Effective Date is:     _______________________
                                                 month/day/year

18.           Eligibility for Plan Participation (Plan Section 3.1).
              Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.


         a. Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.


              The following employees will be eligible to participate in the Plan:

              _____      Members of the following collective
                         bargaining unit(s) (give names of unions):

           ________________________________________________________________

           ________________________________________________________________

           ________________________________________________________________

              _____      Nonresident aliens with no U.S.-source
                         income

         b.        Age Requirement (check and complete one):


              _____      No minimum age required for participation

              _____ Employees must reach age __ (not over 21) to participate

         c.        Service Requirements.


              i.         To become eligible, an employee must
                         complete (choose one):


                   _____ a.  No minimum service required.  Skip
                             the rest of this part C.

                   _____ b.  One 6-month Eligibility Period

                   _____ c.  One 12-month Eligibility Period

                   _____ d.  Two 12-month Eligibility Periods
                             (may not be chosen if you adopt
                             either Section 401(k) provisions
                             under item 14 or a vesting schedule
                             other than the first choice under
                             item 8.A, which provides for 100%
                             full and immediate vesting).

              ii. A 6-month Eligibility Period is a 6-month period beginning either on an employee's first day of work with the Employer or on the date 6-months following the employee's first day of work, and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date.
                         If the Employer acquires a business, will the Eligibility Period for employees of the acquired business be the 12-month period beginning on the first day of work for the acquired business and anniversaries of that date (or the 6-month period beginning on the first day of work for the acquired business, the date 6 months following the first day of work and anniversaries of those dates, if applicable)?


                   _____  Yes

                   _____  No

              iii.


                   a. To receive credit for a 6-month Eligibility Period, an employee must complete during it at least:

                   _____ 500 Hours of Service

                   _____ _____________ Hours of Service
                         (under 500)

                   Note: If you adopt a 6-month Eligibility Period, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12-month consecutive month period following the first day of work.

                   b. To receive credit for a 12-month Eligibility Period, an employee must complete during it at least:

                   _____ 1,000 Hours of Service

                   _____ _____________ Hours of Service
                         (under 1,000)

              iv.        Hours of Service will be credited to
                         employees by the following method (check one):


                   _____ a.  Actual hours for which an employee
                             is paid

                   _____ b.  Any employee who has one actual
                             paid hour in the following period
                             will be credited with the number of
                             Hours of Service indicated (check
                             one):

                             _____     Day (10 Hours of Service)

                             _____     Week (45 Hours of Service)

                             _____     Semi-monthly payroll period
                                       (95 Hours of Service)

                             _____     Month (190 Hours of Service)

Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

              v. Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):


                   _____ The first day of the month in which he
                         fulfills the requirements.

                   _____ The first of the following dates
                         occurring after he fulfills the
                         requirements (or, if earlier, the first
                         day of the first Plan Year that begins
                         after the date he fulfills the
                         requirements) (check one):

                   _____ The first day of any month (monthly).

                   _____     The first day of the first, fourth,
                             seventh and tenth months in a Plan Year
                             (quarterly).

                   _____ The first day of the first month and
                         the seventh month in a Plan Year
                         (semiannually).

         d. (For New Plans Only) Will all Employees be required to meet the age and service requirements specified in B and C above?


              _____      Yes

              _____ No; all Employees on the Effective Date will be eligible as of the Effective Date, even if they have not met the age and service requirements.

19. Compensation (Plan Section 2.8). Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check one):


         _____ Form W-2 earnings as defined in Section 2.8 of the Plan.

         _____ Form W-2 earnings as defined in Section 2.8 of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan.

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code
                   Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

20.           Contributions (Plan Section 4.3).


         a. Amount. The Employer will contribute to the Plan for each Plan Year this Basic Contribution
                   Percentage (not more than 25%) ____% of the Earnings of all Qualified Participants for the Plan Year.


         b.        Allocations to Participants


              1. Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or Retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

              2. Integration with Social Security. Contributions under paragraph B will be shared by Qualified Participants in proportion to their Earnings, unless you check the following space to indicate that your Plan will be integrated with Social Security, as explained on page 3 of the Qs & As.

                   The Plan will be integrated with Social Security, and the Base Contribution Percentage will be ___% (not less than 3% unless you will perform annual top-heavy testing for your Plan).


              3. Integration Level. (Complete only if you have elected in 5.B.2. to integrate your Plan with Social Security). The Integration Level will be (check one):

              ____ The Social Security Wage Base in effect at the
                   beginning of the Plan Year.

              ____ __% (not more than 100%) of the Social Security
                   Wage Base in effect at the beginning of the Plan
                   Year.

              ____ $__________ (not more than the Social Security
                   Wage Base).

         c. Participant Contributions. Will your Plan allow Participants to make after-tax contributions?


                        Yes

                           No

21. Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan (in addition to life insurance policies selected under Plan
              Article 14, if any). All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.


         a.        Available Investment Products (Plan Section
                   13.2). The following investments will be available under the Plan (check one):


              _____ The group of Putnam funds selected by the Employer and communicated to Participants in writing. A current list of the funds selected by the Employer from time to time shall be kept with the records of the Plan. The initial list of funds is as follows:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

              ______     Putnam Fiduciary Trust Company GIC Fund

              ______     Other Investment Products (as defined in
                         Section 2.26 of the Plan)

In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, in Putnam Daily Dividend Trust) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, Putnam Daily Dividend Trust) as an available Investment Product for that purpose.

         b. Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan.


              _____      The Employer will make investment decisions.

         c.        Changes.  Investment instructions may be changed
                   (check one):


              _____      on any Valuation Date (daily)

              _____      on the first day of any month (monthly)

              _____      on the first day of the first, fourth,
                         seventh and tenth months in a Plan Year
                         (quarterly)

         d. Voting of Employer Stock. Section 13.8 of the Plan provides that Employer Stock held as an investment under the Plan will be voted in accordance with the Employer's instructions unless the Employer elects that Participants will direct the voting of Employer Stock to the extent described in Section 13.8. Check below only if Participants will direct the voting of Employer Stock.


              _____      Participants are hereby appointed named
                         fiduciaries for the purpose of voting of Employer Stock in accordance with Section 13.8.

22.           Retirement Age.


         a. Normal Retirement Age (Plan Section 7.1). Normal retirement age will be _______ (not over the lesser of 65 or any mandatory retirement age enforced by the Employer).


         b. Early Retirement (Plan Section 7.1). Check and complete the item below only if you want
                   Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:


                   _____ Early retirement will be permitted at
                         age ____ with at least ________ Years
                         of Service.

23.           Vesting.


         a. Time of Vesting. The provision checked below will determine a Participant's vested percentage in his Employer Contribution Account.


              _____ 100% vesting immediately upon participation in the Plan. If you check this option, skip the rest of this part 8.

              _____      Six Year Graded Schedule:

                   Vested Percentage        20%  40% 60%   80%  100%

                   Years of Service         2    3   4     5    6

               _____     Three Year Cliff Schedule:

                   Vested Percentage        0%   100%

                   Years of Service         0-2  3

              _____      Other Schedule (must be at least as
                         favorable as Six Year Graded Schedule or
                         Three Year Cliff Schedule):

                   Vested Percentage        __%  __% __%   __%  __%

                   Years of Service         ___  ___ ___   ___  ___

         b. Service. Skip this part B if your Plan will include all of an employee's service in determining his Years of Service for vesting.


              Years of Service for vesting will exclude (check one or more):

              _____ Service before the Effective Date of the Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan

              _____ Service before the Plan Year in which an employee reached age 18

              _____      Service for a business acquired by the
                         Employer, before the date of acquisition

         c. Hours of Service. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):


              _____      1,000 Hours of Service

              _____      ___________________ Hours of Service
                   (under 1,000)

         d.        Year of Service Measuring Period (Plan Section
                   2.49). The periods of 12 months used for measuring Years of Service will be (check one):


              _____      Plan Years

              _____      12-month Eligibility Periods

NOTE:  IF YOU ARE ADOPTING THIS PLAN TO REPLACE AN EXISTING PLAN,
EMPLOYEES WILL BE CREDITED UNDER THIS PLAN WITH ALL SERVICE
CREDITED TO THEM UNDER THE PLAN YOU ARE REPLACING.

24. Loans. Will your Plan permit loans to employees from their Accounts?


         _____     Yes

         _____     No

25. Automatic Distribution of Small Accounts (Plan Section 9.1). Will your Plan automatically distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?


         _____  Yes

         _____     No

Note: The time for distribution cannot be left to the discretion of the Employer or the Plan Administrator. If you check No above, small accounts will be distributable at the time selected by the Participant.

26.           Top-Heavy Minimum Contributions (Plan Section 15.3).
              For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee).


         Skip paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.

         a. If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan (check one):

              The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in:

              _____ This Plan (Check this if the other plan is another Putnam prototype plan.)

              _____      The plan named here:  ______________________

         b. (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan
                   Section 15.4.  Specify your election by
                   completing the statement below:


              The Employer will provide an increased (specify contribution or benefit)
              __________________________________ in its (specify
              defined contribution or defined benefit)
              ______________________ plan as required under Plan
              Section 15.4.

27. Other Plans. Skip this item 12 if the Plan is the only qualified plan your Business has ever had. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.


         The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

         a. If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):


              _____ The provisions of Section 6.2 of the Plan will apply as if the other plan were a master or prototype plan.

              _____ The plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

          _________________________________________________________________

           ________________________________________________________________

         B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
              Article 6 in the manner you describe below:

          _________________________________________________________________

           ________________________________________________________________

NOTE:  YOUR DESCRIPTION UNDER A OR B ABOVE MUST NOT LEAVE THE
SELECTION OF A METHOD TO YOUR DISCRETION FROM YEAR TO YEAR.

If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

              Interest rate: %______________________________________

              Mortality table:   __________________________________


28.           Administration.


         a. Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan
                   Administrator.


              The initial Plan Administrator will be (check one):

              _____      This person:
                         _______________________________

              _____      A committee composed of these people:

           ________________________________________________________________

           ________________________________________________________________

           ________________________________________________________________

         b. Recordkeeper (Plan Section 16.3). Unless Putnam expressly permits otherwise, you must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and you.

              The initial Recordkeeper will be:

              ______________________________________________________
              Name

              ______________________________________________________
              Address


29. Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in
              Section 419A(d)(3) of the Code; or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.


         The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Section 401(a)(4), 401(a)(17), 401(1), 401(a)(5), 410(b) and 414(s)
         of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

         Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #002 may be used only in conjunction with Putnam's basic plan document #05.

                               *  *  *  *  *

                       EMPLOYER'S ADOPTION OF PUTNAM
                            MONEY PURCHASE PLAN

The Employer named below hereby adopts a PUTNAM MONEY PURCHASE PLAN, and appoints __________________ to serve as Trustee of the Plan. (Note: you may appoint a trustee other than Putnam Fiduciary Trust Company only with Putnam's express permission.) The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Money Purchase Plan only upon Putnam's acceptance of this Plan Agreement.

Employer signature(s) to adopt Plan:                 Date of
                                                     signature:

              ____________________________________________________


              ____________________________________________________

Please print name(s) of authorized person(s) signing above:


              ____________________________________________________
Phone:____________________


              ____________________________________________________
Phone:____________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                       INVESTMENT DEALER INFORMATION

Firm:          ____________________________________________________________


Branch:          __________________________________________________________


Address:           ________________________________________________________

Registered Representative:__________________________________
                             Name

                             ______________________________________
                             Phone

                               *  *  *  *  *

                           ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.       Putnam Fiduciary Trust Company, Trustee

By:          ______________________________________________________________

Complete Part B only if you have appointed a Trustee other than Putnam Fiduciary Trust Company. Note: Putnam may impose an annual maintenance fee as a condition of its acceptance of this plan as a Putnam Prototype Money Purchase Plan.

B.       _________________________________, Trustee

By:      _________________________________  Trustee's Tax I.D.
                                            Number          _______________
              (Trustee)

          _________________________________________________________________
Address of Trustee

Person for Putnam to Contact: ________________________________


                                                                P
                                                                h
                                                                o
                                                                n
                                                                e
                                                                :
                                                                _______________

Complete Part C only if insurance Policies will be purchased under Article 14 of the Plan (in addition to Putnam Investment
Products).

C.       Appointment and Acceptance of Insurance Trustee

1.       Appointment to:

          _________________________________________________________________
Name of Insurance Trustee

You are hereby designated as Insurance Trustee for Policies to be held in accordance with the terms and conditions of this Plan and Trust.

Employer signature to appoint Insurance Trustee:

           By:_____________________________________________________________
         (Authorized Signature)

2. Acceptance as Insurance Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.

By:___________________   Trustee's Tax I.D. Number  ________

            _______________________________________________________________
Address of Insurance Trustee

Person for Putnam to Contact: ________________________________
Phone:                                                        _____________

                               *  *  *  *  *

                           ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.


By:      ______________________________

                   PUTNAM PROFIT SHARING AND 401(K) PLAN

                            PLAN AGREEMENT #003


This is the Plan Agreement for a Putnam prototype profit sharing plan with optional Section 401(k) provisions. Please consult a tax or legal advisor and review the entire form before you sign it. If you fail to fill out this Putnam Plan Agreement properly, the Plan may be disqualified. You can get further information to help you complete the Plan Agreement from your investment dealer, or from Putnam at:

                     Putnam Defined Contribution Plans
                    Attn: Trust Administration/Level 3
                            859 Willard St. E3D
                             Quincy, MA 02269
                           Phone: 1-800-752-5766

                               *  *  *  *  *

By executing this Plan Agreement, the Employer establishes a profit sharing plan and trust upon the terms and conditions of Putnam Basic Plan Document #05, as supplemented and modified by the provisions elected by the Employer in this Plan Agreement. THIS PLAN AGREEMENT MUST BE ACCEPTED BY PUTNAM IN ORDER FOR THE EMPLOYER TO RECEIVE FUTURE AMENDMENTS TO THE PUTNAM PROFIT SHARING AND 401(K) PLAN.

                               *  *  *  *  *

All Employers complete items 1-11 below. Employers who wish to adopt Section 401(k) provisions also complete item 12.

30. Business Information. The Employer adopting this Plan is:


         a.        Business Name:      ____________________________________


         b.        Business Address:   ______________________________


                             _______________________________

                             _______________________________

              Person for Putnam to Contact:      __________________________

              Phone:  __________________________

         c.        Federal Tax Identification Number:  _____________

         d.        Form of Organization (check one):


              _____      Sole proprietorship         _____  Corporation

              _____      Partnership             _____  S Corporation

         e.        Taxable Year of Business:


              _____      Calendar Year

              _____      Fiscal year ending on      _______________________

31.           Plan Information.


         a.        Plan Year.  Check one:


              _____      The Plan Year will be the
                         same as the Taxable Year of
                         the Business shown in 2.A.
                         above.  If the Taxable Year
                         of the  Business changes, the
                         Plan Year will change
                         accordingly.

              _____ The Plan Year will be the period of 12 months beginning on the first day of __________________________ (month) and ending on the last day of
                         __________________________ (month).

              The Plan Year will also be your Plan's Limitation Year for purposes of the contribution limitation rules in
              Article 6  of the Plan.

         b.        Effective Date of Adoption of Plan.


              Are you adopting this Plan to replace an existing plan?

              _____  Yes

              _____  No

              If you answered Yes in 2.B. above, please complete the following:

              _____________________________________________________________
                         Name of the plan you are replacing


             ______________________________________________________________
              Original Effective Date of the plan you are replacing

              The Effective Date of your adoption of this Plan will be the day you select below (not before the first day of the current Plan Year, and not before the day your Business began).

                         The Effective Date is:     _______________________
                                                 month/day/year

         c.        Identifying Highly Compensated Employees.  Check
                   One:


              _____ The Plan will use the regular method under Plan Section 2.56 for identifying Highly
                         Compensated Employees.

                   If your Plan Year is the calendar year, do you wish to make the regular method's "calendar year election" for identifying your Highly Compensated Employees?

                   _____  Yes

                   _____  No

              _____      The Plan will use the simplified method
                         under Plan Section 2.56 for identifying
                         Highly Compensated Employees.

32.           Eligibility for Plan Participation (Plan Section 3.1).
              Employees will be eligible to participate in the Plan when they complete the requirements you select in A, B and C below.


         a. Classes of Eligible Employees. The Plan requires coverage of all classes of employees of the Employer and any Affiliated Employer, except for union employees and nonresident aliens without U.S.-source income. The general rules of the Plan exclude employees in those two groups, but if you want employees in one or both categories to be eligible for your Plan, check the appropriate space below.


              The following employees will be eligible to participate in the Plan:

              _____      Members of the following collective
                         bargaining unit(s) (give names of unions):

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

              _____      Nonresident aliens with no U.S.-source
                         income

         b.        Age Requirement (check and complete one):


              _____      No minimum age required for participation

              _____ Employees must reach age ___ (not over 21) to participate

         c.        Service Requirements.


              A 6-month Eligibility Period is a 6-month period beginning either on an employee's first day of work with the Employer or on the date 6 months following the employee's first day of work, and anniversaries of those dates. A 12-month Eligibility Period is the 12-month period beginning on an employee's first day of work with the Employer, and anniversaries of that date.


              i.         To become eligible, an employee must
                         complete (choose one):


                   _____ a.  No minimum service required.  Skip
                             the rest of this part C.

                   _____ b.  One 6-month Eligibility Period

                   _____ c.  One 12-month Eligibility Period

                   _____ d.  Two 12-month Eligibility Periods
                             (may not be chosen if you adopt
                             either the Section 401(k)
                             provisions under item 12 or a
                             vesting schedule other than the
                             first choice under item 8.A, which
                             provides for 100% full and
                             immediate vesting).

              ii. If the Employer acquires a business, will the Eligibility Period for employees of the acquired business be the 12-month period beginning on the first day of work for the acquired business, and anniversaries of that date (or the 6-month period beginning on the first day of work for the acquired business, the date 6 months following the first day of work and anniversaries of those dates, if applicable)?


                   _____  Yes

                   _____  No

              iii.       a.  To receive credit for a 6-month
                             Eligibility Period, an employee must
                             complete during it at least:


                   _____ 500 Hours of Service

                   _____ _____________ Hours of Service (must be
                         1 hour or more)
                         (under 500)

                   Note: If you adopt a 6-month Eligibility Period, in any event, an employee will automatically receive credit for the Eligibility Period if the employee completes at least 1,000 Hours of Service during a 12 consecutive month period following the first day of work.

                   b. To receive credit for a 12-month Eligibility Period, an employee must complete it during at least:

                   _____ 1,000 Hours of Service

                   _____ _____________ Hours of Service (must be
                         1 hour or more)
                         (under 1,000)

              iv.        Hours of Service will be credited to
                         employees by the following method (check one):


                   _____ a.  Actual hours for which an employee
                             is paid

                   _____ b.  Any employee who has one actual
                             paid hour in the following period
                             will be credited with the number of
                             Hours of Service indicated (check
                             one):

                             _____     Day (10 Hours of Service)

                             _____     Week (45 Hours of Service)

                             _____     Semi-monthly payroll period
                                       (95 Hours of Service)

                             _____     Month (190 Hours of Service)

Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

              v. Entry Dates. Each Employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):


                   _____ The first day of the month in which he
                         fulfills the requirements.

                   _____ The first of the following dates
                         occurring after he fulfills the
                         requirements (check one):

                         _____   The first day of the month
                                 following the date he fulfills the
                                 requirements (monthly).

                         _____   The first day of the first, fourth,
                                 seventh and tenth months in a Plan
                                 Year (quarterly).

                         _____   The first day of the first month
                                 and the seventh month in a Plan
                                 Year (semiannually).

         d. (For New Only) Will all Employees be required to meet the age and service requirements specified in B and C above?


              _____      Yes

              _____ No; all Employees on the Effective Date will be eligible as of the Effective Date, even if they have not met the age and service requirements.

33. Compensation (Plan Section 2.8). Compensation for purposes of the Plan will be the amount of the following that is actually paid by your Business to an employee during the Plan Year (check one):


         _____ Form W-2 earnings as defined in Section 2.8 of the Plan.

         _____ Form W-2 earnings as defined in Section 2.8 of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan.

         _____ All compensation included in the definition of Code Section 415 Compensation in Section 6.5(b) of the Plan, plus any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code
                   Section 457 deferred compensation plan, or contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

34.           Contributions (Plan Sections 4.1 and 4.2).


         a. Profit Limitation. Will Employer contributions to the Plan be limited to the current and accumulated profits of your business? (check one):


              _____      Yes

              _____      No

              If you will make contributions only under the Section 401(k) provisions in item 12 of this Plan Agreement, skip the rest of this part 5.

         b. Amount. The Employer will contribute to the Plan for each Plan Year (check one):


              _____ An amount chosen by the Employer from year to year

              ______     ____% of the Earnings of all Qualified
                         Participants for the Plan Year

              ______ $____ for each Qualified Participant

              How will Forfeitures of Employer Contributions (Profit Sharing) be applied?

              _____      to reduce the amount of the contribution
              otherwise required

              _____      to reallocate as an additional Employer
              Contribution to current participants


         c.        Allocations to Participants


              1. Allocation to Qualified Participants. Any Employee who has met the eligibility requirements in item 3 of this Plan Agreement is a Qualified Participant unless, for reasons other than his death or Retirement, he is not an active Employee on the last day of the Plan Year, and he is not credited with more than 500 Hours of Service in the Plan Year.

                   How will contributions be allocated?

                   _______ Prorata (percentage based on
compensation)

                   _______ Uniform Dollar (specific dollar amount
                          for each participant) $ _______.

                   _______ Integrated With Social Security (complete
(2) and (3) below)

              2. Integration with Social Security. Contributions under paragraph B will be shared by Qualified
                   Participants in proportion to their Earnings, unless you check one of the spaces below.

                   _____ Contributions will be shared according
                         to the Top-Heavy Integration Formula in
                         Section 4.2(d)(1) of the Basic Plan
                         Document in every Plan Year, whether or
                         not the Plan is top-heavy.

                   _____ Contributions will be shared according
                         to the Top-Heavy Integration Formula in
                         Section 4.2(d)(1) of the Basic Plan
                         Document only in Plan Years in which
                         the Plan is top-heavy.  In all other
                         Plan Years, contributions will be
                         shared according to the Non-Top-Heavy
                         Integration Formula in Section
                         4.2(d)(2) of the Basic Plan Document.

              3. Integration Level. (Complete only if you have elected in 5.C.2 to integrate your Plan with Social Security. The Integration Level will be (check one):

                   ____  The Social Security Wage Base in effect
                         at the beginning of the Plan Year.

                   ____  __% (not more than 100%) of the Social
                         Security Wage Base in effect at the
                         beginning of the Plan Year.

                   ____  $__________ (not more than the Social
                         Security Wage Base).

              NOTE: The Social Security Wage Base is indexed annually to reflect increases in the cost of living.

         D. Participant Contributions (Plan Section 4.2(f)). Will your Plan allow Participants to make after-tax contributions?

                        Yes

                           No

35. Investments (Plan Sections 13.2 and 13.3). The Employer selects in part A below the Investment Products that will be available under the Plan. All Investment Products must be sponsored, underwritten, managed or expressly agreed to in writing by Putnam. From the group of available Investment Products selected by the Employer, each Participant chooses the investments for his own Accounts unless the Employer elects differently in B below.


         a.        Available Investment Products (Plan Section
                   13.2). The following investments will be available under the Plan (check one):


              Mutual Funds

              _____      The group of Putnam funds selected by the
                         Employer and communicated to Participants in
                         writing.  A current list of the funds
                         selected by the Employer from time to time
                         shall be kept with the records of the Plan.
                         The initial list of funds is as follows (up
                         to six (6) funds may be selected):
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

              Other Investment Options

              ______     Putnam Stable Value Fund

              ______     Existing Guaranteed Investment Contract
                         ("GIC")
                   ______________________________

                   Note: You may include an existing GIC option above, provided that the entire balance of the contract(s) mature within three years of the date your assets are transferred to Putnam.

              In the event that there is any amount in the Trust Fund for which no instructions or unclear instructions are delivered, it will be invested in the default option selected by the Employer in its Service Agreement with Putnam (or if the Employer makes no such selection, in Putnam Daily Dividend Trust) until instructions are received in good order, and the Employer will be deemed to have selected the option indicated in its Service Agreement with Putnam (or if none, Putnam Daily Dividend Trust) as an available Investment Product for that purpose.

         b. Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan.


              _____      The Employer will make all investment
                         decisions.

              _____ The Employer will make investment decisions with respect to Employer Matching
                         Contributions made pursuant to Section 12.B and C of this Plan Agreement.

              _____ The Employer will make investment decisions with respect to Qualified Nonelective
                         Contributions made pursuant to Section 12.D of this Plan Agreement.

              _____ The Employer will make investment decisions with respect to Employer profit sharing contributions made pursuant to Section 5.B. of this Plan Agreement.

         c.        Changes.  Investment instructions may be changed
                   (check one):


              _____      on any Valuation Date (daily)

              _____      on the first day of any month.

              _____      on the first day of the first, fourth,
                         seventh and tenth months in a Plan Year
                         (quarterly)


36.           Distributions and Withdrawals.


         a.        Retirement Distributions.


              i.         Normal Retirement Age (Plan Section 7.1).
                         Normal retirement age will be _______ (not over age 65).


              ii. Early Retirement (Plan Section 7.1). Check and complete the item below only if you want Participants to become fully vested upon fulfilling specified age and service requirements before reaching normal retirement age:


                   _____ Early retirement will be permitted at
                         age ____ with at least ________ Years
                         of Service.

              iii. Annuities (Plan Section 9.3). Will your Plan permit a Participant to select a life
                         annuity form of distribution?   You must
                         check Yes if this Plan replaces an existing plan that permits distributions in life annuity form. Check one:


                   _____ Yes

                   _____ No

         b. Hardship Distributions (Plan Section 12.2). Will your Plan permit hardship distributions from Employer Contribution Accounts? You must check Yes if this Plan replaces an existing plan that permits hardship distributions from Employer Contribution Accounts. Check one:


              _____      Yes

              _____      No

         c.        Withdrawals after Age 59half (Plan Section 12.3).
                   Will your Plan permit employees over age 59half to withdraw amounts upon request? You must check
                   Yes if this Plan replaces an existing plan that permits withdrawals after age 59half. (check one):


              _____      Yes

              _____      No

         d. Loans. Will your Plan permit loans under the Putnam Loan Program to employees from their Accounts? (Note: no other loan program may be used)


              _____      Yes

              _____      No

         e.        Automatic Distribution of Small Accounts (Plan
                   Section 9.1).   Will your Plan automatically
                   distribute vested account balances not exceeding $3,500, within 60 days after the end of the Plan Year in which a Participant separates from employment?


              _____      Yes

              _____      No

              Note: If you check No above, the time for distribution cannot be left to the discretion of the Employer or the Plan Administrator. Small accounts will be distributable at the time selected by the Participant.


37.           Vesting (Plan Article 8).


         a. Time of Vesting. The provision checked below will determine a Participant's vested percentage in his Employer Contribution Account and, if you adopt the Section 401(k) provisions in item 12 and will make Employer Matching Contributions, in his Employer Matching Account (check one):


              _____ 100% vesting immediately upon participation in the Plan. If you check this option, skip the rest of this part 8.

              _____      Six Year Graded Schedule:

                   Vested Percentage        20%  40% 60%   80%  100%

                   Years of Service         2    3   4     5    6

               _____     Three Year Cliff Schedule:

                   Vested Percentage        0%   100%

                   Years of Service         0-2  3

              _____      Other Schedule (must be at least as
                         favorable as Six Year Graded Schedule or
                         Three Year Cliff Schedule):

                   Vested Percentage        __%  __% __%   __%  __%

                   Years of Service         ___  ___ ___   ___  ___

         b. Service for Vesting. Skip this part B if your Plan will include all of an employee's service in determining his Years of Service for vesting.


              Years of Service for vesting will exclude (check one or more):

              _____ Service before the Effective Date of the Plan, if this is a new plan, or service before the effective date of your existing plan, if this Plan replaces an existing plan

              _____ Service before the Plan Year in which an employee reached age 18

              _____      Service for a business acquired by the
                         Employer, before the date of acquisition

         c. Hours of Service for Vesting. The number of Hours of Service required for crediting a Year of Service for vesting will be (check one):


              _____      1,000 Hours of Service

              _____      ___________________ Hours of Service
                   (under 1,000)

         d.        Year of Service Measuring Period for Vesting
                   (Plan Section 2.50). The periods of 12 months used for measuring Years of Service will be (check one):


              _____      Plan Years

              _____      12-month Eligibility Periods

              Note: If you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing.

38.           Top-Heavy Minimum Contributions (Plan Section 15.3).
              For any Plan Year in which the Plan is top-heavy, you must provide for each Participant who is a non-key employee and who is employed on the last day of the Plan Year an allocation equal to 3% of his Earnings (or if less, the highest percentage allocated to any key employee). Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for a non-key employee may be taken into account for purposes of this requirement.


         Skip paragraphs A and B below if you do not maintain any other qualified plan in addition to this Plan.

         a. If you maintain another qualified plan in addition to this Plan, specify below whether a non-key employee who participates in both plans will receive a top-heavy minimum contribution (or benefit) in this Plan or the other plan (check one):


              The top-heavy minimum contribution (or benefit) for non-key employees participating both in this Plan and another qualified plan maintained by the Employer will be provided in:

              _____      This Plan

              _____      The plan named here:  ______________________

         b. (Skip this paragraph if you do not maintain a defined benefit plan.) If you maintain a defined benefit plan in addition to this Plan, and the Top-Heavy Ratio (as defined in Plan Section 15.2(c)) for the combined plans is between 60% and 90%, you may elect to provide an increased minimum allocation or benefit pursuant to Plan
                   Section 15.4.  Specify your election by
                   completing the statement below:


              The Employer will provide an increased (specify contribution or benefit)
              __________________________________ in its (specify
              defined contribution or defined benefit)
              ______________________ plan as required under Plan
              Section 15.4.

39. Other Plans. Skip this item 10 if this Plan is the only qualified plan your Business has ever had or if the only other plan your Business ever maintained was a defined contribution master or prototype plan. You must complete this section if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant.


         The Plan and your other plan(s) combined will meet the contribution limitation rules in Article 6 of the Plan as you specify below:

         a. If a Participant in the Plan is covered under another qualified defined contribution plan maintained by your Business, other than a master or prototype plan (check one):


              _____ The provisions of Section 6.2 of the Plan will apply as if the other plan were a master or prototype plan.

              _____ The plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in the manner you describe below.

          _________________________________________________________________

          _________________________________________________________________

         B. If a Participant in the Plan is or has ever been a participant in a defined benefit plan maintained by your Business, the plans will meet the limits of
              Article 6 in the manner you describe below:

           ________________________________________________________________

           ________________________________________________________________

Note: Your description under A or B cannot be left to discretion changed from year to year. If you want to amend it from year to year, you must execute a new plan agreement.

If your Business has ever maintained a defined benefit plan, state below the interest rate and mortality table to be used in establishing the present value of any benefit under the defined benefit plan for purposes of computing the top-heavy ratio:

              Interest rate:  %__________________________

              Mortality Table: __________________________

40.           Administration.


         a. Plan Administrator (Plan Section 16.1). You may appoint a person or a committee to serve as Plan Administrator. You may remove and replace anyone you have appointed, and anyone you have appointed may resign, without the need to amend this Plan Agreement, provided that you notify Participants in writing of any such change. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan
                   Administrator.


              The initial Plan Administrator will be (check one):

              _____      This person:
                         _______________________________

              _____      A committee composed of these people:

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

         b. Recordkeeper (Plan Section 16.4). You must appoint Putnam as Recordkeeper to perform certain routine services determined upon execution of a written Service Agreement between Putnam and you.



              _______________________________________________________
              Name

              _______________________________________________________
              Address

         COMPLETE ITEM 12 BELOW IF YOUR PLAN WILL ALLOW EMPLOYEES TO ELECT PRE-TAX CONTRIBUTIONS UNDER SECTION 401(K) OF THE
         CODE.

41.           Section 401(k) Plan Provisions (Plan Article 5).


         a.        Elective Deferrals (Plan Section 5.2).


              i. A Participant may make Elective Deferrals for each year in an amount not to exceed
                         (check one):


                   _____     (a) _______% of his Earnings

                   _____ (b) $______ (specify a dollar
                             amount)

                   _____ (c) _______% of his Earnings up to $_______ (specify dollar amount)

         Note: Elective Deferrals may not exceed the annual dollar limit under Section 402(g) of the Internal Revenue Code.

              ii.        A Participant may begin to make Elective
                         Deferrals, or change the amount of his
                         Elective Deferrals, as of the following
                         dates (check one):


                   _____ First business day of each month
                         (monthly).

                   _____ First business day of the first,
                         fourth, seventh and tenth months of the
                         Plan Year (quarterly).

                   _____ First business day of the first and
                         seventh months of the Plan Year
                         (semiannually).

                   _____ First business day of the Plan Year
                         only (annually).

              iii. May Participants make Elective Deferrals of bonuses?


                   _____ Yes

                   _____ No

         b. Employer Matching Contributions of Employee Elective Deferrals (Plan Section 5.8). Skip this part B if you will not make Employer Matching Contributions. Employer Matching Contributions are subject to the vesting schedule elected in item 8 of this Plan Agreement, and can be withdrawn during employment in the event of financial hardship (as defined in Section 12.2 of the Plan) if you so elect in part F below.


              i.         The Employer will contribute and will
                         allocate to each Participant's Employer
                         Matching Account an amount equal to:


                   (Check the provision(s) desired, and fill in the % blank(s) in each provision you check. If you wish to determine the amount of Employer Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check. Also write "V" for variable in the % blank for earnings.)

                   _____ ___% of Elective Deferrals

                   _____ ___% of Elective Deferrals that do not
                         exceed ___% of Earnings

                   _____ Additionally, in applying the above
                         limitation(s), Elective Deferrals shall
                         not exceed $__________.

              (2)  How will Forfeitures for Employer Matching
                   Contributions be applied?

                   _____ to reduce the amount of the
                         contribution otherwise required

                   _____ to reallocate as an additional Employer
                         Matching Contribution to current
                         participants

         c. Hardship Distributions from 401(k) Accounts (Plan Sections 12.2 and 5.14).


              (1) Will your Plan permit hardship distributions from Elective Deferral Accounts? (check one):

                   _____ Yes

                   _____ No


              (2) If your Plan has Employer Matching Contributions, will it permit hardship distributions from Employer Matching Accounts?

                   _____ Yes

                   _____ No

42.           QNEC and QMACs.


         Note: Qualified Matching Contributions are always fully vested and cannot be distributed from the Plan before a Participant reaches age 59half or leaves employment. They will be used to the extent needed, to help the Plan pass the ADP test explained on page 8 of the Qs & As.


         a.        Qualified Matching Contributions (Plan Section
                   2.58).  Skip this part A if you will not make
                   Qualified Matching Contributions.


              i. Qualified Matching Contributions will be made with respect to (check one):


                   _____ Elective Deferrals by all Participants

                   _____ Elective Deferrals only by Non-Highly
                         Compensated Participants

              ii.        The amount of Qualified Matching
                         Contributions made with respect to a
                         Participant will be:


                   (Check the provision desired and fill in the % blank(s) in the provision you check. If you wish to determine the amount of Qualified Matching Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check.)

                   _____ ___% of his Elective Deferrals

                   _____ ___% of his Elective Deferrals that do
                         not exceed ___% of his
                         Earnings

                   _____ ___% of his Earnings

                   _____ Additionally, in applying the above
                         limitation(s), Qualified Matching
                         Contributions shall not exceed
                         $________.

         b.        Qualified Nonelective Contributions (Plan Section
                   2.60).


              i. Qualified Nonelective Contributions will be made on behalf of (check one):


              _____      All Participants

              _____      Only Participants who are not Highly
                         Compensated Employees

              ii. The amount of Qualified Nonelective Contributions for a Plan Year will be (check one). If you wish to determine the amount of Qualified Nonelective Contributions from year to year instead of specifying a fixed percentage, write "V" for variable in the % blank at the beginning of each provision you check:


                   _____ ___% (not over 15%) of the Earnings of
                         Participants on whose behalf Qualified
                         Nonelective Contributions are made

                   _____ An amount determined by the Employer
                         from year to year, to be shared in
                         proportion to Earnings by Participants
                         on whose behalf Qualified Nonelective
                         Contributions are made

              Note: Qualified Nonelective Contributions will be used, to the extent needed, to help the Plan pass the ADP test, explained on page 8 of the Qs & As.

         c. ACP Test. Every plan that has after-tax Participant Contributions, Employer Matching Contributions or Qualified Matching Contributions must pass an annual test called the ACP test, which is explained on page 10 of the Qs & As. Elective Deferrals and Qualified Nonelective Contributions will be used to help the Plan pass the ACP test, to the extent needed.

43. Reliance on Opinion Letter. If you ever maintained or you later adopt any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in
              Section 419A(d)(3) of the Code; or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this plan, you may not rely on an opinion letter issued to Putnam by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. If you maintain or adopt multiple plans, in order to obtain reliance with respect to plan qualification of the Plan, you must receive a determination letter from the appropriate Key District Office of Internal Revenue. Putnam will prepare an application for such a letter upon your request at a fee agreed upon by the parties.


         The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under Section 401 of the Code unless the terms of the plan, as herein adopted or amended, that pertain to the requirements of Sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s)
         of the Code, as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

         Putnam will inform you of all amendments it makes to the prototype plan. If Putnam ever discontinues or abandons the prototype plan, Putnam will inform you. This Plan Agreement #001 may be used only in conjunction with Putnam's basic plan document #05.

                               *  *  *  *  *

                       EMPLOYER'S ADOPTION OF PUTNAM
                      PROFIT SHARING AND 401(k) PLAN

The Employer named below hereby adopts a PUTNAM PROFIT SHARING AND 401(k) PLAN, and appoints Putnam Fiduciary Trust Company to serve as Trustee of the Plan. The Employer acknowledges that it has received copies of the current prospectus for each Investment Product available under the Plan, and represents that it will deliver copies of the then current prospectus for each such Investment Product to each Participant before each occasion on which the Participant makes an investment instruction as to his Account. The Employer further acknowledges that the Plan will be acknowledged by Putnam as a Putnam Profit Sharing and 401(k) Plan only upon Putnam's acceptance of this Plan Agreement.

Employer signature(s) to adopt Plan:                 Date of
                                                     signature:

              ____________________________________________________


              ____________________________________________________

Please print name(s) of authorized person(s) signing above:


              ____________________________________________________
Phone:____________________


              ____________________________________________________
Phone:____________________

A new Plan must be signed by the last day of the Plan Year in which the Plan is to be effective.


                       INVESTMENT DEALER INFORMATION

Firm:           ___________________________________________________________


Branch:           _________________________________________________________


Address:           ________________________________________________________


Registered Representative:   ___________________________________
                                 Name

                         _________________________________________
                         Phone

                               *  *  *  *  *

                           ACCEPTANCE OF TRUSTEE

The Trustee accepts appointment in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer set forth above.

A.       Putnam Fiduciary Trust Company, Trustee

By:          ______________________________________________________________



                           ACCEPTANCE BY PUTNAM

Putnam hereby accepts this Employer's Plan as a prototype established under Putnam Basic Plan Document #05.

Putnam Mutual Funds Corp.


By:      ______________________________

                      PUTNAM BASIC PLAN DOCUMENT #05

                             TABLE OF CONTENTS
                                                                       PAGE

ARTICLE 1.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.1  Account. . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.2  Affiliated Employer. . . . . . . . . . . . . . . . . . . .  2
         2.3  Authorized Leave of Absence. . . . . . . . . . . . . . . .  2
         2.4  Base Contribution Percentage . . . . . . . . . . . . . . .  3
         2.5  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . .  3
         2.6  CODA . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.7  Code . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.8  Compensation . . . . . . . . . . . . . . . . . . . . . . .  3
         2.9  Date of Employment . . . . . . . . . . . . . . . . . . . .  3
         2.10 Disabled . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.11 Earned Income. . . . . . . . . . . . . . . . . . . . . . .  4
         2.12 Earnings . . . . . . . . . . . . . . . . . . . . . . . . .  4
         2.13 Effective Date . . . . . . . . . . . . . . . . . . . . . .  4
         2.14 Eligibility Period . . . . . . . . . . . . . . . . . . . .  4
         2.15 Employee . . . . . . . . . . . . . . . . . . . . . . . . .  5
         2.16 Employer . . . . . . . . . . . . . . . . . . . . . . . . .  5
         2.17 Employer Contribution Account. . . . . . . . . . . . . . .  5
         2.17(a)  Employer Stock . . . . . . . . . . . . . . . . . . . .  5
         2.18 Excess Earnings. . . . . . . . . . . . . . . . . . . . . .  6
         2.19 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         2.20 Forfeiture . . . . . . . . . . . . . . . . . . . . . . . .  6
         2.21 Hour of Service. . . . . . . . . . . . . . . . . . . . . .  6
         2.22 Insurance Trustee. . . . . . . . . . . . . . . . . . . . .  7
         2.23 Integration Level. . . . . . . . . . . . . . . . . . . . .  7
         2.24 Investment Company . . . . . . . . . . . . . . . . . . . .  8
         2.25 Investment Company Shares. . . . . . . . . . . . . . . . .  8
         2.26 Investment Products. . . . . . . . . . . . . . . . . . . .  8
         2.27 Leased Employee. . . . . . . . . . . . . . . . . . . . . .  8
         2.28 One-Year Eligibility Break . . . . . . . . . . . . . . . .  8
         2.29 One-Year Vesting Break . . . . . . . . . . . . . . . . . .  9
         2.30 Owner-Employee . . . . . . . . . . . . . . . . . . . . . .  9
         2.31 Participant. . . . . . . . . . . . . . . . . . . . . . . .  9
         2.32 Participant Contribution Account . . . . . . . . . . . . .  9
         2.33 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.34 Plan Administrator . . . . . . . . . . . . . . . . . . . .  9
         2.35 Plan Agreement . . . . . . . . . . . . . . . . . . . . . .  9
         2.36 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.37 Policy . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.38 Putnam . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.39 Qualified Domestic Relations Order . . . . . . . . . . . . 10
         2.40 Qualified Participant. . . . . . . . . . . . . . . . . . . 10
         2.41 Recordkeeper . . . . . . . . . . . . . . . . . . . . . . . 10
         2.42 Retirement . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.43 Rollover Account . . . . . . . . . . . . . . . . . . . . . 10
         2.44 Self-Employed Individual . . . . . . . . . . . . . . . . . 10
         2.45 Shareholder-Employee . . . . . . . . . . . . . . . . . . . 11
         2.46 Social Security Wage Base. . . . . . . . . . . . . . . . . 11
         2.47 Trust and Trust Fund . . . . . . . . . . . . . . . . . . . 11
         2.48 Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . 11
         2.49 Valuation Date . . . . . . . . . . . . . . . . . . . . . . 11
         2.50 Year of Service. . . . . . . . . . . . . . . . . . . . . . 11
         2.51 Deferral Agreement . . . . . . . . . . . . . . . . . . . . 12
         2.52 Elective Deferral. . . . . . . . . . . . . . . . . . . . . 12
         2.53 Elective Deferral Account. . . . . . . . . . . . . . . . . 12
         2.54 Employer Matching Contribution . . . . . . . . . . . . . . 12
         2.55 Employer Matching Account. . . . . . . . . . . . . . . . . 12
         2.56 Highly Compensated Employee. . . . . . . . . . . . . . . . 12
         2.57 Non-Highly Compensated Employee. . . . . . . . . . . . . . 15
         2.58 Qualified Matching Contribution. . . . . . . . . . . . . . 15
         2.59 Qualified Matching Account . . . . . . . . . . . . . . . . 15
         2.60 Qualified Nonelective Contribution . . . . . . . . . . . . 15
         2.61 Qualified Nonelective Contribution Account . . . . . . . . 16

ARTICLE 3.  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . 17
         3.1  Initial Participation. . . . . . . . . . . . . . . . . . . 17
         3.2  Special Participation Rule . . . . . . . . . . . . . . . . 17
         3.3  Resumed Participation. . . . . . . . . . . . . . . . . . . 18
         3.4  Benefits for Owner-Employees . . . . . . . . . . . . . . . 18
         3.5  Changes in Classification. . . . . . . . . . . . . . . . . 18

ARTICLE 4.  CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 20
         4.1  Provisions Applicable to All Plans . . . . . . . . . . . . 20
         4.2  Provisions Applicable Only to Profit Sharing Plans . . . . 21
         4.3  Provisions Applicable Only to Money Purchase Pension
              Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         4.4  Rollover Contributions . . . . . . . . . . . . . . . . . . 26
         4.5  No Deductible Employee Contributions . . . . . . . . . . . 26
         4.6  Paired Plans . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 5.  CASH OR DEFERRED ARRANGEMENT UNDER SECTION
           401(k) (CODA) . . . . . . . . . . . . . . . . . . . . . . . . 28
         5.1  Applicability; Allocations . . . . . . . . . . . . . . . . 28
         5.2  CODA Participation . . . . . . . . . . . . . . . . . . . . 28
         5.3  Annual Limit on Elective Deferrals . . . . . . . . . . . . 28
         5.4  Distribution of Certain Elective Deferrals . . . . . . . . 29
         5.5  Satisfaction of ADP and ACP Tests. . . . . . . . . . . . . 30
         5.6  Actual Deferral Percentage Test Limit. . . . . . . . . . . 30
         5.7  Distribution of Excess Contributions . . . . . . . . . . . 32
         5.8  Matching Contributions . . . . . . . . . . . . . . . . . . 33
         5.9  Participant Contributions. . . . . . . . . . . . . . . . . 34
         5.10 Recharacterization of Excess Contributions . . . . . . . . 34
         5.11 Average Contribution Percentage Test Limit and
         Aggregate Limit . . . . . . . . . . . . . . . . . . . . . . . . 35
         5.12 Distribution of Excess Aggregate Contributions . . . . . . 38
         5.13 Restriction on Distributions . . . . . . . . . . . . . . . 39
         5.14 Hardship Distributions . . . . . . . . . . . . . . . . . . 40
         5.15 Special Effective Dates. . . . . . . . . . . . . . . . . . 41

ARTICLE 6.  LIMITATIONS ON ALLOCATIONS . . . . . . . . . . . . . . . . . 42
         6.1  No Additional Plan . . . . . . . . . . . . . . . . . . . . 42
         6.2  Additional Master or Prototype Plan. . . . . . . . . . . . 43
         6.3  Additional Non-Master or Non-Prototype Plan. . . . . . . . 44
         6.4  Additional Defined Benefit Plan. . . . . . . . . . . . . . 45
         6.5  Definitions. . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS . . . . . . . . . . 50
         7.1  Retirement . . . . . . . . . . . . . . . . . . . . . . . . 50
         7.2  Death. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         7.3  Other Termination of Employment. . . . . . . . . . . . . . 51

ARTICLE 8.  VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         8.1  Vested Balance . . . . . . . . . . . . . . . . . . . . . . 52
         8.2  Vesting of Accounts of Returned Former Employees . . . . . 52
         8.3  Forfeiture of Non-Vested Amounts . . . . . . . . . . . . . 53
         8.4  Special Rule in the Event of a Withdrawal. . . . . . . . . 54
         8.5  Vesting Election . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 9.  PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . . . . 56
         9.1  Distribution of Accounts . . . . . . . . . . . . . . . . . 56
         9.2  Restriction on Immediate Distributions . . . . . . . . . . 56
         9.3  Optional Forms of Distribution . . . . . . . . . . . . . . 58
         9.4  Distribution Procedure . . . . . . . . . . . . . . . . . . 58
         9.5  Lost Distributee . . . . . . . . . . . . . . . . . . . . . 59
         9.6  Direct Rollovers . . . . . . . . . . . . . . . . . . . . . 59
         9.7  Distributions Required by a Qualified Domestic Relations
              Order. . . . . . . . . . . . . . . . . . . . . . . . . . . 60

ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS . . . . . . . . . . 61
         10.1  Applicability . . . . . . . . . . . . . . . . . . . . . . 61
         10.2  Qualified Joint and Survivor Annuity. . . . . . . . . . . 62
         10.3  Qualified Preretirement Survivor Annuity. . . . . . . . . 62
         10.4  Definitions . . . . . . . . . . . . . . . . . . . . . . . 62
         10.5  Notice Requirements . . . . . . . . . . . . . . . . . . . 64
         10.6  Transitional Rules. . . . . . . . . . . . . . . . . . . . 65

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS . . . . . . . . . . . . . 68
         11.1  General Rules . . . . . . . . . . . . . . . . . . . . . . 68
         11.2  Required Beginning Date . . . . . . . . . . . . . . . . . 68
         11.3  Limits on Distribution Periods. . . . . . . . . . . . . . 69
         11.4  Determination of Amount to Be Distributed Each  Year. . . 70
         11.5  Death Distribution Provisions . . . . . . . . . . . . . . 71
         11.6  Transitional Rule . . . . . . . . . . . . . . . . . . . . 73

ARTICLE 12.  WITHDRAWALS AND LOANS . . . . . . . . . . . . . . . . . . . 75
         12.1  Withdrawals from Participant Contribution  Accounts . . . 75
         12.2  Withdrawals on Account of Hardship. . . . . . . . . . . . 75
         12.3  Withdrawals After Reaching Age 59half . . . . . . . . . . 75
         12.4  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         12.5  Procedure; Amount Available . . . . . . . . . . . . . . . 78

ARTICLE 13.  TRUST FUND AND INVESTMENTS. . . . . . . . . . . . . . . . . 79
         13.1  Establishment of Trust Fund . . . . . . . . . . . . . . . 79
         13.2  Management of Trust Fund. . . . . . . . . . . . . . . . . 79
         13.3  Investment Instructions . . . . . . . . . . . . . . . . . 80
         13.4  Valuation of the Trust Fund . . . . . . . . . . . . . . . 82
         13.5  Distributions on Investment Company Shares. . . . . . . . 82
         13.6  Registration and Voting of Investment Company  Shares . . 83
         13.7  Investment Manager. . . . . . . . . . . . . . . . . . . . 83
         13.8  Employer Stock. . . . . . . . . . . . . . . . . . . . . . 83
         13.9  Insurance Contracts . . . . . . . . . . . . . . . . . . . 86

ARTICLE 14.  INSURANCE POLICIES. . . . . . . . . . . . . . . . . . . . . 88
         14.1  Purchase of Insurance Products. . . . . . . . . . . . . . 88
         14.2  Limitation on Premiums. . . . . . . . . . . . . . . . . . 88
         14.3  Policy Options. . . . . . . . . . . . . . . . . . . . . . 88
         14.4  Insurability. . . . . . . . . . . . . . . . . . . . . . . 88
         14.5  Dividends on Policies . . . . . . . . . . . . . . . . . . 88
         14.6  Trustee of Policy . . . . . . . . . . . . . . . . . . . . 89
         14.7  Obligations with Respect to Policies. . . . . . . . . . . 89
         14.8  Distribution of Proceeds on Participant's Death . . . . . 89
         14.9  Conversion of Policies. . . . . . . . . . . . . . . . . . 89
         14.10 Conflict with Policies. . . . . . . . . . . . . . . . . . 90
         14.11 Insurance Loans to Owner-Employees. . . . . . . . . . . . 90

ARTICLE 15.  TOP-HEAVY PLANS . . . . . . . . . . . . . . . . . . . . . . 91
         15.1  Superseding Effect. . . . . . . . . . . . . . . . . . . . 91
         15.2  Definitions . . . . . . . . . . . . . . . . . . . . . . . 91
         15.3  Minimum Allocation. . . . . . . . . . . . . . . . . . . . 94
         15.4  Adjustment of Fractions . . . . . . . . . . . . . . . . . 95

ARTICLE 16.  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . 96
         16.1  Plan Administrator. . . . . . . . . . . . . . . . . . . . 96
         16.2  Claims Procedure. . . . . . . . . . . . . . . . . . . . . 96
         16.3  Employer's Responsibilities . . . . . . . . . . . . . . . 97
         16.4  Recordkeeper. . . . . . . . . . . . . . . . . . . . . . . 97
         16.5  Prototype Plan. . . . . . . . . . . . . . . . . . . . . . 98

ARTICLE 17.  TRUSTEE AND INSURANCE TRUSTEE . . . . . . . . . . . . . . . 99
         17.1  Powers and Duties of the Trustee. . . . . . . . . . . . . 99
         17.2  Limitation of Responsibilities. . . . . . . . . . . . . .100
         17.3  Fees and Expenses . . . . . . . . . . . . . . . . . . . .101
         17.4  Reliance on Employer. . . . . . . . . . . . . . . . . . .101
         17.5  Action Without Instructions . . . . . . . . . . . . . . .101
         17.6  Advice of Counsel . . . . . . . . . . . . . . . . . . . .102
         17.7  Accounts. . . . . . . . . . . . . . . . . . . . . . . . .102
         17.8  Access to Records . . . . . . . . . . . . . . . . . . . .103
         17.9  Successors. . . . . . . . . . . . . . . . . . . . . . . .103
         17.10 Persons Dealing with Trustee or Insurance  Trustee. . . .103
         17.11 Resignation and Removal; Procedure. . . . . . . . . . . .103
         17.12 Action of Trustee Following Resignation or  Removal . . .103
         17.13 Action of Insurance Trustee Following Resignation  or
              Removal. . . . . . . . . . . . . . . . . . . . . . . . . .103
         17.14 Effect of Resignation or Removal. . . . . . . . . . . . .103
         17.15 Fiscal Year of Trust. . . . . . . . . . . . . . . . . . .104
         17.16 Limitation of Liability . . . . . . . . . . . . . . . . .104
         17.17 Indemnification . . . . . . . . . . . . . . . . . . . . .104

ARTICLE 18.  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . .105
         18.1  General . . . . . . . . . . . . . . . . . . . . . . . . .105
         18.2  Delegation of Amendment Power . . . . . . . . . . . . . .106

ARTICLE 19.  TERMINATION OF THE PLAN AND TRUST . . . . . . . . . . . . .107
         19.1  General . . . . . . . . . . . . . . . . . . . . . . . . .107
         19.2  Events of Termination . . . . . . . . . . . . . . . . . .107
         19.3  Effect of Termination . . . . . . . . . . . . . . . . . .107
         19.4  Approval of Plan. . . . . . . . . . . . . . . . . . . . .108

ARTICLE 20.  TRANSFERS TO OR FROM OTHER QUALIFIED PLANS;
            MERGERS. . . . . . . . . . . . . . . . . . . . . . . . . . .109
         20.1  General . . . . . . . . . . . . . . . . . . . . . . . . .109
         20.2  Amounts Transferred . . . . . . . . . . . . . . . . . . .109
         20.3  Merger or Consolidation . . . . . . . . . . . . . . . . .109

ARTICLE 21.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .110
         21.1  Notice of Plan. . . . . . . . . . . . . . . . . . . . . .110
         21.2  No Employment Rights. . . . . . . . . . . . . . . . . . .110
         21.3  Distributions Exclusively From Plan . . . . . . . . . . .110
         21.4  No Alienation . . . . . . . . . . . . . . . . . . . . . .110
         21.5  Provision of Information. . . . . . . . . . . . . . . . .110
         21.6  No Prohibited Transactions. . . . . . . . . . . . . . . .110
         21.7  Governing Law . . . . . . . . . . . . . . . . . . . . . .110
         21.8  Gender. . . . . . . . . . . . . . . . . . . . . . . . . .111

                      PUTNAM BASIC PLAN DOCUMENT #05


ARTICLE 44.  INTRODUCTION

         By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan
Document #05, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries.
ARTICLE 45.  DEFINITIONS

         The terms defined in Sections 2.1 through 2.49 appear generally throughout the document. Sections 2.50 through 2.60 and
Article 5 contain definitions of terms used only in a CODA and
Section 10.4 contains additional definitions related to distributions from the Plan. Articles 6 and 11 contain additional definitions of terms used only in those Articles.

         45..1 Account means any of, and Accounts means all of, a Participant's Employer Contribution Account, Participant
Contribution Account, Rollover Account, and if the Plan contains a CODA, the accounts maintained for the Participant pursuant to
Article 5.

         45..2 Affiliated Employer, for purposes of the Plan other than Article 6, means the Employer and a trade or business, whether or not incorporated, which is any of the following:

              (a)  A member of a group of controlled corporations
         (within the meaning of Section 414(b) of the Code) which includes the Employer; or

              (b) A trade or business under common control (within the meaning of Section 414(c) of the Code) with the Employer; or

              (c) A member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer; or

              (d) An entity otherwise required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

         In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

         For purposes of Article 6 only, the definitions in paragraphs
(a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by Section 415(h) of the Code."

         45..3 Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.

         45..4 Base Contribution Percentage means the percentage so specified in the Plan Agreement.

         45..5 Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with
Section 7.2 and Articles 10 and 11.

         45..6 CODA means a cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, adopted as part of a profit sharing plan.

         45..7 Code means the Internal Revenue Code of 1986, as amended.

         45..8 Compensation means all of an Employee's compensation determined in accordance with the definition elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).
Compensation shall include only amounts actually paid to the Employee during the Plan Year, except that if the Employer so elects in the Plan Agreement, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the Code. (For a self-employed person, the relevant term is Earned Income, as defined in Section 2.11.)

         45..9 Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.3, the first date on which he performs an Hour of Service after his return to employment.

         45..10 Disabled means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

         45..11 Earned Income means a Self-Employed Individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable to such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under Section 404 of the Code, and (ii) the deduction allowed to the taxpayer under Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         45..12 Earnings, for determining all benefits provided under the Plan for all Plan Years beginning after December 31, 1988, means the first $200,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase effective on any January 1 is effective for all Plan Years beginning in the calendar year in which that January 1 occurs, and the first such dollar increase is effective on January 1, 1990) of the sum of the Compensation and the Earned Income received by an Employee during a Plan Year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1993, Earnings means the first
$150,000 (as adjusted periodically by the Secretary of the Treasury for inflation) of the sum of the Compensation and Earned Income received by an Employee during a Plan Year. To calculate an allocation to a Participant's Account for any Plan Year shorter than 12 months, the dollar limit on Earnings must be multiplied by a fraction of which the denominator is 12 and the numerator is the number of months in the Plan Year. In determining the Earnings of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If as a result of the application of such rules the applicable Earnings limitation described above is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of this limitation.

         45..13 Effective Date means the date so designated in the Plan Agreement. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with Section 1140 of the Tax Reform Act of 1986.

         45..14 Eligibility Period means a period of service with the Employer which an Employee is required to complete in order to commence participation in the Plan. A 12-month Eligibility Period is a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service. A 6-month Eligibility Period is a period of 6 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, or on the 6-month anniversary of such Date of Employment or any anniversary thereof, in which he is credited with at least
500 Hours of Service; provided, however, that if he is credited with 1,000 Hours of Service during a 12-consecutive-month period following his Date of Employment or any anniversary thereof, he shall be credited with an Eligibility Period. Notwithstanding the foregoing, if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a 12-month Eligibility Period or less than 500 a 6-month
Eligibility Period, that number shall be so substituted, and in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service in the case of a 12-month Eligibility
Period, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. If the Employer so elects in the Plan Agreement, an Employee's most recent Date of Employment for purposes of this Section 2.14 shall be the first date on which he performed services for a business acquired by the Employer.

         45..15 Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-
Employed Individual and an Owner-Employee.

         45..16  Employer means the Employer named in the Plan
Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.

         45..17 Employer Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer (other than contributions pursuant to Article 5), Forfeitures by former Participants (if the Plan provides for reallocation of Forfeitures), amounts reapplied under
Section 6.1(d), and the income, expenses, gains and losses incurred thereon.

         2.17(a)  Employer Stock means securities constituting
"qualifying employer securities" of an Employer within the meaning of Section 407(d)(5) of ERISA.

         45..18 Excess Earnings means a Participant's Earnings in excess of the Integration Level of the Plan.

         45..19 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         45..20 Forfeiture means a nonvested amount forfeited by a former Participant, pursuant to Section 8.3, or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5.

         45..21 Hour of Service means each hour described in paragraphs (a), (b), (c), (d) or (e) below, subject to paragraphs
(f) and (g) below.

              (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

              (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

              (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph
         (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

              (d) Each hour during an Authorized Leave of Absence. Such hours shall be credited at the rate of a customary full work week for an Employee.

              (e) Solely for purposes of determining whether a OneYear Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

              (f) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment, or as otherwise specified in the Plan Agreement.

              (g) If the Employer maintains the plan of a predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor Employer, service for the predecessor Employer shall be treated as service for the Employer only to the extent that the Employer so elects in the Plan Agreement.

              (h)  Hours of Service shall be credited to a Leased
         Employee as though he were an Employee.

         45..22 Insurance Trustee means the person named in the Plan Agreement as Insurance Trustee, and any successor thereto.

         45..23 Integration Level means the Earnings amount selected by the Employer in the Plan Agreement.

         45..24 Investment Company means an open-end registered investment company for which Putnam Mutual Funds Corp., or its affiliate acts as principal underwriter, or for which Putnam Investment Management, Inc., or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.

         45..25 Investment Company Shares means shares issued by an Investment Company.

         45..26 Investment Products means any of the investment products specified by the Employer in accordance with Section 13.2, from the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be expressly agreed to in writing by Putnam for availability under the Plan. The term "Investment Products" does not include any Policy selected pursuant to Article 14.

         45..27 Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.8) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20% of the recipient's nonhighly compensate workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8),
Section 402(h) or Section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.

         45..28 One-Year Eligibility Break means a 12-month Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a 12-month Eligibility Period, that number shall be substituted for 500.

         45..29 One-Year Vesting Break means a Year of Service measuring period, as elected by the Employer in the Plan Agreement, during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations for the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a Year of Service, that number shall be substituted for 500.

         45..30 Owner-Employee means the sole proprietor of an Affiliated Employer that is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of an Affiliated Employer that is a partnership. The Plan Administrator shall be responsible for identifying Owner-Employees to the Recordkeeper.

         45..31 Participant means each Employee who has met the requirement for participation in Article 3. An Employee is not a Participant for any period before the entry date applicable to him.

         45..32 Participant Contribution Account means an account maintained on the books of the Plan, in which are recorded nondeductible contributions by a Participant pursuant to Sections
4.2(f), 4.3(e) and 5.9, and any income, expenses, gains or losses incurred thereon.

         45..33 Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document #05 as set forth herein, together with any and all amendments and supplements thereto.

         45..34 Plan Administrator means the Employer or its appointee pursuant to Section 16.1.

         45..35 Plan Agreement means the separate agreement entered into between the Employer and the Trustee (and the Insurance
Trustee, if any) and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.

         45..36 Plan Year means the period of 12 consecutive months specified by the employer in the Plan Agreement.

         45..37 Policy means an ordinary life insurance, term insurance, retirement income or endowment policy or an individual or group annuity contract issued by a life insurance company in connection with the Plan, or an interest therein. An ordinary life insurance policy within the meaning of this definition provides non-decreasing death benefits and non-increasing premiums. Policy shall also include any other insurance policy expressly agreed to in writing by Putnam.

         45..38 Putnam means Putnam Mutual Funds Corp., or a company affiliated with it which Putnam Mutual Funds Corp. has designated as its agent to perform specified actions or procedures in connection with the prototype Plan.

         45..39 Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p). A judgment, decree or order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

         45..40 Qualified Participant means any Participant who is an active Employee on the last day of the Plan Year in question or who is credited with more than 500 Hours of Service during the Plan
Year in question or whose Retirement or death occurred during the Plan Year in question. If the Plan is not adopted to replace an existing plan, this Section 2.39 is effective on the Effective
Date. If the Plan replaces an existing plan, this Section 2.39 is effective on the first day of the first Plan Year that begins after December 31, 1988, or if later, on the Effective Date, and the provision of the existing plan that this Section 2.39 replaces shall continue to apply until that time.

         45..41 Recordkeeper means the person or entity designated by the Employer in the Plan Agreement to perform the duties described in Section 16.4, and any successor thereto. If Putnam is the Recordkeeper, the terms and conditions of its service will be as specified in a service agreement between the Employer and Putnam.

         45..42 Retirement means ceasing to be an Employee in accordance with Section 7.1.

         45..43 Rollover Account means an account established for an Employee who makes a rollover contribution to the Plan pursuant to
Section 4.4.

         45..44 Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         45..45 Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of
Section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under Section
318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer. The Plan administrator shall be responsible for identifying Shareholder-Employees to the Recordkeeper.

         45..46 Social Security Wage Base means the maximum amount considered as wages under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.

         45..47 Trust and Trust Fund mean the trust fund established under Section 13.1.

         45..48 Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.

         45..49 Valuation Date means each day when the New York Stock Exchange is open, or such other date or dates as the Employer may designate by written agreement with the Recordkeeper.

         45..50 Year of Service means a Plan Year or an 12-month Eligibility Period, as elected by the Employer in the Plan Agreement, in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a Year of Service, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.

         If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall not include:

              (a) Service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18;

              (b) Service completed during a period in which the Employer did not maintain the Plan or any predecessor plan (as defined under regulations prescribed by the Secretary of the Treasury).

         If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall include employment by a business acquired by the Employer, before the date of the acquisition.

         The following definitions apply only to cash or deferred arrangements under Section 401(k) (CODA):

         45..51 Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 5.2.

         45..52 Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral Agreement or other deferral mechanism.

         45..53 Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's
Elective Deferrals and the income, expenses, gains and losses incurred thereon.

         45..54 Employer Matching Contribution means a contribution made by the Employer (i) to the Plan pursuant to Section 5.8, or
(ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are used in Section 401(m)(4) of the Code.

         45..55 Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer
Matching Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.

         45..56 Highly Compensated Employee means any highly compensated active Employee or highly compensated former Employee as defined in subsection (a) below; provided, however, that if the Employer so elects in the Plan Agreement, Highly Compensated Employee means any highly compensated Employee under the simplified method described in subsection (b) below.

              (a) Regular Method. A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and among the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

              A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

              If during a determination year or look-back year an Employee is a family member of either a 5% owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten Highly Compensated Employee. For purposes of this Section 2.56(a), family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

              For purposes of this subsection (a), the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year; provided, however, that in a Plan for which the Plan Year is the calendar year, the current Plan Year shall be both the "determination year" and the "look-back year" if the Employer so elects in the Plan Agreement.

              (b) Simplified Method. An Employee is a Highly Compensated Employee under this simplified method if (i) the Employee is a 5-percent owner during the Plan Year; (ii) the Employee's compensation for the Plan Year exceeds $75,000 (as adjusted pursuant to Section 415(d) of the Code); (iii) the Employee's compensation for the Plan Year exceeds $50,000 (as adjusted pursuant to Section 415(d) of the Code) and the Employee is in the top-paid group of Employees; or (iv) the Employee is an officer of the Employer and received compensation during the Plan Year that is greater than 50% of the dollar limitation under Code Section 415(b)(1)(A).

              The lookback provisions of Code Section 414(q) do not apply to determining Highly Compensated Employees under this simplified method. An Employer that applies this simplified method for determining Highly Compensated Employees may choose to apply this method on the basis of the Employer's workforce as of a single day during the Plan Year ("snapshot day"). In applying this simplified method on a snapshot basis, the Employer shall determine who is a Highly Compensated Employee on the basis of the data as of the snapshot day. If the determination of who is a Highly Compensated Employee is made earlier than the last day of the Plan Year, the Employee's compensation that is used to determine an Employee's status must be projected for the Plan Year under a reasonable method established by the Employer.

              Notwithstanding the foregoing, in addition to those Employees who are determined to be highly compensated on the Plan's snapshot day, as described above, where there are Employees who are not employed on the snapshot day but who are taken into account for purposes of testing under Section 5.6 or 5.11, the Employer must treat as a Highly Compensated Employee any Eligible Employee for the Plan Year who:

                   (1) terminated prior to the snapshot day and was a Highly Compensated Employee in the prior year;

                   (2) terminated prior to the snapshot day and (i) was a 5-percent owner, (ii) had compensation for the Plan Year greater than or equal to the projected compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5-percent owners or officers), or (iii) was an officer and had compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer; or

                   (3) becomes employed subsequent to the snapshot day and (i) is a 5-percent owner, (ii) has compensation for the Plan Year greater than or equal to the projected compensation of any Employe who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are 5-percent owners or officers), or (iii) is an officer and has compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.

              If during a Plan Year an Employee is a family member of either a 5-percent owner who is an Employee, or a Highly Compensated Employee who is one of the ten most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employees during the year, then the family member and the 5-percent owner or top-ten-Highly-Compensated-Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5-percent owner or top-ten-Highly-Compensated-Employee. For purposes of this Section 2.56(b), family members include the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         45..57 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

         45..58 Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated in proportion to a Participant's Elective Deferrals, (ii) is fully vested at all times and (iii) is distributable only in accordance with Section 5.11.

         45..59 Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified
Matching Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

         45..60 Qualified Nonelective Contribution means a contribution (other than an Employer Matching Contribution or Qualified Matching Contribution) made by the Employer, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 5.11.

         45..61 Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.
ARTICLE 46.
PARTICIPATION

         46..1 Initial Participation. An Employee shall begin participation in the Plan as of the entry date specified in the Plan Agreement, or as of the Effective Date, whichever is later;
provided, however, that:

              (a) If the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

              (b) Unless the Employer specifies otherwise in the Plan Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States, or
         (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (excluding from the term "Employee representatives" any organization of which more than half of the members are Employees who are owners, officers, or executives of an Affiliated Employer), if retirement benefits were the subject of good faith bargaining and no more than 2% of the Employees covered by the collective bargaining agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, shall not participate in the Plan until the later of the date on which he ceases to be described in clause (i) or (ii), whichever is applicable, or the entry date specified by the Employer in the Plan Agreement; and

              (c) If the Plan is not adopted as an amendment of a predecessor plan of the Employer, all Employees on the Effective Date shall begin participation on the Effective Date, if the Employer so elects in the Plan Agreement; and

              (d) A Participant shall cease to participate in the Plan when he becomes a member of a class of Employees ineligible to participate in the Plan, and shall resume participation immediately upon his return to a class of Employees eligible to participate in the Plan.

         46..2 Special Participation Rule. With respect to a Plan in which the Employer has specified full and immediate vesting in the Plan Agreement, an Employee who incurs a One-Year Eligibility Break before completing the number of Eligibility Periods required under
Section 3.1 shall not thereafter be credited with any Eligibility Period completed before the One-Year Eligibility Break.

         46..3 Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again becomes an Employee, if (i) his Employer Contribution Account or Employer Matching Account had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.

         46..4 Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this Section 3.4, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

              (a) own the entire interest in an unincorporated trade or business, or

              (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership.

         For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner--

Employees are considered to control within the meaning of the preceding sentence.

         46..5 Changes in Classification. If a Participant ceases to be a member of a classification of Employees eligible to participate in the Plan, but does not incur a One-Year Eligibility Break, he will continue to be credited with Years of Service for vesting while he remains an Employee, and he will resume participation as of the date on which he again becomes a member of a classification of Employees eligible to participate in the Plan.
If such a Participant incurs a One-Year Eligibility Break, Section
3.3 will apply. If a Participant who ceases to be a member of a classification of Employees eligible to participate in the Plan becomes a member of a classification of Employees eligible to participate in another plan of the Employer, his Account, if any, under the Plan shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.

         If an Employee who is not a member of a classification of Employees eligible to participate in the Plan satisfies the age and service requirements specified in the Plan Agreement, he will begin to participate immediately upon becoming a member of an eligible classification. If such an Employee has account balances under another plan of the Employer, such account balances shall be transferred to the Plan upon the Employee's commencement of participation in the Plan, if such other plan permits such transfer.
ARTICLE 47.  CONTRIBUTIONS

         47..1  Provisions Applicable to All Plans.

              (a)  Payment and Crediting of Employer Contributions.
         The Employer shall pay to the order of the Trustee the aggregate contribution to the Trust Fund (other than the premium payments on any Policy) for each Plan Year. Each contribution shall be accompanied by written instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.

              (b) Responsibility for Premium Payments. Contributions to be applied to the payment of the premiums on any Policy shall be paid by the Employer directly to the insurer in cash. In determining the amount of any premium due under any Policy with respect to any Participant, the Employer and the Insurance Trustee may rely conclusively upon information furnished by the provider of the Policy. For purposes of Sections 4.2, 4.3 and Article 5, all Employer contributions used to pay premiums on Policies shall be treated as contributions made to the appropriate Participant's Employer Contribution Account. If the Employer omits any premium payment or makes any mistake concerning a premium payment, neither the Employer nor the Insurance Trustee shall have any liability in excess of the premium to be paid.

              (c)  Time for Payment.  The aggregate of all
         contributions with respect to a Plan Year shall be transferred to the Trustee or the insurer no later than the due date
         (including extensions) for filing the Employer's federal income tax return for that Plan Year.

              (d) Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.

              (e) Establishment of Accounts. The Employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the
         Participant: Employer Contribution Account, Participant Contribution Account, and Rollover Account; and in a Plan with a CODA, Elective Deferral Account, Qualified Nonelective Account, Qualified Matching Account and Employer Matching Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.

              (f) Restoration of Accounts. Notwithstanding any other provision of the Plan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless of whether the contribution is currently deductible by the Employer under Section 404 of the Code. Forfeitures shall be considered available for allocation pursuant to Sections 4.2 and 5.8 in a Plan Year only after all necessary restoration of Accounts has been accomplished.

         47..2  Provisions Applicable Only to Profit Sharing Plans.

              (a) Amount of Annual Contribution. The Employer will contribute for each Plan Year an amount determined in accordance with the formula specified by the Employer in the Plan Agreement, less any amounts reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404 of the Code. If the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer contribution for purposes of paragraphs (b) and (c).

              (b) Allocation of Contributions: General Rule. As of the last day of each Plan Year, the Employer's contribution (and any amounts reapplied under Section 6.1(d)) for the Plan Year shall be allocated among the Employer Contribution Accounts of Qualified Participants in proportion to their Earnings, unless the Employer elects in the Plan Agreement to allocate contributions in a uniform dollar amount to the Account of each Qualified Participant. This rule does not apply to a Plan that is integrated with Social Security or to allocations in a CODA.

              (c) Per Capita Allocation. An Employer may elect in the Plan Agreement to allocate Employer Contributions and any amounts reapplied under Section 6.1(d) (but not allocations in a CODA) in a uniform dollar amount to the Account of each Qualified Participant.

              (d)  Plans Integrated with Social Security.  Subject to
         Section 4.6 and if the Employer elects in the Plan Agreement an allocation formula integrated with Social Security, Employer contributions (and any amounts reapplied under Section 6.1(d)) shall be allocated as of the last day of the Plan Year, as follows:

                   (1) Top-Heavy Integration Formula. If the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, or if the Employer has specified in the Plan Agreement that this paragraph (1) will apply whether or not the Plan is Top-Heavy, then:

                         (A)  First, among the Employer Contribution
                   Accounts of all Qualified Participants, in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings. The total amount allocated in this manner shall be equal to 3% of all Qualified Participants' Earnings (or, if less, the entire amount to be allocated).

                         (B)  Next, among the Employer Contribution
                   Accounts of all Qualified Participants who have Excess Earnings, in the ratio that each Qualified Participant's Excess Earnings bears to all Qualified Participants' Excess Earnings. The total amount allocated in this manner shall be equal to 3% of all Qualified Participants' Excess Earnings (or, if less, the entire amount remaining to be allocated).

                         (C)  Next, among the Employer Contribution
                   Accounts of all Qualified Participants, in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings. The total amount allocated in this manner shall not exceed the lesser of (i) the sum of all Participants' Earnings and Excess Earnings multiplied by the Top-Heavy Maximum Disparity Percentage determined under subparagraph (1)(E), or
                   (ii) the entire amount remaining to be allocated.

                         (D)  Finally, any amount remaining shall be
                   allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

                         (E)  The Top-Heavy Maximum Disparity
                   Percentage shall be the lesser of (i) 2.7% or (ii) the applicable percentage from the following table:

If the Plan's
Integration Level
is More than:

But not more than:
The applicable
percentage is:
$0
The greater of
$10,000 or 20% of
the Social Security
Wage Base
     2.7%
The greater of
$10,000 or 20% of
the Social Security
Wage Base
80% of the Social
Security Wage Base
     1.3%
80% of the Social
Security Wage Base
Less than the
Social Security
Wage Base
     2.4%

    If the Plan's Integration Level is equal to the Social
Security Wage Base, the Top-Heavy Maximum Disparity Percentage is
2.7%.

              (2) Non-Top Heavy Integration Formula. If the Plan is not required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15, and the Employer has not specified in the Plan Agreement that paragraph (1) will apply whether or not the Plan is Top-Heavy, then:

                   (A)  An amount equal to (i) the Maximum
              Disparity Percentage determined under subparagraph
              (2)(C) multiplied by the sum of all Qualified Participants' Earnings and Excess Earnings, or (ii) if less, the entire amount to be allocated, shall be allocated among the Employer Contribution Account of all Participants in the ratio that the sum of each Qualified Participant's Earnings and Excess Earnings bears to the sum of all Qualified Participants' Earnings and Excess Earnings.

                   (B) Any amount remaining after the allocation in paragraph (2)(A) shall be allocated among the Employer Contribution Accounts of all Qualified Participants in the ratio that each Qualified Participant's Earnings bears to all Qualified Participants' Earnings.

                   (C) The Maximum Disparity Percentage shall be the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:

If the Plan's
Integration Level
is more than:

But not more than:
The applicable
percentage is:
$0
The greater of
$10,000 or 20% of
the Social Security
Wage Base
     5.7%
The greater of
$10,000 or 20% of
the Social Security
Wage Base
80% of the Social
Security Wage Base
     4.3%
80% of the Social
Security Wage Base
Less than the
Social Security
Wage Base
     5.4%

    If the Plan's Integration Level is equal to the Social
Security Wage Base, the Maximum Disparity Percentage is 5.7%.

              (3) In this Section 4.2, Earnings means Earnings as defined in Section 2.12.

         (e) Allocation of Forfeitures. Forfeitures shall be allocated among the Employer Contribution Accounts of all Qualified Participants in accordance with paragraph (a) or
    (b), whichever applies to Employer Contributions. Forfeitures may be allocated pursuant to paragraphs (d)(1)(B), (d)(1)(C) and (d)(2)(A) only to the extent that the limitation described therein has not been fully utilized by the allocation of Employer Contributions and amounts reapplied under Section 6.1(d).

         (f) Participant Contributions. If so specified in the Plan Agreement, a Participant may make nondeductible contributions to the Plan in accordance with the Plan Agreement. Such contributions shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set out in Section 5.11 of the Plan. Participant contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contributions Accounts will be fully vested at all times.

    47..3  Provisions Applicable Only to Money Purchase Pension
Plans.

         (a) Amount of Annual Contributions. The Employer will contribute for each Plan Year an amount described in paragraph
    (b) or (c) below, whichever is applicable, less any amounts reapplied for the Plan Year under Section 6.1(d), not to exceed the amount deductible under Section 404(c) of the Code. If the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer Contribution for purposes of paragraphs (b) and (c).

         (b) Allocation of Contributions; General Rule. The Employer shall contribute an amount equal to the product of the Earnings of all Qualified Participants and the Base Contribution Percentage, and the contribution shall be allocated as of the last day of the Plan Year among the Employer Contribution Accounts of all Qualified Participants in the ratio that the Earnings of each Qualified Participant bears to the Earnings of all Qualified Participants. This general rule does not apply to a Plan that is integrated with Social Security.

         (c)  Plans Integrated with Social Security.  Subject to
    Section 4.6 and if the Employer has elected in the Plan Agreement to integrate the Plan with Social Security, the Employer shall contribute an amount equal to the sum of the following amounts, and the contribution shall be allocated as of the last day of the Plan Year as follows:

              (1)  To the Employer Contribution Account of each
         Qualified Participant, an amount equal to the product of the Base Contribution Percentage and his Earnings, and

              (2) To the Employer Contribution Account of each Qualified Participant who has Excess Earnings, the product of his Excess Earnings and the lesser of (i) the Base Contribution Percentage or (ii) the Money Purchase Maximum Disparity Percentage determined under paragraph
         (d).

              (3) The Base Contribution Percentage shall be no less than three percent in either of the following circumstances: (i) any Plan Year of a Plan for which the Plan Agreement does not specify that the Employer will perform annual Top-Heavy testing, or (ii) any Plan Year in which the Plan is required to provide a minimum allocation for the Plan Year pursuant to the Top-Heavy Plan rules of Article 15.

         (d) The Money Purchase Maximum Disparity Percentage is equal to the lesser of (i) 5.7% or (ii) the applicable percentage from the following table:

If the Plan's
Integration Level
is more than:

But not more than:
The applicable
percentage is:
$0
The greater of
$10,000 or 20% of
the Social Security
Wage Base
     5.7%
The greater of
$10,000 or 20% of
the Social Security
Wage Base
80% of the Social
Security Wage Base
     4.3%
80% of the Social
Security Wage Base
Less than the
Social Security
Wage Base
     5.4%
    If the Plan's Integration Level is equal to the Social
Security Wage Base, the Money Purchase Maximum Disparity Percentage is 5.7%.

         (e) Participant Contributions. If so specified in the Plan Agreement, a Participant may make nondeductible contributions to the Plan in accordance with the Plan Agreement. Such contributions shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set out in Section 5.11 of the Plan. Participant contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contributions Accounts will be fully vested at all times.

         (f) Separate Allocation of Forfeitures. If the Employer has not elected in the Plan Agreement to use Forfeitures to reduce the amount of its contribution, Forfeitures shall be allocated among the Employer Contribution Accounts of all Qualified Participants in proportion of their Earnings.

    47..4 Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of Section 408(m) of the Code) acceptable to the Trustee representing qualified rollover amounts under Sections 402, 403, or 408 of the Code. Amounts so contributed shall be credited to a Rollover Account for the Participant.

    47..5  No Deductible Employee Contributions.  The Plan
Administrator shall not accept deductible employee contributions.

    47..6  Paired Plans.  An Employer may adopt as paired plans
Putnam Profit Sharing and 401(k) Plan (Plan Agreement #001) and
Putnam Money Purchase Pension Plan (Plan Agreement #002). Only one of the two paired plans may be integrated with Social Security. In any Plan Year in which Putnam paired plans are top-heavy, each non-key employee who is eligible to participate in both plans will have allocated to his account in the Putnam Money Purchase Pension Plan a minimum contribution that meets the requirements of Section 15.3.
ARTICLE 48.

CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
           (CODA)

    48..1 Applicability; Allocations. This Article 5 applies to any plan for which the Employer has elected in the Plan Agreement to include a CODA. The Employer may specify in the Plan Agreement that contributions will be made to the Plan only under the CODA, or that contributions may be made under Section 4.2 as well as under the CODA. Allocations to Participants' Accounts of contributions made pursuant to this Article 5 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case no later than as of the last day of the Plan Year for which the contributions were made.

    48..2 CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement form which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant. The following rules will govern Elective Deferrals:

         (a) Subject to the limits specified in the Plan Agreement and set forth in Section 5.3, a Deferral Agreement may apply to any amount or percentage of either or both of the Earnings payable to a Participant in each regular payroll period of the Employer, or one or more bonuses payable to a Participant from time to time as specified by the Employer.

         (b) In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No Deferral Agreement may become effective retroactively.

         (c) A Participant may modify his Deferral Agreement by completing and returning to the Plan Administrator a new Deferral Agreement form as of any of the dates specified in the Plan Agreement, and any such modification will become effective as described in paragraph (b).

         (d) A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan
    Administrator, and any such Termination will become effective as described in paragraph (b).

    48..3 Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the taxable year. With respect to any taxable year, a Participant's Elective Deferrals for purposes of this
Section 5.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in
Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. The amount of Elective Deferrals of a Participant who receives a hardship distribution pursuant to
Section 5.14 shall be reduced, for the taxable year next following the distribution, by the amount of Elective Deferrals made in the taxable year of the hardship distribution.

    48..4 Distribution of Certain Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in
Section 5.3 that are includible in a Participant's gross income under Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 5.4.
A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.

    Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were so designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

    To the extent that the return to a Participant of his Elective Deferrals would reduce an Excess Amount (as defined in Section
6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

    48..5 Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 5.6 and the ACP test described in Section 5.9. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:

         (a) By the distribution of Excess Contributions in accordance with Section 5.7, or the distribution of Excess
    Aggregate Contributions in accordance with Section 5.12, or both; or

         (b)  If the Employer has so elected in the Plan
    Agreement, by making Qualified Nonelective Contributions or
    Qualified Matching Contributions or both, in accordance with the Plan Agreement and this Section 5.5.

    48..6 Actual Deferral Percentage Test Limit. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ADP for Participants who are Highly Compensated
    Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

    The following special rules shall apply to the computation of the ADP:

         (c) "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan). Employer contributions on behalf of any Participant shall include: (i) his Elective Deferrals, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or another plan maintained by an Affiliated Employer, and (B) Elective Deferrals that are taken into account in the Average Contribution Percentage test described in Section 5.11 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); and (ii) if the Employer has elected to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test; and (iii) if the Employer has elected to make Qualified Matching Contributions, such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         (d) In the event that the Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         (e) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two or more CODAs described in Section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

         (f) For purposes of determining the ADP of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) and the Compensation of such a Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of his Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (g) For purposes of the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which those contributions relate.

         (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching
    Contributions, or both, used in satisfying the test.

         (i) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    48..7  Distribution of Excess Contributions.  "Excess
Contributions" means, with respect to any Plan Year, the excess of:
         (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
    Compensated Employees for the Plan Year, over

         (b) The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

    Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, his Qualified Nonelective Account or Qualified Matching Account or
both) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of these are included in the ADP test) without regard to any income or loss occurring during the Plan Year. If such excess amounts are distributed more than 2half months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to a Participant who is a family member subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Elective Deferrals
(and other amounts treated as his Elective Deferrals) bear to the combined Elective Deferrals (and other amounts treated as Elective Deferrals) of all of the Participants aggregated to determine his family members' combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.

    Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account.

    48..8 Matching Contributions. If so specified in the Plan Agreement, the Employer will make Matching Contributions to the Plan in accordance with the Plan Agreement, but no Matching Contribution shall be made with respect to an Elective Deferral that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution or an Excess Amount (as defined in Section 6.5(f)); and if a Matching Contribution has nevertheless been made with respect to such an Elective Deferral, the Matching Contribution shall be forfeited, notwithstanding any other provision of the Plan.

         (a) Employer Matching Contributions. Employer Matching Contributions will be allocated among the Employer Matching Accounts of Participants in proportion to their Elective Deferrals. Employer Matching Accounts shall become vested according to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be fully vested upon the Participant's Retirement (or, if earlier, his fulfillment of the requirements for early retirement, if any, or attainment of the normal retirement age specified in the Plan Agreement), his death during employment with an Affiliated Employer, and in accordance with Section 19.3. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 8.3. Forfeitures of Employer Matching Accounts for a Plan Year shall be applied to reduce the total Employer Matching Contribution for the Plan Year, or allocated among the Employer Matching Accounts of Participants in addition to the Employer Matching Contribution for the Plan Year, as elected by the Employer in the Plan Agreement.

         (b)  Qualified Matching Contributions.  Qualified
    Matching Contributions will be allocated among the Qualified
    Matching Contribution Accounts of Participants as specified by the Employer in the Plan Agreement.

    48..9 Participant Contributions. If so specified in the Plan Agreement, a Participant may make nondeductible contributions to the Plan in accordance with the Plan Agreement. Such contributions, together with any matching contributions (as defined in Section 401(m)(4) of the Code), shall be limited so as to meet the nondiscrimination test of Section 401(m) of the Code, as set forth in Section 5.11 of the Plan. Participant contributions will be allocated to the Participant Contributions Account of the contributing Participant. All Participant Contribution Accounts will be fully vested at all times.

    48..10 Recharacterization of Excess Contributions. Provided that the Plan Agreement permits all Participants to make Participant Contributions, the Employer may treat a Participant's Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Participant Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employe to the extent that a recharacterized amount in combination with other Participant Contributions made by that Employee would exceed any stated limit under the Plan on Participant Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing by the Employer of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for his tax year in which the Participant would have received them in cash.

    48..11 Average Contribution Percentage Test Limit and Aggregate Limit. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ACP for Participants who are Highly Compensated
    Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

    The following rules shall apply to the computation of the ACP:

         (c) Average Contribution Percentage means the average of the Contribution Percentages of the Eligible Participants in a group.

         (d) Contribution Percentage means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan).

         (e) Contribution Percentage Amounts means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. If the Employer has elected in the Plan Agreement to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ACP test shall be in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the Contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         (f) Eligible Participant means any Employee who is eligible to make an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage, or to receive an Employer Matching Contribution (or a Forfeiture thereof) or a Qualified Matching Contribution.

         (g) Aggregate Limit means the sum of (i) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and
    (ii) the lesser of 200% of, or two plus, the lesser of the ADP or ACP. "Lesser" is substituted for "greater" in clause (i) of the preceding sentence, and "greater" is substituted for "lesser" after the phrase "two plus the" in clause (ii) of the preceding sentence, if that formulation will result in a larger Aggregate Limit.

         (h) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

         (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or CODAs described in
    Section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under Section 401(k) of the Code shall be treated as separate CODAs.

         (j) In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section 5.11 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (k) For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the ten most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Compensation of the Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (l) For purposes of the ACP test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         (m) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching
    Contributions, or both, used in the ACP test.

         (n)  The determination and treatment of the Contribution
    Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    48..12 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employer Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year.
Excess Aggregate Contributions shall be allocated to a Participant who is subject to the family member aggregation rules of Section 414(q)(6) of the Code in the proportion that the Participant's Employer Matching Contributions (and other amounts treated as his Employer Matching Contributions) bear to the combined Employer Matching Contributions (and other amounts treated as Employer Matching Contributions) of all of the Participants aggregated to determine its family members' combined ACP. If excess amounts attributable to Excess Aggregate Contributions are distributed more than 2half months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

    Forfeitures of Excess Aggregate Contributions that are Employer Matching Contributions shall either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in the Plan Agreement. Other forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

    Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Participant Contribution Account, Employer Matching
Account, and Qualified Matching Account (and, if applicable, the
Participant's Qualified Nonelective Account or Elective Deferral
Account, or both).

    Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution
    Percentage and actually made on behalf of Highly Compensated
    Employees for the Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test and the Aggregate Limit (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

    Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 5.4, and then determining Excess Contributions pursuant to Section 5.7.

    48..13 Restriction on Distributions. No distribution may be made from a Participant's Elective Deferral Account, Qualified
Nonelective Account or Qualified Matching Account until the occurrence of one of the following events:

         (a) The Participant's Disability, death or termination of employment with the Affiliated Employers;

         (b) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) or Section 409 of the Code, or a simplified employee pension plan as defined in
    Section 408(k) of the Code;

         (c)  The Participant's attainment of age 59half (if the
    Employer has elected in the Plan Agreement to permit such distributions); or

         (d) In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of (i) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or
    (ii) the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

    In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 5.14. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements. In addition, distributions made after March 31, 1988, on account of an event described in subSection (b) or (d) above must be made in a lump sum.

    48..14 Hardship Distributions. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Employer may permit a distribution from his Elective Deferral Account and from his Employer Matching Account. The terms and conditions of Section 12.2 and the special vesting rule contained in Section 8.4 shall apply to hardship distributions from an Employer Contribution Account or an Employer Matching Account. The further terms of this Section 5.14 shall apply to hardship distributions from an Elective Deferral Account. No hardship distribution shall be made from a Qualified Nonelective Account or a Qualified Matching Account.

         (a) The maximum amount that may be distributed on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship distribution.

         (b) Hardship distributions shall be permitted only on account of the following financial needs:

              (1)  Expenses for medical care described in Section
         213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care;

              (2) Purchase of the principal residence of the Participant (excluding regular mortgage payments);

              (3) Payment of tuition and related educational fees for the upcoming 12 months of post-secondary education for the Participant, his spouse, children or dependents;
         or

              (4) Payments necessary to prevent the Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

         (c) Hardship distributions shall be subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code, to the same extent that those requirements apply to a Participant pursuant to Section 10.1.

         (d) A hardship distribution will be made to a Participant only upon satisfaction of the following conditions:

              (1) The Participant has obtained all nontaxable loans and all distributions other than hardship distributions available to him from all plans maintained by the Affiliated Employers;

              (2) The hardship distribution does not exceed the amount of the Participant's financial need as described in paragraph (b) plus any amounts necessary to pay federal, state and local income taxes and penalties reasonably anticipated to result from the distribution;

              (3)  All plans maintained by the Affiliated
         Employers provide that the Participant's Elective
         Deferrals and voluntary after-tax contributions will be suspended for a period of 12 months following his receipt of a hardship distribution; and

              (4)  All plans maintained by the Affiliated
         Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship distribution will not exceed the applicable limit under Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship distribution.

    48..15 Special Effective Dates. If the Plan is adopted as an amendment of an existing plan, the provisions of Sections 5.3 and
Section 5.7 through 5.11 are effective as of the first day of the first Plan Year beginning after December 31, 1986.
ARTICLE 49.  LIMITATIONS ON
ALLOCATIONS

    49..1 No Additional Plan. If the Participant does not participate in and has never participated in another qualified plan, or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer:

         (a)  The amount of Annual Additions (as defined in
    Section 6.5(a)) which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.

         (b) Before determining a Participant's actual Section 415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's
    Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the
    Limitation Year.

         (d) If pursuant to paragraph (c), or as a result of the reallocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:

              (1)  Any nondeductible voluntary Participant
         contributions and Elective Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant.

              (2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

              (3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

              (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

    49..2 Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:

         (a) The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

         (b)  Before determining a Participant's actual Section
    415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).

         (c) As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Plan Year.

         (d) If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or of a reasonable error in determining the amount of Elective Deferrals that may be made by him, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of: (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

         (f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).

    49..3 Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in the Plan Agreement.

    49..4 Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.

    49..5  Definitions.

         (a) Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

              (1)  Employer contributions;

              (2)  For any Limitation Year beginning after
         December 31, 1986, after-tax Employee contributions;

              (3)  Forfeitures;

              (4) Amounts allocated after March 31, 1984, to any individual medical account, as defined in Section
         415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;

              (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by an Affiliated Employer; and

              (6) In a Plan that includes a CODA, Excess Elective Deferrals, Excess Contributions (including recharacterized Elective Deferrals) and Excess Aggregate
         Contributions.

         For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce
    Employer contributions will be considered Annual Additions for such Limitation Year. Any rollover contribution will not be considered an Annual Addition.

         (b) Section 415 Compensation means, for a self-employed person, his earned income; and for any other Participant, his "Form W-2 earnings" as defined in Section 2.8, if the Employer has elected in item 4 of the Plan Agreement a definition of Compensation based on "Form W-2 earnings"; or if the Employer has not so elected, his wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:

              (1) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified Employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensations;

              (2)  Amounts realized from the exercise of a non-

         qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Participant).

    For purposes of applying the limitations of this Article 6,
    Section 415 Compensation for a Limitation Year is the Section
    415 Compensation actually paid or made available during such Limitation Year.

         (c) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Sections 415(b) and (d) of the Code, or 140% of the Participant's Highest Average Compensation including any adjustments under
    Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986.
    The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

         (d) Defined Contribution Dollar Limitation means $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

         (e) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions attributable to all welfare benefit funds, as defined in
    Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code), and the denominator of which is the sum of the Maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by any Affiliated Employer). The Maximum Annual Additions in any Plan Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.

         (f) Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual Additions.

         (g) Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the period of 12 consecutive months specified as the Limitation Year in the Plan Agreement.

         (h) Limitation Year means the period of 12 consecutive months specified in the Plan Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (i) Master or Prototype plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         (j) Maximum Annual Additions, which is the maximum annual addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25% of the Participant's
    Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or Section 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                          number of months in the
                           short Limitation Year
                                    12

         (k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

              (1) The Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

              (2) The Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
ARTICLE 50.
 ELIGIBILITY FOR DISTRIBUTION OF BENEFITS

    50..1 Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) fulfilled the requirements for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled will constitute his Retirement. Upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement) the Participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. A Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any is specified in the Plan Agreement) but before satisfying the age requirement for early retirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.

    50..2 Death. If a Participant dies before the distribution of his Accounts has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article 9. A Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.

    A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently completed and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. The marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

    50..3 Other Termination of Employment. A Participant whose employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with Article 9, of benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.
ARTICLE 51.  VESTING

    51..1  Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:

         (a) General Rule. A Participant's Participant Contribution Account and Rollover Account shall be fully vested at all times. The vested portion of his Employer Contribution Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates. The vesting schedule specified in the Plan Agreement applies to all benefits within the meaning of
    Section 411(a)(7) of the Code, except those attributable to Employee contributions.

         (b) Special Rules for CODA. In a Plan that includes a CODA, a Participant's Elective Deferral Account, Qualified Nonelective Account, and Qualified Matching Account shall be fully vested at all times. The vested portion of his Employer Matching Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.

         (c) Retirement. All of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of early retirement age (if any) or the normal retirement age elected by the Employer in the Plan Agreement.

    For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Accounts, the undistributed portion shall be held in a separate account which shall be invested pursuant to Section 13.3 and shall share in earnings and losses of the Trust Fund pursuant to Section
13.4 in the same manner as the Accounts of active Participants.

    51..2 Vesting of Accounts of Returned Former Employees. The following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-
Year Vesting Breaks and then returns to employment with an Affiliated Employer:

         (a) If the Participant incurred fewer than five consecutive One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has completed one Year of Service following his return to employment.

         (b) If the Participant incurred five or more consecutive One-Year Vesting Breaks, then:

              (1) No Year of Service completed after his return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year Vesting Break;

              (2) Years of Service completed before he incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting Break, and (ii) until he has completed one Year of Service following his return to employment; and

              (3) Separate sub-accounts will be maintained for the Participant's pre-break and post-break Employer Contribution Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.

    51..3 Forfeiture of Non-Vested Amounts. The portion of a former Employee's Accounts that has not become vested under Section
8.1 shall become a Forfeiture in accordance with the following rules, and shall be reallocated in accordance with Section 4.2 or
Article 5 (whichever applies) no later than the end of the Plan Year in which it becomes a Forfeiture.

         (a) If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of this
    Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, he shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer Contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.

         (b) Right of Repayment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs five consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as of the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(f).

         (c) If No Distribution Is Made. If no distribution (or deemed distribution) is made to a Participant before he incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture at the end of the Plan Year that constitutes his fifth consecutive One-Year Vesting Break.

         (d) Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

         (e) Accumulated Deductible Contributions. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of Section 72(o)(5)(B) of the Code.

    51..4 Special Rule in the Event of a Withdrawal. If a withdrawal pursuant to Section 12.2 or 12.3 is made from a Participant's Employer Contribution Account or Employer Matching Account before the Account is fully vested, and the Participant may increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:

                             X = P(AB + D) - D

For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

    51..5 Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.
ARTICLE 52.  PAYMENT OF BENEFITS

    52..1 Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to
Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and
Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

         (a) The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan
    Agreement); or

         (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

         (c)  The Participant's employment with the Affiliated
    Employers terminates.

A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

    For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article
10) to consent to a distribution while a benefit is "immediately distributable" within the meaning of Section 9.2 shall be considered an election to defer commencement of payment. If the Employer has so specified in the Plan Agreement, the vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the Plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion derived from Employer and Employee contributions does not exceed $3,500. Commencement of distributions in any case shall be subject to Section 9.4.

    52..2  Restriction on Immediate Distributions.  A
Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.

         (a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his spouse (or where either the Participant or the spouse has died), the survivor must consent to any such distribution, unless an exception described in paragraph (b) applies. The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity (or any other form). The Plan Administrator shall notify the Participant and the spouse, no less than 30 days and no more than 90 days before the annuity starting date, of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and an explanation of their relative values, in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notification is given, provided that:

              (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

              (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         (b) Notwithstanding paragraph (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1(b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option purchased from a commercial provider), and no Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be distributed to the Participant without his consent. If any Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant's account balance shall be transferred to that defined contribution plan without his consent, unless he consents to an immediate distribution. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

    52..3 Optional Forms of Distribution. Provided that the Employer has so elected in the Plan Agreement, if at the time a Participant first becomes entitled to a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sum in cash. Subject to the preceding sentence and to the rules of Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:

         (a) A lump sum payment in cash or in kind or in a combination of both;

         (b) A series of installments over a period certain that meets the requirements of Article 11; or

         (c) A nontransferable annuity contract, purchased from a commercial provider, with terms complying with the requirements of Article 11; provided, however, that an annuity for the life of any person shall be available as an optional form of distribution only if the Employer has so elected in the Plan Agreement.

         (d) In the event that the Plan is adopted as an amendment to an existing plan, each optional form of distribution available under the existing plan shall be made available under the Plan, and may be made available where necessary through the purchase of an appropriate annuity contract in accordance with paragraph (c).

    52..4 Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of an order from the Employer in writing or by such other means unable as shall be acceptable to the Trustee, certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's order. The Trustee shall be fully protected in acting upon the directions of the Employer in making benefit distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished instructions as to the assets to be converted to cash for the purposes of making payment.

    52..5 Lost Distributee. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(f). A Forfeiture occurring under this Section 9.5 shall be reallocated as though it were an Employer contribution.

    52..6 Direct Rollovers. This Section 9.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this
Section 9.6, the following definitions shall apply:

         (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributees and the distributee's Designated Beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

    52..7 Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant's Accounts to any alternate payee named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
ARTICLE 53.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

    53..1  Applicability.

         (a)  Generally.  The provisions of Sections 10.2 through
    10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in Section 10.6.

         (b) Exception for Certain Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant if: (i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is no surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested Account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant in a profit sharing plan if the Plan:

              (1) Is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; or

              (2) Is adopted as an amendment of a plan that did not qualify for the exception in this paragraph (b) before the amendment was adopted.

         For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

         (c) Exception for Certain Amounts. The provisions of Sections 10.2 through 10.5 shall not apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code).

    53..2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.

    53..3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor Annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

    53..4  Definitions.  The following definitions apply:

         (a) Election Period means the period beginning on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date shall be subject to the full requirements of this article.

         (b) Earliest Retirement Age means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.

         (c) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.

         (d) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.

         (e) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

         (f) Vested Account Balance means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.

    53..5 Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit,
(iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

    In the case of a Qualified Preretirement Survivor Annuity, within the applicable period for a Participant the Plan Administrator shall provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor Annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

    For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
(iii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

    53..6  Transitional Rules.

         (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding Sections of this Article 10, must be given the opportunity to elect to have those Sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.

         (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this Section 10.6.

         (c) The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.

         (d) Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, and any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:

              (1) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                   (i) begins to receive payments under the Plan on or after normal retirement age; or

                  (ii)  dies on or after normal retirement age
              while still working for the Employer; or

                 (iii)  begins to receive payments on or after
              the qualified early retirement age; or

                  (iv)  separates from service on or after
              attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

         then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

              (2)  Election of early survivor annuity.  A
         Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.

              (3) For purposes of this Section 10.6, qualified early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.
ARTICLE 54.  MINIMUM DISTRIBUTION REQUIREMENTS

    54..1 General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Article 11 apply to calendar years beginning after December 31, 1984. All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under
Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)- 2 of the proposed regulations.

    54..2  Required Beginning Date.  The entire interest of a
Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

         (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70half.

         (b) Transitional Rules. The required beginning date of a Participant who attains age 70half before January 1, 1988, shall be determined in accordance with (1) or (2) below:

              (1) Non-5% owners. The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70half occurs.

              (2) 5% owners. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                  (i) the calendar year in which the Participant attains age 70half, or

                  (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

         The required beginning date of a Participant who is not a 5% owner, who attains age 70half during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

         (c)  Rules for 5% Owners.  A Participant is treated as a
    5% owner for purposes of this Section 11.2 if he is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66half, or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5% owner in a subsequent year.

    54..3  Limits on Distribution Periods.  As of the first
Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:

         (a)  the life of the Participant,

         (b)  the life of the Participant and his Designated
    Beneficiary,

         (c)  a period certain not extending beyond the Life
    Expectancy of the Participant, or

         (d) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and his Designated Beneficiary.

    Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations) and Section 7.2.

    Distribution Calendar Year means a calendar year for which a minimum distribution is required under Section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

    Life Expectancy and Joint and Last Survivor Expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.

    54..4  Determination of Amount to Be Distributed Each Year.
If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs (a) through (d) apply to distributions in forms other than the purchase of an annuity contract.

         (a)  If a Participant's Benefit is to be distributed over
    (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

         (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least
    50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

         (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations
    Section 1.401(a)(9)-2.

         (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         (e) If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).

    Applicable Life Expectancy means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

    Participant's Benefit means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

    54..5  Death Distribution Provisions.

         (a)  Distribution Beginning before Death.  If the
    Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

         (b)  Distribution Beginning after Death.  If the
    Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

              (1) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

              (2)  If the Designated Beneficiary is the
         Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70half.

         If the Participant has not made an election pursuant to this Section 11.5 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 11.5, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

         (d) For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (e) For the purposes of this Section 11.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If distribution in the form of an annuity contract described in Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

    54..6 Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of
Article 10, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

         (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue Code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.

         (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.

         (c) The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

         (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

         (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

    A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

    If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy
Section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Income Tax Regulations shall apply.
ARTICLE 55.  WITHDRAWALS AND LOANS

    55..1 Withdrawals from Participant Contribution Accounts. Subject to the requirements of Article 10, a Participant may upon written notice to the Employer withdraw any amount from his Participant Contribution Account. A withdrawn amount may not be repaid to the Plan. No forfeiture will occur solely as a result of an Employee's withdrawal of Participant contributions.

    55..2 Withdrawals on Account of Hardship. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Plan Administrator may permit a withdrawal of funds from the vested portion of the Participant's Accounts (excluding the amount credited to a Rollover Account) on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated Employees. In a Plan with a CODA, if hardship withdrawals are permitted from both the Employer Contribution Account and the Elective Deferral Account, they shall be made first from a Participant's Employer Contribution Account and thereafter from a Participant's Elective Deferral Account, subject to the additional requirements set forth in Section 5.14. The requirements of Section 5.14(b), (c), (d)(1) and (d)(2) shall also apply to hardship distributions from a Participant's Employer Contribution Account and Employer Matching Account. In a Plan with a CODA, if hardship withdrawals are permitted from more than one of the Elective Deferral Account, Employer Matching Account, and Employer Contribution Account, they shall be made first from a Participant's Employer Contribution Account, and thereafter from the Employer Matching Account, and finally from the Elective Deferral Account, subject to the additional requirements of Section 5.14. A withdrawn amount may not be repaid to the Plan.

    55..3 Withdrawals After Reaching Age 59half. If so specified by the Employer in the Plan Agreement, a Participant who has reached age 59half may upon written request to the Employer withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.

    55..4  Loans.  If the Employer has so elected in the Plan
Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions and to such reasonable additional rules and regulations as the Plan
Administrator may establish for the orderly operation of the program:

         (a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section
    12.4.

         (b) A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator. Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

         (c) Loans shall be made to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to highly compensated Employees (as defined in Section 414(q) of the Code) in amounts greater than the amounts made available to other Employees (relative to the borrower's Account balance).

         (d) Loans must be evidenced by the Participant's promissory note for the amount of the loan payable to the order of the Trustee, and adequately secured by assignment of not more than fifty percent (50%) of the Participant's entire right, title and interest in and to the Trust Fund, exclusive of any asset as to which Putnam is not the Trustee.

         (e) Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.

         (f) The Period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period shall not exceed ten years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

         (g) To the extent that a Participant would be required under Article 10 to obtain he consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant's spouse shall be required for the use of his Account as security for a loan. The spouse's consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant. A new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.

         (h) If valid spousal consent has been obtained in accordance with Section 12.4(g), then notwithstanding any other provision of the Plan the portion of the Participant's account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         (i) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with Article 9 or
    Section 5.13.

         (j) No loan shall be made to an Owner-Employee or a Shareholder-Employee.

         (k) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.

         (1) Loans shall be considered investments directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.

    55..5 Procedure; Amount Available. Withdrawals and loans shall be made subject to the terms and conditions applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant's Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.
ARTICLE 56.  TRUST FUND AND
INVESTMENTS

    56..1 Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan, and no such assets shall ever revert to the Employer, except that:

         (a) contributions made by the Employer by mistake of fact, as determined by the Employer, may be returned to the Employer within one (1) year of the date of payment,

         (b) contributions that are conditioned on their deductibility under Section 404 of the Code may be returned to the Employer, to the extent disallowed, within one (1) year of the disallowance of the deduction,

         (c) contributions that are conditioned on the initial qualification of the Plan under the Code, and all investment gains attributable to them, may be returned to the Employer within one (1) year after such qualification is denied by determination of the Internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and

         (d) amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant's Account in accordance with Article 6.

    All Employer contributions under the Plan other than those made pursuant to Section 4.1(f) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code. Investment gains attributable to contributions returned pursuant to subSections (a) and (b) shall not be returned to the contributing Employer, and investment losses attributable to such contributions shall reduce the amount returned.

    56..2 Management of Trust Fund. Except to the extent of any investment in Policies pursuant to Article 14, the assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing. The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products to be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets. Notwithstanding the foregoing, assets of the Trust Fund shall also be invested in Employer Stock if so elected by the Employer and agreed to by Putnam under the service agreement executed by the Employer and Putnam pursuant to the establishment of the Plan.

    56..3 Investment Instructions. Except as Article 14 may apply, all amounts held in the Trust Fund under the Plan shall be invested in Investment Products. If the Employer has elected in the Plan Agreement to make investment decisions with respect to Employer contributions to the Plan, investment instructions as to Employer Contribution Accounts, Employer Matching Accounts, Qualified Matching Accounts and Qualified Nonelective Contribution Accounts shall be the fiduciary responsibility of the Employer, and each of such Accounts shall have a pro rata interest in all assets of the Trust (other than Policies under Article 14) to which the Employer's instructions apply. If the Employer has not elected to make investment decisions for the Plan, then assets of the Trust shall be invested solely in accordance with the instructions of the Participant to whose Accounts they are allocable, as delivered to Putnam in accordance with its service agreement with the Employer. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the service agreement between the Employer and Putnam. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accepted by Putnam at the time and in the manner provided in the Plan Agreement. To the extent the assets of the Trust are to be invested solely in accordance with the instructions of the Participants, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c-1. In such case, the Employer shall be the Plan fiduciary responsible for providing the Participants with all information required to be given pursuant to ERISA section 404(c) and Title 29 of the Code of Federal Regulations section 2550.404c-1.

    In the event that the Employer adopts a Putnam prototype plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more Investment Products to serve as the sole investments for all Participants' Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment instructions as to existing assets of the Plan cannot be carried out, nor can distributions be made from the Plan except to the extent permitted under the terms of the service agreement between the Employer and Putnam. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.

    To the extent specifically authorized and provided in the service agreement between the Employer and Putnam, the Employer may direct the Trustee to establish as an Investment Product a fund all of the assets of which shall be invested in shares of stock of the Employer that constitute "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Employer Stock"). The Plan Administrator as named fiduciary shall continually monitor the suitability of acquiring and holding Employer Stock under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) and the requirements of section 404(c) of ERISA, and shall be responsible for ensuring that the procedures relating to the purchase, holding and sale of Employer Stock, and the exercise of any and all rights with respect to such Employer Stock shall be in accordance with section 404(c) of ERISA. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Plan Administrator with respect to the acquisition and holding of Employer Stock. The Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Plan Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting and tender or retention of Employer Stock.

    Putnam shall be under no duty to question or review the investment directions given by the Employer or to make suggestions to the Employer in connection therewith. Putnam shall not be liable for any loss, or by reason of any breach, that arises from the Employer's exercise or non-exercise of rights under this
Article 13, or from any direction of the Employer unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of
Section 404(a) of ERISA. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment fund shall be credited to and reinvested in such investment fund, and all expenses of the Trust that are properly allocated to a particular investment fund shall be so allocated and charged. The Employer may at any time direct Putnam to eliminate any investment fund or funds, and Putnam shall thereupon dispose of the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Employer.

    Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments selected thereby, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or to change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contribution shall be invested until clear instructions are received in the default investment option set forth in the service agreement between the Employer and Putnam, or if no such option is so set forth, in Putnam Daily Dividend Trust. Neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

    56..4  Valuation of the Trust Fund.  As of each Valuation
Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section 13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.

    56..5  Distributions on Investment Company Shares.  Subject to
Section 9.3, all dividends and capital gains or other distributions received on any Investment Company Shares credited to Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.

    56..6 Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to the Employer copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to share holders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with directions received from Participants or the Employer, as the case may be, with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.

    56..7 Investment Manager. The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

    56..8  Employer Stock.

         (a) Voting Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(a) shall govern the voting of Employer Stock held by Putnam as Trustee under the Plan. The Trustee shall vote Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed named fiduciaries as to the voting of Employer Stock and shall direct the Trustee as to the voting of Employer Stock in accordance with the provisions of this
    Section 13.8(a). In either case, the Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Participants and Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting of Employer Stock. The remainder of this Section 13.8(a) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the voting of Employer Stock.

         When the issuer of Employer Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form based upon these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Employer Stock credited to the Participant's accounts, whether or not vested. For purposes of this Section 13.8(a), the number of shares of Employer Stock deemed credited to a Participant's accounts shall be determined as of the last preceding Valuation Date for which an allocation has been completed and Employer Stock has actually been credited to Participant's accounts. The Employer shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

         Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer Stock held under the Plan (whether or not vested) equal to a fraction, of which the numerator is the number of shares of Employer Stock credited to his account and the denominator is the number of shares of Employer Stock credited to all Participants' accounts. Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof, or any other persons. Upon its receipt of directions, the Trustee shall vote the shares of Employer Stock as directed by the Participant. The Trustee shall not vote those shares of Employer Stock credited to the accounts of Participants for which no voting directions are received. With respect to shares of Employer Stock held in the Trust which are not credited to a Participant's account, the Plan Administrator shall retain the status of named fiduciary and shall direct the voting of such Employer Stock.

         (b) Tendering Rights. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8(b) shall govern the tendering of Employer Stock by Putnam as Trustee under the Plan. In the event of a tender offer, the Trustee shall tender Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agreement that Participants shall be appointed name fiduciaries as to the tendering of Employer Stock in accordance with the provisions of this Section 13.8(b). The remainder of this Section 13.8(b) applies only if the Employer elects in the Plan Agreement that Participants shall direct the Trustee as to the tendering of Employer stock.

         Upon commencement of a tender offer for any Employer Stock, the Employer shall notify each Plan Participant, and use its best efforts to distribute timely or cause to be distributed to Participants the same information that is distributed to shareholders of the issuer of Employer Stock in connection with the tender offer, and after consulting with the Trustee shall provide at the Employer's expense a means by which Participants may direct the Trustee whether or not to tender the Employer Stock credited to their accounts (whether or not vested). The Employer shall provide to the Trustee a copy of any material provided to Participants and shall certify to the Trustees that the materials have been mailed or otherwise sent to Participants.

         Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock credited to his accounts. Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing or by facsimile or such similar means as is agreed upon by the Trustees and the Employer. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock credited to his accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee. The Trustee shall not tender shares of Employer Stock credited to a Participant's accounts for which it has received no directions from the Plan Participant. The Trustee shall tender that number of shares of Employer Stock not credited to Participants' accounts determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Employer Stock credited to Participants' accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and the denominator of which is the total number of shares of Employer Stock credited to Participants' accounts.

         A direction by a Participant to the Trustee to tender shares of Employer Stock credited to his accounts shall not be considered a written election under the Plan by the Participant to withdraw or to have distributed to him any or all of such shares. The Trustee shall credit to each account of the Plan Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that account. Pending receipt of directions through the Administrator from the Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct. To the extent that any Participant gives no direction as to the tendering of Employer stock that he has the right to direct under this Section 13.8(a), the Trustee shall not tender such Employer Stock.

    (c) Other Rights. With respect to all rights in connection with Employer Stock other than the right to vote and the right to tender, Participants are hereby appointed named fiduciaries to the same extent (if any) as provided in the foregoing paragraphs of this Section 13.8 with regard to the right to vote, and the Trustee shall follow the directions of Participants and the Plan Administrator with regard to the exercise of such rights to the same extent as with regard to the right to vote.

    56..9 Insurance Contracts. If so provided in the Plan Agreement, the Plan Administrator may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the Plan Administrator (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments are to be made, the Plan Administrator shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Plan Administrator, and to record or report such values to the Plan Administrator or any investment manager selected by the Plan Administrator, in the form and manner agreed to by the Plan Administrator.

    The Plan Administrator may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Plan Administrator. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Plan Administrator or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Plan Administrator or to any issuer with respect to the form of any such policy, contract or financial agreement.

    The Trustee shall be fully protected in acting in accordance with written directions of the Plan Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator. In the event that the Plan Administrator directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

ARTICLE 57.  INSURANCE POLICIES

    57..1 Purchase of Insurance Products. At the time of establishment of the Plan, if elected by the Employer and agreed to by Putnam under the service agreement executed by the Employer and Putnam pursuant to the establishment of the Plan, the Employer shall purchase for each Participant such Policy or Policies, if any, as a Participant shall request and annually thereafter such additional Policies as a Participant shall request, subject to the limitations of Section 14.2. All Policies shall have the same day and month of issue, insofar as reasonably possible. The premiums on all Policies shall be paid at the same intervals (for example, annually, semi-annually, quarterly or monthly), but the interval may be changed with respect to all Policies from time to time.

    57..2 Limitation on Premiums. The premiums paid for Policies in respect of any Participants shall be limited so that premiums paid on any ordinary insurance Policies (that is, Policies with both nonincreasing premiums and nondecreasing death benefits) on the life of the Participant shall be 49% or less of the Employer's total contributions for the Participant (and Forfeitures allocated and amounts reapplied to his Employer Contribution Account), and premiums paid on term insurance Policies on the life of the Participant shall be less than 25% of such amount; provided that if both ordinary life insurance Policies and term Policies are purchased for any Participant, the total premiums on term Policies plus one-half the premiums on ordinary life Policies shall be less than 25% of such amount. If at any time the total premiums to be paid by the Employer for a Participant shall equal or exceed the above limitations, then the life insurance coverage of that Participant shall be reduced so that the total premiums shall not equal or exceed the limitations. The required reduction shall be made by changing all or a portion of the life insurance on the Participant to paid-up life insurance or by cancelling all or a portion of any term life insurance.

    57..3 Policy Options. At the election of the Participant covered hereunder, a Policy may contain a waiver of premium disability benefit provision or a provision for additional indemnity in the event of accidental death, or both, if available on the type of Policy selected and if permitted by the insurer.

    57..4 Insurability. If any Participant who has elected that a Policy be purchased is found by the insurer not to be insurable at standard rates, the Employer shall, if permitted by the rules of the insurer, purchase a similar Policy which provides a lesser death benefit and which can be purchased for the same premium.

    57..5 Dividends on Policies. Dividends and other credits payable on any Policy shall be applied to the purchase of additional benefits under the Policy unless the Participant requests that they be applied in reduction of premiums.

    57..6 Trustee of Policy. Upon direction by the Plan Administrator, the Insurance Trustee shall apply for and be the owner of each Policy purchased under the terms of the Plan. Each Policy must provide that proceeds will be payable to the Insurance Trustee; however, the Insurance Trustee shall be required to pay over all such proceeds to the Participant's Designated Beneficiary in accordance with the distribution provisions of the Plan including, without limitation, Section 10.3. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any Policy purchased hereunder, the Plan provisions shall control. The Insurance Trustee shall be fully protected in acting in accordance with written instructions of the Plan Administrator and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Plan Administrator, or by reason of inaction in the absence of written directions from the Plan Administrator.

    57..7 Obligations with Respect to Policies. Except as may be otherwise provided in any conditional or binding receipt issued by an insurer, there shall be no coverage and no death benefit payable under any Policy to be purchased from such insurer until such Policy shall have been delivered and the premium therefor shall have been paid. The Employer and the Insurance Trustee shall not have any responsibility as to the effectiveness of any Policy purchased from an insurer, nor shall either of them have any liability or obligation to pay any amount to any Participant or his beneficiary by reason of any failure or refusal by the insurer to make such payment.

    57..8 Distribution of Proceeds on Participant's Death. In the event of the death of a Participant before the conversion provided for in Section 14.9, there shall be payable to the beneficiary named in any Policy on his life the benefits provided by the terms of such Policy.

    57..9 Conversion of Policies. Except as provided in Section 19.3, if any Policies of a Participant (other than retirement income, endowment or annuity Policies) are held for his benefit at the time distribution is to commence, the Policies may be converted by the Insurance Trustee into cash, paid to the Trustee, credited to the Employer Contribution Account of the Participant, invested in accordance with the written instructions of the Employer (and if no such instructions have been given or if such instructions are not clear, invested in Investment Company Shares in the same proportion as the most recent contributions to the Participant's Accounts) and distributed pursuant to Article 9, subject to the terms and conditions of Article 10. Retirement income, endowment or annuity Policies will be distributed directly to the Participant at the time distribution is to commence.

    57..10 Conflict with Policies. In the event of any conflict between the terms of the Plan and the terms of any Policies hereunder, the Plan provisions shall control.

    57..11 Insurance Loans to Owner-Employees. If an Owner-Employee or Shareholder-Employee receives, either directly or indirectly, any amount from an Insurer as a loan under a Policy, the amount so received shall be considered a distribution under the Plan. Any assignment or pledge (or agreement to assign or pledge) by an Owner-Employee or Shareholder-Employee of any interest in the Plan shall be considered a distribution of such interest.
ARTICLE 58.  TOP-HEAVY
PLANS

    58..1 Superseding Effect. For any Plan Year beginning after December 31, 1983, in which Plan is determined to be a Top-Heavy Plan under Section 15.2(b), the provisions of this Article 15 will supersede any conflicting provisions in the Plan or the Plan Agreement.

    58..2 Definitions. For purposes of this Article 15, the terms below shall be defined as follows:

         (a) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (1) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code; (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation exceeding the dollar limitation under Section 415(c)(1)(A) of the Code; (3) a 5% owner of the Employer; or (4) a 1% owner of the Employer having annual compensation of more than $150,000. Annual compensation means compensation satisfying the definition elected by the Employer in item 4 of the Plan Agreement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or
    Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

         (b) Top-Heavy: The Plan is Top-Heavy for any Plan Year beginning after December 31, 1983, if any of the following conditions exists:

              (1)  If the Top-Heavy Ratio for this Plan exceeds
         60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (2)  If this Plan is a part of a Required
         Aggregation Group of plans but not part of a Permissive
         Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

              (3)  If this plan is part of a Required Aggregation
         Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation group exceeds 60%.

         (c)  Top-Heavy Ratio means the following:

              (1) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

              (2) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

              (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (B) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

              The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or
         (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         (d) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) Required Aggregation Group means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

         (f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.

         (g)  Valuation Date means the last day of the Plan Year.

         (h) Present Value means present value based only on the interest and mortality rates specified by the Employer in the Plan Agreement.

    58..3  Minimum Allocation.

         (a)  Except as otherwise provided in paragraphs (c) and
    (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Earnings, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy
    Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer's contributions and Forfeitures for the Plan Year because of (1) the Participant's failure to be credited with at least 1,000 Hours of Service, or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) the Participant's receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-Key Employees shall be taken into account for purposes of satisfying the requirement of this Section 15.3(a).

         (b) For purposes of computing the minimum allocation, Earnings will mean Section 415 Compensation as defined in
    Section 6.5(b) of the Plan.

         (c) The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (d) The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

         (e) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the
    Code) may not be forfeited under Sections 411(a)(3)(B) or (D) of the Code.

    58..4 Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction in Article 6 shall each be computed using 100% of the dollar limitations specified in Sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125%. The foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90% and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying Section 416(h)(2) of the Code.
ARTICLE 59.  ADMINISTRATION OF THE PLAN

    59..1 Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.

    59..2 Claims Procedure. Claims for participation in or distribution under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated to all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:

         (a)  setting forth the reason for the denial,

         (b)  making reference to pertinent Plan provisions,

         (c) describing any additional material or information from the claimant which is necessary and why, and

         (d) explaining the claim review procedure set forth herein.

    Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

    59..3 Employer's Responsibilities. The Employer shall be responsible for:

         (a) Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;

         (b) Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;

         (c) Timely preparation and distribution of disclosure materials required by ERISA;

         (d) Providing notice to interested parties as required by Section 7476 of the Code;

         (e)  Retention of records for periods required by law;
    and

         (f) Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.

    59..4 Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:

         (a) To keep and regularly furnish to the Employer a detailed statement of each Participant's Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

         (b) To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer to prepare such returns, reports or forms as the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor; all as may be more fully set forth in a service agreement executed by the Employer and the Recordkeeper. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.

    59..5 Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer's adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.
ARTICLE 60.  TRUSTEE AND
INSURANCE TRUSTEE

    60..1 Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

         (a) To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

         (b) If Putnam and the Trustee have consented thereto in writing, to invest without limit in stock of the Employer or any affiliated company;

         (c) To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants' separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

         (d) To hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

         (e) To follow the directions of an investment manager appointed pursuant to Section 13.7;

         (f) To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (g) Upon written direction of or through the Employer, to vote in person or by proxy (in accordance with Section 13.6 and, in the case of stock of the Employer, at the direction of the Employer or Participants) with respect to all securities that are part of the Trust Fund;

         (h) To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the Plan;

         (i) Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and

         (j) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or any part thereof.

    60..2 Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor the Insurance Trustee nor any of their respective agents shall have any responsibility for:

         (a) Determining the correctness of the amount of any contribution for the sole collection or payment of contributions, which shall be the sole responsibility of the Employer;

         (b) Loss or breach caused by any Participant's exercise of control over his Accounts, which shall be the sole responsibility of the Participant;

         (c) Loss or breach caused by the Employer's exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;

         (d) Sums paid to an insurer or the validity of any Policy or the accuracy of information provided by an insurer, which shall be the sole responsibility of the insurer;

         (e) Performance of any other responsibilities not specifically allocated to them under the Plan.

    60..3 Fees and Expenses. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.

    60..4 Reliance on Employer. The Trustee and its agents (and the Insurance Trustee, if any) shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to the terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall not inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instructions received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.

    60..5 Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. In making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonable considers necessary.

    60..6 Advice of Counsel. The Trustee and the Insurance Trustee may each consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to their respective rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee or the Insurance Trustee, as the case may be, hereunder in accordance with the opinion of such counsel.

    60..7 Accounts. The Trustee shall keep full accounts of all receipts and disbursements which pertain to investments in Investment Products, and the Trustee and the Insurance Trustee shall each keep accounts of such other transactions as it is required to perform hereunder. Within a reasonable time following the close of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, each shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account cannot amicably settle the questions raised by such objections, the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection to the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee or the Insurance Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlements of any account or for instructions, the only necessary parties shall be the Trustee, the Insurance Trustee, the Employer and persons to whom an account is required by law to be rendered.

    60..8  Access to Records.  The Trustee and the Insurance
Trustee shall give access to their respective records with respect to the Plan at reasonable times and on reasonable notice to any person required by law to have access to such records.

    60..9 Successors. Any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.

    60..10 Persons Dealing with Trustee or Insurance Trustee. No person dealing with the Trustee or the Insurance Trustee shall be bound to see to the application of any money or property paid or delivered to such party or to inquire into the validity or propriety of any transactions.

    60..11 Resignation and Removal; Procedure. The Trustee or the Insurance Trustee may resign at any time by giving 60 days' written notice to the Employer and to Putnam. The Employer may remove the Trustee or the Insurance Trustee at any time by giving 60 days' written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee, the Insurance Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice thereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.

    60..12 Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such fees,
taxes and expenses shall be paid over   to its successor.  The
Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.

    60..13 Action of Insurance Trustee Following Resignation or Removal. When the Insurance Trustee's resignation or removal becomes effective, the Insurance Trustee shall perform all acts necessary to transfer ownership of the Policies to its successor. If no successor has accepted appointment, the Policies shall be held and owned by the Employer acting as Insurance Trustee until a successor is appointed.

    60..14 Effect of Resignation or Removal. Resignation or removal of the Trustee or the Insurance Trustee shall not terminate the Trust. In the event of any vacancy in the position of Trustee (or, in a Plan having amounts invested in Policies, the position of Insurance Trustee), whether the vacancy occurs because of the resignation or removal of the Trustee (or the Insurance Trustee) the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee or the Insurance Trustee, as the case may be, and Employer may agree in writing to postpone the effective date of the Trustee's or the Insurance Trustee's resignation or removal, the Trustee or Insurance Trustee may apply to a court of competent jurisdiction for such appointment or cause the Trust to be terminated, effective as of the date specified by the Trustee or Insurance Trustee, as the case may be, in writing delivered to the Employer. Each successor Trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee or Insurance Trustee, as the case may be, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee or Insurance Trustee.

    60..15 Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.

    60..16 Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of the Plan, nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained in the Plan.

    60..17 Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless
(i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act of such party or omission to act, in good faith and without gross negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any question under the Plan.
ARTICLE 61.  AMENDMENT

    61..1 General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under
Section 412(d) of the Code) other than

         (a)  a change in an election made in the Plan Agreement,

         (b) amendments stated in the Plan Agreement which allow the Plan to satisfy Section 415 and to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or

         (c)  model amendments published by the Internal Revenue
    Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed,

the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided, that the Employer shall not have the power:

              (1) To amend the Plan in such a manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

              (2) To amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant's accrued benefit, except that a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code.
         For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made performed before the adoption of the amendment; or

              (3) To amend the Plan so as to decrease the portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

              (4) To amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

    61..2 Delegation of Amendment Power. The Employer and all sponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Mutual Funds Corp., the power to amend the Plan (including the power to amend this Section 18.2 to name a successor to which such power of amendment shall be delegated), for the purpose of adopting amendments which are certified to Putnam Mutual Funds Corp., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Mutual Funds Corp., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Mutual Funds Corp., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment made by Putnam Mutual Funds Corp., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.
ARTICLE 62.  TERMINATION OF THE PLAN AND TRUST

    62..1 General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Insurance Trustee, without any liability whatsoever for any such discontinuance or termination.

    62..2 Events of Termination. The Plan will terminate upon the happening of any of the following events:

         (a) Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;

         (b) Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;

         (c) Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;

         (d) The institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or

         (e)  Delivery of notice as provided in Section 19.1.

    62..3 Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 19.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee and the Insurance Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust asses to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee and the Insurance Trustee will be relieved from their obligations under the Trust, and no Participant or other person will have any further claim thereunder.

    62..4 Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under Section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under Section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.
ARTICLE 63.
TRANSFERS TO OR FROM OTHER QUALIFIED PLANS; MERGERS

    63..1 General. Notwithstanding any other provision hereof, subject to the approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the Plan) except that insurance policies held in respect of such other plan shall be transferred to the Insurance Trustee as trustee if the Employer so determines. Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto. Notwithstanding the foregoing, if a Participant's employment classification changes under Section 3.5 such that he begins participation in another plan of the Employer, his Account, if any, shall, upon the Administrator's direction, be transferred to the plan in which he has become eligible to participate, if such plan permits receipt of such Account.

    63..2 Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 20.1 or Section 3.5 to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.

    63..3 Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.
ARTICLE 64.
MISCELLANEOUS

    64..1 Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.

    64..2 No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the purchase of Policies, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, the Trustee, or the Insurance Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.

    64..3  Distributions Exclusively From Plan.  Participants and
Beneficiaries shall look solely to the assets held in the Trust and any Policies purchased pursuant to the Plan for the payment of any benefits under the Plan.

    64..4 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a Qualified Domestic Relations Order. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator. Notwithstanding the foregoing, an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

    64..5 Provision of Information. The Employer, Trustee and Insurance Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.

    64..6 No Prohibited Transactions. The Employer, Trustee, and Insurance Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by Section 4975 of the Code and any rules or regulations with respect thereto.

    64..7 Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts

    64..8 Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.

                      PUTNAM BASIC PLAN DOCUMENT #05

                             TABLE OF CONTENTS


                                                                       PAGE



ARTICLE 1.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.1  Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.2  Affiliated Employer . . . . . . . . . . . . . . . . . . . . . .  2
    2.3  Authorized Leave of Absence . . . . . . . . . . . . . . . . . .  2
    2.4  Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.5  CODA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.6  Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.7  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.8  Date of Employment. . . . . . . . . . . . . . . . . . . . . . .  3
    2.9  Disabled. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.10  Earned Income. . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.11  Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    2.12  Effective Date . . . . . . . . . . . . . . . . . . . . . . . .  4
    2.13  Eligibility Period . . . . . . . . . . . . . . . . . . . . . .  4
    2.14  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    2.15  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    2.16  Employer Contribution Account. . . . . . . . . . . . . . . . .  5
    2.17  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    2.18  Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    2.19  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . .  5
    2.20  Insurance Trustee. . . . . . . . . . . . . . . . . . . . . . .  7
    2.21  Investment Company . . . . . . . . . . . . . . . . . . . . . .  7
    2.22  Investment Company Shares. . . . . . . . . . . . . . . . . . .  7
    2.23  Investment Products. . . . . . . . . . . . . . . . . . . . . .  7
    2.24  Leased Employee. . . . . . . . . . . . . . . . . . . . . . . .  7
    2.25  One-Year Eligibility Break . . . . . . . . . . . . . . . . . .  8
    2.26  One-Year Vesting Break . . . . . . . . . . . . . . . . . . . .  8
    2.27  Owner-Employee . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.28  Participant. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.29   Participant Contribution Account. . . . . . . . . . . . . . .  8
    2.30  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.31  Plan Administrator . . . . . . . . . . . . . . . . . . . . . .  9
    2.32  Plan Agreement . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.33  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.34  Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.35  Putnam . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.36  Qualified Participant. . . . . . . . . . . . . . . . . . . . .  9
    2.37  Recordkeeper . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.38  Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.39  Rollover Account . . . . . . . . . . . . . . . . . . . . . . . 10
    2.40  Self-Employed Individual . . . . . . . . . . . . . . . . . . . 10
    2.41  Shareholder-Employee . . . . . . . . . . . . . . . . . . . . . 10
    2.42  Trust and Trust Fund . . . . . . . . . . . . . . . . . . . . . 10
    2.43  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.44  Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.45  Year of Service. . . . . . . . . . . . . . . . . . . . . . . . 10
    2.46  Deferral Agreement . . . . . . . . . . . . . . . . . . . . . . 11
    2.47  Elective Deferral. . . . . . . . . . . . . . . . . . . . . . . 11
    2.48  Elective Deferral Account. . . . . . . . . . . . . . . . . . . 11
    2.49  Employer Matching Contribution . . . . . . . . . . . . . . . . 11
    2.50  Employer Matching Account. . . . . . . . . . . . . . . . . . . 11
    2.51  Highly Compensated Employee. . . . . . . . . . . . . . . . . . 11
    2.52  Non-Highly Compensated Employee. . . . . . . . . . . . . . . . 13
    2.53  Qualified Matching Contribution. . . . . . . . . . . . . . . . 13
    2.54  Qualified Matching Account . . . . . . . . . . . . . . . . . . 13
    2.55  Qualified Nonelective Contribution . . . . . . . . . . . . . . 13
    2.56  Qualified Nonelective Contribution Account . . . . . . . . . . 13

ARTICLE 3.  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . 14
    3.1  Initial Participation . . . . . . . . . . . . . . . . . . . . . 14
    3.2  Special Participation Rule. . . . . . . . . . . . . . . . . . . 14
    3.3  Resumed Participation . . . . . . . . . . . . . . . . . . . . . 15
    3.4  Benefits for Owner-Employees. . . . . . . . . . . . . . . . . . 15

ARTICLE 4.  CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 16
    4.1  Payment and Crediting of Employer Contributions . . . . . . . . 16
    4.2  Amount and Allocation of Annual Contribution. . . . . . . . . . 17
    4.3  Rollover Contributions. . . . . . . . . . . . . . . . . . . . . 18
    4.4  No Deductible Employee Contributions. . . . . . . . . . . . . . 18

ARTICLE 5.  CASH OR DEFERRED ARRANGEMENT UNDER
           SECTION 401(k) (CODA) . . . . . . . . . . . . . . . . . . . . 19
    5.1  Applicability; Allocations. . . . . . . . . . . . . . . . . . . 19
    5.2  CODA Participation. . . . . . . . . . . . . . . . . . . . . . . 19
    5.3  Annual Limit on Elective Deferrals. . . . . . . . . . . . . . . 19
    5.4  Distribution of Certain Elective Deferrals. . . . . . . . . . . 20
    5.5  Satisfaction of ADP and ACP Tests . . . . . . . . . . . . . . . 21
    5.6  Actual Deferral Percentage Test Limit . . . . . . . . . . . . . 21
    5.7  Distribution of Excess Contributions. . . . . . . . . . . . . . 23
    5.8  Matching Contributions. . . . . . . . . . . . . . . . . . . . . 24
    5.9  Average Contribution Percentage Test Limit and
         Aggregate Limit . . . . . . . . . . . . . . . . . . . . . . . . 25
    5.10  Distribution of Excess Aggregate Contributions . . . . . . . . 28
    5.11  Restriction on Distributions . . . . . . . . . . . . . . . . . 29
    5.12  Hardship Distributions . . . . . . . . . . . . . . . . . . . . 30
    5.13  Special Effective Dates. . . . . . . . . . . . . . . . . . . . 32

ARTICLE 6.  LIMITATIONS ON ALLOCATIONS . . . . . . . . . . . . . . . . . 33
    6.1  No Additional Plan. . . . . . . . . . . . . . . . . . . . . . . 33
    6.2  Additional Master or Prototype Plan . . . . . . . . . . . . . . 34
    6.3  Additional Non-Master or Non-Prototype Plan . . . . . . . . . . 35
    6.4  Additional Defined Benefit Plan . . . . . . . . . . . . . . . . 35
    6.5  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 7.  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS . . . . . . . . . . 41
    7.1  Retirement. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    7.2  Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    7.3  Other Termination of Employment . . . . . . . . . . . . . . . . 42

ARTICLE 8.  VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    8.1  Vested Balance. . . . . . . . . . . . . . . . . . . . . . . . . 43
    8.2  Vesting of Accounts of Returned Former Employees. . . . . . . . 43
    8.3  Forfeiture of Non-Vested Amounts. . . . . . . . . . . . . . . . 44
    8.4   Special Rule in the Event of a Withdrawal. . . . . . . . . . . 45
    8.5  Vesting Election. . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 9.  PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . . . . 47
    9.1  Distribution of Accounts. . . . . . . . . . . . . . . . . . . . 47
    9.2  Restriction on Immediate Distributions. . . . . . . . . . . . . 47
    9.3  Optional Forms of Distribution. . . . . . . . . . . . . . . . . 49
    9.4  Distribution Procedure. . . . . . . . . . . . . . . . . . . . . 49
    9.5  Lost Distributee. . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 10.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS . . . . . . . . . . 51
    10.1  Applicability. . . . . . . . . . . . . . . . . . . . . . . . . 51
    10.2  Qualified Joint and Survivor Annuity . . . . . . . . . . . . . 52
    10.3  Qualified Preretirement Survivor Annuity . . . . . . . . . . . 52
    10.4  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 52
    10.5  Notice Requirements. . . . . . . . . . . . . . . . . . . . . . 54
    10.6  Transitional Rules . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 11.  MINIMUM DISTRIBUTION REQUIREMENTS . . . . . . . . . . . . . 58
    11.1  General Rules. . . . . . . . . . . . . . . . . . . . . . . . . 58
    11.2  Required Beginning Date. . . . . . . . . . . . . . . . . . . . 58
    11.3  Limits on Distribution Periods . . . . . . . . . . . . . . . . 59
    11.4  Determination of Amount to be Distributed Each
          Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    11.5  Death Distribution Provisions. . . . . . . . . . . . . . . . . 61
    11.6  Transitional Rule. . . . . . . . . . . . . . . . . . . . . . . 63

ARTICLE 12.  WITHDRAWALS AND LOANS . . . . . . . . . . . . . . . . . . . 65
    12.1  Withdrawals from Participant Contribution
          Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    12.2  Withdrawals on Account of Hardship . . . . . . . . . . . . . . 65
    12.3  Withdrawals After Reaching Age 59half. . . . . . . . . . . . . 65
    12.4  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    12.5  Procedure; Amount Available. . . . . . . . . . . . . . . . . . 68

ARTICLE 13.  TRUST FUND AND INVESTMENTS. . . . . . . . . . . . . . . . . 69
    13.1  Establishment of Trust Fund. . . . . . . . . . . . . . . . . . 69
    13.2  Management of Trust Fund . . . . . . . . . . . . . . . . . . . 69
    13.3  Investment Instructions. . . . . . . . . . . . . . . . . . . . 70
    13.4  Valuation of the Trust Fund. . . . . . . . . . . . . . . . . . 71
    13.5  Distributions on Investment Company Shares . . . . . . . . . . 72
    13.6  Registration and Voting of Investment Company
          Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
    13.7  Investment Manager . . . . . . . . . . . . . . . . . . . . . . 72
    13.8  Employer Stock . . . . . . . . . . . . . . . . . . . . . . . . 73

ARTICLE 14.  INSURANCE POLICIES. . . . . . . . . . . . . . . . . . . . . 75
    14.1  Purchase of Insurance Products . . . . . . . . . . . . . . . . 75
    14.2  Limitation on Premiums . . . . . . . . . . . . . . . . . . . . 75
    14.3  Policy Options . . . . . . . . . . . . . . . . . . . . . . . . 75
    14.4  Insurability . . . . . . . . . . . . . . . . . . . . . . . . . 75
    14.5  Dividends on Policies. . . . . . . . . . . . . . . . . . . . . 75
    14.6  Trustee of Policy. . . . . . . . . . . . . . . . . . . . . . . 76
    14.7  Obligations with Respect to Policies . . . . . . . . . . . . . 76
    14.8  Distribution of Proceeds on Participant's Death. . . . . . . . 76
    14.9  Conversion of Policies . . . . . . . . . . . . . . . . . . . . 76
    14.10  Conflict with Policies. . . . . . . . . . . . . . . . . . . . 76
    14.11  Insurance Loans to Owner-Employees. . . . . . . . . . . . . . 76

ARTICLE 15.  TOP-HEAVY PLANS . . . . . . . . . . . . . . . . . . . . . . 78
    15.1  Superseding Effect . . . . . . . . . . . . . . . . . . . . . . 78
    15.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 78
    15.3  Minimum Allocation . . . . . . . . . . . . . . . . . . . . . . 81
    15.4  Adjustment of Fractions. . . . . . . . . . . . . . . . . . . . 82

ARTICLE 16.  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . 83
    16.1  Plan Administrator . . . . . . . . . . . . . . . . . . . . . . 83
    16.2  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . 83
    16.3  Employer's Responsibilities. . . . . . . . . . . . . . . . . . 84
    16.4  Recordkeeper . . . . . . . . . . . . . . . . . . . . . . . . . 84
    16.5  Prototype Plan . . . . . . . . . . . . . . . . . . . . . . . . 85

ARTICLE 17.  TRUSTEE AND INSURANCE TRUSTEE . . . . . . . . . . . . . . . 86
    17.1  Powers and Duties of the Trustee . . . . . . . . . . . . . . . 86
    17.2  Limitation of Responsibilities . . . . . . . . . . . . . . . . 87
    17.3  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . 88
    17.4  Reliance on Employer . . . . . . . . . . . . . . . . . . . . . 88
    17.5  Action Without Instructions. . . . . . . . . . . . . . . . . . 88
    17.6  Advice of Counsel. . . . . . . . . . . . . . . . . . . . . . . 89
    17.7  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
    17.8  Access to Records. . . . . . . . . . . . . . . . . . . . . . . 90
    17.9  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . 90
    17.10  Persons Dealing with Trustee or Insurance
           Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
    17.11  Resignation and Removal; Procedure. . . . . . . . . . . . . . 90
    17.12  Action of Trustee Following Resignation or
           Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
    17.13  Action of Insurance Trustee Following
           Resignation or Removal. . . . . . . . . . . . . . . . . . . . 90
    17.14  Effect of Resignation or Removal. . . . . . . . . . . . . . . 90
    17.15  Fiscal Year of Trust. . . . . . . . . . . . . . . . . . . . . 91
    17.16  Limitation of Liability . . . . . . . . . . . . . . . . . . . 91
    17.17  Indemnification . . . . . . . . . . . . . . . . . . . . . . . 91

ARTICLE 18.  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . 92
    18.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
    18.2  Delegation of Amendment Power. . . . . . . . . . . . . . . . . 93

ARTICLE 19.  TERMINATION OF THE PLAN AND TRUST . . . . . . . . . . . . . 94
    19.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
    19.2  Events of Termination. . . . . . . . . . . . . . . . . . . . . 94
    19.3  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 94
    19.4  Approval of Plan . . . . . . . . . . . . . . . . . . . . . . . 95

ARTICLE 20.  TRANSFERS FROM OTHER QUALIFIED PLANS; MERGERS . . . . . . . 96
    20.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
    20.2  Amounts Transferred. . . . . . . . . . . . . . . . . . . . . . 96
    20.3  Merger or Consolidation. . . . . . . . . . . . . . . . . . . . 96

ARTICLE 21.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 97
    21.1  Notice of Plan . . . . . . . . . . . . . . . . . . . . . . . . 97
    21.2  No Employment Rights . . . . . . . . . . . . . . . . . . . . . 97
    21.3  Distributions Exclusively From Plan. . . . . . . . . . . . . . 97
    21.4  No Alienation. . . . . . . . . . . . . . . . . . . . . . . . . 97
    21.5  Provision of Information . . . . . . . . . . . . . . . . . . . 97
    21.6  No Prohibited Transactions . . . . . . . . . . . . . . . . . . 97
    21.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 97
    21.8  Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

                      PUTNAM BASIC PLAN DOCUMENT #05


ARTICLE 65.  INTRODUCTION

    By executing the Plan Agreement, the Employer has established a retirement plan (the "Plan") according to the terms and conditions of the Plan Agreement and this Putnam Basic Plan Document #05, for the purpose of providing a retirement fund for the benefit of Participants and Beneficiaries. The Plan is a profit sharing plan for purposes of section 401(a)(27) of the Code.

ARTICLE 66. DEFINITIONS

    The terms defined in Sections 2.1 through 2.45 appear generally throughout the document. Sections 2.46 through 2.56 and
Article 5 contain definitions of terms used only in a CODA and
Section 10.4 contains additional definitions related to distributions from the Plan. Articles 6 and 11 contain additional definitions of terms used only in those Articles.

    66..1 Account means any of, and Accounts means all of, a Participant's Employer Contribution Account, Participant
Contribution Account, Rollover Account, and if the Plan contains a CODA, the accounts maintained for the Participant pursuant to
Article 5.

    66..2 Affiliated Employer, for purposes of the Plan other than Article 6, means the Employer and a trade or business, whether or not incorporated, which is any of the following:

         (a)  A member of a group of controlled corporations
    (within the meaning of section 414(b) of the Code) which includes the Employer; or

         (b) A trade or business under common control (within the meaning of section 414(c) of the Code) with the Employer; or

         (c) A member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Employer; or

         (d) An entity otherwise required to be aggregated with the Employer pursuant to section 414(o) of the Code.

    In determining an Employee's service for vesting and for eligibility to participate in the Plan, all employment with Affiliated Employers will be treated as employment by the Employer.

    For purposes of Article 6 only, the definitions in paragraphs
(a) and (b) of this Section 2.2 shall be modified by adding at the conclusion of the parenthetical phrase in each such paragraph the words "as modified by section 415(h) of the Code."

    66..3 Authorized Leave of Absence means a leave of absence from employment granted in writing by an Affiliated Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to re-employment is guaranteed by law, and for such other reasons and periods as an Affiliated Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.

    66..4 Beneficiary means a person entitled to receive benefits under the Plan upon the death of a Participant, in accordance with
Section 7.2 and Articles 10 and 11.

    66..5 CODA means a cash or deferred arrangement that meets the requirements of section 401(k) of the Code, adopted as part of a profit sharing plan.

    66..6 Code means the Internal Revenue Code of 1986, as amended.

    66..7 Compensation means all of an Employee's compensation determined in accordance with the definition elected by the Employer in the Plan Agreement. For purposes of that election, "Form W-2 earnings" means "wages" as defined in section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Employer in the course of its trade or business, for which the Employer is required to furnish the Employee with a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).
Compensation shall include only amounts actually paid to the Employee during the Plan Year, except that if the Employer so elects in the Plan Agreement, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under section 125, 402(a)(8), 402(h) or 403(b) of the Code. (For a self-employed person, the relevant term is Earned Income, as defined in Section 2.10.)

    66..8 Date of Employment means the first date on which an Employee performs an Hour of Service; or, in the case of an Employee who has incurred one or more One-Year Eligibility Breaks and who is treated as a new Employee under the rules of Section 3.3, the first date on which he performs an Hour of Service after his return to employment.

    66..9 Disabled means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

    66..10 Earned Income means a Self-Employed individual's net earnings from self-employment in the trade or business with respect to which the Plan is established, excluding items not included in gross income and the deductions allocable to such items, and reduced by (i) contributions by the Employer to qualified plans, to the extent deductible under section 404 of the Code, and (ii) the deduction allowed to the taxpayer under section 164(f) of the Code for taxable years beginning after December 31, 1989.

    66..11 Earnings, for determining all benefits provided under the Plan for all Plan Years beginning after December 31, 1988, means the first $200,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase effective on any January 1 is effective for all Plan Years beginning in the calendar year in which that January 1 occurs, and the first such dollar increase is effective on January 1, 1990) of the sum of the Compensation and the Earned Income received by an Employee during a Plan Year. To calculate an allocation to a Participant's Account for any Plan Year shorter than 12 months, the dollar limit described in the preceding sentence must be multiplied by a fraction of which the denominator is 12 and the numerator is the number of months in the Plan Year. In determining the Earnings of a Participant, the rules of section 414(q)(6) of the Code shall apply, except that in applying those rules the term "family" shall include only the Participant's spouse and the Participant's lineal descendant who have not reached age 19 by the last day of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this section prior to the application of this limitation.

    66..12 Effective Date means the date so designated in the Plan Agreement. If the Plan Agreement indicates that the Employer is adopting the Plan as an amendment of an existing plan, the provisions of the existing plan apply to all events preceding the Effective Date, except as to specific provisions of the Plan which set forth a retroactive effective date in accordance with Section 1140 of the Tax Reform Act of 1986.

    66..13 Eligibility Period means a period of 12 consecutive months beginning on an Employee's most recent Date of Employment or any anniversary thereof, in which he is credited with at least 1,000 Hours of Service; provided that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting an Eligibility Period, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. If the Employer so elects in the Plan Agreement, an Employee's most recent Date of Employment for purposes of this Section 2.13 shall be the first date on which he performed services for a business acquired by the Employer.

    66..14 Employee means a common law Employee of an Affiliated Employer; in the case of an Affiliated Employer which is a sole proprietorship, the sole proprietor thereof; in the case of an Affiliated Employer which is a partnership, a partner thereof; and a Leased Employee of an Affiliated Employer. The term "Employee" includes an individual on Authorized Leave of Absence, a Self-Employed Individual and an Owner-Employee.

    66..15  Employer means the Employer named in the Plan
Agreement and any successor to all or the major portion of its assets or business which assumes the obligations of the Employer under the Plan Agreement.

    66..16 Employer Contribution Account means an account maintained on the books of the Plan on behalf of a Participant, in which are recorded the amounts allocated for his benefit from contributions by the Employer (other than contributions pursuant to Article 5), Forfeitures by former Participants (if the Plan provides for reallocation of Forfeitures), amounts reapplied under
Section 6.1(d), and the income, expenses, gains and losses incurred thereon.

    66..17  ERISA means the Employee Retirement Income Security
Act of 1974, as amended.

    66..18 Forfeiture means a nonvested amount forfeited by a former Participant, pursuant to Section 8.3, or an amount forfeited by a former Participant or Beneficiary who cannot be located, pursuant to Section 9.5.

    66..19 Hour of Service means each hour described in paragraphs (a), (b), (c), (d) or (e) below, subject to paragraphs
(f) and (g) below.

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

         (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period) unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph
    (c) with respect yo payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d)  Each hour during an Authorized Leave of Absence.
    Such hours shall be credited at the rate of a customary full work week for an Employee.

         (e) Solely for purposes of determining whether a OneYear Vesting Break or a One-Year Eligibility Break has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of: the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the PLan Year or Eligibility Period or both, as the case may be, in which the absence from work begins, if necessary to prevent the Participant's incurring a One-Year Vesting Break or One-Year Eligibility Break in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

         (f) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment, or as otherwise specified in the Plan Agreement.

         (g) If the Employer maintains the plan of a predecessor employer, service for the predecessor Employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor employer, service for the predecessor employer shall be treated as service for the Employer only to the extent that the Employer so elects in the Plan Agreement.

         (h)  Hours of Service shall be credited to a Leased
    Employee as though he were an Employee.

    66..20  Insurance Trustee means the person named in the Plan
Agreement as Insurance Trustee, and any successor thereto.

    66..21 Investment Company means an open-end registered investment company for which Putnam Financial Services, Inc., or its affiliate acts as principal underwriter, or for which The Putnam Management Company, Inc., or its affiliate serves as an investment adviser; provided that its prospectus offers its shares under the Plan.

    66..22 Investment Company Shares means shares issued by an Investment Company.

    66..23 Investment Products means any of the investment products specified by the Employer in accordance with Section 13.2, from the group of those products sponsored, underwritten or managed by Putnam as shall be made available by Putnam under the Plan, and such other products as shall be expressly agreed to in writing by Putnam for availability under the Plan. The term "Investment Products" does not include any Policy selected pursuant to Article 14.

    66..24 Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. The compensation of a Leased Employee for purposes of the Plan means the Compensation (as defined in Section 2.7) of the Leased Employee attributable to services performed for the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that leased Employees do not constitute more than 20% of the recipient's nonhighly compensate workforce, a leased Employee shall not be considered an Employee of the recipient if he is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least 10% of compensation (as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code), (2) immediate participation, and (3) full and immediate vesting.

    66..25 One-Year Eligibility Break means an Eligibility Period during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations of the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting an Eligibility Period, that number shall be substituted for 500.

    66..26 One-Year Vesting Break means a Year of Service measuring period, as elected by the Employer in the Plan Agreement, during which an individual is not credited with more than 500 Hours of Service; provided, however, that in the case of an Employee in a seasonal industry, there shall be substituted for 500 the number of Hours of Service specified in any regulations for the Secretary of Labor dealing with breaks in service, and provided further that if the Employer has elected in the Plan Agreement to establish a number less than 500 as the requisite Hours of Service for crediting a Year of Service, that number shall be substituted for 500.

    66..27 Owner-Employee means the sole proprietor of an Affiliated Employer that is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of an Affiliated Employer that is a partnership. The Plan
Administrator shall be responsible for identifying Owner-Employees to the Recordkeeper.

    66..28 Participant means each Employee who has met the requirement for participation in Article 3. An Employee is not a Participant for any period before the entry date applicable to him.

    66..29   Participant Contribution Account means an account
maintained on the books of the Plan, in which are recorded nondeductible contributions by a Participant pursuant to Section
4.2(d), and any income, expenses, gains or losses incurred thereon.

    66..30 Plan means the form of defined contribution retirement plan and trust agreement adopted by the Employer, consisting of the Plan Agreement and the Putnam Basic Plan Document #05 as set forth herein, together with any and all amendments and supplements thereto.

    66..31 Plan Administrator means the Employer or its appointee pursuant to Section 16.1.

    66..32 Plan Agreement means the separate agreement entered into between the Employer and the Trustee (and the Insurance
Trustee, if any) and accepted by Putnam, under which the Employer adopts the Plan and selects among its optional provisions.

    66..33 Plan Year means the period of 12 consecutive months specified by the employer in the Plan Agreement; provided that if the Effective Date is not the first day of the Employer's taxable year, the initial Plan Year shall begin on the Effective Date and end on the last day of the Employer's taxable year.

    66..34 Policy means an ordinary life insurance, term insurance, retirement income or endowment policy or an individual or group annuity contract issued by a life insurance company in connection with the Plan, or an interest therein. An ordinary life insurance policy within the meaning of this definition provides non-decreasing death benefits and non-increasing premiums.

    66..35 Putnam means Putnam Financial Services, Inc., or a company affiliated with it which Putnam Financial Services, Inc.
has designated as its agent to perform specified actions or procedures in connection with the prototype Plan.

    66..36 Qualified Participant means any Participant who is an active Employee on the last day of the Plan Year in question or who is credited with more than 500 Hours of Service during the Plan Year in question or whose Retirement or death occurred during the Plan Year in question. If the Plan is not adopted to replace an existing plan, this Section 2.36 is effective on the Effective Date. If the Plan replaces an existing plan, this Section 2.36 is effective on the first day of the first Plan Year that begins after December 31, 1988, or if later, on the Effective Date, and the provision of the existing plan that this Section 2.36 replaces shall continue to apply until that time.

    66..37 Recordkeeper means the person or entity designated by the Employer in the Plan Agreement to perform the duties described in Section 16.4, and any successor thereto. If Putnam is the Recordkeeper, the terms and conditions of its service will be as specified in a service agreement between the Employer and Putnam.

    66..38 Retirement means ceasing to be an Employee in accordance with Section 7.1.

    66..39 Rollover Account means an account established for an Employee who makes a rollover contribution to the Plan pursuant to
Section 4.3.

    66..40 Self-Employed Individual means an individual whose personal services are a material income-producing factor in the trade or business for which the Plan is established, and who has Earned Income for the taxable year from that trade or business, or would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

    66..41 Shareholder-Employee means any officer or Employee of an electing small business corporation, within the meaning of section 1362 of the Code, who on any day during a taxable year of the Employer owns (or is considered as owning under section 318(a)(1) of the Code) more than 5% of the outstanding stock of the Employer. The Plan administrator shall be responsible for identifying Shareholder-Employees to the Recordkeeper.

    66..42 Trust and Trust Fund mean the trust fund established under Section 13.1.

    66..43 Trustee means the person, or the entity with trustee powers, named in the Plan Agreement as trustee, and any successor thereto.

    66..44  Valuation Date means each day when the New York Stock
Exchange is open, or such other date or dates as the Employer may designate by written agreement with the Recordkeeper.

    66..45 Year of Service means a Plan Year or an Eligibility Period, as elected by the Employer in the Plan Agreement, in which an Employee is credited with at least 1,000 Hours of Service; provided, however, that if the Employer has elected in the Plan Agreement to establish a number less than 1,000 as the requisite for crediting a Year of Service, that number shall be substituted for 1,000, and provided further that in the case of an Employee in a seasonal industry (as defined under regulations prescribed by the Secretary of Labor) in which the customary extent of employment during a calendar year is fewer than 1,000 Hours of Service, the number specified in any regulations prescribed by the Secretary of Labor dealing with years of service shall be substituted for 1,000. An Employee's Years of Service shall include service credited prior to the Effective Date under any predecessor plan. If the initial Plan Year is shorter than 12 months, each Employee who is credited with at least 1,000 Hours of Service in the 12-month period ending on the last day of the initial Plan Year shall be credited with a Year of Service with respect to the initial Plan Year.

    If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall not include:

         (a) Service in any Plan Year (or comparable period prior to the Effective Date) completed before the Employee reached age 18;

         (b) Service completed during a period in which the Employer did not maintain the Plan or any predecessor plan (as defined under regulations prescribed by the Secretary of the Treasury).

    If the Employer has so elected in the Plan Agreement, Years of Service for vesting shall include employment by a business acquired by the Employer, before the date of the acquisition.

    The following definitions apply only to cash or deferred arrangements under section 401(k) (CODA):

    66..46 Deferral Agreement means an Employee's agreement to make one or more Elective Deferrals in accordance with Section 5.2.

    66..47 Elective Deferral means any contribution made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral Agreement or other deferral mechanism.

    66..48 Elective Deferral Account means an account maintained on the books of the Plan, in which are recorded a Participant's
Elective Deferrals and the income, expenses, gains and losses incurred thereon.

    66..49 Employer Matching Contribution means a contribution made by the Employer (i) to the Plan pursuant to Section 5.8, or
(ii) to another defined contribution plan on account of a Participant's "elective deferrals" or "employee contributions," as those terms are used in section 401(m) (4) of the Code.

    66..50 Employer Matching Account means an account maintained on the books of the Plan, in which are recorded the Employer
Matching Contributions made on behalf of a Participant and the income, expenses, gains and losses incurred thereon.

    66..51 Highly Compensated Employee means any highly compensated active Employee or highly compensated former Employee, as defined in this Section 2.51. For this purpose, the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year; provided, however, that in a Plan for which the Plan Year is the calendar year, the current Plan Year shall be both the "determination year" and the "look-back year" if the Employer so elects in the Plan Agreement.

    A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or
(iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and among the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

    A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

    If during a determination year or look-back year an Employee is a family member of either a 5% owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5% owner or top-ten Highly Compensate Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5% owner or top-ten highly compensated
Employee. For purposes of this Section 2.51, family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

    The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of mployees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered will be made in accordance with section 414(q) of the Code and the regulations thereunder.

    66..52 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

    66..53 Qualified Matching Contribution means a contribution made by the Employer that: (i) is allocated in proportion to a Participant's Elective Deferrals, (ii) is fully vested at all times and (iii) is distributable only in accordance with Section 5.11.

    66..54 Qualified Matching Account means an account maintained on the books of the Plan, in which are recorded the Qualified
Matching Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.

    66..55 Qualified Nonelective Contribution means a contribution (other than an Employer Matching Contribution or Qualified Matching Contribution) made by the Employer, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan; (ii) is fully vested at all times; and
(iii) is distributable only in accordance with Section 5.11.

    66..56 Qualified Nonelective Contribution Account means an account maintained on the books of the Plan, in which are recorded the Qualified Nonelective Contributions on behalf of a Participant and the income, expense, gain and loss attributable thereto.
ARTICLE 67.
PARTICIPATION


    67..1 Initial Participation. An Employee shall begin participation in the Plan as of the entry date specified in the Plan Agreement, or as of the Effective Date, whichever is later;
provided, however, that:

         (a) if the Plan is adopted as an amendment of a predecessor plan of the Employer, every Employee who was participating under the predecessor plan when it was so amended shall become a Participant in the Plan as of the Effective Date, whether or not he has satisfied the age and service requirements specified in the Plan Agreement; and

         (b) Unless the Employer specifies otherwise in the Plan Agreement, any individual who is (i) a nonresident alien receiving no earned income from an Affiliated Employer which constitutes income from sources within the United States, or
    (ii) included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (excluding from the term "Employee representatives" any organization of which more than half of the members are Employees who are owners, officers, or executives of an Affiliated Employer), if retirement benefits were the subject of good faith bargaining and no more than 2% of the Employees covered by the collective bargaining agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, shall not participate in the Plan until the later of the date on which he ceases to be described in clause (i) or (ii), whichever is applicable, or the entry date specified by the Employer in the Plan Agreement; and

         (c) If the Plan is not adopted as an amendment of a predecessor plan of the Employer, all Employees on the Effective Date shall begin participation on the Effective Date, if the Employer so elects in the Plan Agreement.

         (d) A Participant shall cease to participate in the Plan when he becomes a member of a class of Employees ineligible to participate in the Plan, and shall resume participation immediately upon his return to a class of Employees eligible to participate in the Plan.

    67..2 Special Participation Rule. With respect to a Plan in which the Employer has specified full and immediate vesting in the Plan Agreement, an Employee who incurs a One-Year Eligibility Break before completing the number of Eligibility Periods required under
Section 3.1 shall not thereafter be credited with any Eligibility Period completed before the One-Year Eligibility Break.

    67..3 Resumed Participation. A former Employee who incurs a One-Year Eligibility Break after having become a Participant shall participate in the Plan as of the date on which he again becomes an Employee, if (i) his Employer Contribution Account or Employer Matching Account had become partially or fully vested before he incurred a One-Year Vesting Break, or (ii) he incurred fewer than five consecutive One-Year Eligibility Breaks. In any other case, when he again becomes an Employee he shall be treated as a new Employee under Section 3.1.

    67..4 Benefits for Owner-Employees. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. For purposes of this Section 3.4, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

         (a) own the entire interest in an unincorporated trade or business, or

         (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership.

    For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner--

Employees are considered to control within the meaning of the preceding sentence.
ARTICLE 68.  CONTRIBUTIONS

    68..1 Payment and Crediting of Employer Contributions. The Employer shall pay to the order of the Trustee the aggregate contribution to the Trust Fund (other than the premium payments on any Policy) for each Plan Year. Each contribution shall be accompanied by written instructions from the Employer, in the manner prescribed by Putnam. Neither the Trustee nor Putnam shall be under any duty to inquire into the correctness of the amount or the timing of any contribution, or to collect any amount if the Employer fails to make a contribution as provided in the Plan.

         (a) Responsibility for Premium Payments. Contributions to be applied to the payment of the premiums on any Policy shall be paid by the Employer directly to the insurer in cash. In determining the amount of any premium due under any Policy with respect to any Participant, the Employer and the Insurance Trustee may rely conclusively upon information furnished by the provider of the Policy. For purposes of
    Section 4.2 and Article 5, all Employer contributions used to pay premiums on Policies shall be treated as contributions made to the appropriate Participant's Employer Contribution Account. If the employer omits any premium payment or makes any mistake concerning a premium payment, neither the Employer nor the Insurance Trustee shall have any liability in excess of the premium to be paid.

         (b)  Time for Payment.  The aggregate of all
    contributions with respect to a Plan Year shall be transferred to the Trustee or the insurer no later than the due date
    (including extensions) for filing the Employer's federal income tax return for that Plan Year.

         (c) Limitations on Allocations. All allocations shall be subject to the limitations in Article 6.

         (d) Establishment of Accounts. The Employer will establish and maintain (or cause to be established and maintained) for each Participant individual accounts adequate to disclose his interest in the Trust Fund, including such of the following separate accounts as shall apply to the
    Participant: Employer Contribution Account, Participant Contribution Account, and Rollover Account; and in a Plan with a CODA, Elective Deferral Account, Qualified Nonelective Account, Qualified Matching Account and Employer Matching Account. The maintenance of such accounts shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.

         (e) Restoration of Accounts. Notwithstanding any other provision od the Plan, for any Plan Year in which it is necessary to restore any portion of a Participant's Account pursuant to Section 8.3(b) or 9.5, to the extent that the amount of Forfeitures available is insufficient to accomplish such restoration, the Employer shall contribute the amount necessary to eliminate the insufficiency, regardless of whether the contribution is currently deductible by the Employer under section 404 of the Code. Forfeitures shall be considered available for allocation pursuant to Sections 4.2 and 5.8 in a Plan Year only after all necessary restoration of Accounts has been accomplished.

    68..2 Amount and Allocation of Annual Contribution. The Employer will contribute for each Plan Year an amount determined in accordance with the formula specified by the Employer in the Plan Agreement, less any amounts reapplied for the Plan Year under
Section 6.1(d), not to exceed the amount deductible under section 404 of the Code. If the Employer so elects in the Plan Agreement, the amount of Forfeitures occurring in a Plan Year shall be applied to reduce the Employer's contribution by a like amount, and such Forfeitures shall be treated as a portion of the Employer contribution for purposes of paragraphs (a) and (b).

         (a) Allocation of Contributions: General Rule. As of the last day of each Plan Year, the Employer's contribution (and any amounts reapplied under Section 6.1(d)) for the Plan Year shall be allocated among the Employer Contribution Accounts of Qualified Participants in proportion to their Earnings, unless the Employer elects in the Plan Agreement to allocate contributions in a uniform dollar amount to the Account of each Qualified Participant. This rule does not apply to allocations in a CODA.

         (b) Per Capita Allocation. An Employer may elect in the Plan Agreement to allocate Employer Contributions and any amounts reapplied under Section 6.1(d) (but not allocations in a CODA) in a uniform dollar amount to the Account of each Qualified Participant.

         (c) Allocation of Forfeitures. Forfeitures shall be allocated among the Employer Contribution Accounts of all Qualified Participants in accordance with paragraph (a) or
    (b), whichever applies to Employer Contributions.

         (d) Participant Contributions. The Plan will accept no nondeductible Participant contributions for any Plan Year beginning after the Plan Year in which the Employer adopts this Plan. Nevertheless, a Participant Contribution Account shall be maintained in any Plan that accepted nondeductible Participant contributions for any Plan Year, and such contributions, together with any matching contributions (as defined in section 401(m)(4) of the Code), shall be limited so as to meet the nondiscrimination test of section 401(m) of the Code, as set forth in Section 5.9 of the Plan. All Participant Contribution Accounts will be fully vested at all times.

    68..3 Rollover Contributions. An Employee in an eligible class may contribute at any time cash or other property (which is not a collectible within the meaning of section 408(m) of the Code) acceptable to the Trustee representing qualified rollover amounts under sections 402, 403, or 408 of the Code. Amounts so contributed shall be credited to a Rollover Account for the Participant.

    68..4  No Deductible Employee Contributions.  The Plan
Administrator shall not accept deductible employee contributions.
ARTICLE 69.
CASH OR DEFERRED ARRANGEMENT UNDER SECTION 401(k)
           (CODA)

    69..1 Applicability; Allocations. This Article 5 applies to any plan for which the Employer has elected in the Plan Agreement to include a CODA. The Employer may specify in the Plan Agreement that contributions will be made to the Plan only under the CODA, or that contributions may be made under Section 4.2 as well as under the CODA. Allocations to Participants' Accounts of contributions made pursuant to this Article 5 shall be made as soon as administratively feasible after their receipt by the Trustee, but in any case no later than as of the last day of the Plan Year for which the contributions were made.

    69..2 CODA Participation. Each Employee who has met the eligibility requirements of Article 3 may make Elective Deferrals to the Plan by completing and returning to the Plan Administrator a Deferral Agreement form which provides that the Participant's cash compensation from the Employer will be reduced by the amount indicated in the Deferral Agreement, and that the Employer will contribute an equivalent amount to the Trust on behalf of the Participant. The following rules will govern Elective Deferrals:

         (a) Subject to the limits specified in the Plan Agreement and set forth in Section 5.3, a Deferral Agreement may apply to any amount or percentage of either or both of the Earnings payable to a Participant in each regular payroll period of the Employer, or one or more bonuses payable to a Participant from time to time as specified by the Employer.

         (b) In accordance with such reasonable rules as the Plan Administrator shall specify, a Deferral Agreement will become effective as soon as is administratively feasible after the Deferral Agreement is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No Deferral Agreement may become effective retroactively.

         (c) A Participant may modify his Deferral Agreement by completing and returning to the Plan Administrator a new Deferral Agreement form as of any of the dates specified in the Plan Agreement, and any such modification will become effective as described in paragraph (b).

         (d) A Participant may terminate his Deferral Agreement at any time upon advance written notice to the Plan
    Administrator, and any such Termination will become effective as described in paragraph (b).

    69..3 Annual Limit on Elective Deferrals. During any taxable year of a Participant, his Elective Deferrals under the Plan and any other qualified plan of an Affiliated Employer shall not exceed the dollar limit contained in section 402(g) of the Code in effect at the beginning of the taxable year. With respect to any taxable year, a Participant's Elective Deferrals for purposes of this
Section 5.3 include all Employer contributions made on his behalf pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement (SARSEP) as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan described under section 501(c)(18) of the Code, and any Employer contributions made on behalf of the Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement. The amount of Elective Deferrals of a Participant who receives a hardship distribution pursuant to
Section 5.14 shall be reduced, for the taxable year next following the distribution, by the amount of Elective Deferrals made in the taxable year of the hardship distribution.

    69..4 Distribution of Certain Elective Deferrals. "Excess Elective Deferrals" means those Elective Deferrals described in
Section 5.3 that are includible in a Participant's gross income under section 402(g) of the Code, to the extent that the Participant's aggregate elective deferrals for a taxable year exceed the dollar limitation under that Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, whether or not they are distributed under this Section 5.4.
A Participant may designate to the Plan any Excess Elective Deferrals made during his taxable year by notifying the Employer on or before the following March 15 of the amount of the Excess Elective Deferrals to be so designated. A Participant who has Excess Elective Deferrals for a taxable year, taking into account only his Elective Deferrals under the Plan and any other plans of the Affiliated Employers, shall be deemed to have designated the entire amount of such Excess Elective Deferrals.

    Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were so designated or deemed designated for the preceding year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during the year.

    To the extent that the return to a Participant of his Elective Deferrals would reduce an Excess Amount (as defined in Section
6.5(f)), such Excess Deferrals shall be distributed to the Participant in accordance with Article 6.

    69..5 Satisfaction of ADP and ACP Tests. In each Plan Year, the Plan must satisfy the ADP test described in Section 5.6 and the ACP test described in Section 5.9. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:

         (a) By the distribution of Excess Contributions in accordance with Section 5.7, or the distribution of Excess
    Aggregate Contributions in accordance with Section 5.10, or both; or

         (b)  If the Employer has so elected in the Plan
    Agreement, by making Qualified Nonelective Contributions or
    Qualified Matching Contributions or both, in accordance with the Plan Agreement and this Section 5.5.

    69..6 Actual Deferral Percentage Test Limit. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ADP for Participants who are Highly Compensated
    Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

    The following special rules shall apply to the computation of the ADP:

         (c) "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of the Participant for the Plan Year to (2) the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan). Employer contributions on behalf of any Participant shall include: (i) his Elective Deferrals, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or another plan maintained by an Affiliated Employer, and (B) Elective Deferrals that are taken into account in the Average Contribution Percentage test described in Section 5.11 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and excluding Elective Deferrals returned to a Participant to reduce an Excess Amount as defined in Section 6.5(f); and (ii) if the Employer has elected to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test; and (iii) if the Employer has elected to make Qualified Matching Contributions, such amount of Qualified Matching Contributions, if any, as shall be necessary to enable the Plan to satisfy the ADP test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         (d) In the event that the Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section 5.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

         (e) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two or more CODAS described in section 401(k) of the Code that are maintained by the Affiliated Employers shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under section 401(k) of the Code shall be treated as separate CODAS.

         (f) For purposes of determining the ADP of a Participant who is a 5% owner or one of the 10 most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if these are treated as Elective Deferrals for purposes of the ADP test) and the Compensation of such a Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of his Family Members (as defined in section 414(q)(6) of the Code). Family Members of such Highly Compensated Employees shall be disregarded as separate employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (g) For purposes of the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which those contributions relate.

         (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching
    Contributions, or both, used in satisfying the test.

         (i) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    69..7  Distribution of Excess Contributions. "Excess
Contributions" means, with respect to any Plan Year, the excess of:
         (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
    Compensated Employees for the Plan Year, over

         (b) The maximum amount of Employer contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

    Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, his Qualified Nonelective Account or Qualified Matching Account or
both) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of these are included in the ADP test) without regard to any income or loss occurring during the Plan Year. if such excess amounts are distributed more than 2half months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. Excess Contributions shall be allocated to a Participant who is a family member subject to the family member aggregation rules of section 414(q)(6) of the Code in the proportion that the Participant's Elective Deferrals
(and other amounts treated as his Elective Deferrals) bear to the combined Elective Deferrals (and other amounts treated as Elective Deferrals) of all of the Participants aggregated to determine his family members' combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.

    Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account.

    69..8 Matching Contributions. If so specified in the Plan Agreement, the Employer will make Matching Contributions to the Plan in accordance with the Plan Agreement, but no Matching Contribution shall be made with respect to an Elective Deferral that is returned to a Participant because it represents an Excess Elective Deferral, an Excess Contribution or an Excess Amount (as defined in Section 6.5(f)); and if a Matching Contribution has nevertheless been made with respect to such an Elective Deferral, the Matching Contribution shall be forfeited, notwithstanding any other provision of the Plan.

         (a) Employer Matching Contributions. Employer Matching Contributions will be allocated among the Employer Matching Accounts of Participants in proportion to their Elective Deferrals. Employer Matching Accounts shall become vested according to the vesting schedule specified in the Plan Agreement, but regardless of that schedule shall be full vested upon the Participant's Retirement (or, if earlier, his fulfillment of the requirements for early retirement, if any, or attainment of the normal retirement age specified in the Plan Agreement), his death during employment with an Affiliated Employer, and in accordance with Section 19.3. Forfeitures of Employer Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 8.3. Forfeitures of Employer Matching Accounts for a Plan Year shall be applied to reduce the total Employer Matching Contribution for the Plan Year, or allocated among the Employer Matching Accounts of Participants in addition to the Employer Matching Contribution for the Plan Year, as elected by the Employer in the Plan Agreement.

         (b)  Qualified Matching Contributions.  Qualified
    Matching Contributions will be allocated among the Qualified
    Matching Contribution Accounts of Participants as specified by the Employer in the Plan Agreement.

    69..9 Average Contribution Percentage Test Limit and Aggregate Limit. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ACP for Participants who are Highly Compensated
    Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

    The following rules shall apply to the computation of the ACP:

         (c) Average Contribution Percentage means the average of the Contribution Percentages of the Eligible Participants in a group.

         (d) Contribution Percentage means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Earnings for the Plan Year (or, provided that the Employer applies this method to all Employees for a Plan Year, the Participant's Earnings for that portion of the Plan Year during which he was eligible to participate in the Plan).

         (e) Contribution Percentage Amounts means the sum of the Participant Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's Account, taken into account in the year in which the allocation is made. If the Employer has elected in the Plan Agreement to make Qualified Nonelective Contributions, such amount of Qualified Nonelective Contributions, if any, as shall be necessary to enable the Plan to satisfy the ACP test shall be in the Contribution Percentage Amounts. Elective Deferrals shall also be included in the Contribution Percentage Amounts to the extent, if any, needed to enable the Plan to satisfy the ACP test, so long as the ADP test is met before the Elective Deferrals are used in the ACP test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         (f) Eligible Participant means any Employee who is eligible to make an Elective Deferral, if Elective Deferrals are taken into account in the calculation of the Contribution Percentage, or to receive an Employer Matching Contribution (or a Forfeiture thereof) or a Qualified Matching Contribution.

         (g) Aggregate Limit means the sum of (i) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year, or the ACP of Non-Highly Compensated Employees under the Plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and
    (ii) the lesser of 200% of, or two plus, the lesser of the ADP or ACP. "Lesser" is substituted for "greater" in clause (i) of the preceding sentence, and "greater" is substituted for "lesser" after the phrase "two plus the" in clause (ii) of the preceding sentence, if that formulation will result in a larger Aggregate Limit.

         (h) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by an Affiliated Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. In determining the Aggregate Limit, the ADP and ACP of Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. The Aggregate Limit will be considered satisfied if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

         (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in section 401(a) of the Code, or CODAs described in section 401(k) of the Code, that are maintained by an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA, except that CODAs to which mandatory disaggregation applies in accordance with regulations issued under section 401(k) of the Code shall be treated as separate CODAs.

         (j) In the event that the Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section 5.9 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

         (k) For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the 10 most highly-paid Highly Compensated Employers, the Contribution Percentage Amounts and Compensation of the Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in section 414(q)(6) of the Code). Family members of such highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (l) For purposes of the ACP test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         (m) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching
    Contributions, or both, used in the ACP test.

         (n) The determination and treatment of the Contribution
    Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    69..10 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employer Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Account and Elective Deferral Account for the Plan Year, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year.
Excess Aggregate Contributions shall be allocated to a Participant who is subject to the family member aggregation rules of section 414(q)(6) of the Code in the proportion that the Participant's Employer Matching Contributions (and other amounts treated as his Employer Matching Contributions) bear to the combined Employer Matching Contributions (and other amounts treated as Employer Matching Contributions) of all of the Participants aggregated to determine its family members' combined ACP. If excess amounts attributable to Excess Aggregate Contributions are distributed more than 2half months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

    Forfeitures of Excess Aggregate Contributions that are Employer Matching Contributions shall either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in the Plan Agreement. Other forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

    Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Participant Contribution Account, Employer Matching
Account, and Qualified Matching Account (and, if applicable, the
Participant's Qualified Nonelective Account or Elective Deferral
Account, or, both).

    Excess Aggregate Contributions means, with respect to any Plan Year, the Excess of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution
    Percentage and actually made on behalf of Highly Compensated
    Employees for the Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test and the Aggregate Limit (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

    Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 5.4, and then determining Excess Contributions pursuant to Section 5.7.

    69..11 Restriction on Distributions. No distribution may be made from a Participant's Elective Deferral Account, Qualified
Nonelective Account or Qualified Matching Account until the occurrence of one of the following events:

         (a) The Participant's Disability, death or termination of employment with the Affiliated Employers;

         (b) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan as defined in section 4975(e) or section 409 of the Code, or a simplified employee pension plan as defined in section 408(k) of the Code;

         (c)  The Participant's attainment of age 59half (if the
    Employer has elected in the Plan Agreement to permit such distributions); or

         (d) In the case of an Employer that is a corporation, the disposition by the Employer to an unrelated entity of (i) substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the entity acquiring such assets; or
    (ii) he Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code), if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

    In addition, if the Employer has elected in the Plan Agreement to permit such distributions, a distribution may be made from a Participant's Elective Deferral Account in the event of his financial hardship as described in Section 5.12. All distributions upon any of the events listed above are subject to the conditions of Article 10, Joint and Survivor Annuity Requirements. In addition, distributions made after March 31, 1988, on account of an event described in subsection (b) or (d) above must be made in a lump sum.

    69..12 Hardship Distributions. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Employer may permit a distribution from his Elective Deferral Account and from his Employer Matching Account. The terms and conditions of Section 12.2 and the special vesting rule contained in Section 8.4 shall apply to hardship distributions from an Employer Contribution Account or an Employer Matching Account. The further terms of this Section 5.12 shall apply to hardship distributions from an Elective Deferral Account. No hardship distribution shall be made from a Qualified Nonelective Account or a Qualified Matching Account.

         (a) The maximum amount that may be distributed on account of hardship from an Elective Deferral Account after December 31, 1988, shall not exceed the sum of (1) the amount credited to the Account as of December 31, 1988, and (2) the aggregate amount of the Elective Deferrals made by the Participant after December 31, 1988, and before the hardship distribution.

         (b) Hardship distributions shall be permitted only on account of the following financial needs:

              (1)  Expenses for medical care described in section
         213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care;

              (2) Purchase of the principal residence of the Participant (excluding regular mortgage payments);

              (3) Payment of tuition and related educational fees for the upcoming 12 months of post-secondary education for the Participant, his spouse, children or dependents;
         or

              (4) Payments necessary to prevent the Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

         (c) Hardship distributions shall be subject to the spousal consent requirements contained in sections 411(a)(11) and 117 of the Code, to the same extent that those requirements apply to a Participant pursuant to Section 10.1.

         (d) A hardship distribution will be made to a Participant only upon satisfaction of the following conditions:

              (1) The Participant has obtained all nontaxable loans and all distributions other than hardship distributions available to him from all plans maintained by the Affiliated Employers;

              (2) The hardship distribution does not exceed the amount of the Participant's financial need as described in paragraph (b) plus any amounts necessary to pay federal, state and local income taxes and penalties reasonably anticipated to result from the distribution;

              (3)  All plans maintained by the Affiliated
         Employers provide that the Participant's Elective
         Deferrals and voluntary after-tax contributions will be suspended for a period of 12 months following his receipt of a hardship distribution; and

              (4)  All plans maintained by the Affiliated
         Employers provide that the amount of Elective Deferrals that the Participant may make in his taxable year immediately following the year of a hardship distribution will not exceed the applicable limit under section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferrals made by the Participant in the taxable year of the hardship distribution.

    69..13 Special Effective Dates. If the Plan is adopted as an amendment of an existing plan, the provisions of Sections 5.3 and
Section 5.7 through 5.9 are effective as of the first day of the first Plan Year beginning after December 31, 1986.
ARTICLE 70.  LIMITATIONS ON
ALLOCATIONS

    70..1 No Additional Plan. If the Participant does not participate in and has never participated in another qualified plan, or a welfare benefit fund, (as defined in section 419(e) of the Code), or an individual medical account (as defined in section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer:

         (a) The amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year will not exceed the lesser of the Maximum Annual Additions or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Additions, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Additions.

         (b) Before determining a Participant's actual Section 415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant on the basis of a reasonable estimation of the Participant's
    Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Additions for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the
    Limitation Year.

         (d) If pursuant to paragraph (c), or as a result of the reallocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made by a Participant, the Annual Additions exceed the Maximum Annual Additions, the Excess Amount will be disposed of as follows:

              (1)  Any nondeductible voluntary Participant
    contributions and Elective Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant.

              (2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

              (3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

              (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1(d), it will participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

    70..2 Additional Master or Prototype Plan. If in addition to this Plan a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in section 419(e) of the Code), or an individual medical account (as defined in section 415(1)(2) of the Code) which provides an Annual Addition as defined in Section 6.5(a), maintained by an Affiliated Employer during any Limitation Year:

         (a) The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Annual Additions reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by an Affiliated Employer are less than the Maximum Annual Additions, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Plan Year will equal the Maximum Annual Additions. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Annual Additions, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

         (b)  Before determining a Participant's actual Section
    415 Compensation for a Limitation Year, the Employer may determine the Maximum Annual Additions for the Participant in the manner described in Section 6.1(b).

         (c) As soon as is administratively feasible after the end of the Plan Year, the Maximum Annual Additions for the Plan Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Plan Year.

         (d) If, pursuant to Section 6.2(c) or as a result of the allocation of Forfeitures, or of a reasonable error in determining the amount of Elective Deferrals that may be made by him, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated under any qualified Master or Prototype defined contribution plan, except that Annual Additions to any welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of X and Y, where (X) is the total Excess Amount allocated as of such date, and (Y) is the ratio of: (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

         (f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 6.1(d).

    70..3 Additional Non-Master or Non-Prototype Plan. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliated Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.2 as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in the Plan Agreement.

    70..4 Additional Defined Benefit Plan. If an Affiliated Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the Plan Agreement.

    70..5  Definitions.

         (a) Annual Additions means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

              (1)  Employer contributions;

              (2)  For any Limitation Year beginning after
         December 31, 1986, after-tax Employee contributions;

              (3)  Forfeitures;

              (4) Amounts allocated after March 31, 1984, to any individual medical account, as defined in section
         415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Affiliated Employer;

              (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits allocated to the separate account of a Key Employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund as defined in section 419(e) of the Code, maintained by an Affiliated Employer; and

              (6) In a Plan that includes a CODA, Excess Elective Deferrals, Excess Contributions (including recharacterized Elective Deferrals) and Excess Aggregate
         Contributions.

         For this purpose, any Excess Amount applied under Sections 6.1(d) or 6.2(e) in the Limitation Year to reduce
    Employer contributions will be considered Annual Additions for such Limitation Year. Any rollover contribution will not be considered an Annual Addition.

         (b) Section 415 Compensation means, for a self-employed person, his earned income; and for any other Participant, his "Form W-2 earnings" as defined in Section 2.7, if the Employer has elected in item 4 of the Plan Agreement a definition of Compensation based on "Form W-2 earnings"; or if the Employer has not so elected, his wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited, to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:

              (1) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensations;

              (2)  Amounts realized from the exercise of a non-

         qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Participant).

    For purposes of applying the limitations of this Article 6,
    Section 415 Compensation for a Limitation Year is the Section
    415 Compensation actually paid or made available during such Limitation Year.

         (c) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliated Employers, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under sections 415(b) and (d) of the Code, or 140% of the Participant's Highest Average Compensation including any adjustments under section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the Plan after May 5, 1986.
    The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

         (d) Defined Contribution Dollar Limitation means $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

         (e) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by Affiliated Employers for the current and all prior Limitation Years including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all definEd benefit plans, whether or not terminated, maintained by the Affiliated Employers, and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code), and the denominator of which is the sum of the maximum Annual Additions for the current and all prior Limitation Years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by any Affiliated Employer). The Maximum Annual Additions in any Plan Year is the lesser of 125% of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to product of the excess of the sum of the factions over 1.0, multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat 100% of nondeductible Employee contributions as Annual Additions.

         (f) Excess Amount means, with respect to any Participant, the amount by which Annual Additions exceed the Maximum Annual Additions.

         (g) Highest Average Compensation means the average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the period of 12 consecutive months specified as the Limitation Year in the Plan Agreement.

         (h) Limitation Year means the period of 12 consecutive months specified in the Plan Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different period of 12 consecutive months, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (i) Master or Prototype plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         (j) Maximum Annual Additions, which is the maximum annual addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, means an amount not exceeding the lesser of (a) the Defined Contribution Dollar Limitation or (b) 25% of the Participant's
    Section 415 Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Annual Additions will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                          number of months in the
                           short Limitation Year
                                    12

         (k) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

              (1) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

              (2) the Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
ARTICLE 71.
 ELIGIBILITY FOR DISTRIBUTION OF BENEFITS

    71..1 Retirement. After his Retirement, the amount credited to a Participant's Accounts will be distributed to him in accordance with Article 9. The termination of a Participant's employment with the Affiliated Employers after he has (i) attained the normal retirement age specified in the Plan Agreement, (ii) fulfilled the requirements for early retirement (if any) specified in the Plan Agreement, or (iii) become Disabled, will constitute his Retirement. Upon a Participant's Retirement (or, if earlier, his attainment of the normal retirement age specified in the Plan Agreement or fulfillment of the requirements for early retirement, if any, specified in the Plan Agreement) the Participant's Accounts shall become fully vested, regardless of the vesting schedule specified by the Employer in the Plan Agreement. A Participant who separates from service with any vested balance in his Accounts, after satisfying the service requirements for early retirement (if any is specified in the Plan Agreement) but before satisfying the age requirement for early retirement (if any is specified in the Plan Agreement), shall be entitled to a fully vested early retirement benefit upon his satisfaction of such age requirement.

    71..2  Death.   if a Participant dies before the distribution
of his Accounts has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article 9. A Participant's Accounts will become fully vested upon his death before termination of his employment with the Affiliated Employers, regardless of the vesting schedule specified by the Employer in the Plan Agreement.

    A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this
purpose.   The form most recently completed and returned to the
Plan Administrator before the Participant's death shall supersede
any earlier form.   If a Participant has not designated any
Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving
spouse, or if there is no surviving spouse, his estate.   A married
Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouse's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. The marriage of a Participant shall nullify any designation of a beneficiary previously executed by the Participant. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

    71..3 Other Termination of Employment. A Participant whose employment terminates for any reason other than his Retirement or death will be entitled to distribution, in accordance with Article 9, of benefits equal to the amount of the vested balance of his Accounts as determined under Article 8.
ARTICLE 72.  VESTING

    72..1  Vested Balance.  The vested balance of a Participant's
Accounts will be determined as follows:

         (a) General Rule. A Participant's Participant Contribution Account and Rollover Account shall be fully vested at all times. The vested portion of his Employer Contribution Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates. The vesting schedule specified in the Plan Agreement applies to all benefits within the meaning of section 411(a)(7) of the Code, except those attributable to Employee contributions.

         (b) Special Rules for CODA. In a Plan that includes a CODA, a Participant's Elective Deferral Account, Qualified Nonelective Account, and Qualified Matching Account shall be fully vested at all times. The vested portion of his Employer Matching Account shall be equal to the percentage that corresponds, in the vesting schedule specified in the Plan Agreement, to the number of Years of Service credited to the Participant as of the end of the Year of Service in which his employment terminates.

         (c) Retirement. All of a Participant's Accounts shall become fully vested upon his Retirement or his earlier attainment of early retirement age (if any) or the normal retirement age elected by the Employer in the Plan Agreement.

    For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Accounts, the undistributed portion shall be held in a separate account witch shall be invested pursuant to Section 13.3 and shall share in earnings and losses of the Trust Fund pursuant to Section
13.4 in tile same manner as the Accounts of active Participants.

    72..2 Vesting of Accounts of Returned Former Employees. The following rules apply in determining the vested portion of the Accounts of a Participant who incurs one or more consecutive One-
Year Vesting Breaks and then returns to employment with an Affiliated Employer:

         (a) If the Participant incurred fewer than five consecutive One-Year Vesting Breaks, then all of his Years of Service will be taken into account in determining the vested portion of his Accounts, as soon as he has completed one Year of Service following his return to employment.

         (b) If the Participant incurred five or more consecutive One-Year Vesting Breaks, then:

              (1) No Year of Service completed after his return to employment will be taken into account in determining the vested portion of his Accounts as of any time before he incurred the first One-Year Vesting Break;

              (2) Years of Service completed before he incurred the first One-Year Vesting Break will not be taken into account in determining the vested portion of his Accounts as of any time after his return to employment (i) unless some portion of his Employer Contribution Account or Employer Matching Account had become vested before he incurred the first One-Year Vesting Break, and (ii) until he has completed one Year of Service following his return to employment; and

              (3) Separate sub-accounts will be maintained for the Participant's prebreak and post-break Employer Contribution Account and Employer Matching Account, until both sub-accounts become fully vested. Both sub-accounts will share in the earnings and losses of the Trust Fund.

    72..3 Forfeiture of Non-Vested Amounts. The portion of a former Employee's Accounts that has not become vested under Section
8.1 shall become a Forfeiture in accordance with the following rules, and shall be reallocated in accordance with Section 4.2 or
Article 5 (whichever applies) no later than the end of the Plan Year in which it becomes a Forfeiture.

         (a) If Distribution Is Made. If any or all of the vested portion of a Participant's Accounts is distributed in accordance with Section 9.1 or 9.2 before the Participant incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture in the Plan Year in which the distribution occurs. For purposes of this
    Section 8.3, if the value of the vested portion of a Participant's Accounts is zero, he shall be deemed to have received a distribution of the entire vested balance of his Accounts on the day his employment terminates. If the Participant elects to have distributed less than the entire vested portion of his Employer Contribution Account or Employer Matching Accounts, the part of the nonvested portion that will become a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the entire vested portion of such Accounts.

         (b) Right of Repayment. If a Participant who receives a distribution pursuant to paragraph (a) returns to employment with an Affiliated Employer, the balance of his Employer Contribution Account and Employer Matching Account will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (i) the fifth anniversary of his return to employment or (ii) the date he incurs five consecutive One-Year Vesting Breaks following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this Section 8.3, and he resumes employment covered under this Plan before the date he incurs
    5 consecutive One-Year Vesting Breaks, upon his reemployment the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any Forfeitures available for reallocation as the last day of the Plan Year in which repayment is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(e).

         (c) If No Distribution Is Made. If no distribution (or deemed distribution) is made to a Participant before he incurs five consecutive One-Year Vesting Breaks, the nonvested portion of his Accounts shall become a Forfeiture at the end of the Plan Year that constitutes his fifth consecutive One-Year Vesting Break.

         (d) Adjustment of Accounts. Before a Forfeiture is incurred, a Participant's Accounts shall share in earnings and losses of the Trust Fund pursuant to Section 13.4 in the same manner as the Accounts of active Participants.

         (e) Accumulated Deductible Contributions. For Plan Years beginning before January 1, 1989, a Participant's vested Account balance shall not include accumulated deductible contributions within the meaning of section 72(o)(5)(B) of the Code.

    72..4   Special Rule in the Event of a Withdrawal.  If a
withdrawal pursuant to Section 12.2 or 12.3 is made from a Participant's Employer Contribution Account or Employer Matching Account before the Account is fully vested, and the Participant may increase the vested percentage in the Account, then a separate account will be established at the time of the withdrawal, and at any relevant time after the withdrawal the vested portion of the separate account will be equal to the amount "X" determined by the following formula:

                             X = P(AB + D) - D

For purposes of the formula, P is the Participant's vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

    72..5 Vesting Election. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed not less than three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer to have his vested percentage computed under the Plan without regard to such amendment. For a Participant who is not credited with at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service." The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.
ARTICLE 73.  PAYMENT OF BENEFITS

    73..1 Distribution of Accounts. A Participant or Beneficiary who has become eligible for a distribution of benefits pursuant to
Article 7 may elect to receive such benefits at any time, subject to the terms and conditions of this Article 9, Article 10 and
Article 11. Unless a Participant or Beneficiary elects otherwise, distribution of benefits will begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

         (a) The Participant attains age 65 (or if earlier, the normal retirement age specified by the Employer in the Plan
    Agreement); or

         (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

         (c)  The Participant's employment with the Affiliated
    Employers terminates.

A Beneficiary who is the surviving spouse of a Participant may elect to have distribution of benefits begin within the 90-day period following the Participant's death.

    For purposes of this Section 9.1, the failure of a Participant (and his spouse, if spousal consent is required pursuant to Article
10) to consent to a distribution while a benefit is "immediately distributable" within the meaning of Section 9.2 shall be considered an election to defer commencement of payment. If the Employer has so specified in the Plan Agreement, the vested portion of a Participant's Accounts will be distributed in a lump sum in cash no later than 60 days after the end of the Plan Year in which his employment terminates, if at the time the Participant first became entitled to a distribution the value of such vested portion, derived from Employer and Employee contributions, does not exceed $3,500. Commencement of distributions in any case shall be subject to Section 9.4.

    73..2  Restriction on Immediate Distributions.  A
Participant's account balance is considered "immediately distributable" if any part of the account balance could be distributed to the Participant (or his surviving spouse) before the Participant attains, or would have attained if not deceased, the later of the normal retirement age specified in the Plan Agreement or age 62.

         (a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his spouse (or where either the Participant or the spouse has died), the survivor must consent to any such distribution, unless an exception described in paragraph (b) applies. The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity (or any other form). The Plan Administrator shall notify the Participant and the spouse, no less than 30 days and no more than 90 days before the annuity starting date, of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and an explanation of their relative values, in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code.

         (b) Notwithstanding paragraph (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1(b) of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider, and no Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), a Participant's account balance shall be distributed to the Participant without his consent. If any Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the
    Code), a Participant's account balance shall be transferred to that defined contribution plan without his consent, unless he consents to an immediate distribution. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.

    73..3 Optional Forms of Distribution. Provided that the Employer has so elected in the Plan Agreement, if at the time a Participant first becomes entitled to a distribution the value of his vested Account balance derived from Employer and Employee contributions does not exceed $3,500, distribution shall be made in a lump sun in cash. Subject to the preceding sentence and to the rules of Article 10 concerning joint and survivor annuities, a Participant or Beneficiary may elect to receive benefits in any of the following optional forms:

         (a) A lump sum payment in cash or in kind or in a combination of both;

         (b) A series of installments over a period certain that meets the requirements of Article 11; or

         (c) A nontransferable annuity contract, purchased from a commercial provider, with terms complying with the requirements of Article 11; provided, however, that an annuity for the life of any person shall be available as an optional form of distribution only if the Employer has so elected in the Plan Agreement.


         (d) In the event that the Plan is adopted as an amendment to an existing plan, each optional form of distribution available under the existing plan shall be made available under the Plan, and may be made available where necessary through the purchase of an appropriate annuity contract in accordance with paragraph (c).

    73..4 Distribution Procedure. The Trustee shall make or commence distributions to or for the benefit of Participants only on receipt of an order from the Employer in writing or by such other means; as shall be acceptable to the Trustee, certifying that a distribution of a Participant's benefits is payable pursuant to the Plan, and specifying the time and manner of payment. The amount to be distributed shall be determined as of the Valuation Date coincident with or next following the Employer's order. The Trustee shall be fully protected in acting upon the directions of the Employer in making benefit distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Employer to direct any such distribution. The Trustee shall be entitled to assume conclusively that any determination by the Employer with respect to a distribution meets the requirements of the Plan. The Trustee shall not be required to make any payment hereunder in excess of the net realizable value of the assets of the Account in question at the time of such payment, nor to make any payment in cash unless the Employer has furnished instructions as to the assets to be converted to cash for the purposes of making payment.

    73..5 Lost Distributee. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Accounts distributable to such a person shall become a Forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the Forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of Forfeitures available for reallocation as of the last day of the Plan Year in which the claim is made, to the extent thereof; and to the extent that Forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer pursuant to Section 4.1(e). A Forfeiture occurring under this Section 9.5 shall be reallocated as though it were an Employer contribution.
ARTICLE 74.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

    74..1  Applicability.

         (a)  Generally.  The provisions of Sections 10.2 through
    10.5 shall generally apply to a Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in Section 10.6.

         (b) Exception for Certain Plans. The provisions of Sections 10.2 through 10.5 shall not apply to a Participant if: (i) the Participant does not or cannot elect payment of benefits in the form of a life annuity, and (ii) on the death of the Participant, his Vested Account Balance will be paid to his surviving spouse (unless there is no surviving spouse, or the surviving spouse has consented to the designation of another Beneficiary in a manner conforming to a Qualified Election) and the surviving spouse may elect to have distribution of the Vested Account Balance (adjusted in accordance with Section 13.4 for gains or losses occurring after the Participant's death) commence within the 90-day period following the date of the Participant's death. The Participant may waive the spousal death benefit described in this paragraph (b) at any time, provided that no such waiver shall be effective unless it satisfies the conditions applicable under Section 10.4(c) to a Participant's waiver of a Qualified Preretirement Survivor Annuity. The exception in this paragraph (b) shall not be operative with respect to a Participant in a profit sharing plan if the Plan:

              (1) is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; or

              (2) is adopted as an amendment of a plan that did not qualify for the exception in this paragraph (b) before the amendment was adopted.

         For purposes of this paragraph (b), Vested Account Balance shall have the meaning provided in Section 10.4(f). The provisions of Sections 10.2 through 10.6 set forth the survivor annuity requirements of sections 401(a)(11) and 417 of the Code.

         (c) Exception for Certain Amounts. The provisions of Sections 10.2 through 10.5 shall not apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan or a target benefit plan, provided that the exceptions applicable to certain profit sharing plans under paragraph (b) are applicable with respect to the separate account (for this purpose, Vested Account Balance means the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code).

    74..2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. In either case, the Participant may elect to have such an annuity distributed upon his attainment of the Earliest Retirement Age under the Plan.

    74..3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, the Vested Account Balance of a Participant who dies before the Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse (a "Qualified Preretirement Survivor Annuity"). The surviving spouse may elect to have such an annuity distributed within a reasonable period after the Participant's death. For purposes of this Article 10, the term "spouse" means the current spouse or surviving spouse of a Participant, except that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as the spouse or surviving spouse) to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

    74..4  Definitions.  The following definitions apply:

         (a) Election Period means the period beginning on the first day of the year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year which he reaches age 35, the Election Period with respect to his account balance as of the date of separation shall begin on the date of separation. A Participant who will not attain age 35 as of the end of a Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such an election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 10.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date shall be subject to the full requirements of this article.

         (b) Earliest Retirement Age means the earliest date on which the Participant could elect to receive Retirement benefits under the Plan.

         (c) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any such waiver shall not be effective unless: (1) the Participant's spouse consents in writing to the waiver; (2) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the waiver; and (4) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5.

         (d) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.

         (e) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

         (f) Vested Account Balance means the aggregate value of the Participant's vested account balance derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article 10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions or both at the time of death or distribution.

    74..5 Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date the Plan Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit,
(iii) the rights of the Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

    In the case of a Qualified Preretirement Survivor Annuity, within the applicable period for a Participant the Plan Administrator shall provide to him a written explanation of the Qualified Preretirement Survivor Annuity, in terms and manner comparable to the requirements applicable to the explanation of a Qualified Joint and Survivor Annuity as described in the preceding paragraph. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; (iii) a reasonable period ending after this Article 10 first applies to the Participant. Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, notice must be provided within a reasonable period ending after his separation from service.

    For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
(iii) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he reaches age 35, notice shall be provided within the two-year period beginning one year before the separation and ending one year after the separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

    74..6  Transitional Rules.

         (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the preceding sections of this Article 10, must be given the opportunity to elect to have those sections apply if the Participant is credited with at least one Hour of Service under the Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and the Participant had at least ten years of vesting service when he or she separated from service.

         (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with paragraph (d) of this Section 10.6.

         (c) The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to be paid to those Participants.

         (d) Any Participant who has so elected pursuant to paragraph (b) of this Section 10.6, and any Participant who does not elect under paragraph (a), or who meets the requirements of paragraph (a) except that he does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would otherwise have been payable in the form of a life annuity:

              (1) Automatic joint and survivor annuity. if benefits in the form of a life annuity become payable to a married Participant who:

                   (i) begins to receive payments under the Plan on or after normal retirement age; or

                  (ii)  dies on or after normal retirement age
              while still working for the Employer; or

                 (iii)  begins to receive payments on or after
              the qualified early retirement age; or

                  (iv)  separates from service on or after
              attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

         then such benefits will be received under the Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period, which must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

              (2)  Election of early survivor annuity.  A
         Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect during the election period to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.

              (3) For purposes of this Section 10.6, qualified early retirement age is the latest of the earliest date under the Plan on which the Participant may elect to receive Retirement benefits, the first day of the 120th month beginning before the Participant reaches normal retirement age, or the date the Participant begins participation.
ARTICLE 75.  MINIMUM DISTRIBUTION REQUIREMENTS

    75..1 General Rules. Subject to Article 10, Joint and Survivor Annuity Requirements, the requirements of this Article 11 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Article 11 apply to calendar years beginning after December 31, 1984. All distributions required under this Article 11 shall be determined and made in accordance with the Income Tax Regulations issued under section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)- 2 of the proposed regulations.

    75..2  Required Beginning Date.  The entire interest of a
Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

         (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70half.

         (b) Transitional Rules. The required beginning date of a Participant who attains age 70half before January 1, 1988, shall be determined in accordance with (1) or (2) below:

              (1) Non-5% owners. The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of his Retirement or his attainment of age 70half occurs.

              (2) 5% owners. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                  (i) the calendar year in which the Participant attains age 70half, or

                  (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

         The required beginning date of a Participant who is not a 5% owner, who attains age 70half during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

         (c) Rules for 5% Owners. A Participant is treated as a 5% owner for purposes of this Section 11.2 if he is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66half, or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 11.2, they must continue, even if the Participant ceases to be a 5% owner in a subsequent year.

    75..3  Limits on Distribution Periods.  As of the first
Distribution Calendar Year, distributions not made in a single sum may be made only over one or a combination of the following periods:

         (a)  the life of the Participant,

         (b) the life of the Participant and his Designated beneficiary,

         (c)  a period certain not extending beyond the Life
    Expectancy of the Participant, or

         (d) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and his Designated Beneficiary.

    Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations) and Section 7.2.

    Distribution Calendar Year means a calendar year for which a minimum distribution is required under section 401(a)(9) of the Code and this Section 11.3. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar year is the calendar year in which distributions are required to begin pursuant to Section 11.5.

    Life Expectancy and Joint and Last Survivor Expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or his spouse, in the case of distributions described in Section 11.5(b)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Any such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse beneficiary may not be recalculated.

    75..4  Determination of Amount to be Distributed Each Year.
If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date. Paragraphs (a) through (d) apply to distributions in forms other than the purchase of an annuity contract.

         (a)  If a Participant's Benefit is to be distributed over
    (1) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and his Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

         (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least
    50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

         (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor, without regard to Proposed Regulations
    Section 1.401(a)(9)-2.

         (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's required beginning date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         (e) If the Participant's Benefit is distributed in the form of an annuity contract purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations issued thereunder (including proposed regulations, until the adoption of final regulations).

    Applicable Life Expectancy means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. if Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 11.4(e) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest in the Plan, the applicable calendar year is the year of purchase.

    Participant's Benefit means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

    75..5  Death Distribution Provisions.

         (a)  Distribution Beginning Before Death.  If the
    Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

         (b)  Distribution Beginning after Death.  If the
    Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

              (1) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

              (2)  If the Designated Beneficiary is the
         Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70half.

         If the Participant has not made an election pursuant to this Section 11.5 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the Calendar year in which distributions would be required to begin under this Section 11.5, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) For purposes of paragraph (b), if the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

         (d) For purposes of this Section 11.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (e) For the purposes of this Section 11.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If distribution in the form of an annuity contract described in Section 11.4(e) irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

    75..6 Transitional Rule. Notwithstanding the other requirements of this Article 11, and subject to the requirements of
Article 10, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

         (a) The distribution is one which would not have disqualified the Trust under section 401(a)(9) of the Internal Revenue Code of 1954 as in effect before its amendment by the Deficit Reduction Act of 1984.

         (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.

         (c) The designation specified in paragraph (b) was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

         (d) The Employee had accrued a benefit under the plan as of December 31, 1983.

         (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

    A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e).

    If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked after the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder, but for the designation described in paragraphs (b) through (e). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation generally will be considered to be a revocation of the designation, but the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case of an amount transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Income Tax Regulations shall apply.
ARTICLE 76.  WITHDRAWALS AND LOANS

    76..1 Withdrawals from Participant Contribution Accounts. Subject to the requirements of Article 10, a Participant may upon written notice to the Employer withdraw any amount from his Participant Contribution Account. A withdrawn amount may not be repaid to the Plan. No forfeiture will occur solely as a result of an Employee's withdrawal of Participant contributions.

    76..2 Withdrawals on Account of Hardship. If the Employer has so elected in the Plan Agreement, upon a Participant's written request the Plan Administrator may permit a withdrawal of funds from the vested portion of the Participant's Accounts (excluding the amount credited to a Rollover Account) on account of the Participant's financial hardship, which must be demonstrated to the satisfaction of the Plan Administrator. In considering such requests, the Plan Administrator shall apply uniform standards that do not discriminate in favor of Highly Compensated Employees. In a Plan with a CODA, if hardship withdrawals are permitted from both the Employer Contribution Account and the Elective Deferral Account, they shall be made first from a Participant's Employer Contribution Account and thereafter from a Participant's Elective Deferral Account, subject to the additional requirements set forth in Section 5.12. The requirements of Section 5.12(b), (c), (d)(1) and (d)(2) shall also apply to hardship distributions from a Participant's Employer Contribution Account and Employer Matching Account. In a Plan with a CODA, if hardship withdrawals are permitted from more than one of the Elective Deferral Account, Employer Matching Account, and Employer Contribution Account, they shall be made first from a Participant's Employer Contribution Account, and thereafter from the Employer Matching Account, and finally from the Elective Deferral Account, subject to the additional requirements of Section 5.12. A withdrawn amount may not be repaid to the Plan.

    76..3 Withdrawals After Reaching Age 59half. If so specified by the Employer in the Plan Agreement, a Participant who has reached age 59half may upon written request to the Employer withdraw during his employment any amount not exceeding the vested balance of his Accounts. A withdrawn amount may not be repaid to the Plan.

    76..4  Loans.  If the Employer has so elected in the Plan
Agreement, the Employer may direct the Trustee to make a loan to a Participant or Beneficiary from the vested portion of his Accounts, subject to the following terms and conditions and to such reasonable additional rules and regulations as the Plan
Administrator may establish for the orderly operation of the program:

         (a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section
    12.4.

         (b) A Participant's or Beneficiary's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form supplied by the Plan Administrator. Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

         (c) Loans shall be made to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to highly compensated Employees (as defined in section 414(q) of the Code) in amounts greater than the amounts made available to other Employees (relative to the borrower's Account balance).

         (d) Loans must be evidenced by the Participant's promissory note for the amount of the loan payable to the order of the Trustee, and adequately secured by assignment of not more than 50% of the Participant's entire right, title and interest in and to the Trust Fund, exclusive of any asset as to which Putnam is not the Trustee.

         (e) Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.

         (f) The Period for repayment for any loan shall not exceed five years, except in the case of a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, in which case the repayment period shall not exceed ten years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently then quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

         (g) To the extent that a Participant would be required under Article 10 to obtain he consent of his spouse to a distribution of an immediately distributable benefit other than a Qualified Joint and Survivor Annuity, the consent of the Participant's spouse shall be required for the use of his Account as security for a loan. The spouse's consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured, and obtained in accordance with the requirements of Section 10.4(c) for a Qualified Election. Any such consent shall thereafter be binding on the consenting spouse and any subsequent spouse of the Participant. A new consent shall be required for use of the Account as security for any extension, renewal, renegotiation or revision of the original loan.

         (h) If valid spousal consent has been obtained in accordance with Section 12.4(g), then notwithstanding any other provision of the Plan the portion of the Participant's account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         (i) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan in accordance with Article 9 or
    Section 5.11.

         (j) No loan shall be made to an Owner-Employee or a Shareholder-Employee.

         (k) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.

              (1) Loans shall be considered investments directed by a Participant pursuant to Section 13.3. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto.

    76..5 Procedure; Amount Available. Withdrawals and loans shall be made subject to the terms and conditions applicable to distributions pursuant to Section 9.4, except that the amount of any withdrawal or loan shall be determined by reference to the vested balance of the Participant's Account as of the most recent Valuation Date preceding the withdrawal or loan, and shall not exceed the amount of the vested account balance.
ARTICLE 77.
TRUST FUND AND INVESTMENTS

    77..1 Establishment of Trust Fund. The Employer and the Trustee hereby agree to the establishment of a Trust Fund consisting of all amounts as shall be contributed or transferred from time to time to the Trustee pursuant to the Plan, and all earnings thereon. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan, and no such assets shall ever revert to the Employer, except that:

         (a) contributions made by the Employer by mistake of fact, as determined by the Employer, may be returned to the Employer within one (1) year of the date of payment,

         (b) contributions that are conditioned on their deductibility under section 404 of the Code may be returned to the Employer, to the extent disallowed, within one (1) year of the disallowance of the deduction,

         (c) contributions that are conditioned on the initial qualification of the Plan under the Code, and all investment gains attributable to them, may be returned to the Employer within one (1) year after such qualification is denied by determination of the internal Revenue Service, but only if an application for determination of such qualification is made within the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and

         (d) amounts held in a suspense account may be returned to the Employer on termination of the Plan, to the extent that they may not then be allocated to any Participant's Account, in accordance with Article 6.

    All Employer contributions under the Plan other than those made pursuant to Section 4.1(e) are hereby expressly conditioned on the initial qualification of the Plan and their deductibility under the Code. Investment gains attributable to contributions returned pursuant to subsections (a) and (b) shall not be returned to the contributing Employer, and investment losses attributable to such contributions shall reduce the amount returned.

    77..2 Management of Trust Fund. Except to the extent of any investment in Policies pursuant to Article 14, the assets of the Trust Fund shall be held in trust by the Trustee and accounted for in accordance with this Article 13, and shall be invested in accordance with Section 13.3 in the Investment Products specified by the Employer in the Plan Agreement and from time to time thereafter in writing. The Employer shall have the exclusive authority and discretion to select the Investment Products available under the Plan. In making that selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Employer shall cause the available Investment Products to be diversified sufficiently to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is especially intended that the Trustee shall have no discretionary authority to determine the investment of Trust assets.

    77..3 Investment Instructions. Except as Article 14 may apply, all amounts held in the Trust Fund under the Plan shall be invested in Investment Products. If the Employer has elected in the Plan Agreement to make investment decisions for the Plan, investment instructions as to Employer Contribution Accounts, Employer Matching Accounts, Qualified Matching Accounts and Qualified Nonelective Contribution Accounts shall be the fiduciary responsibility of the Employer, and each of such Accounts shall have a pro rata interest in all assets of the Trust (other than Policies under Article 14) to which the Employer's instructions apply. If the Employer has not elected to make investment decisions for the Plan, then assets of the Trust shall be invested solely in accordance with the instructions of the Participant to whose Accounts they are allocable, as delivered to Putnam in accordance with its service agreement with the Employer. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated by the Employer to Putnam in accordance with procedures prescribed in the service agreement between the Employer and Putnam. Instructions shall be effective prospectively, coincident with or within a reasonable time after their receipt in good order by Putnam. An instruction once received shall remain in effect until it is changed by the provision of a new instruction. New instructions shall be accented by Putnam at any Valuation Date.

    In the event that the Employer adopts a Putnam prototype plan as an amendment to or restatement of an existing plan, the Employer shall specify one or more investment Products to serve as the sole investments for all Participants' Accounts during the period in which existing records of the Plan are transferred to the Recordkeeper. During that period, new investment instructions as to existing assets of the Plan cannot be carried out, nor can distributions be made from the Plan except to the extent permitted under the terms of the service agreement between the Employer and Putnam. The Employer and the Recordkeeper shall use their best efforts to minimize the duration of the period to which the preceding sentence applies.

    To the extent specifically authorized and provided in the service agreement between the Employer and Putnam, the Employer may direct the Trustee to establish as an Investment Product a fund all of the assets of which shall be invested in shares of stock of the Employer that constitute "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Employer Stock"). Putnam shall be under no duty to question or review the investment directions given by the Employer or to make suggestions to the Employer in connection therewith. Putnam shall not be liable for any loss, or by reason of any breach, that arises from the Employer's exercise or non-exercise of rights under this Article 13, or from any direction of the Employer unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment fund shall be credited to and reinvested in such investment fund, and all expenses of the Trust that are properly allocated to a particular investment fund shall be so allocated and charged. The Employer may at any time direct Putnam to eliminate any investment fund or funds, and Putnam shall thereupon dispose of the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Employer.

    Neither the Employer nor the Trustee nor Putnam shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. Neither Putnam nor the Trustee shall have any duty to question any instructions received from the Employer or a Participant or to review the investments selected thereby, nor shall Putnam or the Trustee be responsible for any loss resulting from instructions received from the Employer or a Participant or from the failure of the Employer or a Participant to provide or to change instructions. In the event that Putnam or the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to Putnam or the Trustee, such contribution shall be invested until clear instructions are received in the default investment option set forth in the service agreement between the Employer and Putnam, or if no such option is so set forth, in Putnam Daily Dividend Trust. Neither Putnam nor the Trustee shall have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

    77..4  Valuation of the Trust Fund.  As of each Valuation
Date, the Trustee shall determine the fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section 13.4 until such time as they are either fully distributed or forfeited, regardless of whether the Participant continues to be an Employee.

    77..5  Distributions on Investment Company Shares.  Subject to
Section 9.3, all dividends and capital gains or other distributions received on any Investment Company Shares credited to Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional shares of the same Investment Company at the price determined as provided in the then current prospectus of the Investment Company. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gain or other distributions may be received on such Investment Company Shares at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional Investment Company Shares.

    77..6 Registration and Voting of Investment Company Shares. All Investment Company Shares shall be registered in the name of the Trustee or its nominee. Subject to any requirements of applicable law, the Trustee will transmit to the Employer copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to share holders, with respect to Investment Company Shares held in the Trust Fund. The Trustee shall act in accordance with directions received from Participants or the Employer, as the case may be, with respect to matters to be voted upon by the shareholders of the Investment Company. Such directions must be in writing on a form approved by the Trustee, signed by the addressee and delivered to the Trustee within the time prescribed by it. The Trustee will not vote Investment Company Shares as to which it receives no written directions.

    77..7 Investment Manager. The Employer, with the consent of Putnam, may appoint an investment manager, as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, with respect to all or a portion of the assets of the Trust Fund. The Trustee shall have no liability in connection with any action or nonaction pursuant to directions of such an investment manager.

    77..8 Employer Stock. Notwithstanding any other provision of the Plan, the provisions of this Section 13.8 shall govern the voting of Employer Stock held by Putnam as Trustee under the Plan. The Trustee shall vote Employer Stock in accordance with the directions of the Employer unless the Employer has elected in the Plan Agremeent that Participants shall be appointed Named Fiduciaries as to the voting of Employer Stock and shall direct the Trustee as to the voting of Employer Stock in accordance with the provisions of the second, third and fourth paragraphs of this
Section 13.8. In either case, the Employer shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Participants nd Beneficiaries under the Plan and ERISA requires that the Employer follow the advice of independent counsel as to the voting of Employer Stock. The remainder of this Section 13.8 applies only if the Employer elects in the plan Agreement that Participants shall direct the Trustee as to the voting of Employer Stock.

    When the issuer of Employer Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form based upon these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee.
The form shall show the number of full and fractional shares of Employer Stock credited to the Participant's accounts, whether or not vested. For purposes of this Section 13.8, the number of shares of Employer Stock deemed credited to a Participant's accounts shall be determined as of the last preceding Valuation Date for which an allocation has been completed and Employer Stock has actually been credited to Participant's accounts. The Employer shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

    Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer Stock held under the Plan equal to a fraction, of which the numerator is the number of shares of Employer Stock credited to his account and the denominator is the number of shares of Employer Stock credited to all Participants' accounts. Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof, or any other persons. Upon its receipt of directions, the Trustee shall vote the shares of Employer Stock as directed by the Participant. To the extent that any Participant gives no direction as to the voting of Employer Stock that he has the right to direct under this
Section 13.8, the Plan Administrator shall retain the status of Named Fiduciary and shall direct the voting of such Employer Stock.

    With respect to all rights in connection with Employer Stock other than the right to vote, Participants are hereby appointed Named Fiduciaries to the same extent (if any) as provided in the foregoing paragraphs of this Section 13.8 with regard to the right to vote, and the Trustee shall follow the directions of Participants and the Plan Administrator with regard to the exercise of such rights to the same extent as with regard to the right to vote.
ARTICLE 78.  INSURANCE POLICIES

    78..1 Purchase of Insurance Products. At the time of establishment of the Plan, the Employer shall purchase for each Participant such Policy or Policies, if any, as a Participant shall request and annually thereafter such additional Policies as a Participant shall request, subject to the limitations of Section
14.2. All Policies shall have the same day and month of issue, insofar as reasonably possible. The premiums on all Policies shall be paid at the same intervals (for example, annually, semi-annually, quarterly or monthly), but the interval may be changed with respect to all Policies from time to time.

    78..2 Limitation on Premiums. The premiums paid for Policies in respect of any Participants shall be limited so that premiums paid on any ordinary insurance Policies (that is, Policies with both nonincreasing premiums and nondecreasing death benefits) on the life of the Participant shall be 49% or less of the Employer's total contributions for the Participant (and Forfeitures allocated and amounts reapplied to his Employer Contribution Account), and premiums paid on term insurance Policies on the life of the Participant shall be less than 25% of such amount; provided that if both ordinary life insurance Policies and term Policies are purchased for any Participant, the total premiums on term Policies plus one-half the premiums on ordinary life Policies shall be less than 25% of such amount. If at any time the total premiums to be paid by the Employer for a Participant shall equal or exceed the above limitations, then the life insurance coverage of that Participant shall be reduced so that the total premiums shall not equal or exceed the limitations. The required reduction shall be made by changing all or a portion of the life insurance on the Participant to paid-up life insurance or by cancelling all or a portion of any term life insurance.

    78..3 Policy Options. At the election of the Participant covered hereunder, a Policy may contain a waiver of premium disability benefit provision or a provision for additional indemnity in the event of accidental death, or both, if available on the type of Policy selected and if permitted by the insurer.

    78..4 Insurability. If any Participant who has elected that a Policy be purchased is found by the insurer not to be insurable at standard rates, the Employer shall, if permitted by the rules of the insurer, purchase a similar Policy which provides a lesser death benefit and which can be purchased for the same premium.

    78..5 Dividends on Policies. Dividends and other credits payable on any Policy shall be applied to the purchase of additional benefits under the Policy unless the Participant requests that they be applied in reduction of premiums.

    78..6 Trustee of Policy. The Insurance Trustee shall apply for and be the owner of each Policy purchased under the terms of the Plan. Each Policy must provide that proceeds will be payable to the Insurance Trustee; however, the Insurance Trustee shall be required to pay over all such proceeds to the Participant's Designated Beneficiary in accordance with the distribution provisions of the Plan including, without limitation, Section 10.3. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any Policy purchased hereunder, the Plan provisions shall control.

    78..7 Obligations with Respect to Policies. Except as may be otherwise provided in any conditional or binding receipt issued by an insurer, there shall be no coverage and no death benefit payable under any Policy to be purchased from such insurer until such Policy shall have been delivered and the premium therefor shall have been paid. The Employer and the Insurance Trustee shall not have any responsibility as to the effectiveness of any Policy purchased from an insurer, nor shall either of them have any liability or obligation to pay any amount to any Participant or his beneficiary by reason of any failure or refusal by the insurer to make such payment.

    78..8 Distribution of Proceeds on Participant's Death. In the event of the death of a Participant before the conversion provided for in Section 14.9, there shall be payable to the beneficiary named in any Policy on his life the benefits provided by the terms of such Policy.

    78..9 Conversion of Policies. Except as provided in Section 19.3, if any Policies of a Participant (other than retirement income, endowment or annuity Policies) are held for his benefit at the time distribution is to commence, the Policies may be converted by the Insurance Trustee into cash, paid to the Trustee, credited to the Employer Contribution Account of the Participant, invested in accordance with the written instructions of the Employer (and if no such instructions have been given or if such instructions are not clear, invested in Investment Company Shares in the same proportion as the most recent contributions to the Participant's Account) and distributed pursuant to Article 9, subject to the terms and conditions of Article 10. Retirement income, endowment or annuity Policies will be distributed directly to the Participant at the time distribution is to commence.

    78..10 Conflict with Policies. In the event of any conflict between the terms of the Plan and the terms of any Policies hereunder, the Plan provisions shall control.

    78..11 Insurance Loans to Owner-Employees. If an Owner-Employee or Shareholder-Employee receives, either directly or indirectly, any amount from an Insurer as a loan under a Policy, the amount so received shall be considered a distribution under the Plan. Any assignment or pledge (or agreement to assign or pledge) by an Owner-Employee or Shareholder-Employee of any interest in the Plan shall be considered a distribution of such interest.
ARTICLE 79.

    79..1 Superseding Effect. For any Plan Year beginning after December 31, 1983, in which Plan is determined to be a Top-Heavy Plan under Section 15.2(b), the provisions of this Article 15 will supersede any conflicting provisions in the Plan or the Plan Agreement.

    79..2 Definitions. For purposes of this Article 15, the terms below shall be defined as follows:

         (a) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was: (1) an officer of the Employer having annual compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code; (2) an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer having annual compensation exceeding the dollar limitation under Section 415(c)(1)(A) of the Code; (3) a 5% owner of the Employer; or (4) a 1% owner of the Employer having annual compensation of more than $150,000. Annual compensation means compensation satisfying the definition elected by the Employer in item 4 of the Plan Agreement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         (b) Top-Heavy: the Plan is Top-Heavy for any Plan Year beginning after December 31, 1983, if any of the following conditions exists:

              (1)  If the Top-Heavy Ratio for this Plan exceeds
         60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (2)  If this Plan is a part of a Required
         Aggregation Group of plans but not part of a Permissive
         Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

              (3)  If this plan is part of a Required Aggregation
         Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation group exceeds 60%.

         (c)  Top-Heavy Ratio means the following:

              (1) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer has not maintained any qualified defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the op-Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

              (2) If the Employer maintains one or more qualified defined contribution plans (or any simplified employee pension plan) and the Employer maintains or has maintained one or more qualified defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated qualified defined contributions plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the qualified defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

              (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date; except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (B) who has not been credited with at least one Hour of Service for the Employer during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

              The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or
         (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

         (d) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other qualified plan or plans (or simplified employee pension plan) of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         (e) Required Aggregation Group means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of section 401(a)(4) or 410 of the Code.

         (f) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that Plan Year.

         (g)  Valuation Date means the last day of the Plan Year.

         (h) Present Value means present value based only on the interest and mortality rates specified by the Employer in the Plan Agreement.

    79..3  Minimum Allocation.

         (a)  Except as otherwise provided in paragraphs (c) and
    (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Earnings, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's Earnings, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the Employer's contributions and Forfeitures for the Plan Year because of (1) the Participant's failure to be credited with at least 1,000 Hours of Service, or (2) the Participant's failure to make mandatory Employee contributions to the Plan, or (3) the Participant's receiving Earnings less than a stated amount. Neither Elective Deferrals, Employer Matching Contributions nor Qualified Matching Contributions for non-Key Employees shall be taken into account for purposes of satisfying the requirement of this Section 15.3(a).

         (b) For purposes of computing the minimum allocation, Earnings will mean Section 415 Compensation as defined in
    Section 6.5(b) of the Plan.

         (c) The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (d) The provision in paragraph (a) above shall not apply to any Participant to the extent he is covered under any other plan or plans of the Employer, and the Employer has provided in the Plan Agreement that the minimum allocation requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

         (e) The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the
    Code) may not be forfeited under sections 411(a)(3)(B) or (D) of the Code.

    79..4 Adjustment of Fractions. For any Plan Year in which the Plan is Top-Heavy, the Defined Benefit Fraction and the Defined Contribution Fraction in Article 6 shall each be computed using 100% of the dollar limitations specified in sections 415(b)(1)(A) and 415(c)(1)(A) instead of 125%. The foregoing requirement shall not apply if the Top-Heavy Ratio does not exceed 90% and the Employer has elected in the Plan Agreement to provide increased minimum allocations or benefits satisfying section 416(h)(2) of the Code.
ARTICLE 80.  ADMINISTRATION OF THE PLAN

    80..1 Plan Administrator. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The member os such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The person or committee (if any) initially appointed by the Employer may be named in the Plan Agreement, but the Employer may remove any such person or committee member by written notice to him, and any such person or committee may resign by written notice to the Employer, without the necessity of amending the Plan Agreement. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan, and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.

    80..2 Claims Procedure. Claims for participation in or distribution under the Plan shall be made in writing to the Plan Administrator, or an agent designated by the Plan Administrator whose name shall have been communicated to all Participants and other persons as required by law. If any claim so made is denied in whole or in part, the claimant shall be furnished promptly by the Plan Administrator with a written notice:

         (a)  setting forth the reason for the denial,

         (b)  making reference to pertinent Plan provisions,

         (c) describing any additional material or information from the claimant which is necessary and why, and

         (d) explaining the claim review procedure set forth herein.

    Within 60 days after denial of any claim for participation or distribution under the Plan, the claimant may request in writing a review of the denial by the Plan Administrator. Any claimant seeking review hereunder shall be entitled to examine all pertinent documents and to submit issues and comments in writing. The Plan Administrator shall render a decision on review hereunder; provided, that if the Plan Administrator determines that a hearing would be appropriate, its decision on review shall be rendered within 120 days after receipt of the request for review. The decision on review shall be in writing and shall state the reason for the decision, referring to the Plan provisions upon which it is based.

    80..3 Employer's Responsibilities. The Employer shall be responsible for:

         (a) Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Accounts, and his other rights under the Plan;

         (b) Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;

         (c) Timely preparation and distribution of disclosure materials required by ERISA;

         (d) Providing notice to interested parties as required by section 7476 of the Code;

         (e)  Retention of records for periods required by law;
    and

         (f) Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.

    80..4 Recordkeeper. The Recordkeeper is hereby designated as agent of the Employer under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:

         (a) To keep and regularly furnish to the Employer a detailed statement of each Participant's Accounts, showing contributions thereto by the Employer and the Participant, Investment Products purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

         (b) To the extent agreed between the Employer and the Recordkeeper, to prepare for the Employer or to assist the Employer shall be required to furnish to Participants and Beneficiaries or other interested persons and to the Internal Revenue Service or the Department of Labor; all as may be more fully set forth in a service agreement executed by the Employer and the Recordkeeper. If the Employer does not appoint another person or entity as Recordkeeper, the Employer itself shall be the Recordkeeper.

    80..5 Prototype Plan. Putnam is the sponsor of the Putnam Basic Plan Document, a prototype plan approved as to form by the Internal Revenue Service. Provided that an Employer's adoption of the Plan is made known to and accepted by Putnam in accordance with the Plan Agreement, Putnam will inform the Employer of amendments to the prototype plan and provide such other services in connection with the Plan as may be agreed between Putnam and the Employer. Putnam may impose for its services as sponsor of the prototype plan such fees as it may establish from time to time in a fee schedule addressed to the Employer. Such fees shall, unless paid by the Employer, be paid from the Trust Fund, and shall in that case be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such fees.

ARTICLE 81.  TRUSTEE AND INSURANCE TRUSTEE

    81..1 Powers and Duties of the Trustee. The Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

         (a) To invest all or a part of the Trust Fund in Investment Products in accordance with the investment instructions delivered by the Employer pursuant to Section 13.3, without restriction to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund, acceptable to Putnam and the Trustee, that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100). Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

         (b) If Putnam and the Trustee have consented thereto in writing, to invest without limit in stock of the Employer or any affiliated company;

         (c) To dispose of all or part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Employer for the investment of Participants' separate Accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

         (d) To hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

         (e) To follow the directions of an investment manager appointed pursuant to Section 13.7

         (f) To cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (g) Upon written direction of or through the Employer, to vote in person or by proxy (in accordance with Section 13.6 and, in the case of stock of the Employer, at the direction of the Employer or Participants) with respect to all securities that are part of the Trust Fund;

         (h) To consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust Fund according to the terms of the plan'

         (i) Upon the written direction of the Employer, to make loans from the Trust Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Employer shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan; and

         (j) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax assessment, claim or demand respecting the Trust Fund or any part thereof.

    81..2 Limitation of Responsibilities. Except as may otherwise be required under applicable law, neither the Trustee nor the Insurance Trustee nor any of their respective agents shall have any responsibility for:

         (a) Determining the correctness of the amount of any contribution for the sole collection or payment of contributions, which shall be the sole responsibility of the Employer;

         (b) Loss or breach caused by any Participant's exercise of control over his Accounts, which shall be the sole responsibility of the Participant;

         (c) Loss or breach caused by the Employer's exercise of control over Accounts pursuant to Section 13.3, which shall be the sole responsibility of the Employer;

         (d) Sums paid to an insurer or the validity of any Policy or the accuracy of information provided by an insurer, which shall be the sole responsibility of the insurer;

         (e) Performance of any other responsibilities not specifically allocated to them under the Plan.

    81..3 Fees and Expenses. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by the Trustee from time to time in a fee schedule addressed to the Employer. Such fees, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses reasonably incurred by the Trustee shall, unless paid by the Employer, be paid from the Trust Fund and shall, unless allocable to the Accounts of specific Participants, be charged pro rata against the Accounts of all Participants. The Trustee is expressly authorized to cause Investment Products to be sold or redeemed for the purpose of paying such amounts. Charges and expenses incurred in connection with a specific Investment Product, unless allocable to the Accounts of specific Participants, shall be charged pro rata against the Accounts of all Participants for whose benefit amounts have been invested in the specific Investment Product.

    81..4 Reliance on Employer. The Trustee and its agents (and the Insurance Trustee, if any) shall rely upon any decision of the Employer, or of any person authorized by the Employer, purporting to be made pursuant to the terms of the Plan, and upon any information or statements submitted by the Employer or such person (including those relating to the entitlement of any Participant to benefits under the Plan), and shall not inquire as to the basis of any such decision or information or statements, and shall incur no obligation or liability for any action taken or omitted in reliance thereon. The Trustee and its agents shall be entitled to rely on the latest written instructions received from the Employer as to the person or persons authorized to act for the Employer hereunder, and to sign on behalf of the Employer any directions or instructions, until receipt from the Employer of written notice that such authority has been revoked.

    81..5 Action Without Instructions. If the Trustee receives no instructions from the Employer in response to communications sent by registered or certified mail to the Employer at its last known address as shown on the books of the Trustee, then the Trustee may make such determinations with respect to administrative matters arising under the Plan as it considers reasonable, notwithstanding any prior instructions or directions given by or on behalf of the Employer, but subject to any instruction or direction given by or on behalf of the Participants. To the extent permitted by applicable law, any determination so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken pursuant thereto. In making any such determination the Trustee may require that it be furnished with such relevant documents as it reasonable considers necessary.

    81..6 Advice of Counsel. The Trustee and the Insurance Trustee may each consult with legal counsel (who may, but need not be, counsel for the Employer) concerning any questions which may arise with respect to their respective rights and duties under the Plan, and the opinion of such counsel shall be full and complete protection to the extent permitted by applicable law in the respect of any action taken or omitted by the Trustee or the Insurance Trustee, as the case may be, hereunder in accordance with the opinion of such counsel.

    81..7 Accounts. The Trustee shall keep full accounts of all receipts and disbursements which pertain to investments in Investment Products, and the Trustee and the Insurance Trustee shall each keep accounts of such other transactions as it is required to perform hereunder. Within a reasonable time following the cost of each Plan Year, or upon its removal or resignation or upon termination of the Trust and at such other times as may be appropriate, each shall render to the Employer and any other persons as may be required by law an account of its administration of the Plan and Trust during the period since the last previous such accounting, including such information as may be required by law. The written approval of any account by the Employer and all other persons to whom an account is rendered shall be final and binding as to all matters and transactions stated or shown therein, upon the Employer and Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or any other person to whom an account is rendered to notify the party rendering the account within 60 days after the receipt of any account of his or its objection to the account shall be the equivalent of written approval. If the Employer or any other person to whom an account is rendered files any objections within such 60-day period with respect to any matters or transactions stated or shown in the account and the Employer or such other person and the party rendering the account cannot amicably settle the questions raised by such objections, the party rendering the account and the Employer or such person shall have the right to have such questions settled by judicial proceedings, although the Employer or such other person to whom an account is rendered shall have, to the extent permitted by applicable law, only 60 days from filing of written objection to the account to commence legal proceedings. Nothing herein contained shall be construed so as to deprive the Trustee or the Insurance Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlements of any account or for instructions, the only necessary parties shall be the Trustee, the Insurance Trustee, the Employer and persons to whom an account is required by law to be rendered.

    81..8  Access to Records.  The Trustee and the Insurance
Trustee shall give access to their respective records with respect to the Plan at reasonable times and on reasonable notice to any person required by law to have access to such records.

    81..9 Successors. Any corporation into which the Trustee may merge or with which it may consolidate or any corporation resulting from any such merger or consolidation shall be the successor of the Trustee without the execution or filing of any additional instrument or the performance of any further act.

    81..10 Persons Dealing with Trustee or Insurance Trustee. No person dealing with the Trustee or the Insurance Trustee shall be bound to see to the application of any money or property paid or delivered to such party or to inquire into the validity or propriety of any transactions.

    81..11 Resignation and Removal; Procedure. The Trustee or the Insurance Trustee may resign at any time by giving 60 days' written notice to the Employer and to Putnam. The Employer may remove the Trustee or the Insurance Trustee at any time by giving 60 days' written notice to the party removed and to Putnam. In any case of resignation or removal hereunder, the period of notice may be reduced to such shorter period as is satisfactory to the Trustee, the Insurance Trustee and the Employer. Notwithstanding anything to the contrary herein, any resignation hereunder shall take effect at the time notice thereof is given if the Employer may no longer participate in the prototype Plan and is deemed to have an individually designed plan at the time notice is given.

    81..12 Action of Trustee Following Resignation or Removal. When the resignation or removal of the Trustee becomes effective, the Trustee shall perform all acts necessary to transfer the Trust Fund to its successor. However, the Trustee may reserve such portion of the Trust Fund as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses, and any balance of such reserve remaining after payment of such fees,
taxes and expenses shall be paid over   to its successor.  The
Trustee shall have no responsibility for acts or omissions occurring after its resignation becomes effective.

    81..13 Action of Insurance Trustee Following Resignation or Removal. When the Insurance Trustee's resignation or removal becomes effective, the Insurance Trustee shall perform all acts necessary to transfer ownership of the Policies to its successor. If no successor has accepted appointment, the Policies shall be held and owned by the Employer acting as Insurance Trustee until a successor is appointed.

    81..14 Effect of Resignation or Removal. Resignation or removal of the Trustee or the Insurance Trustee shall not terminate the Trust. In the event of any vacancy in the position of Trustee (or, in a Plan having amounts invested in Policies, the position of Insurance Trustee), whether the vacancy occurs because of the resignation or removal of the Trustee (or the Insurance Trustee) the Employer shall appoint a successor to fill the vacant position. If the Employer does not appoint such a successor who accepts appointment by the later of 60 days after notice of resignation or removal is given or by such later date as the Trustee or the Insurance Trustee, as the case may be, and Employer may agree in writing to postpone the effective date of the Trustee or the Insurance Trustee's resignation or removal, the Trustee or Insurance Trustee may apply to a court of competent jurisdiction for such appointment of cause the Trust to be terminated, effective as of the date specified by the Trustee or Insurance Trustee, as the case may be, in writing delivered to the Employer. Each successor Trustee so appointed and accepting a trusteeship hereunder shall have all of the rights and powers and all of the duties and obligations of the original Trustee or Insurance Trustee, as the case may be, under the provisions hereof, but shall have no responsibility for acts or omissions before he becomes a Trustee or Insurance Trustee.

    81..15 Fiscal Year of Trust. The fiscal year of the Trust will coincide with the Plan Year.

    81..16 Limitation of Liability. Except as may otherwise be required by law and other provisions of the Plan, no fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, shall be liable for any losses incurred with respect to the management of the Plan, nor shall he or it be liable for any acts or omissions except those caused by his or its own negligence or bad faith in failing to carry out his or its duties under the terms contained in the Plan.

    81..17 Indemnification. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless
(i) all fiduciaries, within the meaning of ERISA Sections 3(21) and 404, and (ii) Putnam, for all liability occasioned by any act of such party or omission to act, in good faith and without gross negligence, and for all expenses incurred by any such party in determining its duty or liability under ERISA with respect to any question under the Plan.
ARTICLE 82.  AMENDMENT

    82..1 General. The Employer reserves the power at any time or times to amend the provisions of the Plan and the Plan Agreement to any extent and in any manner that it may deem advisable. If, however, the Employer makes any amendment (including an amendment occasioned by a waiver of the minimum funding requirement under section 412(d) of the Code) other than

         (a)  a change in an election made in the Plan Agreement,

         (b) amendments stated in the Plan Agreement which allow the Plan to satisfy section 415 and to avoid duplication of minimums under section 416 of the Code because of the required aggregation of multiple plans, or

         (c)  model amendments published by the Internal Revenue
    Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed,

the Employer shall cease to participate in this prototype Plan and will be considered to have an individually designed plan. In that event, Putnam shall have no further responsibility to provide to the Employer any amendments or other material incident to the prototype plan, and Putnam may resign immediately as Trustee and as Recordkeeper. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided, that the Employer shall not have the power:

              (1) To amend the Plan in such a manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

              (2) To amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant's accrued benefit, except that a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code.
         For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made performed before the adoption of the amendment; or

              (3) To amend the Plan so as to decrease the portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

              (4) To amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

    82..2 Delegation of Amendment Power. The Employer and all sponsoring organizations of the Putnam Basic Plan Document delegate to Putnam Financial Services, Inc., the power to amend the Plan (including the power to amend this Section 18.2 to name a successor to which such power of amendment shall be delegated), for the purpose of adopting amendments which are certified to Putnam Financial Services, Inc., by counsel satisfactory to it, as necessary or appropriate under applicable law, including any regulation or ruling issued by the United States Treasury Department or any other federal or state department or agency; provided that Putnam Financial Services, Inc., or such successor may amend the Plan only if it has mailed a copy of the proposed amendment to the Employer at its last known address as shown on its books by the date on which it delivers a written instrument providing for such amendment, and only if the same amendment is made on said date to all plans in this form as to which Putnam Financial Services, Inc., or such successor has a similar power of amendment. If a sponsoring organization does not adopt any amendment made by Putnam Financial Services, Inc., such sponsoring organization shall cease to participate in this prototype Plan and will be considered to have an individually designed plan.
ARTICLE 83.  TERMINATION OF THE PLAN AND TRUST

    83..1 General. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Insurance Trustee, without any liability whatsoever for any such discontinuance or termination.

    83..2 Events of Termination. The Plan will terminate upon the happening of any of the following events:

         (a) Death of the Employer, if a sole proprietor, or dissolution or termination of the Employer, unless within 60 days thereafter provision is made by the successor to the business with respect to which the Plan was established for the continuation of the Plan, and such continuation is approved by the Trustee;

         (b) Merger, consolidation or reorganization of the Employer into one or more corporations or organizations, unless the surviving corporations or organizations adopt the Plan by an instrument in writing delivered to the Trustee within 60 days after such a merger, consolidation and reorganization;

         (c) Sale of all or substantially all of the assets of the Employer, unless the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the sale;

         (d) The institution of bankruptcy proceedings by or against the Employer, or a general assignment by the Employer to or for the benefit of its creditors; or

         (e)  Delivery of notice as provided in Section 19.1.

    83..3 Effect of Termination. Notwithstanding any other provisions of this Plan, other than Section 19.4, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Accounts will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Accounts of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee and the Insurance Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust asses to the Participants or other persons entitled thereto, in such form as the Employer may direct pursuant to Article 10 or, in the absence of such direction, in a single payment in cash or in kind. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee and the Insurance Trustee will be relieved from their obligations under the Trust, and no Participant or other person will have any further claim thereunder.

    83..4 Approval of Plan. Notwithstanding any other provision of the Plan, if the Employer fails to obtain or to retain the approval by the Internal Revenue Service of the Plan as a qualified plan under section 401(a) of the Code, then (i) the Employer shall promptly notify the Trustee, and (ii) the Employer may no longer participate in the Putnam prototype plan, but will be deemed to have an individually designed plan. If it is determined by the Internal Revenue Service that the Plan upon its initial adoption does not qualify under section 401(a) of the Code, all assets then held under the Plan will be returned within one year of the denial of initial qualification to the Participants and the Employer to the extent attributable to their respective contributions and any income earned thereon, but only if the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Upon such distribution, the Plan will be considered to be rescinded and to be of no force or effect.

ARTICLE 84.  TRANSFERS FROM OTHER QUALIFIED PLANS; MERGERS

    84..1 General. Notwithstanding any other provision hereof, subject to the approval of the Trustee there may be transferred to the Trustee all or any of the assets held (whether by a trustee, custodian or otherwise) in respect of any other plan which satisfies the applicable requirements of section 401(a) of the Code and which is maintained for the benefit of any Employee (provided, however, that the Employee is not a member of a class of Employees excluded from eligibility to participate in the Plan) except that insurance policies held in respect of such other plan shall be transferred to the Insurance Trustee as trustee if the Employer so determines. Any such assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions made by the Employer and by the Participants and the current value of the assets attributable thereto.

    84..2 Amounts Transferred. The Employer shall credit any assets transferred pursuant to Section 20.1 to the appropriate Accounts of the persons for whose benefit such assets have been transferred. Any amounts credited as contributions previously made by an employer or by such persons under such other plan shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be.

    84..3 Merger or Consolidation. The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Trust Fund be transferred to any other plan, unless each Participant would receive a benefit immediately after the transaction, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction if the Plan had then terminated.

ARTICLE 85.  MISCELLANEOUS

    85..1 Notice of Plan. The Plan shall be communicated to all Participants by the Employer on or before the last day on which such communication may be made under applicable law.

    85..2 No Employment Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the purchase of Policies, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, the Trustee, or the Insurance Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.

    85..3  Distributions Exclusively From Plan.  Participants and
Beneficiaries shall look solely to the assets held in the Trust and any Policies purchased pursuant to the Plan for the payment of any benefits under the Plan.

    85..4 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided in Section 12.4 or in accordance with a qualified domestic relations order within the meaning of section 414(p) of the Code. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator.

    85..5 Provision of Information. The Employer, Trustee and Insurance Trustee shall furnish to each other such information relating to the Plan and Trust as may be required under the Code or ERISA and any regulations issued or forms adopted by the Treasury Department or the Labor Department or otherwise thereunder.

    85..6 No Prohibited Transactions. The Employer, Trustee, and Insurance Trustee shall, to the extent of their respective powers and authority under the Plan, prevent the Plan from engaging in any transaction known by that person to constitute a transaction prohibited by section 4975 of the Code and any rules or regulations with respect thereto.

    85..7 Governing Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts

    85..8 Gender. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.